      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3 1998

                                                 REGISTRATION NO. 333-46945
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                        PRE-EFFECTIVE AMENDMENT NO. 5 TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                 WESTPAC SECURITISATION MANAGEMENT PTY LIMITED
                               (ACN 081 709 211)
      (Exact name of registrant as specified in its governing instruments)
                            LEVEL 4, 60 MARTIN PLACE
                                SYDNEY, NSW 2000
                                   AUSTRALIA
                            TELEPHONE: 612-9226-3589
  (Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                               LEWIS E. LOVE, JR.
                              DIRECTOR & SECRETARY
                 WESTPAC SECURITISATION MANAGEMENT PTY LIMITED
                          575 FIFTH AVENUE, 39TH FLOOR
                         NEW YORK, NEW YORK 10017-2422
                           TELEPHONE: (212) 551-1905
 (Name, address, including zip code and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH A COPY TO:

          KIMBERLEY GIRE                    DIANE CITRON, ESQ.                CATHY M. KAPLAN, ESQ.
             DIRECTOR                      MAYER, BROWN & PLATT                  BROWN & WOOD LLP
WESTPAC SECURITISATION MANAGEMENT        190 SOUTH LASALLE STREET             ONE WORLD TRADE CENTER
           PTY LIMITED                   CHICAGO, ILLINOIS 60603             NEW YORK, NEW YORK 10048
     LEVEL 6, 60 MARTIN PLACE
         SYDNEY, NSW 2000
            AUSTRALIA

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of the registration statement, as determined by market conditions.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

    If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED            PROPOSED
                                                    AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
           TITLE OF EACH CLASS OF                   TO BE           OFFERING PRICE        AGGREGATE          REGISTRATION
        SECURITIES TO BE REGISTERED               REGISTERED           PER UNIT         OFFERING PRICE           FEE
Mortgage Backed Floating Rate Notes.........    $1,405,000,000           100%           $1,405,000,000        $414,475*

*   $295.00 previously filed.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                             CROSS REFERENCE SHEET

                  NAME AND CAPTION IN FORM S-11                                    CAPTION IN PROSPECTUS
-----------------------------------------------------------------  ------------------------------------------------------
       1.  Forepart of Registration Statement and Outside Front
             Cover Page of Prospectus............................  Front Cover of Registration Statement; Outside Front
                                                                     Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
             Prospectus..........................................  Inside Front Cover Page of Prospectus; Outside Back
                                                                     Cover Page of Prospectus
       3.  Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges...........................  Summary of Terms; Risk Factors
       4.  Determination of Offering Price.......................                            *
       5.  Dilution..............................................                            *
       6.  Selling Security Holders..............................                            *
       7.  Plan of Distribution..................................  Underwriting
       8.  Use of Proceeds.......................................  Use of Proceeds
       9.  Selected Financial Data...............................                            *
      10.  Management's Discussion and Analysis of Financial
             Condition and Results of Operations.................  The Trust Fund; The Trust Manager
      11.  General Information as to Registrant..................  Description of the Offered Notes; The Trust Manager
      12.  Policy with respect to Certain Activities.............  Description of the Offered Notes
      13.  Investment Policies of Registrant.....................  Description of the Offered Notes
      14.  Description of Real Estate............................  The Trust Fund; Westpac Residential Loan Program
      15.  Operating Data........................................                            *
      16.  Tax Treatment of Registrant and Its Security
             Holders.............................................  United States Federal Income Tax Consequences; Certain
                                                                     Australian Tax Matters
      17.  Market Price of and Dividends on the Registrant's
             Common Equity and Related Stockholder Matters.......                            *
      18.  Description of Registrant's Securities................  Description of the Offered Notes
      19.  Legal Proceedings.....................................                            *
      20.  Security Ownership of Certain Beneficial Owners and
             Management..........................................  The Trust Manager
      21.  Directors and Executive Officers......................  The Trust Manager
      22.  Executive Compensation................................                            *
      23.  Certain Relationships and Related Transactions........                            *
      24.  Selection, Management and Custody of Registrant's
             Investments.........................................  Description of the Offered Notes; Westpac Residential
                                                                     Loan Program
      25.  Policies with Respect to Certain Transactions.........  Description of the Offered Notes
      26.  Limitations of Liability..............................  Description of the Offered Notes
      27.  Financial Statements and Information..................                            *
      28.  Interests of Named Experts and Counsel................                            *
      29.  Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities......................  Part II of Registration Statement
      30.  Quantitative and Qualitative Disclosures about Market
             Risk................................................                            *

------------------------

*   Not Applicable

                   SUBJECT TO COMPLETION, DATED JUNE 1, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PRELIMINARY PROSPECTUS

                                US$1,405,000,000
                   WESTPAC SECURITIES ADMINISTRATION LIMITED
                               (ACN 000 049 472)
                       IN ITS CAPACITY AS TRUSTEE OF THE
                            SERIES 1998-1G WST TRUST
    US$1,372,700,000 CLASS A MORTGAGE BACKED FLOATING RATE NOTES DUE
      US$32,300,000 CLASS B MORTGAGE BACKED FLOATING RATE NOTES DUE

    Interest on the Class A Mortgage Backed Floating Rate Notes (the "Class A Notes") and the Class B Mortgage Backed Floating Rate Notes (the "Class B Notes" and together with the Class A Notes, the "Offered Notes") offered hereby and issued by Westpac Securities Administration Limited solely in its capacity as trustee of the Series 1998-1G WST Trust (the "Trust") (the "Issuer Trustee") will be payable quarterly on the 19th day of each of April, July, October and January (or if such 19th day is not a Business Day (as defined herein), the next succeeding Business Day in the same month or, if not in the same month, the immediately preceding Business Day), commencing July 20, 1998 (each, a "Payment Date"). The principal of a class of Offered Notes will be payable on its maturity date indicated above, subject to earlier redemption in whole or in part as described herein. Only the Offered Notes are offered hereby.

    Under certain limited circumstances, the Issuer Trustee may issue certain additional securities, the RFSs, which in certain circumstances will convert to RFS Class A Notes. The RFSs will be senior in priority of distributions of principal to the Class A Notes and the RFS Class A Notes (except with respect to enforcement, in which case such classes will be PARI PASSU) and senior in priority of distributions of principal and interest to the Class B Notes. Upon conversion, the RFS Class A Notes will rank PARI PASSU in respect of priority of principal and interest with the Class A Notes and senior in priority of distributions of principal and interest to the Class B Notes. The RFSs and RFS Class A Notes are not offered hereby. See "SUMMARY OF TERMS--Redraws, RFSs and RFS Class A Notes."
                                                        (CONTINUED ON NEXT PAGE)
                           --------------------------

    PROSPECTIVE INVESTORS IN THE NOTES SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 34 HEREIN.
THE OFFERED NOTES REPRESENT OBLIGATIONS OF THE ISSUER TRUSTEE IN ITS CAPACITY AS TRUSTEE OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF
      WESTPAC, THE MORTGAGE COMPANY PTY LIMITED, WESTPAC SECURITISATION MANAGEMENT PTY LIMITED, ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN
        THE ISSUER TRUSTEE) OR ANY GOVERNMENT OR GOVERNMENTAL AGENCY.
        NEITHER THE OFFERED NOTES NOR THE HOUSING LOANS ARE INSURED OR
         GUARANTEED BY ANY GOVERNMENT OR GOVERNMENTAL AGENCY EXCEPT TO
                     THE LIMITED EXTENT DESCRIBED HEREIN.
   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                                           Proceeds to
                                                                         Underwriting         Issuer
                                                     Price to Public       Discount         Trustee(1)
Class A Notes......................................         %                 %                 %
Class B Notes......................................         %                 %                 %
Total..............................................        US$               US$               US$

(1) Before deducting expenses, estimated to be US$      .

    Application has been made to the London Stock Exchange Limited (the "London Stock Exchange") for the Offered Notes to be admitted to the Official List. Copies of this Prospectus (which includes the Appendices), which comprise Listing Particulars with regard to the Issuer Trustee and the Offered Notes in accordance with the listing rules made under Part IV of the Financial Services Act of 1986, have been delivered to the Registrar of Companies in England and Wales for registration in accordance with Section 149 of that Act.

    The Offered Notes are offered by the Underwriters (as defined herein) subject to prior sale when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Notes will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), Cedel Bank, SOCIETE ANONYME ("Cedel") and the Euroclear System ("Euroclear") on or about June 9, 1998 against payment therefor in immediately available funds.

J.P. MORGAN & CO.                                     MORGAN STANLEY DEAN WITTER

    J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as joint bookrunners in connection with the activities relating to this offering.

                          WESTPAC BANKING CORPORATION

DEUTSCHE MORGAN GRENFELL

                MERRILL LYNCH & CO.

                                SBC WARBURG DILLON READ

                                                 NOMURA INTERNATIONAL PLC

                 The date of this Prospectus is June   , 1998.

(CONTINUED FROM THE COVER PAGE)

    The Offered Notes will be collateralized by a pool of variable and fixed rate residential housing loans secured by Mortgaged Properties (as defined herein) located in Australia (the "Housing Loans") which are repayable in Australian dollars, rights under certain insurance policies with respect to the Housing Loans, amounts on deposit in certain accounts, amounts invested in Authorized Investments (as defined herein) and the Issuer Trustee's rights under the Transaction Documents (as defined herein) (collectively, the "Trust Assets"). The Housing Loans are from a general portfolio of residential Housing Loans which have been originated by Westpac Banking Corporation (ARBN 007 457
141) ("Westpac") in the ordinary course of its business. The Housing Loans will be sold either by Westpac or the Seller Trustee (as defined herein) to the Issuer Trustee. The Offered Notes and the Transaction Documents (other than the Security Trust Deed and certain of the Swap Agreements) are governed by, and shall be construed in accordance with, the laws of New South Wales, Australia. The Security Trust Deed (as defined herein) is governed by, and shall be construed in accordance with, the laws of the Australian Capital Territory.

    The Issuer Trustee was incorporated on 11th July 1944 as, and continues to exist and operate as, a limited liability public company under the Corporations Law of New South Wales, Australia. The Trust will be formed on or about
           , 1998 pursuant to the Notice of Creation of Trust (as defined herein) executed by the Issuer Trustee and Westpac Securitisation Management Pty Limited (the "Trust Manager"). The Issuer Trustee will issue the Offered Notes in its capacity as trustee of the Trust.

    The Offered Notes shall be subject to mandatory redemption in part on any Payment Date if on that date there are any Principal Collections (as defined herein) available to be distributed in relation to the Offered Notes. The Offered Notes are also subject to optional redemption in full in certain circumstances described herein.

    The Class A Notes rank PARI PASSU and without any preference among themselves and the Class B Notes rank PARI PASSU and without any preference among themselves. The right to payment of principal of and interest on the Class B Notes is subordinated and may be limited as more particularly described herein. In addition, under certain limited circumstances, the Trust may issue certain additional debt securities, the Redraw Funding Securities ("RFSs"), which in certain circumstances will convert to RFS Class A Notes (the "RFS Class A Notes"). Upon conversion, the RFS Class A Notes will rank PARI PASSU in respect of priority of principal and interest with the Class A Notes. The RFSs, along with repayments under the Redraw Facility (as defined herein), will be senior in priority of distributions of principal to the Class A Notes and the RFS Class A Notes. The RFSs, the RFS Class A Notes and fees with respect to the Redraw Facility and the Class A Notes will rank PARI PASSU in respect to priority of payments of interest. Payments in respect of principal and interest in respect of the Class B Notes are subordinated to such payments in respect of the Class A Notes, RFSs and RFS Class A Notes. See "DESCRIPTION OF THE OFFERED NOTES--Description of the Redraw Facility, the Redraw Funding Securities and the RFS Class A Notes," "--Interest Payable on the RFSs and the RFS Class A Notes" and "--Subordination of the Class B Notes; Priority of Payment of Principal to RFSs." The RFSs and the RFS Class A Notes are not being offered hereby.

    The Offered Notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions or to any resident of Australia.

    The Offered Notes should not be acquired by any associate (as defined in Section 128F of the Income Tax Assessment Act of 1936 of Australia) of the Issuer Trustee (which for these purposes, is Westpac and its associates).

    The Issuer Trustee's liability to make payments in respect of the Offered Notes is limited to its right of indemnity from the assets of the Trust which are from time to time available for this purpose pursuant to the Master Trust Deed, the Series Notice and the Security Trust Deed. All claims against the Issuer Trustee in relation to the Offered Notes may only be satisfied out of the assets of the Trust, and are limited in recourse to the assets of the Trust.

    Each Noteholder is required to accept any distribution of moneys under the Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished. The Issuer Trustee shall not be liable to satisfy any obligations or liabilities in relation to the Offered Notes from its personal assets except arising from (and to the extent of ) any fraud, negligence or breach of trust on the part of the Issuer Trustee.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE SECURITIES IN THE OPEN MARKET. SEE "UNDERWRITING."

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    THE OFFERED NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.

                                  ANNOUNCEMENT

    By distributing or arranging for the distribution of this Prospectus to the Underwriters and the persons to whom this Prospectus is distributed, the Issuer Trustee announces to the Underwriters and each such person that: (1) the Offered Notes will be issued in the form of one or more Book-Entry Notes issued to and lodged with Cede & Co. as nominee of DTC; (2) in connection with the issue, DTC will confer rights in relation to the Offered Notes and Noteholders and will record the existence of those rights; and (3) as a result of the issue of the Offered Notes in this manner, such rights will be able to be created.

                             REPORTS TO NOTEHOLDERS

    Unless and until Definitive Notes (as defined herein) are issued, quarterly and annual unaudited reports containing information concerning the Trust and the Offered Notes will be prepared by the Trust
Manager and sent on behalf of the Issuer Trustee to Cede & Co. ("Cede"), as nominee of DTC as registered holder of the Offered Notes pursuant to the Note Trust Deed. See "DESCRIPTION OF THE OFFERED NOTES--Book-Entry Registration" and "--Determination Date- Calculations and Reports to Noteholders." Such reports will be made available by the Issuer Trustee to DTC and its participants. DTC and its participants will make such reports available to holders of interests in the Offered Notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the Offered Notes are in book-entry form. Upon the issuance of fully registered, certificated Offered Notes, such reports will be sent directly to each Noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust Manager, on behalf of the Issuer Trustee, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Trust Manager expects that the Issuer Trustee's obligation to file such reports will be terminated following the end of June 1999.

            DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

    This section applies only to the offer to subscribe for, or purchase, the Offered Notes in any country outside the United States of America. The Issuer Trustee's responsibility for, and liability in respect of, this Prospectus is limited accordingly.

    This Prospectus does not constitute an offer of, or an invitation by or on behalf of, the Issuer Trustee or the Underwriters or any of them, to subscribe for or purchase any of the Offered Notes, and must not be relied upon by anybody intending to purchase the Offered Notes.

    No action has been or will be taken by the Issuer Trustee or the Underwriters that would permit a public offer of the Offered Notes in any country or jurisdiction (other than in the United States of America) where action for that purpose is required. Accordingly, the Offered Notes may not be offered or sold, directly or indirectly, and neither this Prospectus nor any offering circular, prospectus, form of application, advertisment or other offering material may be issued or distributed or published in any country or jurisdiction, except in circumstances that will result in compliance with all applicable laws and regulations and the Underwriters have represented that all offers and sales by them have been and will be made on such terms. Persons into whose possession this document comes are required by the Issuer Trustee and the Underwriters to inform themselves about and to observe any such restrictions. For a description of certain further restrictions on offers and sales of Offered Notes, see "UNDERWRITING."

    The Issuer Trustee accepts responsibility for the information contained in this Prospectus (which includes the Appendices). To the best of the knowledge and belief of the Issuer Trustee (which has taken all reasonable care to ensure that such is the case), the information contained in this Prospectus (which includes the Appendices) is in accordance with the facts and does not omit anything likely to affect the import of such information.

    The Currency Swap Providers (as defined herein) accept responsibility for the information contained in "CURRENCY SWAP PROVIDERS" and "DESCRIPTION OF THE SWAP AGREEMENTS-- Description of Currency Swaps". To the best of the knowledge and belief of the Currency Swap Providers (which have taken all reasonable care to ensure that such is the case), such information is in accordance with the facts and does not omit anything likely to affect the import of such information. The Currency Swap Providers do not accept responsibility for any other information contained in this Prospectus. Save for the above information, the Currency Swap Providers have not separately verified the information contained herein. No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Currency Swap Providers as to the accuracy or completeness of any of the information in this Prospectus (other than the information described above) or any other information supplied in connection with the Offered Notes or their distribution.

    None of the Seller Trustee, the Servicer, Trust Manager, Westpac, the Security Trustee, the Note Trustee, any Mortgage Insurer or the Underwriters accepts any responsibility for any information contained in this Prospectus and none of them has separately verified the information contained herein. No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Seller Trustee, the Servicer, the Trust Manager, Westpac, the Security Trustee, the Note Trustee, any Mortgage Insurer or the Underwriters as to the accuracy or completeness of any information contained in this Prospectus or any other information supplied in connection with the Offered Notes or their distribution. Each person receiving this Prospectus acknowledges that such person has not relied on the Seller Trustee, the Servicer, the Trust Manager, Westpac, the Security Trustee, the Note Trustee, any Mortgage Insurer or the Underwriters nor on any person affiliated with any of them in connection with its investigation of the accuracy of such information or its investment decisions.

    No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the issue or sale of the Offered Notes and, if given or made, such information or representation must not be relied upon as having been authorized by the Issuer

Trustee or any of the Underwriters. Neither the delivery of this Prospectus nor any sale made in connection herewith shall, under any circumstances, create any implication that there has been no material change in the affairs of the Issuer Trustee or any other party named in the Prospectus since the date hereof or the date upon which this document has been most recently amended or supplemented or that there has been no material adverse change in the financial position of the Issuer Trustee or any other party named in the Prospectus since the date hereof or the date upon which this document has been most recently amended or supplemented or that any other information supplied in connection with the Offered Notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same. The Underwriters expressly do not undertake to review the financial condition or affairs of the Issuer Trustee or any other party named in the Prospectus during the life of the Offered Notes.

    Neither this Prospectus nor any other information supplied in connection with the Offered Notes is intended to provide the basis of any credit or other evaluation and should not be considered as a recommendation by the Issuer Trustee, the Note Trustee, the Currency Swap Providers or any of the Underwriters that any recipient of this Prospectus, or any other information supplied in connection with the Offered Notes, should purchase any of the Offered Notes. Each investor contemplating purchasing any of the Offered Notes should make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness of the Issuer Trustee and each investor should seek its own tax, accounting and legal advice as to the consequences of investing in any of the Offered Notes and none of the Servicer, Trust Manager, the Seller Trustee, Westpac, the Note Trustee, the Security Trustee, any Mortgage Insurer or any of the Underwriters accept any responsibility or make any representation as to the tax consequences of investing in the Offered Notes.

                             AVAILABLE INFORMATION

    The Trust Manager has filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Offered Notes offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

                             AUSTRALIAN DISCLAIMERS

    (a) The Offered Notes do not represent deposits or other liabilities of Westpac or associates of Westpac.

    (b) The holding of the Offered Notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

    (c) Neither Westpac nor any associate of Westpac in any way stands behind the capital value and/or performance of the Offered Notes or the assets of the Trust except to the limited extent provided in the Transaction Documents for the Trust.

    (d) None of Westpac, the Issuer Trustee, The Mortgage Company Pty Limited (the "Servicer") or the Trust Manager guarantees the payment of interest or the repayment of principal due on the Offered Notes.

    (e) None of the obligations of the Trust Manager are guaranteed in any way by Westpac or any associate of Westpac.

                            ------------------------

                 ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

    The Trust Manager is an Australian proprietary company incorporated with limited liability under the Corporations Law. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of the Trust Manager in respect of an Offered Note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the Trust Manager in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless: (a) the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice; (b) the judgment is contrary to the public policy of the relevant Australian jurisdiction; (c) the judgment was obtained by fraud or duress or was based on a clear mistake of fact; (d) the judgment is a penal or revenue judgment; or (e) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable. A judgment by a court may be given in some cases only in Australian dollars. The Trust Manager expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceedings arising out of this offering. The Trust Manager has appointed Lewis E. Love, Jr., its Director and Secretary, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, as its agent upon whom process may be served in any such action.

    The majority of the directors and executive officers of the Trust Manager, and certain experts named herein, reside outside the United States (in the Commonwealth of Australia). Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the Offered Notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of Federal securities laws of the United States. The Trust Manager has been advised by its Australian counsel Allen Allen & Hemsley, that, based on the restrictions referred to above, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States.

                       EXCHANGE CONTROLS AND LIMITATIONS

    Under temporary Australian foreign exchange controls, payments by an Australian resident to, or on behalf of: (a) the Government of Iraq or its agencies or nationals; (b) the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro); or (c) the Government of Libya or any public authority or controlled entity of the Government of Libya may only be made with Reserve Bank of Australia approval. Such restrictions may change in the future. See "RISK FACTORS--Risks of Currency Exchange Controls."

                            U.S. DOLLAR PRESENTATION

    In this Prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated herein, the translations of Australian dollars into U.S. dollars have been made at a rate of US$.6260=A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on May 29, 1998. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                            -----------

SUMMARY OF TERMS..........................................................................................          13

STRUCTURAL CHART..........................................................................................          28

CASH FLOW SUMMARY.........................................................................................          29
    Collections...........................................................................................          29
    Gross Principal Collections...........................................................................          29
    Principal Losses......................................................................................          30
    Income Collections....................................................................................          30
    Liquidity Support.....................................................................................          31
    Currency Swaps........................................................................................          31

CASH FLOW CHART...........................................................................................          32

RISK FACTORS..............................................................................................          34
    Limited Liability under the Offered Notes.............................................................          34
    Risk of Equitable Assignment of Housing Loans Rather Than Legal Assignment............................          34
    Risk of Losses and Delays from Enforcement of the Housing Loans.......................................          35
    Mortgage Insurance Policies Are Subject to Exclusions and Limitations.................................          35
    Risks Associated with High LVR Housing Loans..........................................................          35
    Risks Associated with Westpac's Ability to Set Rates on Variable
      Rate Housing Loans at its Discretion................................................................          35
    Ability to Change Housing Loan Features May Result in Changes to the Mortgage Pool and Higher Rates of
     Principal Prepayment on the Offered Notes............................................................          36
    Risks of Currency Exchange Controls...................................................................          36
    Risks Related to a Termination of the Swap Agreements.................................................          36
    Delinquency and Default Risk..........................................................................          38
    Risk of Early Defaults................................................................................          38
    Principal Prepayment and Yield Considerations.........................................................          38
    No Gross-Up; Tax Redemption...........................................................................          39
    Reinvestment Risk.....................................................................................          39
    Servicer Risk.........................................................................................          40
    Subordination of the Class B Notes....................................................................          40
    Priority of RFSs and RFS Class A Notes Owned by Australian Resident Investors.........................          40
    Credit Enhancement Provides Only Limited Protection Against Losses....................................          41
    Limitations on the Liquidity Support..................................................................          41
    Exercise of Clean-up Offer May Result in Shortfalls to Noteholders....................................          41
    Redemption of the Notes...............................................................................          41
    Geographic Concentration May Affect Performance.......................................................          42
    Consumer Credit Legislation...........................................................................          42
    Risk of Commingling...................................................................................          43
    Limited Liquidity.....................................................................................          43
    Ratings of the Notes; Factors Affecting Ability to Maintain Ratings...................................          43
    Book-Entry Notes......................................................................................          44
    Other Considerations..................................................................................          44

FORMATION OF THE TRUST....................................................................................          44
    Westpac Securitisation Trust Programme................................................................          44
    Series 1998-1G WST Trust..............................................................................          44
    Trust Assets..........................................................................................          45

                                                                                                               PAGE
                                                                                                            -----------
SECURITY FOR THE NOTES....................................................................................          45
    Charge................................................................................................          45
    Security Trustee......................................................................................          46
    Nature of Security....................................................................................          46
    Enforcement...........................................................................................          47
    Priorities under the Security Trust Deed..............................................................          48
    Security Trustee's Fees and Expenses..................................................................          49
    Retirement and Removal................................................................................          49
    Additional Provisions of the Security Trust Deed......................................................          50

THE TRUST FUND............................................................................................          51
    General...............................................................................................          51
    Transfer and Assignment of Housing Loans..............................................................          51
    Representations and Warranties........................................................................          52
    Breach of Representations and Warranties..............................................................          53
    Housing Loan Statistics...............................................................................          54

THE ISSUER TRUSTEE........................................................................................          61
    Incorporation.........................................................................................          61
    Share Capital.........................................................................................          61
    Business..............................................................................................          61
    Experience............................................................................................          61
    Directors.............................................................................................          62
    Powers................................................................................................          62
    Duties................................................................................................          62
    Delegation............................................................................................          63
    Issuer Trustee Fees and Expenses......................................................................          63
    Removal of the Issuer Trustee.........................................................................          63
    Voluntary Retirement of the Issuer Trustee............................................................          64
    Limitation of Issuer Trustee's Liability..............................................................          64
    Rights of Indemnity of Issuer Trustee.................................................................          65
    Limitation of Seller Trustee's Liability and Rights of Indemnity......................................          65
    Rights of Indemnity of Seller Trustee.................................................................          65

THE NOTE TRUSTEE..........................................................................................          66

ORIGINATOR OF THE HOUSING LOANS...........................................................................          66
    Year 2000.............................................................................................          66

THE SERVICER..............................................................................................          66
    General...............................................................................................          66
    Servicing of Housing Loans............................................................................          67
    Document Custody......................................................................................          67
    Collection and Enforcement Procedures.................................................................          67
    Delinquencies and Mortgagee in Possession with respect to the Securitized Portfolios..................          68

THE TRUST MANAGER.........................................................................................          70
    General...............................................................................................          70
    Incorporation.........................................................................................          70
    Share Capital.........................................................................................          70
    Directors.............................................................................................          70
    Duties and Role of the Trust Manager..................................................................          71
    Removal of the Trust Manager..........................................................................          71
    Voluntary Retirement of the Trust Manager.............................................................          72

                                                                                                               PAGE
                                                                                                            -----------
    Limitation of Trust Manager's Liability...............................................................          72

WESTPAC RESIDENTIAL LOAN PROGRAM..........................................................................          73
    Origination of Housing Loans..........................................................................          73
    Underwriting of Housing Loans.........................................................................          73
    Servicing of Housing Loans............................................................................          74
    Housing Loan Products.................................................................................          74
    Housing Loan Features.................................................................................          75

THE MORTGAGE INSURANCE POLICIES...........................................................................          77
    Mortgage Insurance Policies--General..................................................................          77
    The HLIC Mortgage Pool Insurance Policy...............................................................          78
    Primary Mortgage Insurance Policies...................................................................          82

PREPAYMENT AND YIELD CONSIDERATIONS.......................................................................          84
    General...............................................................................................          84
    Prepayments...........................................................................................          84
    Weighted Average Lives................................................................................          84

DESCRIPTION OF THE OFFERED NOTES..........................................................................          88
    General...............................................................................................          88
    Collections and Payment...............................................................................          89
    Collections...........................................................................................          89
    Calculation of Total Available Funds..................................................................          90
    Available Income......................................................................................          90
    Principal Draws.......................................................................................          92
    Liquidity Draws.......................................................................................          92
    Remaining Liquidity Shortfall.........................................................................          92
    Distribution of Total Available Funds.................................................................          93
    Excess Available Income...............................................................................          95
    Gross Principal Collections...........................................................................          96
    Principal Collections.................................................................................          97
    Distribution of Principal Collections.................................................................          97
    Payments of Principal on the Notes....................................................................          98
    Application of Principal Charge Offs..................................................................         101
    Payments into US$ Account.............................................................................         102
    Payments out of US$ Account...........................................................................         103
    Prepayment Costs and Prepayment Benefits..............................................................         103
    Description of the Redraw Facility, the Redraw Funding Securities and the RFS Class A Notes...........         103
    Redraw Facility.......................................................................................         103
    Issuance of Redraw Funding Securities ("RFS").........................................................         107
    RFS Class A Notes.....................................................................................         107
    Form of the RFSs and the RFS Class A Notes............................................................         107
    Interest Payable on the RFSs and the RFS Class A Notes................................................         108
    Subordination of Class B Notes; Priority of Payment of Principal to RFSs..............................         108
    Substitution of Housing Loans.........................................................................         108
    Prescription..........................................................................................         108
    Clean-up Offer........................................................................................         109
    Redemption of the Notes...............................................................................         109
    Withholding or Tax Deductions.........................................................................         109
    Redemption of the Offered Notes for Taxation or Other Reasons.........................................         110

                                                                                                               PAGE
                                                                                                            -----------
    Termination of the Trust..............................................................................         110
    Trust Accounts........................................................................................         111
    General...............................................................................................         112
    Determination Date--Calculations and Reports to Noteholders...........................................         112
    Book-Entry Registration...............................................................................         113
    Definitive Notes......................................................................................         116
    Modification of Master Trust Deed, Series Notice and the Note Trust Deed Without Noteholder Consent...         117
    Modification of Master Trust Deed, Series Notice and the Note Trust Deed With Noteholder Consent......         117
    Meetings of Voting Mortgagees.........................................................................         118
    Voting of Class A Noteholders; Modification; Consents; Waiver.........................................         118
    Voting of Class B Noteholders; Modifications; Consents; Waiver........................................         119
    Events of Default; Rights Upon Event of Default.......................................................         119
    Enforcement of the Security Trust Deed................................................................         120
    Certain Covenants.....................................................................................         123
    Annual Compliance Statement...........................................................................         124
    The Note Trustee......................................................................................         124
    Governing Law.........................................................................................         124
    London Stock Exchange Listing.........................................................................         124

DESCRIPTION OF THE SERVICING AGREEMENT....................................................................         124
    General...............................................................................................         124
    Servicing.............................................................................................         125
    Document Custody......................................................................................         128
    Amendment.............................................................................................         129
    Termination of Servicing Agreement....................................................................         129

THE LIQUIDITY FACILITY....................................................................................         130
    General Description...................................................................................         130
    Liquidity Draws.......................................................................................         130
    Conditions Precedent to a Liquidity Draw..............................................................         130
    Deposit into a Collateral Account.....................................................................         130
    Interest on Liquidity Draws...........................................................................         131
    Commitment Fee........................................................................................         131
    Repayment of Liquidity Drawings.......................................................................         131
    Events of Default.....................................................................................         132
    Consequences of Default...............................................................................         132
    Termination...........................................................................................         132

DESCRIPTION OF THE SWAP AGREEMENTS........................................................................         133
    Description of Interest Rate Swap Agreements..........................................................         133
    Description of Currency Swaps.........................................................................         135
    Replacement of Currency Swaps.........................................................................         137
    Downgrade of Currency Swap Providers..................................................................         137
    Cross Support.........................................................................................         137

CURRENCY SWAP PROVIDERS...................................................................................         137

CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS................................................................         138
    General...............................................................................................         138
    Nature of Housing Loans as Security...................................................................         139
    Enforcement of Housing Loans..........................................................................         141

                                                                                                               PAGE
                                                                                                            -----------
    Penalties and Prohibited Fees.........................................................................         141
    Consumer Credit Legislation...........................................................................         142
    Bankruptcy............................................................................................         142
    Environmental.........................................................................................         143
    Insolvency Considerations.............................................................................         143
    Treatment of Interest Payments with respect to Australian Housing Loans...............................         143

USE OF PROCEEDS...........................................................................................         144

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.............................................................         144
    General...............................................................................................         144
    Sales of Notes........................................................................................         144
    Market Discount.......................................................................................         145
    Premium...............................................................................................         145
    Backup Withholding....................................................................................         146

CERTAIN AUSTRALIAN TAX MATTERS............................................................................         146
    Payments of Principal, Premiums and Interest..........................................................         146
    Profit on Sale........................................................................................         147
    Other Taxes...........................................................................................         148

ERISA CONSIDERATIONS......................................................................................         148

RATINGS OF THE NOTES......................................................................................         149

LEGAL INVESTMENT CONSIDERATIONS...........................................................................         149

UNDERWRITING..............................................................................................         149
    United Kingdom........................................................................................         150
    Australia.............................................................................................         150

LISTING AND GENERAL INFORMATION...........................................................................         151
    Listing...............................................................................................         151
    Authorization.........................................................................................         151
    Litigation............................................................................................         151
    Euroclear and Cedel...................................................................................         151
    Documents Available for Collection and Inspection.....................................................         151
    Temporary Australian Foreign Exchange Controls........................................................         152
    Consents to Opinions..................................................................................         152

LEGAL MATTERS.............................................................................................         153

INDEX OF DEFINED TERMS....................................................................................         154

APPENDIX I--GLOSSARY OF AUSTRALIAN LEGAL TERMS............................................................         I-1

APPENDIX II--TERMS AND CONDITIONS OF THE CLASS A NOTES....................................................        II-1

APPENDIX III--TERMS AND CONDITIONS OF THE CLASS B NOTES...................................................       III-1

                                SUMMARY OF TERMS

    This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus on the pages indicated in the "Index of Defined Terms."

Issuer Trustee..................  Westpac Securities Administration Limited (ACN 000 049
                                  472), a limited liability public company under the
                                  Corporations Law of New South Wales, Australia, a wholly
                                  owned, indirect subsidiary of Westpac Banking Corporation, in its capacity as trustee of the Series 1998-1G WST Trust
                                  (the "Trust") (the "Issuer Trustee") will issue the
                                  Offered Notes.
Approved Seller.................  Either Westpac Banking Corporation (ARBN 007 457 141)
                                  ("Westpac"), a corporation organized under the laws of New
                                  South Wales in the Commonwealth of Australia, in its
                                  capacity as seller under a notice of sale (the "Sale
                                  Notice") between Westpac and the Issuer Trustee or the
                                  Seller Trustee (as defined herein) under a Sale Notice
                                  between the Seller Trustee and the Issuer Trustee. Westpac and Westpac Securities Administration Limited, in its
                                  capacity as Seller Trustee, are referred to herein as
                                  "Approved Sellers."
Servicer........................  The Mortgage Company Pty Limited (ACN 070 968 302) (the
                                  "Servicer" or "TMC"), a wholly owned direct subsidiary of
                                  Westpac, in its capacity as servicer under the Servicing
                                  Agreement among Westpac, the Servicer and the Issuer
                                  Trustee dated February 18, 1997, as amended from time to
                                  time (the "Servicing Agreement").
Trust Manager and Registrant....  Westpac Securitisation Management Pty Limited (ACN 081 709
                                  211) (the "Trust Manager"), a wholly owned indirect
                                  subsidiary of Westpac, in its capacity as trust manager
                                  under the Master Trust Deed, dated February 14, 1997 (the
                                  "Master Trust Deed"), as amended by the Series Notice (as
                                  defined herein), between the Issuer Trustee and the Trust
                                  Manager dated on or about the Closing Date. See "FORMATION
                                  OF THE TRUST."
Note Trustee....................  Morgan Guaranty Trust Company of New York, London Branch
                                  (the "Note Trustee"), in its capacity as note trustee
                                  under the Note Trust Deed among the Issuer Trustee, the
                                  Trust Manager and the Note Trustee dated on or about
                                        , 1998, as amended from time to time (the "Note
                                  Trust Deed"). Morgan Guaranty Trust Company of New York is
                                  a wholly owned subsidiary of J.P. Morgan & Co.
                                  Incorporated. Citibank, N.A. of 47-49 Tooley Street,
                                  London, is in the process of finalizing the purchase of
                                  the Global Trust and Agency Services group of Morgan
                                  Guaranty Trust Company of New York. It expects to finalize its acquisition in June, 1998. Upon the completion of such acquisition, Citibank, N.A. will act as Note Trustee. See
                                  "THE NOTE TRUSTEE."
Security Trustee................  Perpetual Trustee Company Limited (ACN 000 001 007) (the
                                  "Security Trustee"), a company within the Perpetual group
                                  with its holding company being Perpetual Trustees
                                  Australia Limited (ACN 000 431 827), in its capacity as
                                  security trustee under the Security Trust Deed among the
                                  Issuer Trustee, the Trust Manager, the Note Trustee and
                                  the Security Trustee dated on or about       , 1998, as
                                  amended from time to time (the "Security Trust Deed").

Seller Trustee..................  Westpac Securities Administration Limited in its capacity as trustee of any other WST trust established under the
                                  Master Trust Deed (in that capacity, the "Seller
                                  Trustee"). The Seller Trustee may sell housing loans
                                  relating to such other trusts to the Trust and may
                                  repurchase the Housing Loans relating to the Trust upon
                                  the exercise of the Clean-up Offer (as defined herein).
Paying Agents...................  Morgan Guaranty Trust Company of New York, London Branch,
                                  60 Victoria Embankment, London EC4Y 0JP, will act as the
                                  principal paying agent ("Principal Paying Agent"). The
                                  Principal Paying Agent and any other paying agents are
                                  referred to herein as the "Paying Agents".
Roles of the Security Trustee
  and Note Trustee..............  The structure of the Series 1998-1G WST Trust transaction employs several different trustees. The Security Trustee
                                  is the entity that holds a security interest over the
                                  Trust Assets (as defined herein) and has the
                                  responsibility of securing such assets and distributing
                                  the proceeds received upon the liquidation of such assets
                                  upon the occurrence of a default and enforcement of the
                                  security interest. The Note Trustee is the entity which
                                  represents the interests of the Offered Noteholders. The
                                  provisions of the Security Trust Deed require the Security
                                  Trustee to consult with, and obtain the consent of, the
                                  Note Trustee before taking certain actions. Thus, not only does the Security Trustee owe fiduciary duties to the Note
                                  Trustee (and the Offered Noteholders and the other secured creditors), it has contractual obligations to consult with and act at the Note Trustee's direction in accordance with the Security Trust Deed. The Note Trustee owes fiduciary
                                  duties to the Offered Noteholders and must act in
                                  accordance with those duties when directing the Security
                                  Trustee to act or not to act. The roles of the Note
                                  Trustee and the Security Trustee together approximate the
                                  role of an indenture trustee in a typical United States
                                  transaction.
Securities Offered..............  The Issuer Trustee, in its capacity as trustee of the
                                  Series 1998-1G WST Trust, which was formed under the laws
                                  of New South Wales, will issue and hereby offer the
                                  following Mortgage Backed Floating Rate Notes:
                                  Class A Mortgage Backed Floating Rate Notes due July 19,
                                  2029 in the aggregate principal amount of US$1,372,700,000
                                  (the "Class A Notes").
                                  Class B Mortgage Backed Floating Rate Notes due July 19,
                                  2029 in the aggregate principal amount of US$32,300,000
                                  (the "Class B Notes").
                                  The Class A Notes and the Class B Notes are collectively
                                  referred to herein as the "Offered Notes."
Redraws, RFSs and RFS Class A
  Notes.........................  Certain Housing Loans provide the relevant Borrower (as defined herein) with the ability to "reborrow" from
                                  Westpac amounts that have been previously paid by the
                                  Borrower which are in excess of scheduled repayments
                                  required under the contractual amortization schedule for
                                  the relevant Housing Loan. Such amounts drawn by Borrowers on principal repayments made in excess of scheduled
                                  payments are called "redraws". Westpac is entitled to be

                                  reimbursed by the Issuer Trustee for such redraws from
                                  Gross Principal Collections (as defined herein) prior to
                                  any payments being made on the Offered Notes from such
                                  Collections.
                                  On or before the Closing Date, Westpac as provider of the
                                  Redraw Facility (as defined herein) will enter into a
                                  Redraw Facility Agreement (as defined herein). If Gross
                                  Principal Collections for a period are insufficient to
                                  fund a redraw provided to a Borrower by Westpac, drawings
                                  will be made under the Redraw Facility Agreement to fund
                                  the redraw (up to the limit set out in the Redraw Facility
                                  Agreement).
                                  If there are insufficient amounts available under the
                                  Redraw Facility Agreement to fund redraws, the Trust
                                  Manager may direct the Issuer Trustee to issue additional
                                  debt securities known as "Redraw Funding Securities" or
                                  "RFSs". The RFSs and payments under the Redraw Facility
                                  Agreement will be senior in priority of distributions of
                                  principal to the Class A Notes and RFS Class A Notes (as
                                  defined herein). Interest on the RFSs, RFS Class A Notes
                                  and Class A Notes and fees with respect to the Redraw
                                  Facility Agreement will rank PARI PASSU in respect of
                                  priority.
                                  If any RFSs remain outstanding for a period of five or
                                  more Collection Periods (as defined herein), they shall
                                  convert into RFS Class A Notes (the "RFS Class A Notes"),
                                  the holders of which will rank PARI PASSU with the Class A
                                  Notes as to the payment of interest and principal and have certain rights of payment senior to those rights of
                                  holders of the Class B Notes. The RFSs, RFS Class A Notes
                                  and the Offered Notes are referred to herein as the
                                  "Notes."
                                  The RFSs and RFS Class A Notes, if issued, will be
                                  denominated in Australian dollars and issued in Australia
                                  to Australian residents only. The RFSs and RFS Class A
                                  Notes will be in book-entry form and will not be
                                  registered with the Securities and Exchange Commission in
                                  the United States and will not be registered with the
                                  relevant companies authority in Australia. The RFSs and
                                  RFS Class A Notes are not offered hereby.
                                  For a description of the RFSs, the RFS Class A Notes and
                                  the priority of their payment, see "Priority of
                                  Distribution with respect to the Offered Notes, RFSs and
                                  RFS Class A Notes" herein and "DESCRIPTION OF THE OFFERED
                                  NOTES--Description of the Redraw Facility, Redraw Funding
                                  Securities and the RFS Class A Notes," "--Interest Payable
                                  on the RFSs and the RFS Class A Notes" and
                                  "--Subordination of the Class B Notes; Priority of
                                  Principal Payments to RFSs" herein.
Cut-Off Date....................  May 6, 1998 (the "Cut-Off Date").
Closing Date....................  June 9, 1998 (the "Closing Date").
Maturity Date...................  July 19, 2029 (the "Maturity Date").

Terms of the Offered Notes
  General.......................  Payments of interest and principal on each class ("Class")
                                  of Offered Notes will be made quarterly on the 19th day of each of April, July, October and January (or if such 19th
                                  day is not a Business Day, the next succeeding Business
                                  Day in the same month or, if not in the same month, the
                                  immediately preceding Business Day), commencing on July
                                  20, 1998 (each such date, a "Payment Date").
                                  As used in this Prospectus, "Business Day" means (a) in
                                  relation to the Note Trust Deed, the Agency Agreement and
                                  any Note, any day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Sydney,
                                  London and New York City; (b) in relation to US$ payments
                                  under a Currency Swap any day, other than a Saturday,
                                  Sunday or public holiday, on which banks are open for
                                  business in London and New York City; and (c) in relation
                                  to A$ payments under the Currency Swap and any other
                                  Transaction Document, any day, other than a Saturday,
                                  Sunday or public holiday, on which banks are open for
                                  business in Sydney. If a public holiday is occurring in
                                  any of the referenced locales, then such day is not a
                                  Business Day, and no scheduled payments will be made on
                                  such day.
                                  Payments of interest and principal will be made to the
                                  holders of the Offered Notes (the "Offered Noteholders")
                                  of record as of the day which is two Business Days
                                  preceding the Payment Date (so long as the Offered Notes
                                  are held in book-entry form) or the last day of the prior
                                  calendar month (if Definitive Notes have been issued)
                                  (such day, the "Record Date"). Each Offered Note bears
                                  interest on its Invested Amount. The "Invested Amount" of
                                  an Offered Note is equal to the Initial Invested Amount
                                  (as defined herein) of such Offered Note less all payments previously made in respect of principal in respect of such
                                  Offered Note. The "Initial Invested Amount" of a Class of
                                  Notes is its principal balance on the date of its
                                  issuance. Each "Interest Period" (other than the initial
                                  Interest Period and the final Interest Period) with
                                  respect to the Offered Notes commences on (and includes) a
                                  Payment Date and ends on (but excludes) the next Payment
                                  Date. The initial Interest Period with respect to the
                                  Offered Notes commences on (and includes) the Closing Date and ends on (but excludes) the first Payment Date. The
                                  final Interest Period ends on (but excludes) the Maturity
                                  Date.
                                  The "Interest Rate" for the Class A Notes for a particular
                                  Interest Period is equal to USD-LIBOR-BBA on the related
                                  Interest Determination Date (as defined herein) plus    %.
                                  The "Interest Rate" for the Class B Notes for a particular
                                  Interest Period is equal to USD-LIBOR-BBA on the related
                                  Interest Determination Date plus    %. The Interest Rate
                                  on the Class A Notes for the first Interest Period is    .
                                  The Interest Rate on the Class B Notes for the first
                                  Interest Period is    . See "DESCRIPTION OF THE OFFERED
                                  NOTES--Calculation of USD-LIBOR-BBA" herein.
                                  On the second London banking day before the beginning of
                                  each Interest Period (each an "Interest Determination
                                  Date"), Morgan

                                  Guaranty Trust Company of New York, London Branch (the
                                  "Agent Bank") will determine the rate "USD-LIBOR-BBA" as
                                  the applicable Floating Rate Option under the Definitions
                                  of the International Swaps and Derivatives Association,
                                  Inc. ("ISDA") (the "ISDA Definitions") being the rate
                                  applicable to any Interest Period for three-month deposits in U.S. dollars which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on the Interest Determination
                                  Date. If such rate does not appear on the Telerate Page
                                  3750, the rate for that Interest Period will be determined as if the Issuer Trustee and Agent Bank had specified
                                  "USD-LIBOR-Reference Banks" as the applicable Floating
                                  Rate Option under the ISDA Definitions.
                                  "USD-LIBOR-Reference Banks" means that the rate for an
                                  Interest Period will be determined on the basis of the
                                  rates at which deposits in U.S. Dollars are offered by the
                                  Reference Banks (being four major banks in the London
                                  interbank market) at approximately 11:00 A.M., London
                                  time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months
                                  commencing on the first day of the Interest Period and in
                                  a Representative Amount (as defined in the ISDA
                                  Definitions). The Agent Bank will request the principal
                                  London office of each of the Reference Banks to provide a
                                  quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the
                                  arithmetic mean of the quotations. If fewer than two
                                  quotations are provided as requested, the rate for that
                                  Interest Period will be the arithmetic mean of the rates
                                  quoted by major banks in New York City, selected by the
                                  Agent Bank, at approximately 11:00 A.M., New York City
                                  time, on that Interest Determination Date for loans in
                                  U.S. dollars to leading European banks for a period of
                                  three months commencing on the first day of the Interest
                                  Period and in a Representative Amount, provided that on
                                  the first day of the first Interest Period USD-LIBOR-BBA
                                  shall be an interpolated rate calculated with reference to the period from (and including) the Closing Date to (but
                                  excluding) the first Payment Date.
                                  With respect to any Payment Date, interest on a Class of
                                  Offered Notes will be calculated as the product of (a) the
                                  Invested Amount of such Class as of the first day of that
                                  Interest Period after giving effect to any payments of
                                  principal to be made thereon; (b) the Interest Rate for
                                  such Class for the related Interest Period; and (c) a
                                  fraction, the numerator of which is the actual number of
                                  days in that Interest Period and the denominator of which
                                  is 360 days (such product with respect to a Payment Date,
                                  "Interest"); provided, however, that once the Stated
                                  Amount of such Class has been reduced to zero, the related
                                  Class will no longer accrue interest because the related
                                  Class will have been redeemed pursuant to the terms of the
                                  Transaction Documents. The "Stated Amount" of a Note is
                                  the Invested Amount of the Note less the Carryover Charge
                                  Offs (as defined herein) applied against it.
                                  If Total Available Funds (as defined herein) available
                                  after payment of any Accrued Interest Adjustment (as
                                  defined herein), interest or fees payable under the
                                  Liquidity Facility (as defined

                                  herein), Trust Expenses (as defined herein) and certain
                                  amounts payable to any Interest Rate Swap Provider (as
                                  defined herein) are sufficient to pay Interest on each
                                  Class of Offered Notes, Interest will be payable in
                                  arrears on each Payment Date to each Class of Offered
                                  Notes in respect of the Interest Period ending on that
                                  Payment Date. If Total Available Funds are available on a
                                  Payment Date for the payment of Interest on the Offered
                                  Notes, failure to pay such Interest within 10 Business
                                  Days of the date such payment is due will be an event of
                                  default under the Security Trust Deed.
                                  If Total Available Funds available after payment of Trust
                                  Expenses and certain amounts payable under any Fixed Rate
                                  and Variable Rate Basis Swaps are insufficient to pay full
                                  Interest on all Classes of Notes for an Interest Period,
                                  Total Available Funds available for the payment of
                                  Interest on the Notes on the Payment Date will be paid in
                                  the following order of priority either through a direct
                                  payment in Australian dollars with respect to the RFSs,
                                  the RFS Class A Notes or any payment in respect of the
                                  Redraw Facility (as defined herein) or through a payment
                                  to the Currency Swap Providers (as defined herein) with
                                  respect to the Offered Notes:
                                  (i) PRO RATA, to the Class A Notes, RFS Class A Notes (if
                                  any), RFSs (if any) and any fee or outstanding amount
                                  payable under the Redraw Facility, based on their related
                                  interest or income entitlements, as the case may be; and
                                  (ii) any remaining Total Available Funds, to the Class B
                                  Notes.
                                  See "DESCRIPTION OF THE OFFERED NOTES" herein.
Principal.......................  On each Payment Date, Gross Principal Collections (as described herein) will be used first to reimburse Westpac
                                  for any Redraws (as defined herein) funded by Westpac
                                  during the related Collection Period. See "WESTPAC
                                  RESIDENTIAL LOAN PROGRAM-- Housing Loan Features--Redraw."
                                  Any amount of Gross Principal Collections remaining after
                                  such reimbursement will be distributed in the following
                                  order of priority:
                                  (i) to Westpac as reimbursement for any outstanding
                                  Redraws, to the extent not otherwise reimbursed;
                                  (ii) to Westpac, in its capacity as the provider of the
                                  Redraw Facility (the "Redraw Facility Provider"), to repay any Principal Outstanding (as defined herein) under the
                                  Redraw Facility Agreement;
                                  (iii) to fund any Principal Draw (as defined herein) for
                                  such Payment Date; and
                                  (iv) to any holder of an RFS, in chronological order of
                                  issuance, until each such RFS is repaid in full.
                                  Any amount of Gross Principal Collections remaining after
                                  the distributions described in clauses (i) through (iv)
                                  above will be referred to herein as "Net Principal
                                  Collections." On any Payment Date, Net Principal
                                  Collections will be available to pay any RFS Class A
                                  Noteholder and the Currency Swap Providers to enable the
                                  Issuer Trustee to make payments to the Class A Noteholders and Class B Noteholders in the amounts and priorities set
                                  forth herein under "DESCRIPTION OF THE OFFERED
                                  NOTES--Payments of Principal on the Notes."

Priority of Distribution with
  respect to the Offered Notes,
  RFSs and RFS Class A Notes....  The Class A Notes rank PARI PASSU and without any preference among themselves and the Class B Notes rank
                                  PARI PASSU and without any preference among themselves.
                                  The right to payment of principal of and interest on the
                                  Class B Notes is subordinated and may be limited as more
                                  particularly described herein. In addition, under certain
                                  limited circumstances, the Trust may issue RFSs, which in
                                  certain circumstances will convert to RFS Class A Notes.
                                  Upon conversion, the RFS Class A Notes will rank PARI
                                  PASSU in respect of priority of payment of principal and
                                  interest with the Class A Notes. The RFSs and any
                                  repayments under the Redraw Facility will be senior to the
                                  Class A Notes and the RFS Class A Notes in priority of
                                  distributions of principal. Interest on the RFSs, the RFS
                                  Class A Notes and the Class A Notes and fees with respect
                                  to the Redraw Facility will rank PARI PASSU in respect of
                                  priority. Payments of principal and interest in respect of the Class B Notes are subordinated to the extent set forth herein to such payments in respect of Class A Notes, RFSs
                                  and RFS Class A Notes. See "RISK FACTORS--Priority of RFSs
                                  and RFS Class A Notes Owned by Australian Resident
                                  Investors" and "DESCRIPTION OF THE OFFERED
                                  NOTES--Description of the Redraw Facility, the Redraw
                                  Funding Securities and the RFS Class A Notes," "--Interest
                                  Payable on the RFSs and the RFS Class A Notes" and
                                  "--Subordination of the Class B Notes; Priority of
                                  Principal Payments to RFSs."

Credit Enhancement..............  Credit enhancement with respect to the Class A Notes will be provided by (i) the Mortgage Insurance Policies, (ii)
                                  subordination of the Excess Available Income (as defined
                                  herein) and (iii) the subordination of payments of the
                                  Class B Notes to payments to the Class A Notes. Credit
                                  enhancement with respect to the Class B Notes will be
                                  provided by (i) the Mortgage Insurance Policies and (ii)
                                  subordination of the Excess Available Income.

  A. Mortgage Insurance
    Policies....................  On or before the Closing Date, a mortgage pool insurance policy (the "Mortgage Pool Insurance Policy") will be
                                  provided by Housing Loans Insurance Corporation Limited
                                  (ACN 071 466 344) of 31 Market Street, Sydney NSW 2000,
                                  Australia ("HLIC") to the Issuer Trustee to cover losses
                                  in respect of each Housing Loan that is not subject to a
                                  primary mortgage insurance policy (a "PMI Policy" and,
                                  together with the Mortgage Pool Insurance Policy, the
                                  "Mortgage Insurance Policies"). The Mortgage Pool
                                  Insurance Policy generally applies to loans with a Loan to
                                  Value Ratio ("LVR") of 80% or less at the Cut-Off Date.
                                  The Mortgage Pool Insurance Policy will cover losses up to a maximum aggregate amount of A$82,000,000. HLIC is a
                                  private insurance company which is a subsidiary of GE
                                  Capital Australia (ACN 008 562 534).

                                  For a description of HLIC, see "THE MORTGAGE INSURANCE
                                  POLICIES--The HLIC Mortgage Pool Insurance Policy."

                                  Each Housing Loan with an LVR of greater than 80% at the
                                  time of origination (or a lower LVR where required by
                                  Westpac's

                                  standard credit policy) will have been insured under a PMI
                                  Policy issued by one of the following: Royal & Sun
                                  Alliance Lenders Mortgage Insurance Limited (ACN 001 825
                                  725) of Level 9, 465 Victoria Avenue, Chatswood NSW
                                  ("Royal & Sun"), MGICA Limited (ACN 000 511 071) of Level
                                  23 AMP Centre, 50 Bridge Street, Sydney NSW ("MGICA"),
                                  Westpac Lenders Mortgage Insurance Limited (ACN 074 042
                                  934) of Level 11, 50 Pitt Street, Sydney NSW ("WLMI") or
                                  HLIC. Approximately 33.64% of the Housing Loans are
                                  subject to a PMI Policy. Each Approved Seller will
                                  equitably assign its interest in each PMI Policy to the
                                  Issuer Trustee on the Closing Date.

                                  These Mortgage Insurance Policies are intended to enhance
                                  the likelihood of regular receipt by the holders of the
                                  Notes of the full amount of interest and principal
                                  payments due to such holders and to provide holders of the
                                  Notes limited protection against losses on the Housing
                                  Loans. See "THE MORTGAGE INSURANCE POLICIES" herein.

                                  HLIC, Royal & Sun, MGICA and WLMI are referred to herein
                                  as "Mortgage Insurers."

  B. Subordination of Excess
      Available Income..........  On each Payment Date, Excess Available Income will be applied either in reduction of any current or outstanding
                                  Principal Charge Offs (as defined herein) or as repayment
                                  of any unrepaid Principal Draws on such Payment Date. The
                                  application of such amounts, if any, will reduce the
                                  likelihood of the Offered Noteholders receiving less than
                                  their Initial Invested Amount on or prior to the Maturity
                                  Date.

  C. Subordination of
      Class B Notes.............  The rights of the holders of the Class B Notes to receive payments of Interest on each Payment Date will be
                                  subordinated to such rights of the holders of the RFSs (if any), Class A Notes, RFS Class A Notes (if any) and the
                                  Redraw Facility Provider to the extent set forth herein.
                                  In addition, the rights of the holders of the Class B
                                  Notes to receive distributions of principal on each
                                  Payment Date generally will be subordinated to such rights of the holders of the RFSs (if any) and the Redraw
                                  Facility Provider with respect to repayments pursuant to
                                  the Redraw Facility Agreement and to the holders of the
                                  Class A Notes and RFS Class A Notes (if any). For a
                                  description of the priority among the RFSs, Class A Notes,
                                  RFS Class A Notes and the Redraw Facility Provider, see
                                  "Priority of Distribution with respect to the Offered
                                  Notes, RFSs and RFS Class A Notes" herein. Further, any
                                  Principal Charge Offs will be applied first in reduction
                                  of the principal balance of the Class B Notes. The
                                  subordination described above is intended to enhance the
                                  likelihood of regular receipt by the holders of the Class
                                  A Notes of the full amount of interest and principal
                                  payments due to such Noteholders and to afford such
                                  holders protection against losses on the Housing Loans.
                                  See "DESCRIPTION OF THE OFFERED NOTES--Collections and
                                  Payment" herein.

Security for the Offered Notes
  General.......................  The Offered Notes are debt obligations of the Issuer
                                  Trustee in its capacity as trustee of the Trust only (and
                                  therefore the Issuer Trustee's liability to make payments
                                  of interest and principal on the Offered Notes is limited
                                  to the collections received by the Issuer Trustee from the
                                  Trust Assets) and except in certain limited circumstances
                                  are not the personal obligation of the Issuer Trustee. See
                                  "THE ISSUER TRUSTEE--Limitation of Issuer Trustee's
                                  Liability." The Offered Notes are issued with the benefit
                                  of, and subject to the terms of, the Transaction
                                  Documents. The Issuer Trustee's liability in respect of
                                  the Offered Notes is limited to the assets of the Trust
                                  available in accordance with the terms of the Transaction
                                  Documents to meet its obligations in relation to the
                                  Offered Notes and, except in certain limited
                                  circumstances, the Issuer Trustee will not be personally
                                  liable in respect of the Offered Notes.

  A. The Housing Loans..........  The Housing Loans will consist of 21,132 Housing Loans with an aggregate Balance Outstanding on the Cut-Off Date
                                  of A$2,252,766,010. The Housing Loans are also referred to herein as the "Mortgage Pool." The Housing Loans will be
                                  secured by Mortgaged Properties (as defined herein)
                                  located in any of the six states or two territories of
                                  Australia. A "Mortgaged Property" means the land,
                                  including all improvements thereon, that is the subject of a Mortgage.

                                  Generally each Housing Loan is secured by a registered
                                  first ranking mortgage over the related Mortgaged Property or if the Housing Loan is not secured by a first ranking
                                  mortgage the Approved Seller will assign to the Issuer
                                  Trustee all prior ranking registered mortgages in relation to that Housing Loan. "Registered" means the mortgage has
                                  been filed with the lands office in the relevant
                                  Australian State or Territory, granting certain rights
                                  with respect to the applicable Mortgaged Property. See
                                  "APPENDIX I--GLOSSARY OF AUSTRALIAN LEGAL TERMS."

                                  Each Housing Loan requires that the borrowers on such
                                  Housing Loan (each, a "Borrower") make a minimum payment
                                  (the "Scheduled Payment") on or before the due date for
                                  such Scheduled Payment under the relevant Housing Loan
                                  documents. If Scheduled Payments are not received with
                                  respect to certain Housing Loans on the related due date
                                  either a default rate of interest may be charged on any
                                  overdue amounts or there will be a compounding of
                                  interest.

                                  All weighted averages specified herein are weighted based
                                  on the Cut-Off Date Balances Outstanding of the Housing
                                  Loans. With respect to each Housing Loan, the "Cut-Off
                                  Date Balance Outstanding" is the unpaid principal balance
                                  of such Housing Loan as of the close of business on the
                                  Cut-Off Date. All Housing Loan statistics set forth herein are based on principal balances, interest rates, terms to
                                  maturity, mortgage loan counts and similar statistics as
                                  of the Cut-Off Date, unless indicated to the contrary
                                  herein.

                                  References to percentages of the Housing Loans mean
                                  percentages of the Cut-Off Date Balance Outstanding.

                                  The Housing Loans bear interest at variable and fixed
                                  rates (the "Mortgage Rates") which, as of the Cut-Off
                                  Date, range from approximately 5.69% per annum to 10.15%
                                  per annum. The weighted average Mortgage Rate of the
                                  Housing Loans on the Cut-Off Date is approximately 6.57%
                                  per annum. The Cut-Off Date Balances Outstanding of the
                                  Housing Loans ranged from approximately A$10,027 to
                                  A$735,606. The average Cut-Off Date Balance Outstanding of the Housing Loans is approximately A$106,604. The weighted average original term to stated maturity of the Housing
                                  Loans is approximately 297.11 months. The weighted average remaining term to stated maturity of the Housing Loans is
                                  approximately 288.41 months. As of the Cut-Off Date, the
                                  weighted average number of months that had elapsed since
                                  origination of the Housing Loans is approximately 8.7
                                  months.

                                  Housing Loans representing approximately 18.92% of the
                                  Cut-Off Date Pool Balance are secured by Mortgaged
                                  Properties which are investment properties (based solely
                                  upon statements made by the related Mortgagors at the time of origination of the related Housing Loans).

                                  The lowest and highest LVR as of the Cut-Off Date of the
                                  Housing Loans were approximately 1.99% and 94.96%. LVR is
                                  calculated as a fraction, expressed as a percentage, the
                                  numerator of which is the outstanding amount of the
                                  Housing Loan, plus any other amount serviced on the
                                  Servicing System of the Servicer (the "Mortgage Servicing
                                  System") and secured by the relevant Mortgage Property at
                                  the Cut-Off Date and the denominator of which is the
                                  aggregate value of the Mortgaged Property subject to the
                                  related Mortgage for that Housing Loan. The Mortgaged
                                  Property is generally valued at the time of origination.

  B. Mortgage Insurance
    Policies....................  See "Mortgage Insurance Policies" in this summary and "THE
                                  MORTGAGE INSURANCE POLICIES" herein.

  C. Collections Account........  Westpac or the Servicer will be required to remit
                                  Collections received with respect to the Housing Loans
                                  during a Collection Period to one or more accounts in the
                                  name of the Issuer Trustee (the "Collections Account").
                                  Initially, the Collections Account shall be maintained
                                  with Westpac. Under certain conditions described herein,
                                  such remittances may be made on a quarterly basis, two
                                  Business Days prior to the related Payment Date. If such
                                  conditions are not met, the Servicer shall deposit all
                                  Collections in its possession or control into the
                                  Collections Account no later than five Business Days
                                  following receipt. See "DESCRIPTION OF THE OFFERED
                                  NOTES--Collections and Payment."

  D. Liquidity Support..........  1. PRINCIPAL DRAWS: If the Trust Manager determines on any
                                  Collection Determination Date that the Available Income
                                  (as defined herein) of the Trust for a Collection Period
                                  is insufficient to meet Total Payments of the Trust on the following Payment Date (a "Payment Shortfall"), then
                                  Principal Collections collected during

                                  that Collection Period can be used to fund the Payment
                                  Shortfall (a "Principal Draw"). See "DESCRIPTION OF THE
                                  OFFERED NOTES--Principal Draws" below.

                                  Amounts paid from any Principal Collections in this way
                                  will be reimbursed through any Excess Available Income to
                                  the extent available in subsequent periods after all
                                  Principal Charge Offs and Carryover Charge Offs (as
                                  defined herein) have been met out of that Excess Available
                                  Income for the relevant period. If there is insufficient
                                  Excess Available Income to reimburse Principal Draws, the
                                  principal repayable on the Notes at maturity may be
                                  reduced by an amount equal to the amount of any such
                                  shortfall.

                                  2. LIQUIDITY FACILITY: Under the Liquidity Facility,
                                  Westpac in its capacity as the provider of the Liquidity
                                  Facility (the "Liquidity Facility Provider") agrees to
                                  make advances to the Issuer Trustee for the purpose of
                                  temporarily funding certain income shortfalls in the
                                  Trust, up to an aggregate amount being the lesser of: (1)
                                  A$79,000,000, (2) the Unpaid Balance of all Performing
                                  Loans from time to time, and (3) any lesser amount as is
                                  agreed in writing between the Liquidity Facility Provider, the Issuer Trustee, the Trust Manager and the Rating
                                  Agencies, as such amount may be reduced or cancelled under the Liquidity Facility (the "Liquidity Limit"). The
                                  "Unpaid Balance" of a Housing Loan, means the sum of (a)
                                  the unpaid principal amount of that Housing Loan; and (b)
                                  the unpaid amount of all finance charges, interest
                                  payments and other amounts accrued on or payable under or
                                  in connection with that Housing Loan or the related
                                  Mortgage or other rights relating to the Housing Loan.

                                  A "Performing Loan" at any date is a Housing Loan which is not Delinquent or has been Delinquent for less than 90
                                  consecutive days, or if it has been Delinquent for 90 or
                                  more consecutive days, was insured under a Mortgage
                                  Insurance Policy at the date of the Liquidity Facility. A
                                  Housing Loan is "Delinquent" if the related Borrower fails to pay any amount due on the related due date. Delayed
                                  payments arising from agreed payment holidays based on
                                  early repayments, or from maternity or paternity leave
                                  repayment reductions will not, by themselves, lead to a
                                  Housing Loan being considered Delinquent. See "WESTPAC
                                  RESIDENTIAL LOAN PROGRAM--Housing Loan Features" and "THE
                                  LIQUIDITY FACILITY" herein.

  E. Transaction Documents......  MASTER TRUST DEED AND SERIES NOTICE: The Master Trust
                                  Deed, which is governed by the laws of New South Wales,
                                  Australia, provides for the creation of an unlimited
                                  number of WST trusts. Each WST trust is a separate and
                                  distinct trust fund. The Series 1998-1G WST Trust (the
                                  "Trust") will be created pursuant to the Master Trust
                                  Deed, the Notice of Creation of Trust and a series notice
                                  (the "Series Notice") which sets forth specific provisions regarding the Trust and details the provisions of the
                                  Notes. See "FORMATION OF THE TRUST" and "DESCRIPTION OF
                                  THE OFFERED NOTES."

                                  SECURITY TRUST DEED: Pursuant to the Security Trust Deed,
                                  the Issuer Trustee will grant a first ranking floating
                                  charge over the Trust Assets to the Security Trustee, in
                                  order to secure the Issuer Trustee's obligations to the
                                  Offered Noteholders, the Note Trustee, the Trust Manager,
                                  the Swap Providers (as defined herein), the Security
                                  Trustee, each Paying Agent, each provider of a Support
                                  Facility (other than the provider of a Mortgage Insurance
                                  Policy), to the Approved Sellers in respect of any Accrued
                                  Interest Adjustment, to Westpac in respect of Redraws, to
                                  the holders of the RFSs (if any) and the holders of the
                                  RFS Class A Notes (if any) (such creditors, together the
                                  "Mortgagees"). A "Support Facility" is any of the
                                  Liquidity Facility, the Redraw Facility, the Swap
                                  Agreements (as defined herein) or any of the Mortgage
                                  Insurance Policies. See "SECURITY FOR THE NOTES."

                                  The Issuer Trustee will grant a "floating charge" over the
                                  Trust Assets to the Security Trustee in order to secure
                                  the Issuer Trustee's obligations in respect of the Notes
                                  and the Transaction Documents. A "charge" is a proprietary interest created over property. A floating charge is a
                                  grant of a proprietary interest which "floats" over a
                                  group of assets which assets may change or be dealt with
                                  from time to time. A floating charge allows the person or
                                  entity granting the charge (the "chargor") to deal with
                                  the assets and to give third parties title to those assets free from any encumbrance, provided such dealings and
                                  transfers of title are in the ordinary course of the
                                  chargor's business. For a description of a floating charge and the crystallization of floating charges, see "SECURITY
                                  FOR THE NOTES--Nature of Security", "-- Charge" and
                                  "APPENDIX I--GLOSSARY OF AUSTRALIAN LEGAL TERMS."

                                  SERVICING AGREEMENT: Under the Servicing Agreement, TMC is
                                  appointed as the initial Servicer of the Housing Loans and custodian of the documents relating to the Housing Loans
                                  and Mortgages. See "DESCRIPTION OF THE SERVICING
                                  AGREEMENT."

                                  NOTE TRUST DEED: The Note Trust Deed provides for the
                                  issuance and registration of the Offered Notes. See
                                  "DESCRIPTION OF THE OFFERED NOTES."

                                  SWAP AGREEMENTS: The rights of the Issuer Trustee under
                                  the Swap Agreements will be subject to the security
                                  created by the Security Trust Deed. The "Swap Agreements"
                                  are constituted by three 1991 ISDA Master Agreements (each an "ISDA Master Agreement"), the schedules supplementing
                                  such agreements and written swap confirmations confirming
                                  the Variable Rate Basis Swap, two Fixed Rate Basis Swaps
                                  and the Currency Swaps. See "DESCRIPTION OF THE SWAP
                                  AGREEMENTS."

                                  AGENCY AGREEMENT: Pursuant to the Agency Agreement, the
                                  Issuer Trustee will appoint paying agents and an agent
                                  bank with respect to the Offered Notes. The terms and
                                  conditions of these appointments are set forth in the
                                  Agency Agreement.

                                  LIQUIDITY FACILITY AGREEMENT: Under the Liquidity Facility
                                  Agreement, the Liquidity Facility Provider agrees to make
                                  advances to the Issuer Trustee for the purpose of
                                  providing liquidity to cover certain income shortfalls in
                                  the Trust. See "THE LIQUIDITY FACILITY."

                                  REDRAW FACILITY AGREEMENT: On or prior to the Closing
                                  Date, Westpac will enter into a Redraw Facility Agreement
                                  (the "Redraw Facility Agreement") in its capacity as
                                  Redraw Facility Provider with the Issuer Trustee. Pursuant to the terms of the Redraw Facility Agreement, the Redraw
                                  Facility Provider shall be obligated, subject to the
                                  limitations set forth herein, to fund the amount of any
                                  Redraws not funded by Gross Principal Collections. See
                                  "DESCRIPTION OF THE OFFERED NOTES--Redraw Facility."

                                  The Master Trust Deed, the Series Notice, the Servicing
                                  Agreement, the Security Trust Deed, the Note Trust Deed,
                                  the Swap Agreements, the Agency Agreement, the Liquidity
                                  Facility Agreement and the Redraw Facility Agreement are
                                  collectively referred to herein as the "Transaction
                                  Documents."

Clearance and Settlement........  Persons acquiring beneficial ownership interests in the
                                  Offered Notes will hold their Offered Notes through any of
                                  DTC (in the United States) or Cedel or Euroclear (in
                                  Europe). Transfers within DTC, Cedel or Euroclear, as the
                                  case may be, will be in accordance with the usual rules
                                  and operating procedures of the relevant system.
                                  Crossmarket transfers between persons holding directly or
                                  indirectly through DTC, on the one hand, and
                                  counterparties holding directly or indirectly through
                                  Cedel or Euroclear, on the other, will be effected in DTC
                                  through the Relevant Depositaries (as defined herein) of
                                  Cedel or Euroclear. See "DESCRIPTION OF THE OFFERED
                                  NOTES--Book-Entry Registration."

Clean-up Offer..................  If at any time the aggregate Housing Loan Principal, expressed as a percentage of the aggregate Housing Loan
                                  Principal as of the Cut-Off Date, is less than 10%, then,
                                  if instructed by the Trust Manager, the Seller Trustee, as trustee of certain other trusts under the Master Trust
                                  Deed, may repurchase, on the following Payment Date, the
                                  equitable title to the Housing Loans held by the Trust for an amount equal to the Unpaid Balance (in the case of
                                  performing Housing Loans) or the Fair Market Value (in the case of non-performing Housing Loans) (the "Clean-up
                                  Offer"). The proceeds of sale will be applied by the
                                  Issuer Trustee to repay moneys owing to Noteholders at
                                  that time in accordance with the priorities for applying
                                  payments of Interest and principal between the Classes of
                                  Notes. With respect to any Housing Loan and date, "Housing
                                  Loan Principal" shall be the unpaid principal amount of
                                  that Housing Loan on such date. "Unpaid Balance" of a
                                  Housing Loan, means the sum of (a) the unpaid principal
                                  amount of that Housing Loan; and (b) the unpaid amount of
                                  all finance charges, interest payments and other amounts
                                  accrued on or payable under or in connection with that
                                  Housing Loan or the related Mortgage or other rights
                                  relating to the Housing Loan. The "Fair Market Value" with respect to any non-performing Housing Loans is the fair
                                  market value of such Housing Loan agreed on by the Trust
                                  Manager (based on appropriate expert advice) and the
                                  Approved Seller.

Redemption for Taxation or Other
  Reasons.......................  If the Trust Manager satisfies the Issuer Trustee and the
                                  Note Trustee immediately prior to giving the notice
                                  referred to below that either (i) on the next Payment Date the Issuer Trustee would be required to deduct or withhold from any payment of principal or interest in respect of
                                  any Offered Notes any amount for or on account of any
                                  present or future taxes, duties, assessments or
                                  governmental charges of whatever nature imposed, levied,
                                  collected, withheld or assessed by the Commonwealth of
                                  Australia or any of its political subdivisions or any of
                                  its authorities (a "Withholding Tax Event") or (ii) the
                                  total amount payable in respect of interest in relation to any of the Housing Loans for a Collection Period ceases to be receivable (whether or not actually received) by the
                                  Issuer Trustee during such Collection Period by reason of
                                  any present or future taxes, duties, assessments or
                                  governmental charges of whatever nature imposed, levied,
                                  collected, withheld or assessed by the Commonwealth of
                                  Australia or any of its political subdivisions or any of
                                  its authorities, the Issuer Trustee must, when so directed by the Trust Manager (at any time at the Trust Manager's
                                  option) (provided that the Issuer Trustee will be in a
                                  position on such Payment Date to discharge (and will so
                                  certify to the Issuer Trustee and the Note Trustee) all
                                  its liabilities in respect of such Class and any amounts
                                  required under the Security Trust Deed to be paid in
                                  priority to or PARI PASSU with such Class) upon having
                                  given not more than 60 nor less than 30 days' notice to
                                  the Noteholders of such Class, redeem all, but not some,
                                  of such Class at their Invested Amount (or at the option
                                  of the holders of 75% of the aggregate Invested Amount of
                                  such Class, at their Stated Amount), together with accrued interest to the date of redemption on any subsequent
                                  Payment Date, provided that the the holders of 75% of the
                                  aggregate Invested Amount of such Class may elect, and
                                  shall notify the Issuer Trustee and the Trust Manager,
                                  that they do not require the Issuer Trustee to redeem such
                                  Class of Notes in the circumstances described above. All
                                  amounts ranking prior to or PARI PASSU with respect to a
                                  Class of Notes must be redeemed concurrently with such
                                  Class. Thus the Class B Notes may not be redeemed unless
                                  the Class A Notes are also redeemed. See "RISK FACTORS--No
                                  Gross-Up; Tax Redemption."

Legal Investment
  Considerations................  The Offered Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                  Enhancement Act of 1984 ("SMMEA"). No representation is
                                  made as to whether the Offered Notes constitute legal
                                  investments under any applicable statute, law, rule,
                                  regulation or order for any entity whose investment
                                  activities are subject to investment laws and regulations
                                  or to review by certain regulatory authorities.
                                  Prospective purchasers are urged to consult with their
                                  counsel concerning the

                                  status of the Offered Notes as legal investments for such
                                  purchasers. See "LEGAL INVESTMENT CONSIDERATIONS" herein.

Tax Status......................  In the opinion of Mayer, Brown & Platt, special tax counsel for the Trust, the Offered Notes will be
                                  characterized as debt for U.S. federal income tax
                                  purposes. Each Offered Noteholder, by acceptance of an
                                  Offered Note, will agree to treat the Offered Notes as
                                  indebtedness. See "UNITED STATES FEDERAL INCOME TAX
                                  CONSEQUENCES" herein.

                                  Payments of principal and Interest in respect of the
                                  Offered Notes will be made subject to withholding tax (if
                                  any) applicable to the Offered Notes without the Issuer
                                  Trustee being obliged to pay any additional amounts to the
                                  Offered Noteholders in respect of such withholding tax.
                                  See "RISK FACTORS--No Gross-Up; Tax Redemption."

ERISA Considerations............  Subject to the considerations discussed under "ERISA
                                  CONSIDERATIONS," the Offered Notes are eligible for
                                  purchase by employee benefit plans.

Ratings of the Offered Notes....  It is a condition to the issuance of the Class A Notes that they be rated "AAA" by Standard & Poor's Ratings
                                  Group, a division of The McGraw-Hill Companies ("Standard
                                  & Poor's"), "Aaa" by Moody's Investors Service, Inc.
                                  ("Moody's") and "AAA" by Fitch IBCA, Inc. ("Fitch").
                                  Moody's, Fitch and Standard & Poor's are referred to
                                  herein as the "Rating Agencies." It is a condition to the
                                  issuance of the Class B Notes that they be rated "AA-" by
                                  Standard & Poor's and "AA-" by Fitch. The security ratings of the Offered Notes should be evaluated independently
                                  from similar ratings on other types of securities. A
                                  security rating is not a recommendation to buy, sell or
                                  hold securities and may be subject to revision or
                                  withdrawal at any time by the Rating Agencies. See
                                  "RATINGS OF THE NOTES" herein.

Governing Law...................  The Notes and the Transaction Documents (other than the
                                  Security Trust Deed and certain of the Swap Agreements)
                                  are governed by, and shall be construed in accordance
                                  with, the laws of New South Wales, Australia. The Security
                                  Trust Deed is governed by, and shall be construed in
                                  accordance with, the laws of the Australian Capital
                                  Territory.

                                  The Issuer Trustee has, under the Note Trust Deed,
                                  submitted to the non-exclusive jurisdiction of the courts
                                  of New South Wales for all purposes in connection with the
                                  Offered Notes.

Risk Factors....................  In considering an investment in the Offered Notes, investors should recognize that there are risks associated with such an investment. See "Risk Factors" herein.

                                STRUCTURAL CHART

           This chart depicts the basic structure of the transaction

                               CASH FLOW SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF THE ALLOCATION OF CASHFLOWS IN RELATION TO THE TRUST. THIS CASH FLOW SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS --SEE "DESCRIPTION OF THE OFFERED NOTES" FOR A FULL DESCRIPTION OF CASHFLOW ALLOCATION. TERMS DEFINED BELOW ARE DEFINED IN MORE DETAIL ELSEWHERE--THE DEFINITIONS BELOW ARE FOR CONVENIENCE ONLY.

COLLECTIONS

    Amounts collected by or on behalf of the Issuer Trustee in respect of the Trust are calculated for each Collection Period and include, for the relevant Collection Period:

    1. scheduled payments (of interest, principal and fees) and prepayments of principal under the Housing Loans;

    2. proceeds from enforcement of Housing Loans and related Mortgages (see "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS--Enforcement of Housing Loans");

    3. amounts payable under Mortgage Insurance Policies with respect to losses on Housing Loans and related Mortgages;

    4. amounts received from an Approved Seller or the Servicer for breaches of representations or undertakings; and

    5.  interest on amounts in the Collections Account.

    These amounts are known as "Collections" which will be attributed between income and principal. The Collections attributed to income, less certain amounts, are "Available Income". The Collections attributed to principal, less certain amounts, are "Gross Principal Collections".

    The cashflow allocation methodology treats Available Income and Gross Principal Collections in two separate "streams". Generally, the two streams are treated separately. However, in some circumstances, principal will be treated as income and applied in the income stream, and in other circumstances income will be treated as principal and applied in the principal stream.

GROSS PRINCIPAL COLLECTIONS

    Gross Principal Collections are applied first to repay Westpac for any Redraws funded by Westpac in the relevant Collection Period. The balance of Gross Principal Collections remaining after such repayment of Westpac is known as "Principal Collections." Those Principal Collections are applied:

    1. First, to repay Westpac for any Redraws funded by Westpac to the extent not previously reimbursed (I.E., not restricted to Redraws funded during the relevant Collection Period);

    2.  Second, to repay amounts outstanding under the Redraw Facility
Agreement;

    3. Third, to be treated as income to the extent necessary if there is insufficient income for the Collection Period to make required income payments (this application of principal as income is a "Principal Draw");

    4. Fourth, to pay principal outstanding under the RFSs until repaid in full;

    5. Fifth, to pay principal outstanding under the Class A Notes and the RFS Class A Notes. Those payments may be applied either sequentially or serially with respect to Class B Notes, depending on whether certain threshold tests have been satisfied.

    Initially all Principal Collections will be applied "sequentially," meaning that such Principal Collections will be applied to the RFSs (if any), Class A Notes and RFS Class A Notes (if any), pro rata, until such classes are paid in full. The Class B Notes are then entitled to Principal Collections.

    If certain distribution tests have been met, Principal Collections will be applied "serially," entitling the Class A Notes and the Class B Notes to share in Principal Collections. There are two serial distribution tests which focus on whether the subordination provided by the Class B Notes to the Class A Notes effectively doubles from the initial level of subordination at the start of the transaction, whether the distribution of Principal Collections is occurring prior to a certain date and whether certain credit tests focusing on delinquencies and losses on the Housing Loans have been met. For a complete description of the serial distribution tests, see the definitions of "Serial Method 1 Distribution Test" and "Serial Method 2 Distribution Test" set forth in "DESCRIPTION OF THE OFFERED NOTES--Payments of Principal on the Notes."

    6. Sixth, to pay principal outstanding under the Class B Notes under the sequential or serial methods referred to above.

PRINCIPAL LOSSES

    It may be that principal losses are incurred in respect of a Housing Loan during a Collection Period.

    If (i) a Borrower defaults; (ii) the relevant Housing Loan and related Mortgage are enforced; and (iii) the amount recovered (after payment of enforcement expenses) will not satisfy the Unpaid Balance of the Housing Loan, there will be a "Liquidation Loss". A Liquidation Loss will usually comprise both interest and principal. To the extent that it relates to principal, a Liquidation Loss is known as a "Principal Loss". If, following a Principal Loss, the relevant Mortgage Insurance Policy does not cover that loss and the Issuer Trustee does not have a right to recover any amounts from an Approved Seller or the Servicer due to a breach of representation or undertaking, there will be a loss on the underlying principal in the pool. Such a loss is a "Mortgage Shortfall". The total amount of all Mortgage Shortfalls in a Collection Period is known as the "Principal Charge Off" for that Collection Period.

    Any Principal Charge Off for a Collection Period may be met by any excess income which is available from the income stream for that purpose (as summarized below). If the Principal Charge Off cannot be satisfied in full from that excess income, the principal loss represented by the balance of the Principal Charge Off which is not so satisfied must be "carried over" into succeeding periods. This is a "Carryover Charge Off".

    Each Carryover Charge Off must be represented by a reduction in the principal amount of the Notes. Thus, the principal amount of the Notes (the "Invested Amount") is reduced:

        (a) First, in respect of Class B Notes; and

        (b) Second, if the Class B Notes are reduced to zero, PRO RATA, in respect of the Class A Notes, the RFSs, the RFS Class A Notes and the Principal Outstanding under the Redraw Facility.

    The "Stated Amount" of a Note is thus the Invested Amount of the Note less the Carryover Charge Offs applied against it as set out above.

    Excess income may be used to recover principal which has been reduced following a Carryover Charge Off. The application of income for this purpose is summarized below.

INCOME COLLECTIONS

    Available Income is applied in the following order of priority:

        (a) First, in respect of the first Collection Period, to the Approved Seller for income received by the Issuer Trustee on the pool relating to the period prior to the Closing Date. This is the "Accrued Interest Adjustment";

        (b) Second, to Trust Expenses which have not previously been paid;

        (c) Third, to repay amounts outstanding under the Support Facilities (other than the Currency Swaps and fees under the Liquidity Facility Agreement);

        (d) Fourth, to repay Liquidity Draws under the Liquidity Facility Agreement;

        (e) Fifth, PARI PASSU and ratably, to interest on the Class A Notes, the RFSs and the RFS Class A Notes and to fees under the Redraw Facility Agreement; and

        (f) Sixth, to interest on the Class B Notes.

    These payments are "Total Payments".

    Any Available Income in excess of Total Payments for a Collection Period is "Excess Available Income", and is applied in the following order of priority:

        (i) First, against Principal Charge Offs for the Collection Period;

        (ii) Second, PARI PASSU and ratably, against Carryover Charge Offs for Class A Notes, RFSs, RFS Class A Notes and fees or amounts owing under the Redraw Facility Agreement;

       (iii) Third, against Carryover Charge Offs for Class B Notes; and

        (iv) Fourth, to Principal Draws which have not previously been repaid.

    Any amount remaining after application of these payments is an "Excess Collections Distribution", and will be paid to Westpac as beneficiary of the Trust.

LIQUIDITY SUPPORT

    If there are insufficient interest Collections to meet Total Payments for a Collection Period, principal may be used to provide liquidity by way of a "Principal Draw" (see above).

    If Principal Draws are not available to meet Total Payments, a drawing must be made under the Liquidity Facility Agreement up to its facility limit (being A$79,000,000) to provide liquidity to allow Total Payments to be made.

CURRENCY SWAPS

    All payments required to be made to Offered Noteholders will be made in Australian dollars to the Currency Swap Providers, who will swap the amounts into US dollars.

                                CASH FLOW CHART

                                    [CHART]

                     This chart depicts a cash-flow summary

                                    [CHART]

                     This chart depicts a cash-flow summary

                                  RISK FACTORS

    In addition to the matters described elsewhere in this Prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Notes.

LIMITED LIABILITY UNDER THE OFFERED NOTES

    The Offered Notes are debt obligations of the Issuer Trustee in its capacity as trustee of the Trust. They are issued with the benefit of, and subject to the Master Trust Deed, the Series Notice, the Security Trust Deed and the Note Trust Deed. The Issuer Trustee's liability in respect of the Offered Notes is limited to the assets of the Trust available in accordance with the terms of the Master Trust Deed, the Series Notice, the Note Trust Deed and the Security Trust Deed to meet its obligations in relation to the Offered Notes and, except in certain limited circumstances, the Issuer Trustee will not be personally liable in respect of the Offered Notes. See "THE ISSUER TRUSTEE--Limitation of Issuer Trustee's Liability."

    In addition, the Offered Notes will not represent an interest in or obligation of the Servicer, the Trust Manager, the Approved Sellers, the Note Trustee, the Security Trustee or any of their respective affiliates (other than the Issuer Trustee to the extent referred to above). The only obligations of the foregoing entities with respect to the Offered Notes or any Housing Loan will be the obligations of the Approved Sellers pursuant to certain limited representations and warranties made with respect to the Housing Loans, of the Servicer with respect to its servicing obligations under the Servicing Agreement and the Trust Manager in respect of its undertakings in the Transaction Documents. The Offered Notes will not be guaranteed or insured by any governmental agency or instrumentality, or by the Issuer Trustee, the Servicer, the Trust Manager, the Approved Sellers, the Note Trustee, the Security Trustee or any of their respective affiliates. The Housing Loans are subject to certain mortgage insurance policies, but only limited losses are covered. Housing Loans insured by HLIC prior to December 12, 1997 will have the benefit of a Commonwealth Government Guarantee. See "THE MORTGAGE INSURANCE POLICIES." Proceeds of the assets included in the Trust (including the Housing Loans) will be the sole source of payments on the Offered Notes, and there will be no recourse to the Servicer, the Trust Manager, the Approved Sellers, the Note Trustee, the Security Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Notes.

RISK OF EQUITABLE ASSIGNMENT OF HOUSING LOANS RATHER THAN LEGAL ASSIGNMENT

    Although the Housing Loans and the related Mortgages could have been legally assigned by the Seller Trustee to the Issuer Trustee, they will initially only be equitably assigned until a Title Perfection Event (as defined below) occurs. A "Title Perfection Event" in relation to the Housing Loans is the occurrence of any of the following: (i) Westpac ceases to have a long term credit rating of at least "BBB" from Standard & Poor's, "Baa2" from Moody's; and "BBB" from Fitch
(ii) an Insolvency Event occurs with respect to Westpac; and (iii) Westpac fails to transfer Collections within five Business Days after receiving notice from the Issuer Trustee or the Trust Manager to do so. Until such time, pursuant to the Transaction Documents, the Issuer Trustee is not permitted to take any steps to perfect legal title and it cannot, and will not, notify the Borrowers of the equitable assignment of the Housing Loans to the Issuer Trustee. If a Title Perfection Event occurs, the Issuer Trustee, with the assistance of the Servicer, is required take such steps as are necessary to perfect the Issuer Trustee's legal title in the Housing Loans.

    The delay in the notification to a Borrower of the assignment of the Housing Loans to the Issuer Trustee may have the following consequences:

    (1) until a Borrower has notice of the assignment, that Borrower is not bound to make payments under the relevant Housing Loan to anyone other than Westpac and can obtain a valid discharge from Westpac. However, the Servicer, a delegate of Westpac, will act as the initial Servicer of the Housing Loans and is obligated to deal with all moneys received from the Borrowers in accordance with the Servicing Agreement and the Master Trust Deed;

    (2) for so long as the Issuer Trustee holds only an equitable interest in the Housing Loans, the Issuer Trustee's interest in them may become subject to the interests of third parties created after the creation of the Issuer Trustee's equitable interest but prior to it acquiring a legal interest in the Housing Loans. However, the Servicer undertakes not to consent to the creation or existence of any higher or equal ranking security interest over the Mortgaged Property (the "Servicer's Security Undertaking"); and

    (3) for so long as the Issuer Trustee holds only an equitable interest in the Housing Loans, it must join Westpac as a party to any legal proceedings against any Borrower in relation to the enforcement of any Housing Loan. In this regard, Westpac undertakes in the Servicing Agreement to co-operate with the Servicer in connection with the enforcement of any Housing Loans. Westpac has granted an irrevocable power of attorney to the Issuer Trustee to perfect its interest in the Housing Loans.

    So long as the Issuer Trustee holds equitable title, rather than legal title, to a Housing Loan, the Issuer Trustee's interest in such Housing Loan may be impaired by the creation or existence of any higher or equal ranking security interest over the related Mortgaged Property if the Servicer fails to adhere to the Servicer's Security Undertaking. Such failure may result in losses to Noteholders.

RISK OF LOSSES AND DELAYS FROM ENFORCEMENT OF THE HOUSING LOANS

    Substantial delays could be encountered in connection with the liquidation of a Housing Loan and result in shortfalls in distributions to Noteholders to the extent not covered by a Mortgage Insurance Policy or if the relevant Mortgage Insurance Policy provider fails to perform its obligations. Further, liquidation expenses such as legal fees, real estate taxes, and maintenance and preservation expenses (to the extent not covered by a Mortgage Insurance Policy) will reduce the net amounts recoverable by the Issuer Trustee from an enforced Housing Loan and mortgage and will reduce Excess Available Income. In the event any of the Mortgaged Properties fail to provide adequate security for the related Housing Loans, Noteholders could experience a loss to the extent not covered by a Mortgage Insurance Policy or if the relevant Mortgage Insurance Policy provider fails to perform its obligations and the subordination of Excess Available Income is not sufficient.

MORTGAGE INSURANCE POLICIES ARE SUBJECT TO EXCLUSIONS AND LIMITATIONS

    The liability of each of the Mortgage Insurers under the Mortgage Pool Insurance Policy and the PMI Policies, as applicable, is subject to certain exclusions. Each of them also has the right to cancel the coverage of, or terminate its Mortgage Insurance Policy in respect of, a Housing Loan in certain circumstances. The exclusions and rights vary among the different Mortgage Insurance Policies and may affect the ability of the Issuer Trustee to make timely and full payments of principal and Interest on the Notes. See "THE MORTGAGE INSURANCE POLICIES" for further details.

RISKS ASSOCIATED WITH HIGH LVR HOUSING LOANS

    Approximately 32.79% of the Housing Loans by aggregate principal balance of the related Housing Loans as of the CutOff Date, had an LVR in excess of 80%. Housing Loans with higher LVRs may present a greater risk of delinquency. Although each Housing Loan in the Trust with an LVR in excess of 80% is covered by a PMI Policy which insures the full amount of the Unpaid Balance of the related Housing Loan, if a Borrower fails to make payments under such a Housing Loan and the applicable Mortgage Insurer cancels the relevant PMI Policy, reduces the amount of a claim or fails to honor its obligation under the PMI Policy, proceeds from a liquidation of such Housing Loan may be insufficient to cover the Unpaid Balance thereof. As a result, Noteholders may experience losses including Principal Charge Offs (as defined herein) with respect to the Offered Notes. For a description of such coverage, see "THE MORTGAGE INSURANCE POLICIES."

RISKS ASSOCIATED WITH WESTPAC'S ABILITY TO SET RATES ON VARIABLE RATE HOUSING
  LOANS AT ITS DISCRETION

    The interest rates with respect to the Variable Rate Housing Loans are not tied to an objective interest index but rather may be set at the sole discretion of Westpac, as originator of the Housing Loans. See "WESTPAC RESIDENTIAL LOAN PROGRAM--Housing Loan Features." In the event that Westpac increases interest rates on the Variable Rate Housing Loans, Borrowers may be unable to meet their Scheduled Payments and accordingly, may become delinquent or may default on their respective

Housing Loans. In addition, if such increase raises interest rates above market interest rates, Borrowers may refinance their loans with another lender to obtain a lower interest rate, which in turn could cause investors in the Offered Notes to experience higher rates of principal prepayment on the Offered Notes than anticipated.

ABILITY TO CHANGE HOUSING LOAN FEATURES MAY RESULT IN CHANGES TO THE MORTGAGE POOL AND HIGHER RATES OF PRINCIPAL PREPAYMENT ON THE OFFERED NOTES.

    During the term of any Housing Loan, Westpac may from time to time or at the request of the related Borrower change certain features of such Housing Loan. A Borrower may request, among other changes, (a) additional funds with respect to its Housing Loan (a "top up"), (b) a substitution or modification of the security for the related Mortgage, (c) a switch to another type of Housing Loan product, (d) a draw on principal repayments made in excess of scheduled repayments (a "Redraw"), (e) an interest rate switch from variable to fixed or vice versa, (f) reduced payments due to maternity or paternity leave, (g) a repayment holiday if a prepayment of certain amounts has resulted in a buffer of funds and (h) a switch from owner occupied to investment property status or vice versa (which may result in a change in interest rates). For a more detailed discussion of the various features available to Borrowers, see "WESTPAC RESIDENTIAL LOAN PROGRAM-- Housing Loan Features."

    In addition, Westpac may initiate certain changes to the Housing Loans. Most frequently, Westpac will change the Mortgage Rate. The change to the Mortgage Rate can be either product or individual loan specific. In addition, subject to certain conditions, Westpac may begin to offer additional product features with respect to the Housing Loans which are not set forth herein. See "WESTPAC RESIDENTIAL LOAN PROGRAM-Housing Loan Features-Additional Features."

    As a result of both Borrower and Westpac initiated changes, the characteristics of the Housing Loans as of the Cut-Off Date may differ from the characteristics of the Housing Loans at any other point in time. In addition, certain types of modifications to a Housing Loan result in the removal of such Housing Loan from the Mortgage Pool, which in turn could cause investors in the Offered Notes to experience higher rates of principal prepayment on the Offered Notes than anticipated. Similarly, if Westpac elects to change certain features of the Housing Loans, Borrowers may elect to refinance their loan with another lender to obtain more favorable features, which also could lead to higher principal prepayment on the Offered Notes than expected. See "PREPAYMENT AND YIELD CONSIDERATIONS."

RISKS OF CURRENCY EXCHANGE CONTROLS

    The Issuer Trustee will receive Australian dollar payments on the Housing Loans in Australia and, under the Currency Swaps, is required to pay certain collections to the Currency Swap Providers as required under the Series Notice. It is possible that in the future Australia may impose exchange controls that affect the availability of Australian dollar payments for making payments under the Currency Swaps. The Offered Noteholders will bear the risk of the imposition of foreign exchange controls by the Australian government that impact upon the Issuer Trustee's ability to exchange the Collections for U.S. dollars. The Issuer Trustee has no control over such risk, which will generally be affected by economic and political events in Australia. If the Issuer Trustee does not pay some or all of the amounts in Australian dollars which it is required by the Transaction Documents to pay to the Currency Swap Providers under the Currency Swaps, the Currency Swap Providers are only required to pay the U.S. dollar equivalent of the amounts they actually receive. In such event, it is unlikely that the Trust would have sufficient U.S. dollars to make the payments due on the Offered Notes.

RISKS RELATED TO A TERMINATION OF THE SWAP AGREEMENTS

    By entering into the Swap Agreements, the Issuer Trustee intends to transfer to the Interest Rate Swap Provider and Currency Swap Providers, as applicable, the risks set forth below that the Trust would otherwise have with respect to payments on the Offered Notes and the Housing Loans.

    (a) Currency Exchange Risk. Interest and principal on the Offered Notes is payable in U.S. dollars and the Trust's primary source for funding its payments on the Offered Notes is its collections on the

Housing Loans, which will be in Australian dollars. If the Currency Swap Providers were to fail to perform under the Currency Swaps or were to be discharged from such performance because of a default thereunder by the Trust, the Issuer Trustee might have to exchange its Australian dollars for U.S. dollars at an exchange rate that is less favorable to the Trust than the original Swap Currency Exchange Rate (which is 1.603733 Australian dollars for each U.S. dollar) and might therefore not have sufficient U.S. dollars to make timely payments on the Offered Notes, even though the delinquency and loss experience on the Housing Loans may be acceptable.

    (b) Risks Specific to the Variable Rate Basis Swap. The basis risk between the floating rate obligations of the Trust (including Interest payable on the Notes) and the variable administered rates set by Westpac will be hedged by means of the Variable Rate Basis Swap. Pursuant to the Variable Rate Basis Swap, each quarter the Interest Rate Swap Provider will pay the Issuer Trustee the three month Bank Bill Rate plus a fixed margin and receive from the Issuer Trustee the weighted average variable housing rate. The margin is fixed for the life of the swap and will be set with regard for the ongoing expenses of the Trust.

    If Westpac is downgraded below A-1+/A2/F-1+ by Standard & Poor's, Moody's or Fitch, respectively, and fails to provide eligible collateral or arrange for a suitable alternative swap provider, it will be an Additional Termination Event under the terms of the ISDA Master Agreement. If the Variable Rate Basis Swap is terminated, the Trust Manager is required to calculate each month the minimum interest rate required to be set on the variable rate Housing Loans in order to cover amounts payable by the Issuer Trustee (including anticipated Trust Expenses and taxes) and amounts due to the Issuer Trustee, the Trust Manager, the Servicer, the Liquidity Facility Provider, the Redraw Facility Provider and the Noteholders (the "Threshold Rate"). In this situation, the Housing Loan rates across Westpac's whole portfolio of loans of the same product type may be set at above market interest rates on the variable housing loans to meet Trust Expenses which could result in the affected Borrowers refinancing their loans with another bank, which in turn could cause Offered Noteholders to experience higher rates of principal repayment on the Offered Notes than anticipated. If the Variable Rate Basis Swap is terminated, the Trust may be subject to reinvestment risk to the extent that any payments and prepayments invested in Authorized Investments do not earn a sufficient rate of interest to cover the interest owing on the Notes.

    (c) Risks Specific to the Fixed Rate Swaps. Two Fixed Rate Swaps will be used to hedge the interest rate risk between the floating rate obligations of the Trust (including Interest payable on the Notes) and the discretionary fixed rate set by Westpac on those Housing Loans being charged a fixed rate of interest (a "Fixed Rate") (not including those loans with a Concessional Fixed
Rate). A Housing Loan is being charged a "Concessional Fixed Rate" when it has a fixed rate of interest for the first 12 months, which converts to the standard variable rate after that period. Loans subject to a Concessional Fixed Rate are included under the Variable Rate Basis Swap. An amortizing Fixed Rate Swap will be entered into on the Closing Date to hedge that portion of the pool earning a Fixed Rate of interest as of the Cutoff Date. The Issuer Trustee will pay the applicable daily weighted average fixed rate and receive the three month Bank Bill Rate plus a fixed margin. The margin is fixed for the life of the swap and has been set based on the actual margin on the underlying Fixed Rate Housing Loans and the prevailing market rate existing on or about the Closing Date. A further Fixed Rate Basis Swap will be entered into to hedge the interest rate risk occurring when the Borrowers switch from a variable rate of interest to a fixed rate of interest. Under that second Fixed Rate Basis Swap, the Issuer Trustee will pay the applicable daily weighted average fixed rate and receive the three month Bank Bill Rate plus a fixed margin. The margin is fixed for the life of the swap.

    If Westpac is downgraded below A-1+/A2/F-1+ by Standard & Poor's, Moody's or Fitch, respectively, and fails to provide eligible collateral or arrange for a suitable alternative swap provider, it will be an Additional Termination Event under the terms of the ISDA Master Agreement only at the discretion of the Issuer Trustee, who shall make such decision at the direction of the Trust Manager. If the swap remains in place, the Rating Agencies may consider downgrading the Offered Notes and an investor may then be holding Offered Notes which have been downgraded. If the swap is terminated, the investor is exposed to the risk of the possible narrowing of the spread between the customer rate applicable on the Housing Loans and the floating rate obligations of the Trust (including the Interest on the Notes). If the relevant Fixed Rate Basis Swap is terminated, the Trust will be subject to the risk that the floating rate obligations of the Trust may change in such a way that the discretionary fixed rate set by Westpac on those Housing Loans being charged a fixed rate of interst will be insufficient to make payments on such floating rate obligations.

DELINQUENCY AND DEFAULT RISK

    If Borrowers fail to make Scheduled Payments under Housing Loans when due there is a possibility that the Issuer Trustee may have insufficient funds to make full payments of Interest and principal due to the Noteholders.

    The Issuer Trustee's obligation to pay principal in respect of the Offered Notes in full is limited by reference to, among other things, receipts by the Issuer Trustee of amounts due under or in respect of the outstanding Housing Loans. Noteholders must rely for payment of principal and Interest under the Offered Notes on Borrowers making payments under the Housing Loans and on amounts being available under the Mortgage Insurance Policies and any amounts payable by an Approved Seller or the Servicer in respect of any breach of a representation and warranty or undertaking respectively and, in addition, in the case of Interest, on receipts of principal and required payments under the Liquidity Facility. Furthermore, the Issuer Trustee is not required to make any advances to cover shortfalls. See "DESCRIPTION OF THE OFFERED NOTES" and "THE LIQUIDITY FACILITY."

    A wide variety of factors of a legal, economic, political or other nature could affect the performance of Borrowers in making payments of principal and interest under the Housing Loans. In particular, if interest rates increase significantly, Borrowers may experience distress and increased default rates on the Housing Loans may result. Under the Consumer Credit Legislation (as defined herein), among other remedies, a court may order a Housing Loan to be varied on the grounds of hardship. See "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS." Any such variance may reduce the principal or interest payable under a particular Housing Loan.

    If a Borrower defaults on payments under a Housing Loan and the Servicer enforces the Housing Loan and takes possession of the relevant Mortgaged Property, many factors may affect the price for which the Mortgaged Property is sold and the length of time required to realize the proceeds of sale. Any delay, and any loss incurred as a result of the realized proceeds of the sale of a Mortgaged Property being less than the amount due under the Housing Loan may affect the ability of the Issuer Trustee to make payments, or the timing of those payments, in respect of the Offered Notes, notwithstanding any amounts that may be claimed under a Mortgage Insurance Policy or otherwise allocated from Principal Collections or drawn under the Liquidity Facility.

RISK OF EARLY DEFAULTS

    Although little data is available and no empirical verification has been made by the Trust Manager, the Underwriters or the Issuer Trustee, defaults on mortgage loans, including mortgage loans similar to the Housing Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

PRINCIPAL PREPAYMENT AND YIELD CONSIDERATIONS

    The yield to maturity experienced by a Offered Noteholder may be affected by the rate of payment of principal of the Housing Loans. The Trust may receive early payments of principal on the Housing Loans and, therefore, pay Principal Collections to the Noteholders earlier than would otherwise have been the case. For example, early payments of principal may occur in the following situations:

    (1) receipt by the Issuer Trustee of enforcement proceeds due to a Borrower having defaulted on its Housing Loan;

    (2) receipt by the Issuer Trustee of insurance proceeds in relation to a claim under a Mortgage Insurance Policy in respect of a Housing Loan;

    (3) repurchase by Westpac of Housing Loans as a result of a breach by it of certain representations (see "THE TRUST FUND--Representations and Warranties" and "--Breach of Representations and Warranties");

    (4) receipt by the Trust of any net amount attributable to principal from another WST trust established under the Master Trust Deed with respect to the substitution of a Housing Loan;

    (5) repurchase of the Housing Loans as a result of a Clean-Up Offer or a redemption for taxation or other reasons (see "DESCRIPTION OF THE OFFERED NOTES--Clean-Up Offer" and "--Redemption of the Offered Notes for Taxation or Other Reasons");

    (6) receipt of proceeds of enforcement of the Security Trust Deed prior to the Maturity Date of the Notes (see "DESCRIPTION OF THE OFFERED
NOTES--Redemption of the Notes"); or

    (7) receipt of proceeds of the sale of Housing Loans if the Trust is terminated while Offered Notes are outstanding (for example, if required by law) and the Housing Loans are then either (a) repurchased by Westpac under its right of first refusal or (b) sold to a third party.

    Additionally, in certain limited circumstances (for example, if the principal amount of a Housing Loan is increased other than as a result of a Redraw (see "DESCRIPTION OF THE OFFERED NOTES-- Description of the Redraw Facility, the Redraw Funding Securities and the Class A RFS Notes")), the Issuer Trustee may transfer Housing Loans which comprise assets of the Trust to another WST trust established under the Master Trust Deed. The consideration for that transfer, to the extent it constitutes principal, will form part of Gross Principal Collections (as defined herein) during the related Collection Period and will be distributed as if it were a prepayment of principal by the relevant Borrower.

    Also, the Trust's principal payment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. Furthermore, unlike the United States, under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on mortgage loans and other non-capital expenditures relating to investment properties that generate taxable income are generally allowable as tax deductions. This is one contributing factor to borrowers prepaying housing loans relating to owner-occupied properties in Australia in a manner that differs from the United States. See "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS-- Treatment of Interest Payments with respect to Australian Housing Loans".

    See "PREPAYMENT AND YIELD CONSIDERATIONS."

NO GROSS-UP; TAX REDEMPTION

    In the event that any withholding tax is imposed on payments of interest on any of the Offered Notes, the holders of the Offered Notes will not be entitled to receive grossed-up amounts to compensate for such withholding tax. Consequently, there can be no assurance that the remaining payments on the Housing Loans would be sufficient to make timely payments of Interest on and payment of principal at the maturity date of the Offered Notes. In addition, upon the occurrence of a Withholding Tax Event, the Issuer Trustee (at the direction of the Trust Manager) may on any Payment Date simultaneously redeem in whole but not in part, at the redemption prices specified herein, the affected Class of Offered Notes in accordance with the procedures described under "DESCRIPTION OF THE OFFERED NOTES--Redemption of the Offered Notes for Taxation or Other Reasons" herein. Holders of 75% of the Invested Amount of a Class may also elect not to redeem the affected Class of Offered Notes in the event of a Withholding Tax Event.

REINVESTMENT RISK

    The Interest Rate Swap Agreements transfer the reinvestment risk detailed below to the applicable Swap Provider. In the event that the Variable Rate Basis Swap is terminated, the reinvestment risk will transfer back to the Issuer Trustee. If a prepayment is received on a Housing Loan during any Collection Period, interest at the then current interest rate on the Housing Loan will cease to accrue on that part of the Housing Loan prepaid from the date of the prepayment. The amount prepaid will be invested in Authorized Investments for the balance of the Collection Period at a rate that may be less than the then rate on the Housing Loan. Interest will, however, continue to be payable in respect of an Invested Amount of principal on the Offered Notes until the next Payment Date following the prepayment. Accordingly, the difference between the rate earned on the prepaid amount of the Housing Loan and the amount of interest payable on the Offered Notes may affect the ability of the Issuer Trustee to pay interest in full on the Offered Notes. Certain Principal Collections and the Liquidity Facility may cover such shortfalls in whole or in part but there is no assurance that sufficient amounts will be available. For further details see "DESCRIPTION OF THE OFFERED NOTES--Available Income" and "--Principal Draws."

SERVICER RISK

    The appointment of the Servicer under the Master Trust Deed and Servicing Agreement may be terminated under certain circumstances or the Servicer may resign (see "DESCRIPTION OF THE SERVICING AGREEMENT"). If the Servicer is removed for any reason, the Issuer Trustee is obligated to appoint a suitably qualified person as Servicer whose appointment would not materially prejudice the interests of Noteholders (an "Eligible Servicer") to assume responsibility for servicing the Housing Loans in accordance with the Master Trust Deed and the Servicing Agreement. There is no guarantee (a) that an Eligible Servicer will be found who would be willing to service the Housing Loans on the terms of the Master Trust Deed and the Servicing Agreement, in which case the Issuer Trustee must act as the Eligible Servicer or (b) that an Eligible Servicer will be able to service the Housing Loans with the same level of skill and competence as the initial Servicer. The ability of the Eligible Servicer (whether it is the Issuer Trustee or a third party) to perform the servicing functions under the Master Trust Deed and Servicing Agreement would depend on the information and records available to it.

SUBORDINATION OF THE CLASS B NOTES

    The rights of the holders of the Class B Notes to receive payments of Interest on each Payment Date will be subordinated to such rights of the holders of the RFSs (if any), Class A Notes, RFS Class A Notes (if any) and the Redraw Facility Provider to the extent set forth herein. In addition, the rights of the holders of the Class B Notes to receive distributions of principal on each Payment Date generally will be subordinated to such rights of the holders of the RFSs (if any) and the Redraw Facility Provider with respect to repayments pursuant to Redraw Facility Agreement and to holders of the Class A Notes and RFS Class A Notes (if any). Furthermore, any Principal Charge Offs will be applied first in reduction of the principal balance of the Class B Notes.

    In the event that the Note Trustee is required by the Transaction Documents or the Offered Notes to have regard to the interests of the Class A Noteholders and the Class B Noteholders and where, in the opinion of the Note Trustee, there is a conflict between the interests of the Class A Noteholders and the interests of the Class B Noteholders, the Note Trustee shall have regard only to the interests of the Class A Noteholders despite anything to the contrary in the Transaction Documents.

PRIORITY OF RFSS AND RFS CLASS A NOTES OWNED BY AUSTRALIAN RESIDENT INVESTORS

    In certain limited circumstances, the Issuer Trustee will issue RFSs and RFS Class A Notes, which will be issued to Australian resident investors only. The RFSs will be senior to the Class A Notes with respect to payments of principal and which will rank PARI PASSU with the Class A Notes with respect to Interest. In addition, on each Payment Date, Gross Principal Collections will be used to reimburse Westpac for any Redraws funded by Westpac during the related Collection Period prior to payments being made on the Class A Notes. Additionally, if RFSs are not repaid on the fifth Collection Determination Date following the date such RFSs were issued, such RFSs will convert to RFS Class A Notes. The RFS Class A Notes will rank PARI PASSU with the Class A Notes with respect to payments of both principal and Interest. In addition, payments due on the Redraw Facility, RFSs and RFS Class A Notes, if any, will be senior in right of payment to the Class B Notes with respect to principal, Interest and fees. If proceeds from the liquidation of the assets included in the Trust following the enforcement of the Security Trust Deed are not sufficient to pay all obligations of the Issuer Trustee in its capacity as trustee of the Trust, Noteholders with a lower priority of payment are at a greater risk for losses on their investment. See "DESCRIPTION OF THE OFFERED NOTES--Description of the Redraw Facility, the Redraw Funding Securities and the RFS Class A Notes."

CREDIT ENHANCEMENT PROVIDES ONLY LIMITED PROTECTION AGAINST LOSSES

    Credit enhancement with respect to the Class A Notes will be provided by (i) the Mortgage Insurance Policies, (ii) subordination of the Excess Available Income and (iii) the subordination of payments on the Class B Notes to payments to the Class A Notes. Credit enhancement with respect to the Class B Notes will be provided by (i) the Mortgage Insurance Policies and (ii) subordination of the Excess Available Income. Although the credit enhancement is intended to reduce the risk of delinquent payments or losses to the Noteholders entitled to the benefit thereof, the amount of such enhancement is limited, will decline and could be depleted under certain circumstances prior to the payment in full of the Offered Notes. As a result, the available credit enhancement may be insufficient to reduce the risk of delinquent payments and losses to the Noteholders. See "THE MORTGAGE INSURANCE POLICIES" and "DESCRIPTION OF THE NOTES."

LIMITATIONS ON THE LIQUIDITY SUPPORT

    If on any Collection Determination Date, the Available Income of the Trust is insufficient to meet Total Payments of the Trust for a Collection Period, Principal Collections collected during such Collection Period may be used to provide liquidity by way of a Principal Draw. If Principal Draws are not available to meet Total Payments, a drawing must be made under the Liquidity Facility up to the Liquidity Limit (as defined herein). In the event that there are shortfalls in excess of the Liquidity Limit prior to the payment in full of the Offered Notes, Noteholders may suffer losses. In addition, the Liquidity Facility does not provide any credit enhancement with respect to the Offered Notes. See "DESCRIPTION OF THE OFFERED NOTES--Principal Draws" and "THE LIQUIDITY FACILITY."

EXERCISE OF CLEAN-UP OFFER MAY RESULT IN SHORTFALLS TO NOTEHOLDERS

    If at any time the aggregate Housing Loan Principal, expressed as a percentage of the aggregate Housing Loan Principal as of the Cut-Off Date, is less than 10%, then, if instructed by the Trust Manager, the Seller Trustee may repurchase, on the following Payment Date, the equitable title to the Housing Loans held by the Trust. The proceeds of sale will be applied by the Issuer Trustee to repay moneys owing to Noteholders at that time in accordance with the priorities for applying payments of Interest and principal between the Classes of Notes. In the event that a Housing Loan is non-performing, the purchase price for such Housing Loan will be based on the Fair Market Value. Fair Market Value with respect to a Housing Loan may be less than the Unpaid Balance of such Housing Loan. If a significant number of Housing Loans are non-performing, the total proceeds from exercising the Clean-up Offer may be less than amounts owing to Noteholders and Noteholders may suffer losses. See "DESCRIPTION OF THE NOTES--Clean-up Offer."

REDEMPTION OF THE NOTES

    If an Event of Default occurs under the Security Trust Deed while the Offered Notes are outstanding, the Security Trustee may (subject to the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed), and will (if so directed by the Note Trustee alone where it is the only Voting Mortgagee or, otherwise by a resolution of 75% of the Voting Mortgagees) enforce the security created by the Security Trust Deed. That enforcement can include the sale of some or all of the Housing Loans. There is no guarantee that the Security Trustee will be able to sell the Housing Loans for their then current Unpaid Balance. Accordingly, the Security Trustee may not be able to realize the full value of the Housing Loans and this may have an impact upon the Issuer Trustee's ability to repay all amounts outstanding in relation to the Notes. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the Security Trust Deed. See "SECURITY FOR THE NOTES."

    If the Trust terminates while Notes are outstanding, Westpac has a right of first refusal to acquire the Housing Loans. The price to be paid by Westpac for performing and non-performing Housing Loans must be not less than their fair market value. In the case of performing Housing Loans, the Issuer Trustee is required to offer to sell them to Westpac under its right of first refusal for their then Unpaid Balance. Where the fair market value of a Housing Loan is less than its then Unpaid Balance, its acquisition by Westpac will be subject to prior approval by holders of 75% of the votes of all Noteholders. This is because in such circumstances there may be a shortfall in the amount available to the Issuer Trustee to fully repay all amounts outstanding in relation to the Notes. See "DESCRIPTION OF THE OFFERED NOTES-- Termination of the Trust."

GEOGRAPHIC CONCENTRATION MAY AFFECT PERFORMANCE

    Approximately 45.04%, 18.44% and 17.27% (by Cut-Off Date Principal Balance) of the Housing Loans are secured by Mortgaged Properties in the regions of New South Wales, Victoria and Queensland, respectively. To the extent that one or more of such regions has experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than Australia generally, such a concentration of the Housing Loans may be expected to increase the risk of delinquencies and losses on the Housing Loans with respect to such region. None of the Issuer Trustee, the Approved Sellers nor the Servicer can quantify the impact of any recent property value declines on the Housing Loans or predict whether, to what extent or for how long such declines may continue.

CONSUMER CREDIT LEGISLATION

    Some of the Housing Loans are regulated by consumer credit legislation (the "Consumer Credit Legislation"). Under that legislation, a Borrower has the right to apply to a court to:

        (1) vary the terms of his or her Housing Loan on the grounds of hardship or that it is an unjust contract;

        (2) reduce or cancel any interest rate payable on the Housing Loan which is unconscionable;

        (3) have certain provisions of the Housing Loan or relevant Mortgage which are in breach of the legislation declared unenforceable; or

        (4) obtain restitution or compensation from either Westpac or, after a Title Perfection Event, the Issuer Trustee, in relation to any breaches of the Consumer Credit Legislation in relation to the Housing Loan or the relevant Mortgage.

    Any such order may affect the timing or amount of interest or principal payments or repayments under the relevant Housing Loan (which might in turn affect the timing or amount of Interest or principal payments or repayments under the Offered Notes).

    In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings. Such procedures and negotiations may also affect the timing or amount of interest or principal payments or repayments under the Housing Loans.

    Breaches of the Consumer Credit Legislation may also lead to civil penalties or criminal fines being imposed on Westpac, for so long as it holds legal title to the Housing Loans and the Mortgages. If the Issuer Trustee acquires legal title, it will then become primarily responsible for compliance with the Consumer Credit Legislation. The Issuer Trustee will (subject to limited exceptions) be indemnified out of the assets of the Trust for its liabilities under the Consumer Credit Legislation. If the Issuer Trustee is indemnified with respect to such liabilities out of the assets of the Trust, proceeds of the Trust may be insufficient to make all payments provided for under the Offered Notes.

    Westpac will give, or has given, certain representations and warranties that the Housing Loans and related Mortgages comply in all material respects with the Consumer Credit Legislation in force at the time documents were entered into. The representations and warranties are set forth in "THE TRUST FUND--Representations and Warranties." The Servicer has undertaken to comply with the Consumer Credit Legislation in connection with servicing the Housing Loans and related Mortgages where failure to do so would have an Adverse Effect. An "Adverse Effect" is an event which will materially and adversely affect the amount of any payment to be made to any Noteholder, or will materially and adversely affect the timing of such payment. In certain circumstances the Issuer Trustee may have the right to claim damages from Westpac or the Servicer, as the case may be, where the Issuer Trustee suffers a loss in connection with a breach of the Consumer Credit Legislation which is caused by a breach of a relevant representation or undertaking. See "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS."

RISK OF COMMINGLING

    Collections under the Housing Loans are received by Westpac or the Servicer. As described in "DESCRIPTION OF THE OFFERED NOTES--Collections," provided that Westpac has a short term rating of at least "A-1+" from Standard & Poor's, "P-1" from Moody's and "F-1+" from Fitch and the Collections Account is maintained with Westpac or a subsidiary of Westpac, neither Westpac nor the Servicer is required to pay the Collections into the Collections Account until two (2) Business Days before the relevant Payment Date. If Westpac does not have the relevant rating, Collections must be paid into the Collections Account within five (5) Business Days (if the Collections Account is with Westpac or one of its subsidiaries) or two (2) Business Days (in any other case) following receipt. In each of these circumstances, the Collections may be commingled with the assets of the Servicer or Westpac (as the case may be) and, in the event of the insolvency of Westpac or the Servicer (as relevant), the Issuer Trustee may only be able to claim those Collections as an unsecured creditor of the insolvent company.

LIMITED LIQUIDITY

    There will be no market for the Offered Notes prior to the issuance thereof, and there can be no assurance that a secondary market will develop, or if it does develop, that it will provide the Offered Noteholders with liquidity of investment or that it will remain for the term of any Offered Notes. The Underwriters presently expect to make a secondary market in the Offered Notes, but have no obligation to do so.

RATINGS OF THE NOTES; FACTORS AFFECTING ABILITY TO MAINTAIN RATINGS

    It is a condition to the issuance of the Class A Notes that they be rated "Aaa" by Moody's, "AAA" by Standard & Poor's and "AAA" by Fitch and that the Class B Notes be rated at least "AA-" by Standard & Poor's and "AA-" by Fitch. A rating is not a recommendation to purchase, hold or sell the Offered Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Offered Notes addresses the likelihood of the payment of principal and interest on the Offered Notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances (including without limitation a reduction in the credit rating of the Interest Rate Swap Provider, the Currency Swap Providers, the Mortgage Insurance Providers or a reduction in the foreign currency rating of Australia) in the future so warrant. The ratings of the Offered Notes will be based primarily on the creditworthiness of the Housing Loans, the subordination provided by the Class B Notes with respect to the Class A Notes, the availability of Excess Available Income, if any, the Mortgage Pool Insurance Policy and the PMI Policies, the availability of the Liquidity Facility, the creditworthiness of the Interest Rate Swap Provider, the Currency Swap Providers and the Mortgage Insurers and the foreign currency rating of Australia. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a Rating Agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country.

BOOK-ENTRY NOTES

    Issuance of the Offered Notes in book-entry form may reduce the liquidity of such Notes in the secondary trading market since investors may be unwilling to purchase Offered Notes for which they cannot obtain physical certificates. Since transactions in the Offered Notes can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Note Owner (as defined herein) to pledge an Offered Note to persons or entities that do not participate in the DTC, Cedel or Euroclear systems or otherwise to take actions in respect of such Offered Notes, may be limited due to lack of a physical certificate representing the Offered Notes. Note Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Notes since such distributions will be forwarded by the Principal Paying Agent to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Noteholders either directly or indirectly through indirect participants. See "DESCRIPTION OF THE OFFERED NOTES--Book-Entry Registration" herein.

OTHER CONSIDERATIONS

    There is no assurance that the market value of the Housing Loans will at any time be equal to or greater than the Invested Amount of the Notes then outstanding, plus accrued interest thereon. Moreover, upon an Event of Default under the Security Trust Deed and a sale of the Trust Assets, the Security Trustee, the Note Trustee, the Liquidity Facility Provider, the Swap Providers and any other service provider generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and expenses and other amounts owing to such persons prior to distributions to holders of the Notes. After such payment of fees and expenses, the remaining proceeds thereof may be insufficient to pay in full the principal of and interest on the Notes.

                             FORMATION OF THE TRUST

WESTPAC SECURITISATION TRUST PROGRAMME

    The Westpac Securitisation Trust Programme was established pursuant to the Master Trust Deed for the purpose of enabling Westpac Securities Administration Limited, as trustee of each Trust established pursuant thereto, to invest in pools of consumer assets originated from time to time by the Westpac Banking Corporation group (the "Westpac Group"). The Master Trust Deed provides for the creation of an unlimited number of WST trusts. Each WST trust will be a separate and distinct trust fund and will be created subject to the Master Trust Deed and a supplemental series notice establishing specific provisions of the relevant WST trust and the instruments to be issued by that trust. The Trust Assets are not available to meet the liabilities of any other WST trust formed under the Master Trust Deed. Likewise, the assets of any other trust formed under the Master Trust Deed are not available to meet the liabilities of the Series 1998-1G WST Trust. Multiple classes of notes may be issued by the Issuer Trustee in relation to each WST trust that differ among themselves as to priority of payments and ratings.

SERIES 1998-1G WST TRUST

    The detailed terms of the Trust will be as set out in the Series Notice and the Master Trust Deed. The Master Trust Deed establishes the general framework under which WST trusts may be established from time to time. It does not actually establish any trusts. To establish the Trust, the Trust Manager and the Issuer Trustee have executed a notice of creation of trust dated on or about
      (the "Notice of Creation of Trust").

    In order to supplement the general framework under the Master Trust Deed with respect to the Trust, all relevant parties (including the Trust Manager, the Issuer Trustee and each Approved Seller) will execute the Series Notice, which (among other things) specifies the details of the Notes, establishes the cashflow allocation, sets out various representations and undertakings of the parties specific to the Housing Loans, which are additional to those in the Master Trust Deed, and amends the Master Trust Deed to the extent necessary to give effect to the specific aspects of the Trust and the issue of the Offered Notes.

    The Transaction Documents should therefore be read together when determining the rights, powers and obligations of the Issuer Trustee, the Trust Manager and the Approved Sellers in relation to the Trust. The Master Trust Deed and a form of the Series Notice have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The summaries herein do not purport to be complete and are subject to the provisions of such documents.

    The issuance of the Offered Notes will fund the purchase by the Trust of a pool of residential housing loans originated by Westpac, which will be specified in a Sale Notice from each of Westpac in its capacity as originator of the Housing Loans or Westpac Securities Administration Limited in its capacity as trustee of any other WST trusts established under the Master Trust Deed (in that capacity, the "Seller Trustee"). The Seller Trustee owes a fiduciary duty to Westpac, the entity which is the beneficiary of each "warehouse" trust established under the Master Trust Deed.

    In addition, the Trust may issue certain additional debt securities as discussed herein under "DESCRIPTION OF THE OFFERED NOTES--Description of the Redraw Facility, the Redraw Funding Securities and the RFS Class A Notes."

TRUST ASSETS

    The Trust Assets will include:

        1. a pool of Housing Loans, including all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date with respect to payments of principal and after the Closing Date with respect to payments of interest;

        2. rights under certain insurance policies with respect to the Housing Loans;

        3. amounts on deposit in certain accounts established pursuant to the Master Trust Deed, including the Collections Account and amounts invested in Authorized Investments; and

        4.  the Issuer Trustee's rights under the Transaction Documents.

                             SECURITY FOR THE NOTES

CHARGE

    Pursuant to the Security Trust Deed, dated on or about       , 1998 among
the Issuer Trustee, the Trust Manager, the Note Trustee and the Security Trustee, the Issuer Trustee will grant a first ranking floating charge, to be registered with the Australian Securities Commission, over all of the Trust Assets in favor of Perpetual Trustee Company Limited (ACN 000 001 007) (the "Security Trustee"), a company within the Perpetual group with its holding company being Perpetual Trustees Australia Limited (ACN 000 431 827), in order to secure the Issuer Trustee's obligations to the Offered Noteholders, the Note Trustee, the Trust Manager, the Interest Rate Swap Provider, the Currency Swap Providers, the Security Trustee, each Paying Agent, each other provider of a Support Facility (other than any provider of a Mortgage Insurance Policy), the Approved Sellers in respect of any Accrued Interest Adjustment (as defined herein), to Westpac in respect of Redraws, to the holders of the RFSs (if any) and the holders of the RFS Class A Notes (if any) (such creditors, together the "Mortgagees").

SECURITY TRUSTEE

    The Security Trustee is appointed to act as trustee on behalf of the Mortgagees on the terms and conditions of the Security Trust Deed. It holds the benefit of the charge over the Trust Assets in trust for each Mortgagee in accordance with the terms and conditions of the Security Trust Deed.

    Subject to the provisions of the Security Trust Deed, if there is a conflict between the duties owed by the Security Trustee to any Mortgagees or class of Mortgagees, the Security Trustee must give priority to the interests of the holders of the RFSs (if any), the RFS Class A Notes (if any), the Class A Noteholders and the Class B Noteholders (which in the case of the Class A Noteholders and the Class B Noteholders shall be determined by the Note Trustee acting on their behalf). Subject to the provisions of the Security Trust Deed (other than the provision in the previous sentence), the Security Trustee must give priority to the interests only of the Class A Noteholders, the holders of the RFSs (if any) and the holders of the RFS Class A Notes (if any) if, in the Security Trustee's opinion, there is a conflict between the interests of Class A Noteholders, the holders of the RFSs (if any) and the holders of the RFS Class A Notes (if any) and the interests of the Class B Noteholders or other Mortgagees. Provided that the Security Trustee acts in good faith, it shall not incur any liability to any Mortgagee for giving effect or seeking to give effect to the preceding provisions of this paragraph.

    The Security Trustee has had no involvement in the preparation of any part of this Prospectus, other than the particular reference to the Security Trustee in this section and the disclosure of additional provisions of the Security Trust Deed set forth herein. The Security Trustee makes no statement or representation in this Prospectus, has not authorized or caused the issue of any part of it and takes no responsibility for any part of it.

    The Security Trustee does not guarantee the success of the Offered Notes nor the payment of principal or Interest on the Offered Notes.

NATURE OF SECURITY

    If a company grants a fixed security over any of its assets, those assets may not be dealt with by such company without the consent of the relevant mortgagee. In this way, the security is said to "fix" over the specific assets. Fixed securities are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

    Unlike fixed securities, floating charges do not attach to specific assets but instead "float" over a class of assets which may change from time to time, allowing the person or entity granting the charge (the "chargor") to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided such dealings and transfers of title are in the ordinary course of a chargor's business. The security created by the Security Trust Deed is a floating charge over the Trust Assets. The Security Trust Deed provides that the Issuer Trustee may not deal with the assets of the Trust subject to the floating charge, except in the ordinary course of its business. It is common in Australia for special purpose securitization vehicles to give floating charges rather than fixed charges. If the Issuer Trustee disposes of any of the Trust Assets (including any Housing Loan) in the ordinary course of its business, the acquirer of that property will take them free of the floating charge.

    The floating charge created by the Security Trust Deed may "crystallize" and become a fixed charge over the relevant class of assets owned by the Issuer Trustee at the time of crystallization. Crystallization will occur automatically following the occurrence of specific events set out in the Security Trust Deed, including, among other events, notice to the Issuer Trustee from the Security Trustee following an event of default. See "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS" and "APPENDIX I-- GLOSSARY OF AUSTRALIAN LEGAL TERMS" herein.

ENFORCEMENT

    The Security Trustee must promptly convene a meeting of the Voting Mortgagees (as defined herein) after it receives notice, or has actual knowledge of, an Event of Default (as defined herein). See "DESCRIPTION OF THE OFFERED NOTES--Events of Default; Rights Upon Event of Default." The Security Trustee may waive (such waiver, being subject to the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed), an Event of Default before it is required to convene a meeting of Mortgagees if that Event of Default is not (in the opinion of the Security Trustee) materially prejudicial to the Mortgagees' interests.

    At the meeting, the Voting Mortgagees must vote by Extraordinary Resolution (being a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or by written resolution signed by all of the Voting Mortgagees) on whether to direct the Security Trustee to:

        (1) declare the charge to be enforceable;

        (2) declare the Secured Moneys (as defined herein) (including amounts outstanding under the Notes, plus accrued and unpaid interest) immediately due and payable;

        (3) crystallize the floating charge created under the Security Trust Deed in relation to any or all of the Secured Property (for a description of the crystallization process, see "--Nature of Security" above); and/or

        (4) appoint a receiver over the Trust's assets or itself exercise the powers that a receiver would otherwise have under the Security Trust Deed.

    "Secured Moneys" means all money which the Issuer Trustee (whether alone or with another person) is or at any time may become actually or contingently liable to pay to or for the account of any Mortgagee (whether alone or with another person) for any reason whatever under or in connection with a Transaction Document.

    Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as Voting Mortgagee or as a Representative (as defined herein). On a show of hands, every person holding, or being a Representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the Note Trustee shall represent each Noteholder who has directed the Note Trustee to vote on its behalf under the Note Trust Deed. On a poll, every person who is present shall have one vote for US $10,000 (but not part thereof) of the Secured Moneys that he holds or in which he is a Representative. A "Representative" is in the case of any Noteholder, a person or body corporate appointed as a proxy for that Noteholder.

    A resolution of all the Voting Mortgagees (including an Extraordinary Resolution) may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

    The Security Trustee cannot exercise the powers referred to above unless directed by an Extraordinary Resolution in the manner outlined above. The Security Trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the Security Trustee to the extent to which it may become liable for the relevant enforcement actions. For so long as the Note Trustee is the only Voting Mortgagee it may direct the Security Trustee to do any act which the Security Trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees. Neither the Security Trustee nor the Trust Manager may call a meeting of Voting Mortgagees while the Note Trustee is the only Voting Mortgagee, unless the Note Trustee otherwise consents.

    The Note Trustee will be the only Voting Mortgagee for so long as the amounts outstanding under the Offered Notes are 75% or more of all Secured Moneys.

    No Mortgagee is entitled to enforce the charge under the Security Trust Deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, other than in accordance with the Security Trust Deed.

PRIORITIES UNDER THE SECURITY TRUST DEED

    The proceeds from the enforcement of the Security Trust Deed (which will not include amounts required by law to be paid to the holder of any prior ranking security interest, the proceeds of or amounts credited to the collateral account under the Liquidity Facility and payable to the Liquidity Facility Provider and the proceeds of cash collateral lodged with and payable to a provider of a Swap Agreement or provider of another Support Facility to the Issuer Trustee) are to be applied in the order of priority set forth below, subject to any other priority which may be required by statute or law. Priority of proceeds in enforcement over secured creditors includes certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees.

        (1) first, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the Security Trustee, the Note Trustee, a receiver or an attorney or other amounts (other than those referred to in paragraph (4) below) payable to the Security Trustee or the Note Trustee under the Security Trust Deed;

        (2) second, to pay PARI PASSU and rateably:

        (i) any fees and other expenses (including Trust Expenses) due to the Security Trustee, the Note Trustee or the Principal Paying Agent;

        (ii) any fees and unpaid expenses, due to the Issuer Trustee; and

       (iii) the receiver's remuneration;

        (3) third, to pay PARI PASSU and rateably any unpaid Accrued Interest Adjustment due to an Approved Seller;

        (4) fourth, to pay PARI PASSU and rateably:

        (i) all Secured Moneys (as defined herein) owing to the providers of each Support Facility (other than the Currency Swap Providers);

        (ii) all Secured Moneys owing to the holders of RFSs (if any);

       (iii) all Secured Moneys owing to the holders of RFS Class A Notes (if any);

        (iv) all Secured Moneys owing to the Class A Noteholders (as at the date of payment);

        (v) all Secured Moneys owed by the Issuer Trustee as trustee of the Trust to a WST trust other than the Trust;

        (vi) all Secured Moneys owing in relation to any Redraws made by Westpac for which it has not been reimbursed under the Transaction Documents; and

       (vii) all Secured Moneys owing to the Currency Swap Providers under a confirmation relating to the Class A Notes (but without double counting with payments under sub-paragraph (iv));

        (5) fifth, all Secured Moneys owing to the Class B Noteholders (as at the date of payment) and to the Currency Swap Providers under a confirmation relating to the Class B Notes, but without double counting;

        (6) sixth, to pay PARI PASSU and rateably any amounts not covered above owing to any Mortgagee under any Transaction Document;

        (7) seventh, to pay the holder of any subsequent security interest over the assets charged by the Security Trust Deed of which the Security Trustee has notice of the amount properly secured by the security interest; and

        (8) eighth, to pay any surplus to the Issuer Trustee to be distributed in accordance with the Master Trust Deed.

    The surplus will not carry interest. If the Security Trustee pays the surplus to the credit of an account in the name of the Issuer Trustee with any bank carrying on business in Australia, the Security Trustee, receiver, Mortgagee or attorney (as the case may be) will be under no further liability in respect of it.

    The "Accrued Interest Adjustment" represents interest and fees which have accrued on the relevant Housing Loans but which are unpaid as at (and excluding) the Closing Date, and all amounts received by the relevant Approved Seller under those Housing Loans applied by the Servicer to payment of interest and fees under those Housing Loans for the period from (but excluding) the Cut-Off Date to (but excluding) the Closing Date. During the period between the Cut-Off Date and the Closing Date, the Housing Loans continue to be owned by the Approved Sellers. However, any Collections with respect to the period from the Cut-Off Date through the Closing Date will not be paid back to Westpac until after the assignment of the Housing Loans to the Trust. The purchase price for the Housing Loans excludes any such accrual. Therefore, an amount equal to that accrued interest and fees and Collections in respect of interest and fees for the period between the Cut-Off Date and the Closing Date will be paid to the Approved Sellers on the first Payment Date as a priority payment from Total Available Funds.

SECURITY TRUSTEE'S FEES AND EXPENSES

    The Issuer Trustee shall reimburse the Security Trustee for all costs and expenses of the Security Trustee properly incurred in acting as Security Trustee. The Security Trustee shall be entitled to a fee payable quarterly (the "Security Trustee Fee") in the amount agreed from time to time by the Issuer Trustee, the Security Trustee and the Trust Manager. The Issuer Trustee has agreed to indemnify the Security Trustee against any loss, cost, charge, liability, expense or damage under or in relation to the Transaction Documents, except where arising from the Security Trustee's fraud, negligence or willful default.

RETIREMENT AND REMOVAL

    Subject to the appointment of a successor Security Trustee, the Security Trustee may retire on three months' notice in writing to the Issuer Trustee, the Trust Manager, the Note Trustee and the Rating Agencies. The Security Trustee may resign in favor of a successor Security Trustee only if the Rating Agencies confirm that such resignation will not cause a withdrawal, downgrade or qualification of the ratings of the Offered Notes.

    Subject to the appointment of a successor Security Trustee and prior notice being given to each of the Rating Agencies, an Extraordinary Resolution of the Voting Mortgagees may at any time remove the Security Trustee.

    Subject to the appointment of a successor Security Trustee and prior notice being given to each of the Rating Agencies, the Trust Manager may remove the Security Trustee if any of the following occurs in relation to the Security
Trustee: (i) an Insolvency Event occurs in relation to the Security Trustee in its personal capacity; (ii) the cessation by the Security Trustee of its business; (iii) the failure by the Security Trustee to remedy within 14 days after written notice by the Trust Manager any material breach of duty on the part of the Security Trustee; or (iv) if without the prior written consent of the Trust Manager there occur certain changes in the control or management of the Security Trustee.

    Upon notice of resignation or removal of the Security Trustee, the Trust Manager has the right to appoint a successor Security Trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and who accepts the appointment. If no successor Security Trustee is appointed within 30 days after notice, the retiring Security Trustee may on behalf of the Mortgagees appoint a successor Security Trustee (other than Westpac or a related corporation of Westpac) who accepts the appointment. There are currently several third party security trustee organizations in Australia which may be available to replace a resigning or removed security trustee.

ADDITIONAL PROVISIONS OF THE SECURITY TRUST DEED

    The Security Trust Deed may be amended by the Issuer Trustee and the Security Trustee with the written approval of the Trust Manager and the Note Trustee in the manner (and subject to the restrictions) set out in the Security Trust Deed.

    The Security Trust Deed contains a range of provisions regulating the scope of the Security Trustee's duties and liability. These include the following:

        (1) The Security Trustee is not responsible for the adequacy or enforceability of the Security Trust Deed or other Transaction Documents.

        (2) The Security Trustee is not required to exercise its powers under the Security Trust Deed without being directed to do so by the Note Trustee or by an Extraordinary Resolution (as referred to above) of the Voting Mortgagees.

        (3) The Security Trustee may rely on documents provided by the Issuer Trustee or Trust Manager and the advice of consultants and advisors.

        (4) The Security Trustee is not required to monitor whether an event of default has occurred or compliance by the Issuer Trustee or Trust Manager with the Transaction Documents or their other activities.

        (5) The Security Trustee is not required to do anything unless its liability is limited in a manner satisfactory to it.

        (6) The Security Trustee need not give Mortgagees information concerning the Issuer Trustee which comes into the possession of the Security Trustee.

        (7) The rights, remedies and discretion of the Noteholders including all rights to vote or give instructions or consents to the Security Trustee and to enforce its undertakings and warranties may only be exercised by the Note Trustee on behalf of the Class A and Class B Noteholders and the Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Noteholders without inquiry about compliance with the Note Trust Deed.

        (8) The Security Trustee has no duties or responsibilities except those expressly set out in the Security Trust Deed or any collateral security.

        (9) Any action taken by the Security Trustee under the Security Trust Deed or any collateral security binds all the Mortgagees.

        (10) Each Mortgagee must make its own independent investigations, without reliance on the Security Trustee, as to the affairs of the Issuer Trustee and whether or not to take action under any Transaction Document.

        (11) The Security Trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the Security Trustee. It and its affiliates may engage in any kind of business with the Issuer Trustee, the Trust Manager, Mortgagees and others as if it were not Security Trustee and may receive consideration for services in connection with any Transaction Document or otherwise without having to account to the Mortgagees.

                                 THE TRUST FUND

GENERAL

    The Housing Loans are expected to include 21,132 Housing Loans secured by registered first ranking mortgages (collectively, the "Mortgages") on Mortgaged Properties located in Australia. This subsection describes generally the characteristics of the Housing Loans. The Mortgaged Properties consist of owner-occupied properties and investment properties. The Mortgaged Properties do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land. With respect to each Housing Loan, the "Cut-Off Date Balance Outstanding" is the unpaid principal balance of such Housing Loan as of the close of business on the Cut-Off Date. Housing Loans included in the Trust Fund consist of variable and fixed rate loans originated by Westpac.

TRANSFER AND ASSIGNMENT OF HOUSING LOANS

    On the Closing Date, the Housing Loans purchased by the Trust will be those specified in a Sale Notice from each of the Approved Sellers to the Issuer Trustee. The Housing Loans to be sold by either the Seller Trustee or Westpac from Westpac's general portfolio of residential Housing Loans have been in both cases originated by Westpac in the ordinary course of its business. Each Housing Loan may have some or all of the product features set out in "WESTPAC RESIDENTIAL LOAN PROGRAM--Housing Loan Features" below. Generally each Housing Loan is secured by a registered first ranking mortgage over the related Mortgaged Property or, if the Housing Loan is not secured by a first ranking mortgage, the Approved Seller will assign the Issuer Trustee all prior ranking Registered Mortgages in relation to that Housing Loan. For more information on the Housing Loans, see "WESTPAC RESIDENTIAL LOAN PROGRAM" below.

    On the Closing Date, the Approved Sellers will equitably assign the Housing Loans, the Mortgages and the Related Securities (as defined herein) securing those Housing Loans to the Issuer Trustee, pursuant to the Sale Notices, after which the Issuer Trustee will be entitled to receive (with the assistance of TMC in its capacity as servicer (the "Servicer") of the Housing Loans and custodian of Related Documents (as defined herein), including the mortgage documents relating to the Housing Loans) Collections on the Housing Loans. If a Title Perfection Event occurs, the Issuer Trustee must, with the assistance of the Trust Manager and Westpac, take certain actions to perfect its legal title in the Housing Loans pursuant to an irrevocable power of attorney granted by Westpac.

    "Related Security" in relation to a Housing Loan means: (a) any Relevant Document for that Housing Loan, (b) any insurance policy or insurance proceeds with respect to the Housing Loan, (c) any Mortgage Insurance Policy or Mortgage Insurance Proceeds with respect to the Housing Loan, or (d) any other agreement specified as "Related Security" for the Housing Loan in the Series Notice. "Relevant Document" means, with respect to a Housing Loan, (a) the loan agreement relating to that Housing Loan, (b) the mortgage document in relation to such Housing Loan, (c) the certificate of title for the Mortgaged Property secured by such mortgage, (d) any amendment or replacement of such documents and any other document which is entered into by or executed in favor of the Approved Seller or Issuer Trustee in connection with that Housing Loan after the Cut-Off Date, or (e) any other document specified as a "Relevant Document" in the Series Notice.

    An Approved Seller may in some instances assign to the Issuer Trustee a Housing Loan secured by an "all moneys" Mortgage, which may also secure financial indebtedness that has not been sold into the Mortgage Pool and is instead retained by Westpac. The Issuer Trustee will hold the benefit of the relevant Mortgage as bare trustee in relation to that other financial indebtedness, although the Mortgage will secure the assigned Housing Loan in priority to that other financial indebtedness.

REPRESENTATIONS AND WARRANTIES

    Westpac will make certain representations and warranties to the Issuer Trustee in relation to the Housing Loans to be assigned by it to the Issuer Trustee. Westpac also made representations and warranties in relation to the Housing Loans to be sold by the Seller Trustee at the time those Housing Loans were first transferred by Westpac to each relevant Seller Trustee, and the benefit of those prior representations and warranties will be passed on to the Issuer Trustee. The Servicer will make certain representations and warranties to the Issuer Trustee in relation to the servicing of the Housing Loans to be sold by the Seller Trustee to the Issuer Trustee. These representations and warranties cover the period from when those Housing Loans were first transferred by Westpac to other Seller Trusts until the Cut-Off Date. The Seller Trustee will make certain limited representations and warranties in relation to the Housing Loans to be assigned by it (e.g., as to title) to the Issuer Trustee.

    The Issuer Trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties, and under the Master Trust Deed is under no obligation to do so. The Issuer Trustee is entitled to rely entirely upon the representations and warranties being correct (unless it has actual notice of any event to the contrary). The rights of the Issuer Trustee in the event that any representation or warranty is incorrect are described in "--Breach of Representations and Warranties" below.

WESTPAC REPRESENTATIONS

    Westpac will make representations and warranties with respect to each Housing Loan as of the date the Housing Loan is offered to the Issuer Trustee (except as specified below) and the Closing Date, and in relation to paragraph
(3) below, as of the Cut-Off Date, including that:

        (1) it is subject to a Mortgage Insurance Policy (in the case of the Mortgage Pool Insurance Policy, at the Closing Date);

        (2) it is the sole legal and beneficial owner of each Housing Loan, free and clear of any security interest (unless arising solely as a result of action by the Issuer Trustee);

        (3) in relation to the Housing Loans to be sold by Westpac to the Issuer Trustee, each Housing Loan satisfies the following eligibility criteria ("Eligibility Criteria"):

        (i) it was approved and originated in the ordinary course of its business;

        (ii) the Mortgage securing each Housing Loan constitutes (a) a registered first ranking mortgage over residential property, or (b) where the Mortgage is not, or will not be when registered, a first ranking mortgage, Westpac has made an offer to the Issuer Trustee in relation to all prior ranking registered mortgages to sell such mortgages to the Issuer Trustee;

       (iii) it is denominated and payable only in Australian dollars in Australia;

        (iv) it has an LVR less than or equal to 95%;

        (v) it has less than A$750,000.00 outstanding under it;

        (vi) it is repayable within 30 years of the Cut-Off Date;

       (vii) it is not Delinquent for more than 30 consecutive days;

      (viii) it is subject to the terms and conditions of a Premium Option Home Loan, a First Option Home Loan, a Fixed Options Home Loan, a Special Offer Fixed Option Home Loan, a Fixed Rate Investment Property Loan, an Investment Property Loan earning a variable rate of interest, a Special Offer Fixed Rate Investment Property Loan or any other similar loan product, however named, with some or all of the features referred to under "WESTPAC RESIDENTIAL LOAN PROGRAM-- Housing Loan Features";

        (ix) it is secured by a Mortgage over a Mortgaged Property which has erected on it a residential dwelling;

        (x) the sale of an equitable interest in the Housing Loan, or the sale of an equitable interest in any related Mortgage for the Housing Loan, does not contravene or conflict with any law;

        (xi) together with the related Mortgage, it has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

       (xii) it is not governed or regulated by the Credit Act 1984 (NSW) (or the corresponding legislation for any other Australian jurisdiction) or any rural, primary production, moratorium or mediation legislation, other than the Consumer Credit Legislation;

      (xiii) it is not a loan with an interest only payment type and a bullet principal repayment at the end of the interest only period as set out in the letter of offer relating to that Housing Loan; and

       (xiv) the Borrower is a resident of Australia; and

        (4) at the time each Housing Loan and Mortgage which is specified in the Sale Notice and each Related Security was entered into it complied in all material respects with applicable laws, including, without limitation, where the Consumer Credit Legislation applies, the Consumer Credit Legislation.

SERVICER REPRESENTATIONS

    In relation to the Housing Loans to be sold by the Seller Trustee to the Issuer Trustee, the Servicer has made representations and warranties for the benefit of the Issuer Trustee including that:

        (1) as of the Cut-Off Date, each Housing Loan meets the Eligibility Criteria;

        (2) as of the Closing Date, each Housing Loan is the subject of a Mortgage Insurance Policy; and

        (3) each Housing Loan originally sold to the Seller Trustee has been serviced by the Servicer in accordance with the Servicing Agreement, in some cases as the Servicing Agreement has been amended, until the Closing Date. That servicing includes, without limitation, ensuring compliance with the Consumer Credit Legislation in connection with servicing the Housing Loans where failure to do so would have an Adverse Effect.

SELLER TRUSTEE REPRESENTATIONS

    In relation to the Housing Loans to be sold by the Seller Trustee to the Issuer Trustee, the Seller Trustee will make representations and warranties for the benefit of the Issuer Trustee including that:

        (1) It has good equitable title to the Housing Loans free and clear of any security interest other than under the security trust deed given by the Seller Trustee in favor of the Security Trustee in respect of the warehouse trust.

        (2) The sale, transfer and assignment of the Seller Trustee's interest in the Housing Loans will not constitute a breach of any documents binding on the Seller Trustee.

BREACH OF REPRESENTATIONS AND WARRANTIES

    If Westpac, the Trust Manager or the Issuer Trustee becomes aware within 120 days after the Closing Date that a representation or warranty from Westpac relating to any Housing Loan or Mortgage is incorrect, it must notify the other parties and the Rating Agencies within five Business Days of becoming so aware. If such a notice in relation to a breach is given not later than five Business Days before 120 days after the Closing Date and the breach is not waived or remedied to the satisfaction of the Issuer Trustee within five Business Days then, without any action being required by either party, Westpac shall be obligated to repurchase the affected Housing Loan and Mortgage for an amount equal to its Unpaid Balance.

    On payment of that amount the Issuer Trustee shall cease to have any interest in the affected Housing Loan and Mortgage, and Westpac shall hold both the legal and beneficial interest in such Housing Loan and Mortgage and be entitled to all interest and fees that accrue in respect of them from (and including) the date of repurchase.

    In any other case, the Issuer Trustee's rights in relation to a breach of a representation or warranty shall give rise only to a claim for damages, limited to an amount equal to the Unpaid Balance of that Housing Loan at the time Westpac pays the damages.

HOUSING LOAN STATISTICS

    The Housing Loans will consist of 21,132 Housing Loans secured by Mortgages on Mortgaged Properties located in the six states and two territories in Australia, New South Wales ("NSW"), Victoria ("Vic"), Queensland ("QLD"), South Australia ("SA"), Western Australia ("WA"), Tasmania ("TAS"), Northern Territory ("NT") and the Australian Capital Territory ("ACT"). The aggregate Cut-Off Date Balances Outstanding of the Housing Loans (the "Cut-Off Date Pool Balance") totaled approximately A$2,252,766,010. The Housing Loans bear interest at variable and fixed rates. As of the Cut-Off Date, 74.70% of the Housing Loans by Cut-Off Date Loan Balance are variable rate loans (the "Variable Rate Housing Loans") and 25.30% of the Housing Loans by Cut-Off Date Loan Balance are fixed rate loans (the "Fixed Rate Housing Loans"). The weighted average Mortgage Rate for the Fixed Rate Housing Loans as of the Cut-Off Date was approximately 7.01% per annum. The weighted average Mortgage Rate for the Variable Rate Housing Loans as of the Cut-Off Date was approximately 6.42% per annum. The lowest Cut-Off Date Balance Outstanding of any Housing Loan was approximately A$10,027 and the highest was approximately A$735,606. The average Cut-Off Date Balance Outstanding of the Housing Loans was approximately A$106,604. The weighted average original term to stated maturity of the Housing Loans was approximately
297.11 months. The weighted average remaining term to stated maturity of the Housing Loans was approximately 288.41 months. As of the Cut-Off Date, the weighted average number of months that have elapsed since origination of the Housing Loans was approximately 8.7 months. The lowest and highest LVR of the Housing Loans at Cut-Off Date were approximately 1.99% and 94.96%, respectively. The weighted average LVR of the Housing Loans was approximately 70.00%.

    Housing Loans representing approximately 18.92% of the Cut-Off Date Pool Balance are secured by Mortgaged Properties which are investment properties (based solely upon statements made by the related Mortgagors at the time of origination of the related Housing Loans).

    As of the Cut-Off Date, no Housing Loans were more than 30 days Delinquent.

    Set forth below is a description of certain additional characteristics with respect to the Housing Loans held by the Trust and are not indicative of Westpac's entire portfolio of housing loans. All percentages are approximate and may not total 100% due to rounding.

                 (ALL AMOUNTS EXPRESSED IN AUSTRALIAN DOLLARS)
        (ALL %'S ARE APPROXIMATE AND MAY NOT TOTAL 100% DUE TO ROUNDING)
                        BALANCE OUTSTANDING DISTRIBUTION

                                               TOTAL         CURRENT                    WEIGHTED
                                NUMBER       SECURITY        BALANCE       WEIGHTED      AVERAGE       % BY         % BY
BALANCE                        OF LOANS      VALUE A$*    OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER       BALANCE
----------------------------  -----------  -------------  --------------  -----------  -----------  -----------  -----------
A$10,001-A$20,000...........         587   $  91,974,265   $  9,504,786    $  16,192        32.48%        2.78%        0.42%
A$20,001-A$30,000...........         920   $ 140,684,160   $ 23,801,100    $  25,871        37.39%        4.35%        1.06%
A$30,001-A$40,000...........         960   $ 136,104,051   $ 34,354,280    $  35,786        44.03%        4.54%        1.52%
A$40,001-A$50,000...........       1,203   $ 176,790,559   $ 55,353,616    $  46,013        49.59%        5.69%        2.46%
A$50,001-A$100,000..........       8,000   $1,174,664,070  $614,042,705    $  76,755        66.86%       37.86%       27.26%
A$100,001-A$150,000.........       5,622   $1,050,842,110  $689,801,706    $ 122,697        74.75%       26.60%       30.62%
A$150,001-A$200,000.........       2,188   $ 579,406,236   $376,851,732    $ 172,236        73.26%       10.35%       16.73%
A$200,001-A$250,000.........         877   $ 297,866,879   $196,224,863    $ 223,746        72.68%        4.15%        8.71%
A$250,001-A$300,000.........         398   $ 168,465,800   $109,211,798    $ 274,402        71.93%        1.88%        4.85%
A$300,001-A$350,000.........         191   $  98,384,650   $ 62,324,802    $ 326,308        70.66%        0.90%        2.77%
A$350,001-A$400,000.........          96   $  62,744,000   $ 35,976,814    $ 374,758        67.67%        0.45%        1.60%
A$400,001-A$450,000.........          30   $  19,387,000   $ 12,813,651    $ 427,122        69.27%        0.14%        0.57%
A$450,001-A$500,000.........          24   $  18,857,000   $ 11,514,778    $ 479,782        66.65%        0.11%        0.51%
Above A$500,000.............          36   $  33,666,000   $ 20,989,379    $ 583,038        67.01%        0.17%        0.93%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
    Total...................      21,132   $4,049,836,780 2$,252,766,010   $ 106,604        70.00%      100.00%      100.00%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------

------------------------

* Total Security Value is the mortgage property value determined by either contract of sale, valuation by a registered panel valuer or in remote areas, a Manager's Assessment as reported on the system as of the Cut-Off Date. See "WESTPAC RESIDENTIAL LOAN PROGRAM--Underwriting of Housing Loans."

     MORTGAGE RATES OF THE FIXED RATE HOUSING LOANS AS OF THE CUT-OFF DATE*

                                                                                               WEIGHTED
                                    NUMBER     CURRENT BALANCE     MINIMUM        MAXIMUM       AVERAGE       % BY         % BY
CURRENT RATES                      OF LOANS    OUTSTANDING A$     RATE (%)       RATE (%)      RATE (%)      NUMBER       BALANCE
--------------------------------  -----------  ---------------  -------------  -------------  -----------  -----------  -----------
5.501% less than= 6%............         979    $ 114,136,876          5.95%          5.99%         5.99%       19.79%       20.03%
6.001% less than= 6.5%..........         997    $ 115,359,790          6.10%          6.50%         6.32%       20.15%       20.25%
6.501% less than= 7%............       1,341    $ 153,512,624          6.53%          7.00%         6.92%       27.10%       26.94%
7.001% less than= 7.5%..........         379    $  46,970,964          7.10%          7.50%         7.30%        7.66%        8.24%
7.501% less than= 8%............         501    $  56,142,510          7.55%          8.00%         7.77%       10.13%        9.85%
8.001% less than= 8.5%..........         185    $  20,239,923          8.09%          8.50%         8.30%        3.74         3.55%
8.501% less than= 9%............         458    $  52,609,875          8.55%          9.00%         8.86%        9.26%        9.23%
9.001% less than= 9.5%..........          66    $   6,600,802          9.10%          9.50%         9.45%        1.33%        1.16%
9.501% less than= 10%...........          36    $   3,278,831          9.55%          9.95%         9.80%        0.73%        0.58%
10.001% less than= 10.5%........           6    $     919,122         10.15%         10.15%        10.15%        0.12%        0.16%
                                       -----   ---------------        -----          -----         -----   -----------  -----------
    Total.......................       4,948    $ 569,771,317          5.95%         10.15%         7.01%      100.00%      100.00%
                                       -----   ---------------        -----          -----         -----   -----------  -----------
                                       -----   ---------------        -----          -----         -----   -----------  -----------

------------------------

* Each Fixed Rate Housing Loan can convert to a Variable Rate Housing Loan subject to certain related fees.

                       GEOGRAPHIC DISTRIBUTION BY REGION*

                                               TOTAL         CURRENT                    WEIGHTED
                                NUMBER       SECURITY        BALANCE        AVERAGE      AVERAGE       % BY         % BY
REGION                         OF LOANS      VALUE A$     OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER       BALANCE
----------------------------  -----------  -------------  --------------  -----------  -----------  -----------  -----------
ACT-Metro...................         323   $  56,647,925   $ 33,339,768    $ 103,219        70.23%        1.53%        1.48%
NSW-Metro...................       5,776   $1,598,098,242  $826,661,747    $ 143,120        67.63%       27.33%       36.70%
NSW-Other...................       2,113   $ 330,009,535   $187,927,168    $  88,939        70.53%       10.00%        8.34%
NT-Metro....................         181   $  36,290,640   $ 22,263,454    $ 123,003        73.28%        0.86%        0.99%
NT-Other....................          73   $  13,300,300   $  7,670,737    $ 105,079        69.53%        0.35%        0.34%
QLD-Metro...................       1,714   $ 298,029,360   $169,767,166    $  99,047        70.68%        8.11%        7.54%
QLD-Other...................       2,348   $ 375,029,165   $219,185,727    $  93,350        71.79%       11.11%        9.73%
SA-Metro....................         641   $  92,278,235   $ 53,804,486    $  83,938        72.73%        3.03%        2.39%
SA-Other....................         204   $  22,394,341   $ 14,249,276    $  69,849        76.04%        0.97%        0.63%
TAS-Metro...................         202   $  24,043,200   $ 14,565,935    $  72,109        72.61%        0.96%        0.65%
TAS-Other...................         216   $  22,137,950   $ 13,949,957    $  64,583        74.69%        1.02%        0.62%
Vic-Metro...................       3,475   $ 594,985,995   $353,468,032    $ 101,717        72.00%       16.44%       15.69%
Vic-Other...................         889   $  99,227,589   $ 61,947,845    $  69,683        74.03%        4.21%        2.75%
WA-Metro....................       2,304   $ 393,365,683   $217,359,285    $  94,340        69.59%       10.90%        9.65%
WA-Other....................         673   $  93,998,620   $ 56,605,427    $  84,109        71.41%        3.18%        2.51%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
    Total...................      21,132   $4,049,836,780 2$,252,766,010   $ 106,604        70.00%      100.00%      100.00%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------

------------------------

* Geographic distributions are split by State or Territory and by metropolitan (Metro) or country (Other). The distributions are based on the post code of the Mortgaged Property. "Metro" areas comprise the city and surrounding suburbs of the capital city of each State or Territory and "Other" comprises all other areas within the State or Territory.

                             LVR RATIO DISTRIBUTION

                                               TOTAL         CURRENT                    WEIGHTED
                                NUMBER       SECURITY        BALANCE        AVERAGE      AVERAGE       % BY         % BY
LVR                            OF LOANS      VALUE A$     OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER       BALANCE
----------------------------  -----------  -------------  --------------  -----------  -----------  -----------  -----------
0% less than =  5%..........          28   $  15,622,500   $    592,330    $  21,155         3.98%        0.13%        0.03%
5% less than = 10%..........         246   $  81,727,975   $  6,257,035    $  25,435         7.99%        1.16%        0.28%
10% less than = 15%.........         363   $  99,686,709   $ 12,421,688    $  34,220        12.73%        1.72%        0.55%
15% less than = 20%.........         451   $ 122,617,355   $ 21,201,758    $  47,011        17.74%        2.13%        0.94%
20% less than = 25%.........         521   $ 131,188,000   $ 28,646,694    $  54,984        22.66%        2.47%        1.27%
25% less than = 30%.........         596   $ 151,298,125   $ 39,301,097    $  65,941        27.61%        2.82%        1.74%
30% less than = 35%.........         739   $ 181,158,395   $ 55,278,315    $  74,802        32.60%        3.50%        2.45%
35% less than = 40%.........         720   $ 169,348,725   $ 59,936,005    $  83,244        37.54%        3.41%        2.66%
40% less than = 45%.........         794   $ 184,166,503   $ 73,846,018    $  93,005        42.57%        3.76%        3.28%
45% less than = 50%.........         949   $ 217,989,841   $ 97,226,070    $ 102,451        47.54%        4.49%        4.32%
50% less than = 55%.........       1,038   $ 233,095,165   $110,851,723    $ 106,794        52.54%        4.91%        4.92%
55% less than = 60%.........       1,098   $ 239,325,924   $123,928,280    $ 112,867        57.57%        5.20%        5.50%
60% less than = 65%.........       1,189   $ 239,681,752   $138,300,525    $ 116,317        62.52%        5.63%        6.14%
65% less than = 70%.........       1,317   $ 264,538,292   $158,376,843    $ 120,256        67.52%        6.23%        7.03%
70% less than = 75%.........       1,536   $ 280,735,956   $183,035,201    $ 119,164        72.67%        7.27%        8.12%
75% less than = 80%.........       3,305   $ 560,328,525   $404,894,736    $ 122,510        78.18%       15.64%       17.97%
80% less than = 85%.........         838   $ 127,706,401   $ 96,554,022    $ 115,220        83.01%        3.97%        4.29%
85% less than = 90%.........       2,518   $ 360,548,045   $296,022,850    $ 117,563        88.13%       11.92%       13.14%
90% less than = 95%.........       2,886   $ 389,072,592   $346,094,820    $ 119,922        93.06%       13.66%       15.36%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
    Total:..................      21,132   $4,049,836,780 2$,252,766,010   $ 106,604        70.00%      100.00%      100.00%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------

                         MORTGAGE INSURER DISTRIBUTION

                                               TOTAL         CURRENT                    WEIGHTED
                                NUMBER       SECURITY        BALANCE        AVERAGE      AVERAGE       % BY         % BY
INSURER                        OF LOANS      VALUE A$     OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER       BALANCE
----------------------------  -----------  -------------  --------------  -----------  -----------  -----------  -----------
None........................      14,024   $3,015,459,932 1$,435,976,814   $ 102,394        60.27%       66.36%       63.74%
HLIC........................       2,913   $ 441,692,118   $360,687,571    $ 123,820        86.71%       13.78%       16.01%
MGI.........................          14   $   2,288,900   $  1,814,056    $ 129,575        86.74%        0.07%        0.08%
SUN/WLMI....................       4,181   $ 590,395,830   $454,287,569    $ 108,655        87.45%       19.79%       20.17%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
    Total...................      21,132   $4,049,836,780 2$,252,766,010   $ 106,604        70.00%      100.00%      100.00%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------

                          HLIC INSURANCE DISTRIBUTION

                                               TOTAL         CURRENT                    WEIGHTED
                                NUMBER       SECURITY        BALANCE        AVERAGE      AVERAGE       % BY         % BY
INSURER                        OF LOANS      VALUE A$     OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER       BALANCE
----------------------------  -----------  -------------  --------------  -----------  -----------  -----------  -----------
HLIC Govt Guarantee - PMI...         827   $ 118,205,692   $104,238,357    $ 126,044        89.01%        4.88%        5.80%
HLIC Govt Guarantee - Pool..       3,636   $ 770,003,112   $367,776,930    $ 101,149        59.93%       21.47%       20.47%
HLIC Ltd - PMI..............       2,086   $ 323,486,426   $256,449,214    $ 122,938        85.78%       12.32%       14.27%
HLIC Ltd - Pool.............      10,388   $2,245,456,820 1$,068,199,884   $ 102,830        60.38%       61.33%       59.45%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
    Total...................      16,937   $3,457,152,050 1$,796,664,385   $ 106,079        65.58%      100.00%      100.00%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------

                              PRODUCT DISTRIBUTION

                                               TOTAL         CURRENT                    WEIGHTED
                                NUMBER       SECURITY        BALANCE        AVERAGE      AVERAGE       % BY         % BY
PRODUCT                        OF LOANS      VALUE A$     OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER       BALANCE
----------------------------  -----------  -------------  --------------  -----------  -----------  -----------  -----------
First Option................       6,106   $1,204,333,176  $756,987,955    $ 123,974        72.69%       28.89%       33.60%
Fixed Options...............       1,981   $ 418,751,153   $215,083,526    $ 108,573        70.27%        9.37%        9.55%
IPL--First Option...........       1,110   $ 231,963,825   $144,007,886    $ 129,737        68.77%        5.25%        6.39%
IPL--Fixed Rate.............       1,107   $ 254,206,326   $143,974,231    $ 130,058        67.49%        5.24%        6.39%
IPL--Special Fixed Rate.....         488   $ 102,235,873   $ 59,408,680    $ 121,739        67.57%        2.31%        2.64%
IPL--Variable Rate..........         866   $ 162,332,250   $ 78,916,977    $  91,128        64.56%        4.10%        3.50%
Premium Option..............       8,102   $1,453,541,837  $703,081,874    $  86,779        67.06%       38.34%       31.21%
Special Options Fixed
  Rate......................       1,372   $ 222,472,340   $151,304,881    $ 110,281        77.24%        6.49%        6.72%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
    Total...................      21,132   $4,049,836,780 2$,252,766,010   $ 106,604        70.00%      100.00%      100.00%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------

                         SETTLEMENT PERIOD DISTRIBUTION

                                                         TOTAL         CURRENT                    WEIGHTED
                                          NUMBER       SECURITY        BALANCE        AVERAGE      AVERAGE       % BY
          SETTLEMENT PERIOD              OF LOANS      VALUE A$     OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER
--------------------------------------  -----------  -------------  --------------  -----------  -----------  -----------
Prior 01/11/1996......................       1,794   $ 336,203,423   $172,893,311    $  96,373        66.89%        8.49%
After 01/11/1996......................      19,338   $3,713,633,357 2$,079,872,699   $ 107,554        70.26%       91.51%
                                        -----------  -------------  --------------  -----------       -----   -----------
    Total.............................      21,132   $4,049,836,780 2$,252,766,010   $ 106,604        70.00%      100.00%
                                        -----------  -------------  --------------  -----------       -----   -----------
                                        -----------  -------------  --------------  -----------       -----   -----------


                                           % BY
          SETTLEMENT PERIOD               BALANCE
--------------------------------------  -----------
Prior 01/11/1996......................        7.67%
After 01/11/1996......................       92.33%
                                        -----------
    Total.............................      100.00%
                                        -----------
                                        -----------

                 FIXED RATE HOUSING LOAN REPRICING DISTRIBUTION

               MONTH/YEAR
            CONVERSION FROM                               TOTAL        CURRENT                    WEIGHTED
       FIXED RATE HOUSING LOAN TO           NUMBER      SECURITY       BALANCE        AVERAGE      AVERAGE       % BY
       VARIABLE RATE HOUSING LOAN          OF LOANS     VALUE A$    OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER
----------------------------------------  -----------  -----------  --------------  -----------  -----------  -----------
May-1998................................         221   $39,034,000   $ 23,841,573    $ 107,880        72.18%        4.47%
Jun-1998................................         246   $46,358,239   $ 26,874,471    $ 109,246        71.81%        4.97%
Jul-1998................................         247   $46,379,137   $ 27,014,197    $ 109,369        70.29%        4.99%
Aug-1998................................         335   $61,472,788   $ 36,969,442    $ 110,357        72.22%        6.77%
Sep-1998................................         335   $63,802,997   $ 39,053,228    $ 116,577        74.09%        6.77%
Oct-1998................................         338   $61,963,360   $ 37,858,340    $ 112,007        73.53%        6.83%
Nov-1998................................         300   $54,323,100   $ 34,756,953    $ 115,857        75.31%        6.06%
Dec-1998................................         327   $57,075,200   $ 37,376,721    $ 114,302        76.78%        6.61%
Jan-1999................................         218   $37,529,688   $ 24,258,029    $ 111,275        75.48%        4.41%
Feb-1999................................         148   $25,363,065   $ 16,130,469    $ 108,990        74.00%        2.99%
Mar-1999................................          83   $18,286,500   $ 10,325,729    $ 124,406        72.56%        1.68%
Apr-1999................................          49   $10,063,540   $  4,756,630    $  97,074        69.31%        0.99%
May-1999................................          61   $11,141,575   $  6,271,921    $ 102,818        68.31%        1.23%
Jun-1999................................          48   $10,550,300   $  4,994,348    $ 104,049        63.50%        0.97%
Jul-1999................................          32   $ 7,595,300   $  4,112,846    $ 128,526        67.36%        0.65%
Aug-1999................................          67   $15,049,400   $  7,950,766    $ 118,668        68.98%        1.35%
Sep-1999................................          61   $11,925,150   $  6,401,393    $ 104,941        68.60%        1.23%
Oct-1999................................          65   $11,334,210   $  6,499,444    $  99,991        71.74%        1.31%
Nov-1999................................          47   $ 9,808,750   $  5,614,660    $ 119,461        71.10%        0.95%
Dec-1999................................          60   $13,055,400   $  7,041,634    $ 117,361        68.12%        1.21%
Jan-2000................................          57   $14,032,263   $  7,448,740    $ 130,680        69.94%        1.15%
Feb-2000................................         147   $33,437,888   $ 18,816,682    $ 128,005        68.68%        2.97%
Mar-2000................................         104   $21,319,300   $ 11,532,572    $ 110,890        68.62%        2.10%
Apr-2000................................          38   $ 7,984,300   $  4,214,844    $ 110,917        70.08%        0.77%
May-2000................................          36   $ 8,517,800   $  4,524,690    $ 125,686        60.43%        0.73%
Jun-2000................................          25   $ 5,749,000   $  2,757,757    $ 110,310        64.93%        0.51%
Jul-2000................................          30   $ 6,917,400   $  3,164,235    $ 105,475        65.81%        0.61%
Aug-2000................................          57   $13,395,350   $  6,570,405    $ 115,270        64.24%        1.15%
Sep-2000................................          67   $17,013,200   $  7,961,090    $ 118,822        62.77%        1.35%
Oct-2000................................          87   $22,310,000   $ 10,950,218    $ 125,865        67.13%        1.76%
Nov-2000................................          87   $18,349,700   $ 10,747,200    $ 123,531        73.50%        1.76%
Dec-2000................................         127   $27,698,900   $ 14,420,139    $ 113,544        67.41%        2.57%
Jan-2001................................          93   $23,533,428   $ 12,934,078    $ 139,076        69.19%        1.88%
Feb-2001................................          43   $ 9,835,250   $  5,595,200    $ 130,121        72.48%        0.87%
Mar-2001................................          27   $ 5,148,400   $  3,121,402    $ 115,607        72.49%        0.55%
Apr-2001................................          19   $ 2,701,775   $  2,006,103    $ 105,584        80.10%        0.38%
May-2001................................          14   $ 3,318,600   $  1,815,992    $ 129,714        71.10%        0.28%
Jun-2001................................          11   $ 2,258,500   $  1,525,363    $ 138,669        72.59%        0.22%
Jul-2001................................           6   $   666,500   $    407,484    $  67,914        69.03%        0.12%
Aug-2001................................          13   $ 3,229,000   $  1,587,544    $ 122,119        62.40%        0.26%
Sep-2001................................          15   $ 4,016,658   $  1,889,931    $ 125,995        71.19%        0.30%
Oct-2001................................          14   $ 3,175,000   $  2,003,204    $ 143,086        70.60%        0.28%
Nov-2001................................          12   $ 2,624,000   $  1,015,043    $  84,587        55.11%        0.24%
Dec-2001................................          12   $ 3,026,000   $  1,345,503    $ 112,125        61.24%        0.24%
Jan-2002................................          15   $ 3,873,500   $  2,158,915    $ 143,928        70.66%        0.30%
Feb-2002................................           5   $ 1,378,500   $    549,948    $ 109,990        60.43%        0.10%
Mar-2002................................          17   $ 3,043,200   $  1,708,286    $ 100,487        68.36%        0.34%
Apr-2002................................          27   $ 6,057,000   $  3,140,461    $ 116,313        68.86%        0.55%
May-2002................................          34   $ 9,858,000   $  4,566,824    $ 134,318        58.61%        0.69%
Jun-2002................................          23   $ 6,261,900   $  3,125,354    $ 135,885        64.51%        0.46%
Jul-2002................................          20   $ 3,286,500   $  1,786,658    $  89,333        71.22%        0.40%
Aug-2002................................          35   $ 7,809,500   $  3,999,203    $ 114,263        65.08%        0.71%
Sep-2002................................          53   $14,278,000   $  6,632,451    $ 125,141        65.90%        1.07%
Oct-2002................................          47   $10,232,100   $  4,776,529    $ 101,628        66.53%        0.95%
Nov-2002................................          45   $12,830,500   $  6,347,283    $ 141,051        65.82%        0.91%

               MONTH/YEAR
            CONVERSION FROM
       FIXED RATE HOUSING LOAN TO            % BY
       VARIABLE RATE HOUSING LOAN           BALANCE
----------------------------------------  -----------
May-1998................................        4.18%
Jun-1998................................        4.72%
Jul-1998................................        4.74%
Aug-1998................................        6.49%
Sep-1998................................        6.85%
Oct-1998................................        6.64%
Nov-1998................................        6.10%
Dec-1998................................        6.56%
Jan-1999................................        4.26%
Feb-1999................................        2.83%
Mar-1999................................        1.81%
Apr-1999................................        0.83%
May-1999................................        1.10%
Jun-1999................................        0.88%
Jul-1999................................        0.72%
Aug-1999................................        1.40%
Sep-1999................................        1.12%
Oct-1999................................        1.14%
Nov-1999................................        0.99%
Dec-1999................................        1.24%
Jan-2000................................        1.31%
Feb-2000................................        3.30%
Mar-2000................................        2.02%
Apr-2000................................        0.74%
May-2000................................        0.79%
Jun-2000................................        0.48%
Jul-2000................................        0.56%
Aug-2000................................        1.15%
Sep-2000................................        1.40%
Oct-2000................................        1.92%
Nov-2000................................        1.89%
Dec-2000................................        2.53%
Jan-2001................................        2.27%
Feb-2001................................        0.98%
Mar-2001................................        0.55%
Apr-2001................................        0.35%
May-2001................................        0.32%
Jun-2001................................        0.27%
Jul-2001................................        0.07%
Aug-2001................................        0.28%
Sep-2001................................        0.33%
Oct-2001................................        0.35%
Nov-2001................................        0.18%
Dec-2001................................        0.24%
Jan-2002................................        0.38%
Feb-2002................................        0.10%
Mar-2002................................        0.30%
Apr-2002................................        0.55%
May-2002................................        0.80%
Jun-2002................................        0.55%
Jul-2002................................        0.31%
Aug-2002................................        0.70%
Sep-2002................................        1.16%
Oct-2002................................        0.84%
Nov-2002................................        1.11%

               MONTH/YEAR
            CONVERSION FROM                               TOTAL        CURRENT                    WEIGHTED
       FIXED RATE HOUSING LOAN TO           NUMBER      SECURITY       BALANCE        AVERAGE      AVERAGE       % BY
       VARIABLE RATE HOUSING LOAN          OF LOANS     VALUE A$    OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER
----------------------------------------  -----------  -----------  --------------  -----------  -----------  -----------
Dec-2002................................          72   $18,460,927   $  8,954,701    $ 124,371        69.15%        1.46%
Jan-2003................................          43   $ 9,639,250   $  4,837,804    $ 112,507        68.55%        0.87%
Feb-2003................................          48   $10,266,904   $  6,033,078    $ 125,689        67.69%        0.97%
Mar-2003................................          28   $ 7,079,500   $  4,029,327    $ 143,905        69.10%        0.57%
Apr-2003................................           6   $   852,000   $    596,984    $  99,497        81.31%        0.12%
May-2003................................           1   $    88,500   $     69,298    $  69,296        78.30%        0.02%
                                               -----   -----------  --------------  -----------       -----   -----------
    Total...............................       4,948   $997,665,692  $569,771,317    $ 115,152        71.14%      100.00%
                                               -----   -----------  --------------  -----------       -----   -----------
                                               -----   -----------  --------------  -----------       -----   -----------

               MONTH/YEAR
            CONVERSION FROM
       FIXED RATE HOUSING LOAN TO            % BY
       VARIABLE RATE HOUSING LOAN           BALANCE
----------------------------------------  -----------
Dec-2002................................        1.57%
Jan-2003................................        0.85%
Feb-2003................................        1.06%
Mar-2003................................        0.71%
Apr-2003................................        0.10%
May-2003................................        0.01%
                                          -----------
    Total...............................      100.00%
                                          -----------
                                          -----------

                         MORTGAGES BY YEAR OF MATURITY

                                               TOTAL         CURRENT                    WEIGHTED
                                NUMBER       SECURITY        BALANCE        AVERAGE      AVERAGE       % BY         % BY
YEAR OF MATURITY               OF LOANS      VALUE A$     OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER       BALANCE
----------------------------  -----------  -------------  --------------  -----------  -----------  -----------  -----------
2000........................          17   $   3,180,500   $    423,799    $  24,929        27.31%        0.08%        0.02%
2001........................          24   $   4,056,950   $    711,675    $  29,653        25.71%        0.11%        0.03%
2002........................          75   $  12,734,950   $  3,022,978    $  40,306        38.13%        0.35%        0.13%
2003........................          44   $   7,187,463   $  1,710,886    $  38,884        37.33%        0.21%        0.08%
2004........................          65   $   8,716,500   $  2,871,863    $  44,183        48.85%        0.31%        0.13%
2005........................          53   $   7,836,500   $  3,032,471    $  57,216        53.00%        0.25%        0.13%
2006........................          75   $  11,378,100   $  3,678,382    $  49,045        46.16%        0.35%        0.16%
2007........................         491   $  84,819,700   $ 25,963,195    $  52,878        45.72%        2.32%        1.15%
2008........................         142   $  24,569,850   $  8,590,508    $  60,497        49.35%        0.67%        0.38%
2009........................          73   $  13,777,500   $  5,119,645    $  70,132        49.87%        0.35%        0.23%
2010........................          51   $  10,415,000   $  4,687,252    $  91,907        55.66%        0.24%        0.21%
2011........................         139   $  25,956,941   $  9,836,944    $  70,769        54.59%        0.66%        0.44%
2012........................         673   $ 117,930,797   $ 49,892,099    $  74,134        55.76%        3.18%        2.21%
2013........................         163   $  28,372,650   $ 12,860,771    $  78,900        58.85%        0.77%        0.57%
2014........................          81   $  14,825,705   $  7,180,887    $  88,653        62.82%        0.38%        0.32%
2015........................          97   $  15,950,600   $  7,362,932    $  75,907        60.91%        0.46%        0.33%
2016........................         253   $  46,430,625   $ 21,041,587    $  83,168        61.79%        1.20%        0.93%
2017........................       1,042   $ 200,530,410   $ 92,453,248    $  88,727        60.53%        4.93%        4.10%
2018........................         246   $  47,119,815   $ 21,131,249    $  85,899        59.34%        1.16%        0.94%
2019........................         126   $  20,564,000   $ 11,871,985    $  94,222        67.87%        0.60%        0.53%
2020........................         162   $  30,407,600   $ 16,226,139    $ 100,161        63.76%        0.77%        0.72%
2021........................         988   $ 193,108,640   $103,168,878    $ 104,422        66.64%        4.68%        4.58%
2022........................      10,314   $2,032,632,220 1$,201,440,827   $ 116,486        71.49%       48.81%       53.33%
2023........................       2,132   $ 422,319,527   $253,425,420    $ 118,867        71.96%       10.09%       11.25%
2024........................          34   $   5,928,500   $  3,038,243    $  89,360        68.59%        0.16%        0.13%
2025........................          58   $  13,087,000   $  6,402,700    $ 110,391        64.05%        0.27%        0.28%
2026........................         519   $ 102,831,558   $ 56,754,406    $ 109,353        72.45%        2.46%        2.52%
2027........................       2,343   $ 419,976,201   $246,316,864    $ 105,129        76.00%       11.09%       10.93%
2028........................         652   $ 123,190,978   $ 72,548,177    $ 111,270        75.44%        3.09%        3.22%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
    Total...................      21,132   $4,049,836,780 2$,252,766,010   $ 106,604        70.00%      100.00%      100.00%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------

                        YEAR OF ORIGINATION (QUARTERLY)

                                               TOTAL         CURRENT                    WEIGHTED
                                NUMBER       SECURITY        BALANCE        AVERAGE      AVERAGE       % BY         % BY
YEAR OF ORIGINATION            OF LOANS      VALUE A$     OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER       BALANCE
----------------------------  -----------  -------------  --------------  -----------  -----------  -----------  -----------
1996 Q2                              724   $ 135,149,738   $ 67,535,421    $  93,281        67.73%        3.43%        3.00%
1996 Q3                              878   $ 162,263,317   $ 84,063,313    $  95,744        66.13%        4.15%        3.73%
1996 Q4                              512   $ 103,190,610   $ 55,452,493    $ 108,306        68.30%        2.42%        2.46%
1997 Q1                            1,049   $ 201,466,749   $105,340,356    $ 100,420        68.20%        4.96%        4.68%
1997 Q2                            2,351   $ 462,049,368   $241,017,478    $ 102,517        67.44%       11.13%       10.70%
1997 Q3                            5,238   $ 998,449,718   $561,702,881    $ 107,236        69.99%       24.79%       24.93%
1997 Q4                            7,115   $1,350,350,155  $784,215,023    $ 110,220        71.75%       33.67%       34.81%
1998 Q1                            3,265   $ 636,917,125   $353,439,045    $ 108,251        70.06%       15.45%       15.69%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
    Total                         21,132   $4,049,836,780 2$,252,766,010   $ 106,604        70.00%      100.00%      100.00%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------

                  OCCUPANCY OF MORTGAGE PROPERTY DISTRIBUTION*

                                               TOTAL         CURRENT                    WEIGHTED
                                NUMBER       SECURITY        BALANCE        AVERAGE      AVERAGE       % BY         % BY
LOAN TYPE                      OF LOANS      VALUE A$     OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER       BALANCE
----------------------------  -----------  -------------  --------------  -----------  -----------  -----------  -----------
Investment..................       3,571   $ 750,738,274   $426,307,775    $ 119,381        67.39%       16.90%       18.92%
Owner Occupied..............      17,561   $3,299,098,506 1$,826,458,235   $ 104,007        70.61%       83.10%       81.08%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
    Total...................      21,132   $4,049,836,780 2$,252,766,010   $ 106,604        70.00%      100.00%      100.00%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------

------------------------------

*   Based solely on statements of Borrowers at time of origination.

                           PAYMENT TYPE DISTRIBUTION

                                               TOTAL         CURRENT                    WEIGHTED
                                NUMBER       SECURITY        BALANCE        AVERAGE      AVERAGE       % BY         % BY
PAYMENT TYPE                   OF LOANS      VALUE A$     OUTSTANDING A$  BALANCE A$     LVR (%)      NUMBER       BALANCE
----------------------------  -----------  -------------  --------------  -----------  -----------  -----------  -----------
Interest Only...............         586   $ 179,833,335   $ 94,059,058    $ 160,510        64.66%        2.77%        4.18%
Principal & Interest........      20,546   $3,870,003,445 2$,158,706,952   $ 105,067        70.24%       97.23%       95.82%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
    Total...................      21,132   $4,049,836,780 2$,252,760,010   $ 106,604        70.00%      100.00%      100.00%
                              -----------  -------------  --------------  -----------       -----   -----------  -----------
                              -----------  -------------  --------------  -----------       -----   -----------  -----------

                          HOUSING LOANS PROPERTY TYPES

                                                 TOTAL         CURRENT       AVERAGE    WEIGHTED
                                  NUMBER       SECURITY        BALANCE        % BY       AVERAGE       % BY         % BY
PROPERTY TYPE                    OF LOANS      VALUE A$     OUTSTANDING A$   BALANCE     LVR (%)      NUMBER       BALANCE
------------------------------  -----------  -------------  --------------  ---------  -----------  -----------  -----------
Detached houses...............      18,022   $3,453,719,263 1$,890,447,279  $ 104,897       69.63%       85.28%       83.92%
Semi-detached houses..........         306   $  64,331,711   $ 38,988,018   $ 127,412       71.83%        1.45%        1.73%
Townhouses....................          99   $  17,686,300   $ 13,655,446   $ 137,934       87.49%        0.47%        0.61%
Strata title units............       2,705   $ 514,099,506   $309,675,267   $ 114,483       71.28%       12.80%       13.75%
                                -----------  -------------  --------------  ---------       -----   -----------  -----------
Total.........................      21,132   $4,049,836,780 2$,252,766,010  $ 106,604       70.00%      100.00%      100.00%
                                -----------  -------------  --------------  ---------       -----   -----------  -----------
                                -----------  -------------  --------------  ---------       -----   -----------  -----------

                               THE ISSUER TRUSTEE

    Westpac Securities Administration Limited (the "Issuer Trustee") will act as trustee under the Trust and, in such capacity, as issuer of the Notes on the terms set out in the Transaction Documents.

INCORPORATION

    The Issuer Trustee was incorporated on 11th July 1944 as, and continues to exist and operate as, a limited liability public company under the Corporations Law of New South Wales, Australia. The Australian Company Number ("ACN") of the Issuer Trustee is 000 049 472, and its registered office is at Level 36, 50 Margaret Street, Sydney with its principal office at Level 10, 130 Pitt Street, Sydney.

    The Issuer Trustee will issue Notes in its capacity as trustee of the Trust.

SHARE CAPITAL

    The authorized share capital of the Issuer Trustee is A$10,000,000 divided into 5,000,000 shares of A$2.00 each. The issued share capital of the Issuer Trustee is 92,000 fully paid shares of A$2.00 each. Those shares are held by Westpac Financial Services Group Limited (ACN 000 326 312), a wholly owned subsidiary of Westpac.

BUSINESS

    The Issuer Trustee is indirectly a wholly owned subsidiary of Westpac and is dedicated to supporting core bank activities of Westpac by providing trustee and custody services. The Issuer Trustee currently holds funds under administration of A$6.4 billion in this capacity and has been servicing Westpac and Westpac's clients since 1944.

    The Issuer Trustee is an Authorized Trustee Corporation under the Corporations Law; is an approved trustee for the purposes of the Superannuation Industry (Supervision) Act 1993; and holds a Securities Dealers License No. 11123 under the Corporations Law of New South Wales, Australia.

    The Issuer Trustee has five subsidiaries incorporated in New South Wales.

EXPERIENCE

    Currently, the Issuer Trustee is the trustee for superannuation trusts with assets exceeding A$3.9 billion. In total the Issuer Trustee acts as trustee or custodian (through its subsidiary company Westpac Custodian Nominees Limited) for clients with assets exceeding A$97.4 billion.

    The Issuer Trustee's experience in trusteeship began in the 1940's. The Issuer Trustee is associated with leading investment managers and in addition, the Issuer Trustee's experience with administrators, consultants and industry specialists complements its capacity to service the diversified requirements of corporate trust schemes.

    The Issuer Trustee's balance sheet for the year ended September 30, 1997 showed Total Shareholder's Equity as A$40.7 million.

DIRECTORS

    The directors of the Issuer Trustee are as follows:

NAME                                             OFFICE ADDRESS                     PRINCIPAL ACTIVITIES
------------------------------------  ------------------------------------  ------------------------------------
Martyn John Berry                     Level 36, Westpac Plaza               Investment Fund Executive
                                      50 Margaret Street
                                      Sydney NSW 2000, Australia
David Matthew Fite                    Level 36, Westpac Plaza               Bank Executive
                                      50 Margaret Street
                                      Sydney NSW 2000, Australia
John Charles Lawson                   Level 36, Westpac Plaza               Banker
                                      50 Margaret Street
                                      Sydney NSW 2000, Australia
Robert McDonald                       Level 36, Westpac Plaza               Finance Executive
                                      50 Margaret Street
                                      Sydney NSW 2000, Australia
Michael Anthony Migro                 Level 36, Westpac Plaza               Manager
                                      50 Margaret Street
                                      Sydney NSW 2000, Australia

POWERS

    Subject to the Master Trust Deed and the Series Notice, the Issuer Trustee has all the rights, powers and discretion over and in respect of the Trust Assets which it could exercise as if it were the beneficial owner of those assets. These powers include the ability to invest in Authorized Investments, to issue Notes and to enter into Support Facilities.

    The Master Trust Deed expressly permits the Issuer Trustee to appoint the Servicer to retain custody of the mortgage documents for the Trust in accordance with the Servicing Agreement, and for the Issuer Trustee to lodge documents with the Servicer.

    Full details of the powers of the Issuer Trustee are set out in the Master Trust Deed.

DUTIES

    The Issuer Trustee is required to act honestly and in good faith and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretion under the Master Trust Deed. It must keep each WST trust separate from the others and do everything necessary to ensure it can comply with its obligations under the Transaction Documents.

    In particular the Issuer Trustee has the duty to maintain a register of Authorized Investments (other than the Housing Loans) and to ensure that the Trust Manager keeps accounting records which correctly record and explain all amounts paid and received by the Issuer Trustee.

    The Issuer Trustee is required to act continuously as trustee of the Trust until the Trust is terminated as provided by the Master Trust Deed or the Issuer Trustee has retired or been removed from office in the manner detailed below.

    Each Noteholder acknowledges that:

        (1) In the absence of fraud, negligence or breach of trust on its part or on the part of any of its officers, employees, agents or delegates, the Issuer Trustee shall not be liable personally in the event of failure to make payments on the Payment Date for payment to any Noteholder, any Beneficiary, the Trust Manager or any other person or for any loss howsoever caused in respect of any of the trusts or to any Noteholder, any Beneficiary, the Trust Manager or any other person.

        (2) The Issuer Trustee acts as trustee only in its capacity as trustee of the Trust and in no other capacity. Any liability arising under or in connection with a Transaction Document (including, without limitation, the Offered Notes) can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents or the Trust. The limitation will not apply if there is a reduction in the Issuer Trustee's indemnification out of trust assets as a result of the Issuer Trustee's fraud, negligence or breach of trust.

        (3) The Issuer Trustee has no duty, and is under no obligation, to investigate whether a Trust Manager's Default, Servicer Transfer Event or Title Perfection Event has occurred in relation to the Trust other than where it has actual notice.

        (4) The Issuer Trustee is required to provide the notices referred to in the Master Trust Deed in respect of a determination of Adverse Effect only if it is actually aware of the facts giving rise to the Adverse Effect.

        (5) In making any such determination, the Issuer Trustee will seek and rely on advice given to it by its advisors in a manner contemplated by the Master Trust Deed.

    The Issuer Trustee is entitled to rely conclusively on, and is not required to investigate the accuracy of:

        (i) the contents of a Sale Notice given to it by an Approved Seller;

        (ii) the contents of any report given to it by the Trust Manager or the Servicer;

       (iii) any calculations made by an Approved Seller, a Servicer or the Trust Manager including the calculation of payments due to, or to be charged against, the Noteholders, the Beneficiary or the Approved Seller on specified dates;

        (iv) the amount of, or allocation of, Collections; or

        (v) the contents of any certificate provided to the Issuer Trustee under the Master Trust Deed or any certificate given by the Trust Manager or the Servicer, unless the Issuer Trustee is actually aware to the contrary. The Issuer Trustee is not liable to any person in any manner whatsoever in respect of these matters.

DELEGATION

    In exercising its powers and performing its obligations and duties under the Master Trust Deed, the Issuer Trustee may, with the approval of the Trust Manager, delegate any or all of the duties, powers, discretion or other functions of the Issuer Trustee under the Master Trust Deed or otherwise in relation to the Trust, to a related company of the Issuer Trustee which is a trustee company or trustee corporation for the purposes of any State or Territory legislation governing the operation of trustee companies.

ISSUER TRUSTEE FEES AND EXPENSES

    The Issuer Trustee is entitled to a quarterly fee (the "Issuer Trustee Fee") based on the average daily balance of the aggregate Housing Loan principal during each Collection Period, payable in arrears on the relevant Payment Date.

    The Issuer Trustee is entitled to be reimbursed out of the assets of the Trust for all expenses incurred in connection with the performance of its obligations in respect of the Trust (other than general overhead costs and expenses).

REMOVAL OF THE ISSUER TRUSTEE

    The Issuer Trustee is required to retire as trustee after a direction from the Trust Manager in writing following an "Issuer Trustee's Default." An Issuer Trustee's Default occurs if:

        (1) an Insolvency Event has occurred and is continuing in relation to the Issuer Trustee;

        (2) any action is taken or any event occurs by or in relation to the Issuer Trustee which causes the rating of any Notes to be downgraded;

        (3) the Issuer Trustee, or any employee, delegate, agent or officer of the Issuer Trustee, breaches any obligation or duty imposed on the Issuer Trustee under the Master Trust Deed or any other Transaction Document in relation to the Trust where the Trust Manager reasonably believes it may have an Adverse Effect and the Issuer Trustee fails or neglects after 30 days' notice from the Trust Manager to remedy that breach;

        (4) the Issuer Trustee merges or consolidates with another entity without obtaining the consent of the Trust Manager and ensuring that the resulting merged or consolidated entity assumes the Issuer Trustee's obligations under the Transaction Documents; or

        (5) there is a change in effective control of the Issuer Trustee from that subsisting as at the date of the Master Trust Deed unless approved by the Trust Manager.

    Where the Issuer Trustee is removed because of its default, it shall bear the costs of such removal. The Issuer Trustee will indemnify the Trust Manager and the Trust for such costs.

    On the removal of the Issuer Trustee, the Trust Manager, subject to giving prior notice to the Rating Agencies, shall be entitled to appoint in writing some other statutory trustee to be the Issuer Trustee under the Master Trust Deed provided that appointment will not in the reasonable opinion of the Trust Manager materially prejudice the interests of Noteholders. Until the appointment is completed the Trust Manager shall act as Issuer Trustee and will be entitled to the trustee's fee for the period it so acts as Issuer Trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

    The Issuer Trustee may resign on giving to the Trust Manager (with a copy to the Rating Agencies) not less than 3 months' notice in writing (or such other period as the Trust Manager and the Issuer Trustee may agree) of its intention to do so.

    Before retirement, the Issuer Trustee must appoint a successor trustee who is approved by the Trust Manager, or who may be the Trust Manager, and whose appointment will not materially prejudice the interests of Noteholders. If a successor trustee has not been appointed by the end of the 3 months' notice period the Trust Manager shall act as trustee until a successor trustee is appointed.

LIMITATION OF ISSUER TRUSTEE'S LIABILITY

    In the absence of fraud, negligence or breach of trust on its part, or on the part of any of its officers, employees, agents or delegates, the Issuer Trustee shall not be liable personally in the event of failure to pay moneys on the Payment Date for payment to any Noteholder, any Beneficiary, the Trust Manager or any other person or for any loss howsoever caused in respect of any of the trusts or to any Noteholder, any Beneficiary, the Trust Manager or any other person.

    The Issuer Trustee acts as trustee only in its capacity as trustee of the Trust and in no other capacity. A Noteholder cannot sue the Issuer Trustee personally except in the case of fraud, negligence or breach of trust on the part of the Issuer Trustee. Any liability arising under or in connection with a Transaction Document (including, without limitation, any Offered Note) can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents or the Trust. The limitation will not apply to the extent that there is a reduction in the Issuer Trustee's indemnification out of trust assets as a result of the Issuer Trustee's fraud, negligence or breach of trust.

    The Issuer Trustee is also indemnified out of the Trust assets against certain payments which it may be liable to make under the Consumer Credit Legislation. The Approved Sellers have also indemnified the

Issuer Trustee in relation to such payments and the Issuer Trustee is required to first call on the indemnity from the Approved Sellers.

    The Master Trust Deed also contains other provisions which regulate the Issuer Trustee's liability to Noteholders, other creditors and any Beneficiary. The Issuer Trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non exercise of its discretion (or by the Trust Manager of its discretion) or for any instructions or directions given to it by the Trust Manager, the Servicer or either of the Approved Sellers except to the extent that it is caused by the Issuer Trustee's or its officer's, employee's, agent's or delegate's fraud, negligence or breach of trust. The Issuer Trustee is also not liable for any Trust Manager's Default, Servicer Transfer Event or Title Perfection Event. The Issuer Trustee is not liable for any act, omission or default of the Servicer in relation to its custodian duties or its obligations under the Servicing Agreement.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

    Except where the Issuer Trustee fails to exercise due care or is otherwise disentitled (including, without limitation, because of fraud, negligence or breach of trust on its part) the Issuer Trustee will be indemnified out of the Trust Assets against all losses and liabilities incurred by the Issuer Trustee in properly performing any of its duties or exercising any of its powers under the Transaction Documents in relation to the Trust.

LIMITATION OF SELLER TRUSTEE'S LIABILITY AND RIGHTS OF INDEMNITY

    In the absence of fraud, negligence or breach of trust on its part, the Seller Trustee shall not be liable personally in the event of failure to pay moneys on the Payment Date for payment to any Noteholder, any Beneficiary, the Trust Manager or any other person or for any loss howsoever caused in respect of any of the trusts or to any Noteholder, any Beneficiary, the Trust Manager or any other person.

    The Seller Trustee acts as Seller Trustee only in its capacity as seller trustee of the relevant Seller Trust and in no other capacity. A liability arising under or in connection with a Transaction Document can be enforced against the Seller Trustee only to the extent to which it can be satisfied out of property of the relevant Seller Trust out of which the Seller Trustee is actually indemnified for the liability. This limitation of the Seller Trustee's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the Seller Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Trust or the relevant Seller Trust. The limitation will not apply to the extent that there is a reduction in the Seller Trustee's indemnification out of trust assets or the relevant Seller Trust as a result of the Seller Trustee's fraud, negligence or willful default.

    The Seller Trustee is also indemnified out of the assets of the relevant Seller Trust against certain payments which it may be liable to make under the Consumer Credit Legislation. Westpac has also indemnified the Seller Trustee in relation to such payments and the Seller Trustee is required to first call on the indemnity from Westpac.

RIGHTS OF INDEMNITY OF SELLER TRUSTEE

    Except where the Seller Trustee fails to exercise due care or is otherwise disentitled (including, without limitation, because of fraud, negligence or breach of trust on its part) the Seller Trustee will be indemnified out of each relevant Seller Trust against all losses and liabilities incurred by the Seller Trustee in properly performing any of its duties or exercising any of its powers under the Transaction Documents in relation to the Trust or any Seller Trust.

    The Seller Trustee has not been involved in the preparation of, and does not accept responsibility for, this Prospectus.

                                THE NOTE TRUSTEE

    Morgan Guaranty Trust Company of New York, London Branch (the "Note Trustee"), in its capacity as note trustee under the Note Trust Deed among the
Issuer Trustee, the Trust Manager and the Note Trustee dated on or about       ,
1998, as amended from time to time (the "Note Trust Deed"). Morgan Guaranty is a wholly owned subsidiary and the principal asset of J.P. Morgan & Co. Incorporated, a Delaware corporation whose principal office is located in New York, New York. Morgan Guaranty Trust Company of New York is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by federal and New York State banking authorities. Citibank, N.A. of 47-49 Tooley Street, London, is in the process of finalizing the purchase of the Global Trust and Agency Services group of Morgan Guaranty Trust Company of New York. It expects to finalize its acquisition in June, 1998. Upon the completion of such acquisition, Citibank, N.A. will act as Note Trustee.

                        ORIGINATOR OF THE HOUSING LOANS

    Westpac Banking Corporation ("Westpac"), Level 4, 60 Martin Place, Sydney, NSW 2000, Australia, was the first bank to be established in Australia. Westpac was founded in 1817 and was incorporated in 1850 as Bank of New South Wales by an Act of the New South Wales Parliament. In 1982, the Bank acquired The Commercial Bank of Australia Limited, and the Bank changed its name to Westpac Banking Corporation.

    Today Westpac is one of the four major commercial banks in Australia and is the largest commercial bank in New Zealand. The Westpac Group undertakes a wide range of banking and financial activities including commercial and investment banking, personal and small business banking, retail and wholesale funds management, financial services and finance company operations.

    The Australian banking activities of Westpac come under the supervision of the Reserve Bank of Australia.

YEAR 2000

    The origin of the Year 2000 "millennium bug" problem lies in the way information in computer systems relating to calendar dates has been stored. Computer systems, built when data storage was expensive, saved only the last two digits of a year for date calculations in order to reduce data storage requirements. These systems are therefore unable to differentiate, for example, between the years 1900 and 2000. This inability to differentiate between the different centuries could result in discrepancies such as erroneous interest rate calculations and inaccurate statement reporting.

    In recognition of the seriousness of the problem, work within the Westpac Group began in 1996 when a Year 2000 project was initiated. The conversion plan for making the Westpac Group's applications Year 2000 compliant is estimated to cost approximately A$60 million, of which A$24 million has been spent as of the end of March 1998. To the maximum extent possible, the project will utilize existing Westpac Group resources. The objective is that all systems will be materially Year 2000 compliant by December 31, 1998, to allow adequate time for testing and to minimize resource requirements in later years. Management of Westpac currently estimates that the balance of the Year 2000 project conversion will be completed by December 1998.

                                  THE SERVICER

GENERAL

    In 1996, Westpac established a wholly owned subsidiary, The Mortgage Company Pty Limited ("TMC") of Level 6, 228 Pitt Street, Sydney 2000, Australia, to provide mortgage servicing capability to both Westpac and to third parties. TMC operates from a new servicing center in Adelaide, known as the Mortgage Processing Centre ("MPC"). The MPC employs over 1,000 staff, and processes approximately 1400 new applications per day.

    The MPC performs the following functions for Westpac: application processing, telephone support, pre-settlement, settlement, post-settlement, servicing and account maintenance, collections and enforcement and document custody.

SERVICING OF HOUSING LOANS

    Under the Servicing Agreement, the ongoing servicing of the Housing Loans will be performed by TMC, as the Servicer at the MPC. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the Housing Loans and the management of delinquent Housing Loans. The servicing functions performed by the MPC support, and are supported by, the activities of Westpac's branches, telemarketing and telebanking centers. In addition, the MPC services housing loans for third parties.

    The Servicer is contractually obligated to administer the Housing Loans: (i) in accordance with the Servicing Agreement; (ii) in accordance with Westpac's policies, which are under regular review and may change from time to time in accordance with business judgment and changes to legislation and guidelines established by relevant regulatory bodies; and (iii) to the extent not covered by paragraphs (i) and (ii), by exercising the degree of diligence and care expected of an appropriately qualified Servicer of the relevant Housing Loans. See "DESCRIPTION OF THE SERVICING AGREEMENT."

DOCUMENT CUSTODY

    The Servicer is responsible for custody of the mortgage title documents on behalf of the Issuer Trustee and has custody of the Relevant Documents in accordance with the Servicing Agreement. See "DESCRIPTION OF THE SERVICING AGREEMENT--Document Custody."

COLLECTION AND ENFORCEMENT PROCEDURES

    Borrowers must make the minimum payment due under the terms and conditions of the Housing Loan on or before the due date for that installment under the relevant loan documents. Payments are credited to the Housing Loan on the day of receipt. Interest is calculated daily and can be charged monthly or when a payment is made. Any payments not received by the due date will produce a compounding interest effect.

    A housing loan is considered delinquent ("Delinquent") whenever the minimum installment amount is not met. The collections system inspects all accounts which are delinquent and records those housing loans for action and follow-up. Borrowers are notified by telephone and/or by mail when their housing loan becomes Delinquent. Housing loans are allocated to collections officers who take action depending on the delinquency history of the Borrower, equity in the property and the ability of the Borrower to meet future installments. Where a housing loan that is Delinquent is subject to a Mortgage Insurance Policy, the relevant Mortgage Insurer is notified of the housing loan's progress and all follow-up actions are taken by Westpac and the Servicer.

    When a housing loan is 10 days delinquent, it is identified in the Mortgage Servicing System and transferred to the collection system of the MPC. Generally, once a housing loan is 15 days delinquent, a computer generated letter is sent to the borrower advising of the arrears and requesting that the borrower make payments so that his account is current. When the account reaches between 23 and 29 days delinquent, the borrower will be contacted by telephone or, if not contacted, a second letter will be sent by day 30. Between day 30 and day 45 generally the borrower will again be contacted by telephone. When the account reaches between 45 and 58 days delinquent, a third letter is generally issued which requests that the account be made current within 15 days of the date thereof. Generally, after an account is between 62 and 73 days overdue, a demand for full arrears is issued. Between 97 and 110 days, if the account continues to be in arrears, a demand notice will generally be issued to the borrower and the process of contract enforcement and loss recovery begins. The time periods specified herein assume the borrower has either taken no action or has not honored any commitments made in relation to the arrears.

    After a default by a borrower a mortgagee can exercise its power of sale of the mortgaged property. To exercise this power, a mortgagee must comply with the statutory restrictions of the relevant state or territory as to notice requirements (see "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS - Enforcement of Housing Loans"). The length of time between the decision to exercise its power of sale and final completion of the sale will be dependent on factors outside the control of the Servicer, such as whether the relevant mortgagor contests the sale and the market conditions at the time.

    Under some Housing Loans which are subject to a variable rate of interest, a Borrower may prepay amounts which are additional to their minimum payments to build up a buffer of funds, which is the difference between the total amount paid by them and the total of the minimum payments required to have been made by them. If the Borrower subsequently fails to make some or all of a minimum payment, the collection system will apply the amount of that buffer of funds against that missed payment. The relevant Housing Loan will not be considered to be Delinquent until the total amount of missed payments exceeds the "credit buffer."

    Under a Housing Loan which is charged a variable rate of interest, a Borrower who is on maternity or paternity leave and who meets specific eligibility criteria may apply to reduce their monthly home loan repayment by up to 50% for a maximum of six months. During the reduced repayments period, if the payment is not sufficient to meet the interest due, the unpaid interest payment will capitalize on the loan balance and the loan may negatively amortize. Repayments are adjusted at the end of the parental leave period to ensure that the loan will be repaid within its original contracted maturity.

    The collection and enforcement procedures may change from time to time in accordance with business judgment and changes to legislation and guidelines established by the relevant regulatory bodies.

DELINQUENCIES AND MORTGAGEE IN POSSESSION WITH RESPECT TO THE SECURITIZED
  PORTFOLIOS

    The following tables set forth delinquency and MIP information for each of the Securitized Portfolios (as defined herein) serviced by the Servicer in its capacity as Servicer of securitized loans as of December 1997 and March 1998. "Mortgagee in Possession" or "MIP" means a mortgagee in possession of the related Mortgaged Property who, following an enforcement of the relevant mortgage, is able to deal with the Mortgaged Property without becoming the absolute owner of the Mortgaged Property. The portfolios of securitized housing loans (the "Securitized Portfolios") consist of the Housing Loans relating to the Series 1997-2 WST Trust, Series 1997-3 WST Trust and the Series 1997-4E WST Trust. The indicated periods of delinquency are based on the number of days past due on a contractual basis. Similar information with respect to the Series 1998-1G WST Trust will be contained in the reports presented through Reuters for access by investors. Such reports will be compiled using the same methodology as that used to compile the information contained in the table below.

                             DELINQUENCIES AND MIP
                            SERIES 1997-2 WST TRUST

                                                                      AS OF                            AS OF
                                                                DECEMBER 14, 1997                 MARCH 14, 1998
                                               ------------------------------------------------------------------------------
                                                                                      ---------------------------------------
                                                                           PERCENT
                                                  BY         PERCENT         BY                         BY         PERCENT
                                   BY NO.       DOLLAR       BY NO.        DOLLAR        BY NO.       DOLLAR       BY NO.
                                  OF LOANS      AMOUNT      OF LOANS       AMOUNT       OF LOANS      AMOUNT      OF LOANS
                                -------------  ---------  -------------  -----------  -------------  ---------  -------------
Series 1997-2 Portfolio
Period of Delinquency:
  30-59 Days..................           44    4,086,266         0.74          0.79            38    3,846,360         0.67
  60-89 Days..................           10    1,151,603         0.17          0.22            15    1,631,217         0.27
  90 Days or more.............            3      466,842         0.05          0.09             4      463,744         0.08
Total Delinquent Loans
Housing Loans in MIP(1)

                                  PERCENT
                                    BY
                                  DOLLAR
                                  AMOUNT
                                -----------
Series 1997-2 Portfolio
Period of Delinquency:
  30-59 Days..................        0.80
  60-89 Days..................        0.34
  90 Days or more.............        0.10
Total Delinquent Loans
Housing Loans in MIP(1)

------------------------
(1) Housing Loans in MIP are also included under the heading "Total Delinquent Loans."

                             DELINQUENCIES AND MIP
                            SERIES 1997-3 WST TRUST

                                                                      AS OF                            AS OF
                                                                DECEMBER 14, 1997                 MARCH 14, 1998
                                               ------------------------------------------------------------------------------
                                                                                      ---------------------------------------
                                                                           PERCENT
                                                  BY         PERCENT         BY                         BY         PERCENT
                                   BY NO.       DOLLAR       BY NO.        DOLLAR        BY NO.       DOLLAR       BY NO.
                                  OF LOANS      AMOUNT      OF LOANS       AMOUNT       OF LOANS      AMOUNT      OF LOANS
                                -------------  ---------  -------------  -----------  -------------  ---------  -------------
Series 1997-3 Portfolio
Period of Delinquency:
  30-59 Days..................           36    3,153,716         0.53          0.50            49    5,052,285         0.75
  60-89 Days..................           15    1,274,948         0.22          0.20            13    1,201,231         0.20
  90 Days or more.............            7      846,185         0.10          0.13            11    1,393,831         0.17
Total Delinquent Loans
Housing Loans in MIP(1)

                                  PERCENT
                                    BY
                                  DOLLAR
                                  AMOUNT
                                -----------
Series 1997-3 Portfolio
Period of Delinquency:
  30-59 Days..................        0.85
  60-89 Days..................        0.20
  90 Days or more.............        0.23
Total Delinquent Loans
Housing Loans in MIP(1)

------------------------
(1) Housing Loans in MIP are also included under the heading "Total Delinquent Loans."

                             DELINQUENCIES AND MIP
                            SERIES 1997-4E WST TRUST

                                                                      AS OF                            AS OF
                                                                 DECEMBER 9, 1997                  MARCH 9, 1998
                                               ------------------------------------------------------------------------------
                                                                                      ---------------------------------------
                                                                           PERCENT
                                                  BY         PERCENT         BY                         BY         PERCENT
                                   BY NO.       DOLLAR       BY NO.        DOLLAR        BY NO.       DOLLAR       BY NO.
                                  OF LOANS      AMOUNT      OF LOANS       AMOUNT       OF LOANS      AMOUNT      OF LOANS
                                -------------  ---------  -------------  -----------  -------------  ---------  -------------
Series 1997-4E Portfolio
Period of Delinquency:
  30-59 Days..................           16    1,805,138         0.25          0.27            30    3,299,468         0.48
  60-89 Days..................            6      727,943         0.09          0.11             7      824,236         0.11
  90 Days or more.............            2      172,916         0.03          0.02             6      328,043         0.09
Total Delinquent Loans
Housing Loans in MIP(1)

                                  PERCENT
                                    BY
                                  DOLLAR
                                  AMOUNT
                                -----------
Series 1997-4E Portfolio
Period of Delinquency:
  30-59 Days..................        0.51
  60-89 Days..................        0.13
  90 Days or more.............        0.05
Total Delinquent Loans
Housing Loans in MIP(1)

------------------------
(1) Housing Loans in MIP are also included under the heading "Total Delinquent Loans."

    As of the date hereof, there have been no gains or losses with respect to the Securitized Portfolios. Accordingly, no gain/loss tables are presented herein.

    It is unlikely that the delinquency experience of the Housing Loans comprising the Series 1998-1G WST Trust will correspond to the delinquency experience of the Securitized Portfolios set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Securitized Portfolios only for the periods presented, whereas the aggregate delinquency experience on the Housing Loans comprising the Securitized Portfolios will depend on the results obtained over the life of the Securitized Portfolios. There can be no assurance that the Housing Loans comprising the Series 1998-1G WST Trust will perform consistently with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market in Australia should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer with respect to the Securitized Portfolios. In addition, adverse economic conditions may affect the timely payment by Borrowers of scheduled payments of principal and interest on the Housing Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Series 1998-1G WST Trust.

                               THE TRUST MANAGER

GENERAL

    Westpac Securitisation Management Pty Limited (ACN 081 709 211) is appointed as trust manager (the "Trust Manager" or "WSML") of the Trust on the terms set out in the Master Trust Deed and the Series Notice. WSML is a wholly owned indirect subsidiary of Westpac and located at Level 4, 60 Martin Place, Sydney, NSW 2000, Australia. The subsidiary was formed to provide specialized trust management services for securitization programs for the Westpac Group.

INCORPORATION

    The Trust Manager was incorporated on February 19, 1998 in the Australian Capital Territory under the Corporations Law of the Commonwealth of Australia.

SHARE CAPITAL

    The authorized share capital of the Trust Manager is A$100,000,000 shares. The issued share capital of the Trust Manager is one fully paid share of A$1.00. Such share is held by Westpac Equity Holdings Pty Ltd.

DIRECTORS

    The directors of the Trust Manager are as follows:

NAME                                       BUSINESS ADDRESS                       PRINCIPAL ACTIVITIES
------------------------------  ---------------------------------------  ---------------------------------------
R. Patrick Handley              Level 4, 60 Martin Place                 Bank Executive
                                Sydney, NSW 2000
                                Australia

Philip Chronican                Level 4, 60 Martin Place                 Bank Executive
                                Sydney, NSW 2000
                                Australia

Lewis E. Love, Jr.              575 Fifth Avenue                         Legal Counsel
                                39th Floor
                                New York, New York 10017-2422

Marten Touw                     Level 4, 60 Martin Place                 Group Treasurer
                                Sydney, NSW 2000
                                Australia

Kimberley Gire                  Level 4, 60 Martin Place                 Head of Group Securitization
                                Sydney, NSW 2000
                                Australia

DUTIES AND ROLE OF THE TRUST MANAGER

POWERS

    The Trust Manager will carry out and perform the duties and obligations contained in the Master Trust Deed and will have full and complete powers of management of the Trust, including without limitation in relation to the conduct of the day to day operation of the Trust and the administration and servicing of the assets (which are not serviced by the Servicer), borrowings and other liabilities of the Trusts. The Issuer Trustee has no duty to supervise the Trust Manager in the performance of its functions and duties or the exercise of its discretion.

    The Trust Manager has the absolute discretion to recommend Authorized Investments to the Issuer Trustee and direct the Issuer Trustee in relation to those Authorized Investments. The Issuer Trustee's role is to give effect to all such recommendations or directions.

DELEGATION

    The Trust Manager may in carrying out and performing its duties and obligations contained in the Master Trust Deed delegate to Westpac, or any of the Trust Manager's or Westpac's officers and employees, all acts, matters and things (whether or not requiring or involving the Trust Manager's judgment or discretion), or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the Trust Manager thinks fit.

TRUST MANAGER'S FEES AND EXPENSES

    The Trust Manager is entitled to a quarterly fee (the "Trust Manager Fee") on the average daily balance of the aggregate principal balance of Housing Loans outstanding during the Collection Period payable in arrears on the relevant Payment Date.

    The Trust Manager is entitled to be reimbursed out of the Trust Assets for all expenses incurred in connection with the performance of its obligations in respect of the Trust (other than general overhead costs and expenses).

REMOVAL OF THE TRUST MANAGER

    The Trust Manager shall retire as trust manager if so directed by the Issuer Trustee in writing following a Trust Manager's Default. A "Trust Manager's Default" occurs if:

        (1) the Trust Manager fails to make any payment required by it within the time period specified in a Transaction Document, and that failure is not remedied within 10 Business Days of receipt from the Issuer Trustee of notice of that failure;

        (2) an Insolvency Event has occurred and is continuing in relation to the Trust Manager;

        (3) the Trust Manager breaches any obligation or duty imposed on the Trust Manager under the Master Trust Deed, any other Transaction Document or any other deed, agreement or arrangement entered into by the Trust Manager under the Master Trust Deed in relation to the Trust, the Issuer Trustee reasonably believes that such breach has an Adverse Effect and the breach is not remedied within 30 days' notice being given by the Issuer Trustee (except in the case of reliance by the Trust Manager on the information provided by, or action taken by, the Servicer, or if the Trust Manager has not received information from the Servicer which the Trust Manager requires to comply with the obligation or duty); or

        (4) a representation, warranty or statement by or on behalf of the Trust Manager in a Transaction Document or a document provided under or in connection with a Transaction Document is not true in a material respect or is misleading when repeated and is not remedied to the Issuer Trustee's reasonable satisfaction within 90 days after notice from the Issuer Trustee where (as determined by the Issuer Trustee) it has an Adverse Effect.

    The costs of removal of the Trust Manager after a Trust Manager's Default shall be borne by the Trust Manager. The Trust Manager has agreed to indemnify the Issuer Trustee and the Trust for those costs.

    On retirement or removal of the Trust Manager, the Issuer Trustee may appoint another trust manager, provided the appointment will not materially prejudice the interests of Noteholders. Until a replacement Trust Manager is appointed, the Trust Manager must continue as Trust Manager. If a replacement Trust Manager is not appointed within 120 days of the Issuer Trustee electing to appoint a new Trust Manager, the Issuer Trustee will be the new Trust Manager.

VOLUNTARY RETIREMENT OF THE TRUST MANAGER

    The Trust Manager may resign on giving to the Issuer Trustee (with a copy to the Rating Agencies) not less than 3 months' notice in writing (or such other period as the Trust Manager and the Issuer Trustee may agree) of its intention to do so.

    Before retirement, the Trust Manager must appoint a successor Trust Manager who is approved by the Issuer Trustee, or who may be the Issuer Trustee, and whose appointment will not materially prejudice the interests of Noteholders. If a successor Trust Manager has not been appointed by the end of the 3 months' notice period the Issuer Trustee shall act as Trust Manager until a successor trust manager is appointed.

LIMITATION OF TRUST MANAGER'S LIABILITY

    The principal limitations on the Trust Manager's liability are set out in full in the Master Trust Deed. These include the following limitations:

        (1) in the absence of fraud, negligence or wilful default on its part or on the part of any of its officers, employees, agents or delegates, the Trust Manager shall not be liable personally in the event of failure to pay moneys on the due date for payment to any Noteholder, any Beneficiary, the Issuer Trustee or any other person or for any loss howsoever caused in respect of any of the Trusts or to any Noteholder, any Beneficiary, the Issuer Trustee or other person;

        (2) the Trust Manager will not be personally liable to indemnify the Issuer Trustee or make any payments to any other person in relation to the Trust except that there will be no limit on the Trust Manager's liability for any fraud, negligence or wilful default by it in its capacity as the Trust Manager of the Trust;

        (3) the Trust Manager will be indemnified out of the Trust in respect of any liability, cost or expense properly incurred by it in its capacity as Trust Manager of the Trust or so incurred by any of its delegates, sub-delegates or agents; and

        (4) subject to the Master Trust Deed, the Trust Manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the Issuer Trustee, the Servicer or any agent appointed by the Issuer Trustee or the Trust Manager or on whom the Issuer Trustee or the Trust Manager is entitled to rely under this deed (other than a related company), attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the Issuer Trustee or the Trust Manager.

                        WESTPAC RESIDENTIAL LOAN PROGRAM

ORIGINATION OF HOUSING LOANS

    The following are the primary sources for the origination of housing loans for Westpac: the Westpac branch network, mobile finance managers, accredited brokers and national telemarketing centers. Inquiries are also often generated by advertising and direct mail campaigns.

    The origination process for housing loans is carried out initially within the appropriate Westpac branch or broker office. The origination process for all housing loans is completed within the MPC.

UNDERWRITING OF HOUSING LOANS

    The following is a description of the underwriting processes employed by Westpac in evaluating whether to fund a particular housing loan. When an application is received, it is processed in accordance with Westpac's credit policy and procedures. Credit assessment is undertaken initially using Westpac's centrally controlled credit scoring system. The scoring system is based on proprietary information, such as Westpac's own historical credit underwriting experience and product policy rules. The process also includes a reference from the Credit Reference Association of Australia. Housing loans passing through the credit scoring system will either be approved, declined or referred to a credit specialist. Westpac's criteria do not seek to segment borrowers who pass the credit scoring system into groups of differing credit quality. All borrowers must meet Westpac's standard underwriting criteria and therefore are not charged different rates of interest based on their credit quality. Where a housing loan is referred to a credit specialist, it is generally because the application is more complex (for example, where the Housing Loan principal is over A$750,000 or because the application is from a self-employed individual). An assessment is carried out by either credit officers within the Credit Unit at the MPC or, in some cases, by State based Credit Centers, in accordance with designated Westpac credit policy and their credit approval limits. Each housing loan is considered on its merits within Westpac's credit policy and procedures.

    Central to the approval process is the verification of the information provided by the applicant(s), valuation of the proposed security property and confirmation of the ability of the applicant to make payments on the housing loan. The verification process involves conducting an independent check as to the accuracy and correctness of the information provided by the potential Borrower, particularly the documentation provided by the prospective borrower and the employment and income details of the prospective borrower. Verification relating to the income of self-employed applicants involves checking annual accounts and other financial information.

    All applicants are required to have a minimum monthly income net of taxes in excess of all monthly expenditures (including the housing loan being applied for) with consideration given to likely increases in future interest rates.

    Westpac policy requires substantiation of the property value either by contract of sale or valuation by a registered panel valuer. A valuation of the security property is required where lender's mortgage insurance is required, where the Housing Loan Principal is greater than A$250,000 or the LVR is greater than 80% (although the LVR and Housing Loan Principal may be lower if the relevant Mortgaged Property is in a particular geographic area). Valuations must be performed by registered valuers who are members of the Australian Institute of Valuers and Land Economists. In some remote centers, assessment of the security value is undertaken by the local branch manager. In addition, housing loans may be secured by more than one property and in such cases the combined values of all relevant security properties is considered.

    Following pre-approval of a housing loan, a terms and conditions letter is sent to the applicant from the MPC. When Westpac has verified details relating to the Housing Loan to its satisfaction and acceptance of the loan offer is received, the housing loan can proceed through to settlement and disbursement. Once all documentation is completed to Westpac's satisfaction and settlement or disbursement has occurred, the security documents are stamped and registered. It is a condition of Westpac's standard mortgage documentation that the mortgagor must maintain full replacement value property insurance at all times. Westpac currently maintains a blanket insurance policy with Cigna Insurance Asia Pacific Pty Limited which covers loss from a mortgage default which follows from physical loss, destruction or damage to a Mortgaged Property which is not otherwise covered by adequate property insurance.

    Approval policies are under regular review and may change from time to time in accordance with business judgment and changes to legislation and guidelines established by the relevant regulatory bodies.

SERVICING OF HOUSING LOANS

    Under the Servicing Agreement, the ongoing servicing of the Housing Loans will be performed by the Servicer. See "THE SERVICER" and "DESCRIPTION OF THE SERVICING AGREEMENT."

HOUSING LOAN PRODUCTS

    Westpac originates loans for both owner-occupied and investment housing. The products within the housing loan portfolio are the following: Premium Option Home Loan, Premium Option Home Loan with 1 Year Guaranteed Rate, Special Offer Fixed Option Home Loan, First Option Home Loan, Fixed Options Home Loan, Variable Rate Investment Property Loan, Fixed Rate Investment Property Loan, First Option Investment Property Loan and Special Fixed Rate Investment Property Loan or any other similar loan product, however named, with some or all the features referred to under "Housing Loan Features." During the term of any Housing Loan, Westpac may from time to time or at the request of the related Borrower change any of the features of such Housing Loans.

    The following provides a general description of some of the Housing Loan products detailed above. The Housing Loans comprising the Mortgage Pool must satisfy certain eligibility criteria as specified under "THE TRUST FUND--Representations and Warranties."

OWNER OCCUPIED HOME LOANS

    First Option Home Loans: These loans are low variable rate owner-occupied home loans for borrowers motivated by price. The product was developed to compete with products offered by non-bank originators. Additional loan features (as described below) can be activated on request by the borrower for a fee. The current maximum term for this product is 25 years, although it may be changed to 30 years in the future.

    Premium Option Home Loans: These loans are variable rate owner-occupied home loans. These loans have a maximum term to maturity of 30 years and a higher rate of interest than the First Option Home Loan and as a result, borrowers are allowed access to the various loan features at no or reduced additional cost.

    Premium Option Home Loans with 1 Year Guaranteed Rate: These loans have an introductory discounted fixed rate for 12 months and then convert to a Premium Option Home Loan. Apart from the introductory fixed rate period, the loan has the same features as the Premium Option Home Loan.

    Special Offer Fixed Option Home Loans: These loans have a fixed rate period of one or two years that converts to a Premium Option Home Loan. Apart from the fixed rate period, the loan has the same features as the Premium Option Home Loan. In 1996, this product was replaced by the Premium Option Home Loan with 1 Year Guaranteed Rate product described above.

    Fixed Options Home Loans: These loans are fixed rate owner-occupied home loans. Loan terms are to a maximum of 30 years with a maximum fixed rate term of 10 years. On maturity of the fixed rate term, the loan converts to the Premium Option Home Loan unless the borrower requests a further fixed rate period. Certain product features (E.G., redraw) are not available during the fixed rate period.

INVESTMENT PROPERTY LOANS

    An investment property loan is a loan which assists with the purchase or refinancing of residential property for investment purposes such as rental income or capital gain. The primary security for the loan is a registered first party first ranking mortgage over residential property.

    Investment property loans can be either fixed rate or variable rate loans with a maximum term of 25 years. The loans may provide for interest only payments for a maximum term of 5 years and then must convert to required payment of principal and interest. Loans may have fixed rate terms for up to a maximum of 10 years which will convert at such time to a variable rate unless the borrower requests another fixed rate term.

    The First Option Investment Property Loan is a low variable rate loan which is similar to the First Option Home Loan and the Variable Investment Property Loan is similar to the Premium Option Home Loan, the major difference being the loan purpose.

HOUSING LOAN FEATURES

GENERAL

    Housing Loans originated by Westpac may have some or all of the features described below. In addition, during the term of any Housing Loan, Westpac may change any of the features of such Housing Loan from time to time at the request of the related Borrower. For the risks associated with the change in features, see "RISK FACTORS--Ability to Change Housing Loan Features May Result in Changes to the Mortgage Pool and Higher Principal Prepayment on the Offered Notes."

SUBSTITUTION OF SECURITY

    A Borrower may apply to substitute a new Mortgage over a residential property for an existing Mortgage, to add a further Mortgage as security for a Housing Loan or to release a security property under a Mortgage. Provided that the application meets certain credit criteria, the Mortgage which secures a loan may be portable and may be discharged without full repayment of the Housing Loan provided another acceptable Mortgage is substituted in its place.

    Where the substitute property meets the Eligibility Criteria and is acceptable to the relevant Mortgage Insurer, and settlement on the substitute property can occur simultaneously with the discharge of the current property, the Housing Loan will remain in the Mortgage Pool. Where the substitute property does not meet the Eligibility Criteria or is not acceptable to the Mortgage Insurer, or the settlement does not occur simultaneously with discharge, the Housing Loan will be transferred out of the Mortgage Pool for a corresponding cash payment in the amount of the Unpaid Balance.

REDRAW

    Certain Housing Loans in the Mortgage Pool which are charged a variable rate of interest have the benefit of a redraw facility which allows the Borrower to draw on repayments made in excess of scheduled repayments (a "Redraw"). Borrowers may request a redraw at any time. In certain circumstances, Westpac has a contractual obligation under the loan document to provide the redraw should the Borrower be entitled to a redraw because of prepayments and if the Housing Loan is not delinquent.

    A Redraw will not result in the Housing Loan being removed from the Mortgage Pool.

    See "DESCRIPTION OF THE OFFERED NOTES--Description of the Redraw Facility, Redraw Funding Securities and RFS Class A Notes."

REPAYMENT HOLIDAY

    The terms of the Mortgage securing a Housing Loan which is charged a variable rate of interest may provide for a "payment holiday." A payment holiday can occur where the Borrower has prepaid amounts of principal, creating a buffer of funds between the current principal balance and the amortization scheduled balance. In such a case, the Borrower may cease to make payments until the outstanding balance of the Housing Loan plus unpaid interest equals the balance of the theoretical amortization schedule. Where the Housing Loan allows for a "payment holiday", the Housing Loan payment will be taken from the buffer of funds between the current principal balance and the amortization scheduled balance at that payment date. If a buffer of funds is available, the system will recognize this as an installment received. Housing Loans are not considered Delinquent during a payment holiday and remain in the Mortgage Pool.

EARLY REPAYMENT

    Early repayment and partial prepayment of any Housing Loan is permitted while such Housing Loan is subject to a variable rate of interest. Housing Loans which are charged a fixed rate of interest, if repaid within their fixed rate term, may be subject to an economic break cost or benefit in accordance with the terms of the Housing Loan. For Housing Loans not regulated by the Consumer Credit Legislation, an early termination fee may be payable.

TOP UP

    The loan agreement and/or Mortgage relating to a Housing Loan may allow for the relevant Borrower to request from Westpac additional funds such that the resulting principal balance will exceed the amortization scheduled balance at that time. These are "top ups." Top ups will only be provided by Westpac in accordance with its then current underwriting and credit policies. Any Housing Loan for which Westpac provides a top up will be removed from the Mortgage Pool.

PARENTAL LEAVE

    Under a Housing Loan which is charged a variable rate of interest, any Borrower who is on maternity or paternity leave and who meets specific eligibility criteria may apply to reduce the related monthly home loan repayment by up to 50% of such payment amount for a maximum of six months. During the reduced repayment period, if the payment is not sufficient to meet the interest due, the unpaid interest payment will capitalize on the loan balance and the loan may negatively amortize. Scheduled repayments are adjusted at the end of the parental leave period to ensure that the loan will be repaid within its original contracted maturity.

INTEREST RATE SWITCHING

    The interest rate charged on Housing Loans may be either fixed rate or variable rate. Fixed rate loans will automatically convert to variable rate at the end of the fixed rate period (as specified in the related loan agreement) unless the relevant Borrower elects another fixed rate period. Some loans have an introductory fixed rate of interest which converts to a variable rate of interest at the end of such introductory period. Some loans allow the Borrower the option to convert from a variable rate to a fixed rate (or vice versa).

ACCOUNT MANAGEMENT FACILITY

    A Borrower may elect to have his/her regular salary paid in full or part into their Housing Loan account. If this amount exceeds the amortized scheduled balance at that time, surplus funds are created therein that may be redrawn. This feature will allow the customer in the aggregate up to fifteen automatic disbursements in each payment cycle against these surplus funds to other accounts. These disbursements will be treated as Redraws.

PAYMENT TYPE

    On the Cut-Off Date, the payment types under the Housing Loans will be interest only or principal, interest and fees ("P & I"). Interest only periods can be for terms of one to five years. At the end of any interest only period, the payment type under the relevant Housing Loan will convert to P & I payments such that the scheduled payments will result in the Housing Loan being repaid on an amortizing schedule within the contractual term of the Housing Loan.

SWITCHING TO AN INVESTMENT OR OWNER-OCCUPIED LOAN

    The Borrower may elect to switch the purpose of a Housing Loan from owner/occupied property finance to investment property finance or vice versa. Any such switch will not require the relevant Housing Loan to be removed from the Mortgage Pool. The Borrower is required to notify Westpac of such switch and the Mortgage Rate with respect to such Housing Loan may be changed accordingly.

CAPITALIZED FEES

    Westpac may offer Borrowers the ability to choose certain product features without paying an up-front fee. Instead, the fee may be capitalized under the Housing Loan and would constitute part of the principal to be amortized over the life of the Housing Loan.

COMBINATION HOUSING LOANS

    A Borrower may split his/her Housing Loan into different portions which may (among other things) be subject to different interest rate options. This could occur, for example, where a Borrower elects to have one part of their Housing Loan at a fixed rate and the other at a variable rate. Each loan is effectively a separate loan which operates independently of the other loans in the combined product and is governed by its own policy and procedures.

    If a Housing Loan is "split" into more than one loan, any newly created loans will not form part of the pool. In the event that the original loan is retained (potentially at a reduced balance) in certain circumstances (E.G., it satisfies all Eligibility Criteria and does not have any feature that would require it to be removed from the pool) it will remain in the pool.

ADDITIONAL FEATURES

    Westpac may, in relation to a Housing Loan in the Mortgage Pool, from time to time seek to offer additional features which are not referred to above. Before doing so, Westpac must satisfy the Trust Manager that the additional features would not affect any relevant Mortgage Insurance Policy and would not cause the rating of any Offered Notes to be downgraded or withdrawn.

                        THE MORTGAGE INSURANCE POLICIES

MORTGAGE INSURANCE POLICIES--GENERAL

    On or before the Closing Date, the Mortgage Pool Insurance Policy will be provided by Housing Loans Insurance Corporation Limited of 31 Market Street, Sydney NSW 2000, Australia ("HLIC") to the Issuer Trustee to cover losses in respect of each Housing Loan that is not subject to a PMI Policy. The Mortgage Pool Insurance Policy generally applies to loans with an LVR of 80% or less at the Cut-Off Date. The Mortgage Pool Insurance Policy will cover losses up to a maximum aggregate amount of A$82,000,000.

    Each Housing Loan with an LVR of greater than 80% at the time of origination (or a lower LVR where required by Westpac's standard credit policy) will have been insured under a PMI Policy issued by Royal & Sun Alliance Lenders Mortgage Insurance Limited (ACN 001 825 725) of Level 9, 465 Victoria Avenue, Chatswood NSW ("Royal & Sun"), MGICA Limited (ACN 000 511 071) of Level 23 AMP Centre, 50 Bridge Street, Sydney NSW ("MGICA"), Westpac Lenders Mortgage Insurance Limited (ACN 074 042 934) of Level 11, 50 Pitt Street, Sydney NSW ("WLMI") or HLIC. Each Approved Seller will equitably assign its interest in each PMI Policy to the Issuer Trustee on the Closing Date.

THE HLIC MORTGAGE POOL INSURANCE POLICY

    GENERAL

    The HLIC Mortgage Pool Insurance Policy (the "Mortgage Pool Insurance Policy") is an insurance policy put in place to cover Housing Loans that were not insured prior to the Cut-Off Date and which had an LVR of less than or equal to 80% as of the Cut-Off Date. Under the Mortgage Pool Insurance Policy, HLIC will insure the Issuer Trustee with effect from the Closing Date for Finance Charge Losses and Principal Losses in respect of the Housing Loans (other than those Housing Loans which are individually covered by an HLIC, Royal & Sun, WLMI or an MGICA Insurance Policy) (see "--Primary Mortgage Insurance Policies" below).

PERIOD OF COVER

    The Issuer Trustee has the benefit of the Mortgage Pool Insurance Policy in respect of each relevant Housing Loan from the date the Housing Loan and the relevant Mortgage are beneficially assigned to it until the earliest of:

        (i) other than with respect to the assignment to the Security Trustee under the Security Trust Deed, the date the Housing Loan or the relevant Mortgage is assigned, transferred or mortgaged to a person other than a person who is or becomes insured under the Mortgage Pool Insurance Policy;

        (ii) the date the Housing Loan is repaid in full;

       (iii) the date the Housing Loan ceases to be secured by the relevant Mortgage (other than in the case where the Mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purposes);

        (iv) the maturity date set out in the "Certificate of Insurance" (as defined in the Mortgage Pool Insurance Policy), or as extended with the consent of the Mortgage Insurer or as varied by a court under the Consumer Credit Legislation; and

        (v) the date the Mortgage Pool Insurance Policy is cancelled in respect of the Housing Loan in accordance with the Mortgage Pool Insurance Policy.

COVER FOR LOSSES

    HLIC is obliged to pay to the Issuer Trustee the loss as at the Loss Date (as defined herein) in respect of a Housing Loan, equal to the aggregate of:

        (i) the principal amount outstanding under such Housing Loan together with any interest, fees or charges (whether capitalized or not), that are outstanding at the Loss Date;

        (ii) fees and charges paid or incurred by the Issuer Trustee; and

       (iii) such other amounts (including fines or penalties) which HLIC approves in its absolute discretion;

    which the Issuer Trustee is entitled to recover under the relevant Housing Loan contract and Mortgage LESS deductions including:

        (iv) any sale proceeds or compensation for compulsory acquisition of the Mortgaged Property;

        (v) in the event of foreclosure, the value of the Issuer Trustee's interest in the Mortgaged Property;

        (vi) any amount received by the Issuer Trustee under any collateral security;

       (vii) amounts paid to the Issuer Trustee by way of rents, profits or proceeds in relation to the Mortgaged Property or under any policy of insurance relating to the Mortgaged Property not applied in restoration or repair;

      (viii) any interest whether capitalized or not that exceeds interest at the (non-default) interest rate (in accordance with the Consumer Credit Legislation, if applicable) payable in relation to that Housing Loan;

        (ix) any fees or charges, whether capitalized or not, that are not of a type, or which exceed certain maximum amounts, as specified in the Mortgage Pool Insurance Policy;

        (x) losses directly arising out of physical damage to the Mortgaged Property (other than from fair wear and tear or losses recovered and applied in the restoration or repair of the Mortgaged Property prior to the Loss Date or which were recovered under a policy of insurance and applied to reduce the amount outstanding under the Housing Loan; and

        (xi) any amounts by which a claim may be reduced under the Mortgage Pool Insurance Policy.

    "Loss Date" means, in respect of a Housing Loan:

        (a) where, following an event on or following which the Approved Seller or the Issuer Trustee's power of sale in relation to the relevant Mortgaged Property becomes exercisable whether immediately or at the option of the Approved Seller or the Issuer Trustee or upon the expiration of any notice or period of time and whether or not the power of sale only arises if before the expiration of the notice or period of time the default remains unremedied (a "Mortgage Default"), the Approved Seller or the Issuer Trustee or a prior mortgagee in respect of the Mortgaged Property sells the Mortgaged Property, the date on which the sale is completed;

        (b) where, following a Mortgage Default, the Approved Seller or the Issuer Trustee or an approved prior mortgagee in respect of the Mortgaged Property becomes the absolute owner by foreclosure, the date on which that event occurs;

        (c) where, following a Mortgage Default, the Borrower sells the Mortgaged Property with the prior approval of the Approved Seller, the Issuer Trustee and HLIC, the date on which the sale is completed;

        (d) where the Mortgaged Property is compulsorily acquired or sold by a government for public purposes and there is a Mortgage Default (or where the Mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a default in repayment of the loan secured by the Mortgage which would have been a Mortgage Default but for the occurrence of that event), the date being the later of the date of the completion of the acquisition or sale or the date twenty-eight days after the date of the Mortgage Default; and

        (e) where the HLIC has agreed or determined to pay a claim under the Mortgage Pool Insurance Policy, the date specified in that agreement or determination.

    If the Consumer Credit Legislation applies to a Mortgage, HLIC's liability is limited to the amount required to discharge the mortgage under the Consumer Credit Legislation.

AGGREGATE LIMIT

    The Mortgage Pool Insurance Policy will be subject to an aggregate limit of loss of A$82,000,000.

ISSUER TRUSTEE'S INTEREST EXTINGUISHED

    If the Issuer Trustee's interest in a Housing Loan is extinguished in favor of Westpac as a result of:

    (1) a breach of Westpac's representations and warranties in relation to the Housing Loan which is discovered within 120 days of the Closing Date (or, in relation to Housing Loans assigned to the Issuer Trustee from the assets of another Seller Trust, 120 days after the date on which those Housing Loans were first sold by Westpac to the Issuer Trustee in its capacity as trustee of other Seller Trusts) and which breach was not remedied within that period (see "WESTPAC RESIDENTIAL LOAN PROGRAM--Eligibility Criteria"); or

    (2) a repurchase of a Housing Loan in accordance with Westpac's right of first refusal,

then Westpac will be entitled to the benefit of the Mortgage Pool Insurance Policy in so far as it applies to that Housing Loan.

REFUSAL OR REDUCTION IN CLAIM

    The amount of a claim may be reduced or cancelled by HLIC in the following circumstances:

        (i) any premium is not paid within twenty-eight days of the due date therefor;

        (ii) the Housing Loan contract for the relevant Mortgaged Property does not require the Mortgaged Property to be insured under a general insurance policy;

       (iii) there ceases to be a Servicer approved by HLIC to service the Housing Loans for the Issuer Trustee;

        (iv) a claim is not lodged within twenty-eight days of the relevant Loss Date;

        (v) there is any representation or statement (deemed or otherwise) in a proposal for a Mortgage Pool Insurance Policy that is incorrect or the duty of disclosure under the Mortgage Pool Insurance Policy is breached;

        (vi) the Issuer Trustee or the Servicer does not comply with the reporting obligations under the Mortgage Pool Insurance Policy;

       (vii) the relevant Mortgage has not been duly registered with the land titles office in the jurisdiction where the related Mortgaged Property is located; and

      (viii) the Housing Loan contract, the Mortgage or any collateral security for the relevant Mortgaged Property has not been duly stamped in each relevant jurisdiction.

    Under the Servicing Agreement, the Servicer undertakes to perform (and indemnifies the Issuer Trustee against) certain obligations of the Issuer Trustee, including the Issuer Trustee's duties of disclosure and its reporting obligations under the Mortgage Pool Insurance Policy. See "--Servicer Undertakings with Respect to Insurance Policies". This arrangement is acknowledged in the Mortgage Pool Insurance Policy.

    Circumstances in which claims under the Mortgage Pool Insurance Policy may be reduced or cancelled also include the following events occurring in relation to the Issuer Trustee without the approval of the Mortgage Insurer:

        (i) the making of any additional advance (other than Redraws) upon the security of a Mortgaged Property that ranks for payment ahead of the Housing Loan;

        (ii) materially altering the terms of a Housing Loan contract, any related Mortgage or any collateral security other than an alteration made in accordance with the Consumer Credit Legislation;

       (iii) allowing its rights to be reduced against the Borrower, the relevant mortgagor, any mortgage guarantor, any provider of any collateral security or the Mortgaged Property by compromise, postponement, partial discharge or otherwise;

        (iv) approving any transfer or assignment of the Mortgaged Property without full discharge of the Housing Loan;

        (v) a violation by the Issuer Trustee of any provision of such Mortgage Pool Insurance Policy; and

        (vi) consenting to a further advance by a prior mortgagee previously approved by HLIC upon the security of an approved prior mortgage.

EXCLUSIONS

    The Mortgage Pool Insurance Policy does not cover any loss arising from: (i) any war or warlike activities; (ii) nuclear contamination; (iii) the existence or escape of any pollution or environmentally hazardous material; (iv) the fact that the Housing Loan contract, the relevant Mortgage or any collateral security is void or unenforceable; or (v) where the Consumer Credit Legislation applies, any failure of the Housing Loan contract, the relevant Mortgage or any collateral security to comply with the requirements of the Consumer Credit Legislation. See "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS-- Consumer Credit Legislation."

CLAIMS

    A claim may only be made under the Mortgage Pool Insurance Policy following the Loss Date for the relevant Mortgage. If a Housing Loan has been in default for at least 6 months HLIC may in its absolute discretion pay the claim for the loss even if the Loss Date has not occurred. Claims are payable within 14 days of receipt by HLIC of the completed claim form.

    HLIC may, as a condition to payment of a claim, require an assignment to it by the Issuer Trustee (at the Issuer Trustee's expense) of rights against the Borrower or any mortgagor or require the Issuer Trustee to take action, or empower HLIC to take action, in relation to the relevant Housing Loan or related Mortgage.

VARIATIONS

    HLIC may not vary the Mortgage Pool Insurance Policy for any Housing Loan except where the variation is generally applied to all insured customers of the same type in relation to the same type of insurance and where the variation is necessitated to ensure that, as a consequence of a change in law after the date of the Mortgage Pool Insurance Policy, HLIC is not in breach of the law.

HOUSING LOAN INSURANCE CORPORATION LTD (HLIC)

    HLIC was established in 1965 by the Commonwealth Government of Australia ("Government") and is Australia's leading lenders' mortgage insurer ("LMI") with approximately 50% of the Australian LMI market. In December 1997, the Government sold HLIC to GE Capital Australia ("GECA") which is a wholly owned subsidiary of GE Capital Services Inc. ("GE").

    GE is a diversified industrial and financial services company with operations in over 100 countries. It is rated AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch. It has significant LMI business around the world, operating in the United States, United Kingdom, Canada and now Australia and has over US$165 billion of loans insured globally.

    HLIC has been given a AAA claims paying rating in its own right by Standard & Poor's, a Aa1 rating by Moody's and a AAA rating by Fitch. Loans insured prior to the sale to GECA will also have the benefit of a guarantee by the Government. That proportion that has the benefit of the Government guarantee is $472,015,286 as of the Cut-Off Date.

PRIMARY MORTGAGE INSURANCE POLICIES

GENERAL

    Each Borrower under a Housing Loan which had an LVR of greater than 80% at the date of origination (or a lower LVR where required by Westpac's standard credit policy) was required to effect a mortgage insurance policy with either Royal & Sun, MGICA, WLMI or HLIC (a "PMI Policy"). Westpac is required to equitably assign its interest in each PMI Policy to the Issuer Trustee on the Closing Date. The consent of Royal & Sun, MGICA, WLMI and HLIC is required for the assignment of the relevant Mortgages and the PMI Policies, and for the Servicer to service the insured Housing Loans. Westpac must ensure that these consents are obtained on or prior to the Closing Date.

RESTRICTIONS AND CANCELLATION

    The amount recoverable under each PMI Policy will generally be the amount owing in relation to the relevant Mortgage (including unpaid principal, accrued interest at any non-default rate, proper tax and reasonable enforcement costs (subject in certain instances to insurer's consent)) less all amounts recovered from enforcement of the Mortgage. However, there are a number of requirements and restrictions imposed on the insured under each PMI Policy which may entitle the Mortgage Insurer to cancel the PMI Policy or reduce the amount of a claim; including:

        (1) the existence of an encumbrance or other interest which affects or has priority over the Mortgage;

        (2) the relevant Mortgage, or a guarantee or indemnity relating to the Mortgage, ceasing to be effective;

        (3) that there is a material omission or misstatement by the insured in relation to the PMI Policy;

        (4) that any premium is not paid when due or within the relevant grace period (if any);

        (5) termination by the insurer upon the giving of a set period of notice;

        (6) a breach by the insured of the PMI Policy; and

        (7) certain circumstances which affect the insured's rights or recoveries under the relevant Housing Loan or Mortgage.

    Each PMI Policy has different provisions. The above is a summary of certain provisions--some may not relate to, or may differ from, a particular PMI Policy.

SERVICER UNDERTAKINGS WITH RESPECT TO INSURANCE POLICIES

    Under the Servicing Agreement, the Servicer undertakes to:

        (1) act in accordance with the terms of any Mortgage Insurance Policy;

        (2) not do anything that would prejudicially affect the rights of the Issuer Trustee under a Mortgage Insurance Policy; and

        (3) promptly make claims and notify the Trust Manager when claims are made.

DESCRIPTION OF ROYAL & SUN, MGICA AND WLMI

    The Royal & Sun Alliance Group entered into the lenders mortgage insurance market in Australia in 1989. Royal & Sun's Mortgage Insurance Division operates as one of the major divisions of the Royal & Sun Alliance Group. Royal & Sun is a subsidiary of Royal & Sun Alliance Insurance Australia Limited, which is one of the five largest insurers in Australia with premium revenue of some A$1.1 billion, assets in excess of A$1.8 billion and a net asset position at December 31, 1997 of over A$373 million. Royal & Sun Alliance Lenders Mortgage Insurance Limited is rated AA- by Standard & Poor's for its claim paying ability and A2 by Moody's for its claim paying ability, and is owned by the Royal & Sun Alliance group. Under a deed of indemnity, Royal & Sun is explicitly indemnified for past, present and future obligations arising from insurance contracts net of reinsurance by the Australian holding company for the group, Royal & Sun Alliance Insurance Australia Holdings Limited. The business address of Royal & Sun is Level 9, 465 Victoria Avenue, Chatswood, New South Wales, Australia.

    MGICA has been operating in the Australian housing market since 1965 and is a specialist insurer of residential mortgage loans. MGICA is owned and explicitly supported by, AMP Limited ("AMP"), Australia's largest insurance company. MGICA is rated AA- by Standard & Poor's for its claim paying ability and A1 by Moody's for its claims paying ability. MGICA is strongly capitalized after receiving an injection of A$50 million of capital from its parent, AMP, in 1995. Moody's indicates the geographic diversity of MGICA's insurance risk profile is good and underwriting standards are considered appropriately conservative. The business address of MGICA is Level 23 AMP Centre, 50 Bridge Street, Sydney, New South Wales, Australia.

    WLMI is an unrated insurance company authorized under the Insurance Act 1973 to carry on insurance business in Australia. WLMI is a wholly owned subsidiary of Westpac Insurance Services (Brokers) Limited. The ultimate parent entity is Westpac Banking Corporation. Under a Management Agreement and Quota Share Reinsurance Agreement between WLMI and Royal & Sun Alliance Lenders Mortgage Insurance Limited both dated August 27, 1996 Royal & Sun agrees to provide management and administration services to WLMI and accepts 65% of the obligation on each and every policy issued by WLMI. WLMI retains the remaining 35% of the obligation. Under a Deed of Guarantee, Royal & Sun will unconditionally and irrevocably guarantee the obligations of WLMI arising under policies issued by WLMI prior to the termination of the deed, and to the extent that those obligations are not recovered or met by contracts of reinsurance. The business address of WLMI is 50 Pitt Street, Sydney, New South Wales, Australia.

                      PREPAYMENT AND YIELD CONSIDERATIONS

    The following information is given solely to illustrate the effect of prepayments of the Housing Loans on the weighted average life of the Offered Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Housing Loans.

GENERAL

    The rate of principal payments on the Offered Notes, the aggregate amount of distributions on the Offered Notes and the yield to maturity of the Offered Notes will be related to the rate and timing of payments of principal on the Housing Loans. The rate of principal payments on the Housing Loans will in turn be affected by the amortization schedules of the Housing Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Housing Loans due to defaults, casualties, condemnations and repurchases by an Approved Seller). The Housing Loans may be prepaid by the Mortgagors at any time (subject, in the case of fixed rate Housing Loans, to the payment of any applicable fees).

PREPAYMENTS

    Prepayments, liquidations and purchases of the Housing Loans (including optional purchase of the remaining Housing Loans in connection with the termination of the Trust) will result in distributions on the Offered Notes of principal amounts which would otherwise be distributed over the remaining terms of such Housing Loans. Since the rate of payment of principal of the Housing Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of any Offered Note may vary from the anticipated yield will depend upon the degree to which an Offered Note is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of such Housing Loans. The rate of prepayment on the Housing Loans cannot be predicted. The prepayment experience of the Trust with respect to the Housing Loans may be affected by a wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility.

WEIGHTED AVERAGE LIVES

    Generally, greater than anticipated prepayments of principal will increase the yield on Offered Notes purchased at a price less than par and will decrease the yield on Offered Notes purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Housing Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Offered Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Offered Notes will also be affected by the amount and timing of delinquencies and defaults on the Housing Loans and the recoveries, if any, on defaulted Housing Loans and foreclosed properties.

    The "weighted average life" of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under such note is reduced to zero. The weighted average life of the Offered Notes will be influenced by, among other factors, the rate at which principal payments are made on the Housing Loans.

    The following tables are based on a constant prepayment rate model ("CPR"). CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the Housing Loans. None of the Approved Sellers, the Trust Manager nor the Issuer Trustee believes that any existing statistics of which it is aware provide a reliable basis for holders of Offered Notes to predict the amount or the timing of receipt of prepayments on the Housing Loans.

    Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Housing Loans and the characteristics of the Housing Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the Offered Notes set forth in the tables. In addition, since the actual Housing Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Notes may be made earlier or later than as indicated in the tables.

    For the purpose of the tables below, it is assumed that: (i) the Closing Date for the Offered Notes is June 9, 1998, (ii) payments on the Offered Notes are made on the 19th day of each Quarter regardless of the day on which the Payment Date actually occurs, commencing in July 1998 and are made in accordance with the priorities described herein, (iii) the scheduled monthly payments of principal and interest on the Housing Loans will be timely delivered on the first day of each month commencing in July 1998 (with no defaults), (iv) all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon, (v) Principal Collections are distributed according to the rules of distribution set forth in "DESCRIPTION OF THE OFFERED NOTES--Payments of Principal on the Notes"; and (vi) no optional termination is exercised. The preceding clauses are the assumptions used in preparing the following tables and are not necessarily expected to be predictive of the Mortgage Pool's actual performance.

    It is not likely that the Housing Loans will pay at any assumed CPR to maturity or that all Housing Loans will prepay at the same rate. The assumed CPR for this transaction is 22.5%. In addition, the diverse remaining terms to maturity of the Housing Loans (which include recently originated Housing Loans) could produce slower distributions of principal than as indicated in the tables at the assumed CPRs specified, even if the weighted average remaining term to maturity of the Housing Loans is the same as the weighted average remaining term to maturity of the assumptions described above. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein as well as other relevant assumptions.

PERCENT OF ORIGINAL INVESTED AMOUNT OUTSTANDING AT THE FOLLOWING PERCENTAGES OF
                                     CPR(1)

                                                                          CLASS A NOTES: US$
                                              ---------------------------------------------------------------------------
DATE                                             0%         10%        15%        20%       22.5%       25%        35%        45%
--------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Initial Percent.............................        100        100        100        100        100        100        100        100
April 19, 1999..............................         98         90         86         81         79         77         68         59
April 19, 2000..............................         97         79         71         63         60         56         43         31
April 19, 2001..............................         95         70         59         49         45         41         27         16
April 19, 2002..............................         92         61         48         38         34         30         17          9
April 19, 2003..............................         90         53         40         30         26         22         11          4
April 19, 2004..............................         88         46         33         23         19         16          7          2
April 19, 2005..............................         85         40         27         18         15         12          4          1
April 19, 2006..............................         82         35         23         14         11          8          2          0
April 19, 2007..............................         79         31         18         11          8          6          1          0
April 19, 2008..............................         76         26         15          8          6          4          1          0
April 19, 2009..............................         72         23         12          6          4          3          0          0
April 19, 2010..............................         69         19         10          5          3          2          0          0
April 19, 2011..............................         65         17          8          3          2          1          0          0
April 19, 2012..............................         60         14          6          2          1          1          0          0
April 19, 2013..............................         56         12          5          2          1          0          0          0
April 19, 2014..............................         51         10          4          1          0          0          0          0
April 19, 2015..............................         46          8          3          1          0          0          0          0
April 19, 2016..............................         41          6          2          0          0          0          0          0
April 19, 2017..............................         35          5          1          0          0          0          0          0
April 19, 2018..............................         29          3          1          0          0          0          0          0
April 19, 2019..............................         23          2          0          0          0          0          0          0
April 19, 2020..............................         16          1          0          0          0          0          0          0
April 19, 2021..............................          9          0          0          0          0          0          0          0
April 19, 2022..............................          1          0          0          0          0          0          0          0
April 19, 2023..............................          0          0          0          0          0          0          0          0
Weighted Average Life(2)--
  To Maturity (Years).......................     15.045      6.997      5.208      4.048      3.623      3.263      2.281      1.693
  To Call (Years)...........................     14.981      6.682      4.878      3.750      3.348      3.021      2.119      1.573

------------------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
    (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to three decimal places.

PERCENT OF ORIGINAL INVESTED AMOUNT OUTSTANDING AT THE FOLLOWING PERCENTAGES OF
                                     CPR(1)

                                                                         CLASS B NOTES: $
                                            ---------------------------------------------------------------------------
DATE                                           0%         10%        15%        20%       22.5%       25%        35%        45%
------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Initial Percent...........................        100        100        100        100        100        100        100        100
April 19, 1999............................        100        100        100        100        100        100        100        100
April 19, 2000............................        100        100        100        100        100        100         95         86
April 19, 2001............................        100        100        100        100         97         93         76         64
April 19, 2002............................        100        100        100         83         73         68         48         34
April 19, 2003............................        100        100         83         65         55         50         31         34
April 19, 2004............................        100         97         69         50         42         36         24         34
April 19, 2005............................        100         84         57         39         31         26         24         34
April 19, 2006............................        100         74         47         30         24         21         24         33
April 19, 2007............................        100         64         38         23         20         21         24         18
April 19, 2008............................        100         55         31         21         20         21         24          9
April 19, 2009............................        100         47         25         21         20         21         24          5
April 19, 2010............................        100         41         20         21         20         21         18          3
April 19, 2011............................        100         34         19         21         20         21         11          1
April 19, 2012............................        100         29         19         21         20         21          7          1
April 19, 2013............................        100         24         19         21         20         21          4          0
April 19, 2014............................        100         20         19         21         20         21          2          0
April 19, 2015............................         95         20         19         21         20         16          1          0
April 19, 2016............................         84         20         19         21         19         11          1          0
April 19, 2017............................         73         20         19         21         13          7          0          0
April 19, 2018............................         61         20         19         16          8          4          0          0
April 19, 2019............................         47         20         19         10          5          3          0          0
April 19, 2020............................         34         20         19          6          3          1          0          0
April 19, 2021............................         19         20         10          2          1          1          0          0
April 19, 2022............................         19          5          1          0          0          0          0          0
April 19, 2023............................          0          0          0          0          0          0          0          0
Weighted Average Life(2)--
  To Maturity (Years).....................     20.738     12.662     10.208      8.795      8.022      7.511      5.898      5.070
  To Call (Years).........................     20.505     11.063      8.093      6.376      5.669      5.237      3.937      3.132

------------------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
    (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to three decimal places.

                        DESCRIPTION OF THE OFFERED NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Transaction Documents. The following section contains summaries of the material terms of the Transaction Documents. The summaries do not purport to be complete and are subject to the provisions of the Transaction Documents. A copy of the Master Trust Deed, and a form of each of the Series Notice, the Note Trust Deed and the Security Trust Deed has been filed with the Commission as an Exhibit to the Registration Statement of which this Prospectus is a part.

    Pursuant to the Transaction Documents, on the Closing Date the Issuer Trustee will issue two classes of notes (the "Offered Notes"), consisting of one class of senior notes, designated as the Class A Mortgage Backed Floating Rate Notes due July 19, 2029, in the original principal amount of US$1,372,700,000 (the "Class A Notes") and one class of subordinated notes, designated as the Class B Mortgage Backed Floating Rate Notes, due July 19, 2029, in the original principal amount of US$32,300,000 (the "Class B Notes"). In addition to the Class A Notes and the Class B Notes, the Issuer Trustee may from time to time issue RFSs, which may convert to RFS Class A Notes in certain circumstances. The Offered Notes, the RFSs and the RFS Class A Notes are referred to herein as the "Notes." See "--Description of the Redraw Facility, the Redraw Funding Securities and the RFS Class A Notes" herein.

    Payments on the Offered Notes will be made by the Principal Paying Agent on each Payment Date to persons in whose names the Notes are registered as of the related Record Date (the "Holders" or "Offered Noteholders"). The Payment Date for the Notes will be the 19th day of each Quarter. A "Quarter" is each three-month period in a year which period begins on July 1, October 1, January 1 and April 1. If any Payment Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month in which event it shall be brought forward to the immediately preceding Business Day. The first Payment Date will be July 20, 1998 in respect of the period from (and including) the Closing Date to (but excluding) that date. The Record Date for any Payment Date will be the second Business Day immediately preceding the Payment Date (so long as the Offered Notes are held in book-entry form), or the last day of the prior calendar month (if Definitive Notes have been issued).

    A "Business Day" means (1) in relation to the Note Trust Deed, the Agency Agreement and any Note, any day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Sydney, London and New York City; (2) in relation to US$ payments under a Currency Swap, any day, other than a Saturday, Sunday or public holiday, on which banks are open for business in London and New York City; and (3) in relation to A$ payments under the Currency Swap and any other Transaction Document, any day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Sydney. If a public holiday is occurring in any of the referenced locales, then such day is not a Business Day, and no scheduled payments will be made on such day.

    A "Collection Period" commences on and includes the 10th day of each Quarter and runs until (and includes) the 9th day of the following Quarter with the exception of the first Collection Period, which will commence on (and include) the day after the Cut-Off Date and end on (and include) July 9, 1998. The last Collection Period is the period from the last day of the previous Collection Period to the Termination Date of the Trust.

    The first Interest Period in relation to the Notes commences on (and includes) the Closing Date and ends on (but excludes) the first Payment Date (being July 20, 1998). Each succeeding Interest Period, commences on (and includes) a Payment Date and ends on (but excludes) the next Payment Date. The final Interest Period ends on (but excludes) the Maturity Date.

    For any Interest Period other than the initial Interest Period, the "Interest Determination Date" is the second Business Day prior to the commencement of that Interest Period. The first Interest Determination Date, which relates to the Interest Period beginning July 20, 1998, is July 16, 1998. The "Collection

Determination Date" is four Business Days prior to each Payment Date with the exception of the first Collection Determination Date, which will be July 9, 1998.

    Each Class of Offered Notes initially will be represented by one or more global notes (the "Book-Entry Notes") registered in the name of the nominee of DTC (together with any successor depository, the "Depository"), except as set forth below. Beneficial interests in each Class of Offered Notes will be available for purchase in minimum denominations of US$100,000. The Issuer Trustee has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Noteholder of record of the Offered Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Note Owner (as defined herein) acquiring an interest in any Class of Offered Notes will be entitled to receive a certificate representing such Note Owner's interest in such Notes. Until such time, all references herein to actions by Noteholders of any Class of Offered Notes will refer to actions taken by the Depository upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders of any Class of Offered Notes will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered Noteholder of such Class, for distribution to Note Owners of such Class in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Notes."

    The Issuer Trustee will maintain a Paying Agent in London until the date the Offered Notes are redeemed.

COLLECTIONS AND PAYMENT

    With respect to each Collection Period and on or prior to the Collection Determination Date, the Trust Manager will determine the Collections (as defined below) received and reconcile such receipts against expenses, including Interest payable to Noteholders, that have accrued during such Collection Period. To the extent necessary, the Trust Manager must direct the Issuer Trustee to draw on or claim against the Liquidity Facility where available to make up shortfalls in Collections. Various amounts will also be swapped under the Swap Agreements.

    On the Collection Determination Date, the Trust Manager shall advise the Issuer Trustee of the amounts to be paid. The Issuer Trustee will arrange for the relevant payments to occur on the Payment Date.

    Set out below is an example of relevant dates and periods for the allocation of cashflows and their payments. All dates are assumed to be Business Days.

Collection Period                      10th April to (and including) 9th
                                       July

Collection Determination Date          15th July

Remittance Date                        17th July

Interest Determination Date            17th July

Notice Date                            18th July

Payment Date                           19th July

Interest Period                        19th April to (but excluding) 19th
                                       July

COLLECTIONS

    With respect to any Collection Period, "Collections" shall consist of interest and principal receipts from the Housing Loans, the proceeds of enforcement of Mortgages, the proceeds of claims under Mortgage Insurance Policies and payments by the Approved Sellers or the Servicer in respect of breaches of representations or warranties with respect to the Housing Loans. Westpac or the Servicer, as a delegate of Westpac under the Servicing Agreement, will receive the Collections in respect of the Housing Loans in the Mortgage Pool.

    So long as both (a) Westpac has a short term rating of at least A-1+ from Standard & Poor's, P-1 from Moody's and F-1+ from Fitch and (b) the Collections Account is maintained with Westpac or a subsidiary of Westpac, each of Westpac and the Servicer shall deposit the amount equal to the Collections it receives during the related Collection Period into the relevant Collections Account two Business Days prior to the relevant Payment Date (the "Remittance Date") together with an amount equivalent to the interest that would have accrued at the Bank Bill Rate on such amounts if such receipts had been deposited into the Collections Account five Business Days following receipt by Westpac or the Servicer (less any relevant tax).

    If Westpac has a short term rating of less than A-1+ from Standard & Poor's, less than P-1 from Moody's or less than F-1+ from Fitch, then Westpac and the Servicer shall pay all Collections in its possession or control into the Collections Account no later than five Business Days following receipt. Notwithstanding the foregoing, the Collections Account may continue to be maintained with Westpac for so long as it is an Approved Bank. An "Approved Bank" means: (a) a bank which has a short term rating of at least A-1+ from Standard & Poor's, P-1 from Moody's and F-1+ from Fitch; or (b) any bank or financial institution which is specified to be an Approved Bank in the Series Notice, but means Westpac for so long as it has a short term rating of A-1 or better from Standard & Poor's, P-1 or better from Moody's and F-1 or better from Fitch.

    If, however, the Collections Account is not maintained with Westpac, or a subsidiary of Westpac, all Collections in relation to the Trust must be deposited into the Collections Account no later than two Business Days following receipt thereof by Westpac or the Servicer (as the case may be).

CALCULATION OF TOTAL AVAILABLE FUNDS

    On each Collection Determination Date the Trust Manager will, for the immediately preceding Collection Period, calculate the total of the Available Income, plus Principal Draws, plus Liquidity Draws (the sum of such amounts, the "Total Available Funds"), all as further described below.

AVAILABLE INCOME

    "Available Income" for a Collection Period equals the aggregate of:

        (1) Finance Charge Collections;

    plus to the extent not included in paragraph (1):

        (2) any amount received or due to be received by or on behalf of the Issuer Trustee with respect to net receipts under any Swap Agreement (other than the Currency Swaps);

        (3) any amount received by or on behalf of the Issuer Trustee under any Support Facility (other than the Currency Swaps), including under a Mortgage Insurance Policy, which the Trust Manager determines should be accounted for to reduce a Finance Charge Loss;

        (4) any interest income received by or on behalf of the Issuer Trustee in respect of moneys credited to the Collections Account in relation to the Trust;

        (5) amounts in the nature of interest otherwise paid by Westpac, the Servicer or the Trust Manager to the Issuer Trustee in respect of Collections held by it;

        (6) any net amount attributable to income from another WST trust established under the Master Trust Deed with respect to the substitution of a Housing Loan ("Substitution Net Transfer Amount (Income)"); and

        (7) all other amounts received by or on behalf of the Issuer Trustee in respect of the Trust assets in the nature of income, excluding

        (8) any interest credited to a Collateral Account for a Support Facility; and

        (9) any amount received by the Issuer Trustee on entry into a replacement Currency Swaps which is payable to the prior Currency Swap Providers.

    "Finance Charge Collections" shall equal:

        (1) all amounts received by or on behalf of the Issuer Trustee in respect of interest, fees and other income payable under Housing Loans in the Mortgage Pool, including:

        (i) Liquidation Proceeds received on account of interest;

        (ii) any payments by Westpac to the Issuer Trustee on the repurchase of a Housing Loan which are attributable to interest;

       (iii) any interest adjustments received by the Trust in relation to the transfer of Housing Loans or related Mortgages from the Trust to another WST trust; and

        (iv) the Prepayment Cost Surplus for that Collection Period (if any);
             and

        (2) all amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the Issuer Trustee during that Collection Period including:

        (i) from an Approved Seller or the Servicer in respect of any breach of a representation, warranty or undertaking contained in the Master Trust Deed, Servicing Agreement or Series Notice;

        (ii) from an Approved Seller or the Servicer under any obligation under the Master Trust Deed, Servicing Agreement or Series Notice to indemnify or reimburse or pay damages to the Issuer Trustee for any amount, in each case which are determined by the Trust Manager to be in respect of interest; and

        (3) any amount received in respect of a Housing Loan in the Mortgage Pool, or a related Mortgage, after a Finance Charge Loss has occurred, which has not been received under a Mortgage Insurance Policy and which is not payable to an insurer under a Mortgage Insurance Policy; less

        (4) any amount debited in respect of the Housing Loans in the Mortgage Pool representing government charges collected by or on behalf of the Issuer Trustee, financial institutions duty, bank accounts debit tax or similar taxes and fees or charges due to the Servicer or Westpac under the Housing Loans and the Prepayment Cost Surplus due to Westpac and collected by Westpac or the Servicer.

    With respect to any Housing Loan, a "Finance Charge Loss" means Liquidation Losses which are attributable to interest, fees and expenses in relation to the relevant Housing Loan, including on the early discharge of Housing Loans which bear a fixed rate of interest (other than a Housing Loan subject to an introductory rate of interest for 12 months or less) the amount, if any, owed by the relevant Borrower in accordance with the Relevant Documents. With respect to any Housing Loan, "Liquidation Losses" for a Collection Period, means the amount (if any) by which the Unpaid Balance of a Housing Loan (together with the enforcement expenses relating to the Housing Loan and the related Mortgage) exceeds the Liquidation Proceeds in relation to the Housing Loan. "Liquidation Proceeds" means all amounts recovered from the enforcement of a Mortgage (excluding proceeds of a Mortgage Insurance Policy).

    With respect to any Housing Loan, a "Prepayment Cost Surplus" means, in relation to a Collection Period, the amount by which the total of all Prepayment Costs (as defined below) for that Collection Period exceeds the total of all Prepayment Benefits (as defined herein) for that Collection Period. With respect to any Housing Loan, a "Prepayment Benefit Shortfall" means, in relation to a Collection Period, the amount by which the total of all Prepayment Benefits for that Collection Period exceeds the total of all Prepayment Costs for that Collection Period.

    With respect to any Housing Loan which is a Fixed Option Home Loan or otherwise bears a fixed rate of interest (other than a Housing Loan subject to an introductory rate of interest for 12 months or less), "Prepayment Cost" means, on the early discharge of such Housing Loan, the amount (if any) owed by the relevant Borrower and collected by Westpac or the Servicer, in accordance with the relevant Housing Loan agreement with respect to such early discharge. With respect to any Housing Loan which is a Fixed Option Home Loan or otherwise bears a fixed rate of interest (other than a Housing Loan subject to an introductory rate of interest for 12 months or less), a "Prepayment Benefit" means, on the early discharge of such Housing Loan, the amount (if any) credited to the relevant Borrower's loan account by Westpac by means of a reduction in the Housing Loan Principal of that Housing Loan, in accordance with the relevant Housing Loan agreement.

    With respect to a Collection Period and any Housing Loan, "Principal Loss" means the amount of any Liquidation Loss for that Collection Period which is attributable to principal in relation to the relevant Housing Loan.

PRINCIPAL DRAWS

    If the Trust Manager determines on any Collection Determination Date that the Available Income of the Trust for the Collection Period ending immediately prior to that Collection Determination Date is insufficient to meet Total Payments (as defined herein under "--Distribution of Total Available Funds") of the Trust for that Collection Period (a "Payment Shortfall"), then Principal Collections collected during that Collection Period will be applied to the Payment Shortfall (a "Principal Draw") to the extent available for this purpose.

    Principal Draws will be reimbursed out of any Excess Available Income available for this purpose on subsequent Payment Dates.

LIQUIDITY DRAWS

    If, on any Collection Determination Date, the Trust Manager determines that the related Payment Shortfall, if any, will not be covered fully by a Principal Draw, the Trust Manager must direct the Issuer Trustee to draw on the Liquidity Facility in an amount equal to the lesser of the remaining Payment Shortfall or the Available Liquidity Amount. Any direction by the Trust Manager to the Issuer Trustee to draw on the Liquidity Facility is subject to there being available funds under the Liquidity Facility.

REMAINING LIQUIDITY SHORTFALL

    If the amount available to be drawn under the Liquidity Facility is not sufficient to satisfy the remaining Payment Shortfall in full, the amount of such shortfall will be a "Remaining Liquidity Shortfall." If the Trust Manager determines that a Remaining Liquidity Shortfall exists, then the Trust Manager must reduce the Interest payable in respect of the Notes as follows:

        (1) first, reduce the A$ Class B Interest Amount payable to the Currency Swap Provider under the swap confirmation relating to the Class B Notes;

        (2) second, if the A$ Class B Interest Amount has been reduced to zero, any excess Remaining Liquidity Shortfall shall reduce PRO RATA, based on their applicable entitlements:

        (i) the A$ Class A Interest Amount payable to the Currency Swap Providers under the swap confirmation relating to the Class A Notes;

        (ii) the RFS Interest for all RFSs (if any);

       (iii) interest payable for all RFS Class A Notes (if any); and

        (iv) any fee payable by the Issuer Trustee under the Redraw Facility.

    If there is a reduction in the A$ Class B Interest Amount under (1) above, the Interest entitlement of the Class B Noteholders shall be reduced by the same proportion as the reduction in the A$ Class B Interest Amount. If there is a reduction in the A$ Class A Interest Amount under (2)(i) above, the Interest entitlement of the Class A Noteholders shall be reduced by the same proportion as the reduction in the A$ Class A Interest Amount.

    With respect to any Payment Date, the "A$ Class A Interest Amount" means the amount in A$ which is calculated:

        (1) on a daily basis at the applicable rate set out in the swap confirmation relating to the Class A Notes (being AUD- BBR-BBSW, as defined in the ISDA Definitions, as at the first day of the Interest Period ending on (but excluding) that Payment Date with a designated maturity of 90 days plus the spread set out in the Currency Swaps);

        (2) on the A$ Equivalent (with respect to an amount denominated or to be denominated in U.S. dollars, the amount converted to (and denominated in) Australian dollars at the applicable exchange rate set forth in the Currency Swaps) of the aggregate of the Invested Amount of the Class A Notes as at the first day of the Interest Period ending on (but excluding) that Payment Date; and

        (3) on the basis of the actual number of days in that Interest Period and a year of 365 days.

    With respect to any Payment Date, the "A$ Class B Interest Amount" means, for any Payment Date, the amount in A$ which is calculated:

        (1) on a daily basis at the applicable rate set out in the swap confirmation relating to the Class B Notes (being AUD- BBR-BBSW, as defined in the ISDA Definitions, as at the first day of the Interest Period ending on (but excluding) that Payment Date with a designated maturity of 90 days plus the spread set forth in the Currency Swaps);

        (2) on the A$ Equivalent of the aggregate of the Invested Amount of the Class B Notes as at the first day of the Interest Period ending on (but excluding) that Payment Date; and

        (3) on the basis of the actual number of days in that Interest Period and a year of 365 days.

    With respect to any Payment Date, "RFS Interest" means all interest on the outstanding RFSs in respect of an Interest Period. With respect to any Payment Date, "RFS Class A Interest" means all interest on the outstanding RFS Class A Notes in respect of an Interest Period.

DISTRIBUTION OF TOTAL AVAILABLE FUNDS

GENERAL

    On each Payment Date, the Trust Manager shall instruct the Issuer Trustee to apply the Total Available Funds in making the following payments in respect of the preceding Collection Period in the following order of priority:

        (1) in relation to the first Payment Date only, the Accrued Interest Adjustment;

        (2) unpaid or unreimbursed Trust Expenses;

        (3) amounts payable under any Support Facility (other than the Currency Swaps), PARI PASSU, based on their respective entitlements, including:

        (i) the net amount (if any) payable by the Issuer Trustee under the Variable Rate Basis Swap;

        (ii) the net amount (if any) payable by the Issuer Trustee under each Fixed Rate Basis Swap; and

       (iii) any interest or fees payable by the Issuer Trustee under the Liquidity Facility, but not including amounts due under paragraph (4), (5) or (6) below;

        (4) repayment of any Liquidity Draw made on or prior to the previous Payment Date;

        (5) PARI PASSU, to each of the following, based on their respective entitlements:

        (i) any interest payable on all RFSs (if any);

        (ii) the payment to the Currency Swap Providers under the swap confirmation relating to the Class A Notes of the A$ Class A Interest Amount at that date;

       (iii) the interest payable on all RFS Class A Notes (if any); and

        (iv) any fee payable by the Issuer Trustee under the Redraw Facility;
             and

        (6) the payment to the Currency Swap Providers under the swap confirmation relating to the Class B Notes of the A$ Class B Interest Amount as at that date.

    The sum of paragraphs (1) to (6) above represents "Total Payments" for a Collection Period.

    The Issuer Trustee shall only make a payment described in paragraphs (1) through (6) above to the extent that Total Available Funds remain available to do so after each payment is made in accordance with the above priority in accordance with the Series Notice.

TRUST EXPENSES

    On each Collection Determination Date the Trust Manager will determine the following payments to be made for the relevant Collection Period (together, the "Trust Expenses") in the following order of priority (as between themselves) on the next Payment Date:

        (1) taxes payable in relation to the Trust;

        (2) the Issuer Trustee Fee;

        (3) the Trust Manager Fee;

        (4) any fee payable to the Security Trustee under the Security Trust
    Deed;

        (5) the Servicing Fee;

        (6) any fee payable to the Note Trustee under the Note Trust Deed;

        (7) any fees payable to the Principal Paying Agent, the Agent Bank and any other agents under the Agency Agreement;

        (8) PARI PASSU based on their respective entitlements any costs, charges or expenses (other than fees) incurred by, and any liabilities owing under any indemnity granted to, the Security Trustee, the Servicer, the Note Trustee and a Paying Agent and any other agents or the Agent Bank in relation to the Trust under the Transaction Documents, for that Collection Period; and

        (9) PARI PASSU based on their respective entitlements any other costs, charges or expenses incurred by the Issuer Trustee or the Trust Manager in the administration or operation of the Trust.

CALCULATION OF INTEREST PAYABLE ON THE NOTES

    The "Interest Rate" for the Class A Notes for a particular Interest Period is equal to USD-LIBOR-BBA on the related Interest Determination Date (as defined
herein) plus    %. The Interest Rate on the Class A Notes for the first Interest
Period will be equal to    %. The "Interest Rate" for the Class B Notes for a
particular Interest Period is equal to USD- LIBOR-BBA on the related Interest
Determination Date plus    %. The Interest Rate on the Class B Notes for the
first Interest Period will be equal to    %. See "--Calculation of
USD-LIBOR-BBA" below.

    With respect to any Payment Date, interest on a Class of Notes will be calculated as the product of (a) the Invested Amount of such Class as of the first day of that Interest Period after giving effect to any payments of principal made with respect to such Class on such day, (b) the Interest Rate for such Class for that Interest Period; and (c) a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days (such product, "Interest"). No Noteholder will be entitled to payments of Interest after the related Stated Amount is reduced to zero.

CALCULATION OF USD-LIBOR-BBA

    On the second London banking day before the beginning of each Interest Period (each an "Interest Determination Date"), the Agent Bank will determine the "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Interest Period for three-month deposits in U.S. dollars which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on the Interest Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the Issuer Trustee and Agent Bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks (being four major banks in the London interbank market) at approximately 11:00 A.M., London time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Agent Bank, at approximately 11:00 A.M., New York City time, on that Interest Determination Date for loans in U.S. dollars to leading European banks for a period of three months commencing on the first day of the Interest Period and in a Representative Amount, provided that on the first day of the first Interest Period USD-LIBOR-BBA shall be an interpolated rate calculated with reference to the period from (and including) the Closing Date to (but excluding) the first Payment Date.

EXCESS AVAILABLE INCOME

GENERAL

    On each Collection Determination Date, the Trust Manager must determine the amount (if any) by which the Total Available Funds for the Collection Period ending immediately prior to that Collection Determination Date exceeds the Total Payments for that same Collection Period (such amount, the "Excess Available Income").

DISTRIBUTION OF EXCESS AVAILABLE INCOME

    On each Collection Determination Date, the Trust Manager must apply such Excess Available Income for the Collection Period relating to that Collection Determination Date in the following order of priority:

        (1) to reimburse Principal Charge Offs for that Collection Period;

        (2) PARI PASSU and rateably, based on the Stated Amount of the RFSs (if any), the Stated Amount of the RFS Class A Notes (if any), the Principal Outstanding under the Redraw Facility and the A$ Equivalent of the Stated Amount of the Class A Notes:

           (i) as a payment to the holders of the RFSs (if any) in or towards reinstating the Stated Amount of such RFSs, to the extent of any Carryover RFS Charge Offs;

           (ii) as a payment to the holders of the RFS Class A Notes (if any) in or towards reinstating the Stated Amount of such RFS Class A Notes, to the extent of any Carryover RFS Class A Charge Offs;

           (iii) as a repayment under the Redraw Facility Agreement, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;

           (iv) as a payment to the Currency Swap Providers under the swap confirmations relating to the Class A Notes, of the A$ Equivalent of any Carryover Class A Charge Offs; and

        (3) as a payment, denominated in A$, to the Currency Swap Providers under the swap confirmation relating to the Class B Notes of the A$ Equivalent of any Carryover Class B Charge Offs;

        (4) to all Principal Draws which have not been repaid as at that date;
    and

        (5) as a distribution to any Beneficiaries (an "Excess Collections Distribution").

    All amounts to be paid pursuant to paragraphs (2), (3) and (5) will be paid on the Payment Date immediately following the Collection Determination Date.

    Once distributed to a Beneficiary, an Excess Collections Distribution will not be available to the Issuer Trustee to meet its obligations in respect of the Trust in subsequent periods unless there has been an error in the relevant calculation of the Excess Collections Distribution. A "Beneficiary" is any party which holds a residual income unit in the Trust. The Issuer Trustee does not intend and is not permitted to accumulate any surpluses.

GROSS PRINCIPAL COLLECTIONS

    On each Collection Determination Date, the Trust Manager must determine Gross Principal Collections for the Collection Period ending immediately prior to that Collection Determination Date. With respect to any Collection Determination Date, "Gross Principal Collections" are the sum of:

        (1) all amounts received by or on behalf of the Issuer Trustee from or on behalf of Borrowers under or in respect of the Housing Loans during the Collection Period in respect of principal, including principal prepayments;

        (2) all other amounts received under or in respect of the Housing Loans during the Collection Period in respect of principal, including:

           (i) Liquidation Proceeds received on account of principal;

           (ii) any payments by Westpac to the Issuer Trustee on the repurchase of a Housing Loan in respect of principal;

           (iii) any amounts in the nature of principal received by or on behalf of the Issuer Trustee from the sale of any Trust Asset, including any amount received on the issue of Notes and which was not used to purchase a Housing Loan or Mortgage and which the Trust Manager determines is surplus to the requirements of the Trust;

           (iv) any Prepayment Costs applied towards Prepayment Benefit; and

           (v) any Prepayment Benefit Shortfall paid by Westpac to the Trust;

        (3) all amounts received by or on behalf of the Issuer Trustee during that Collection Period under any Support Facility (other than the Currency Swaps) which the Trust Manager determines should be accounted for to reduce a Principal Loss;

        (4) all amounts received by or on behalf of the Issuer Trustee during that Collection Period:

           (i) from an Approved Seller or the Servicer in respect of any breach of a representation, warranty or undertaking contained in the Master Trust Deed, Series Notice or Servicing Agreement determined by the Trust Manager to be in respect of principal; and

           (ii) from an Approved Seller or the Servicer under any obligation under the Master Trust Deed, Series Notice or Servicing Agreement to indemnify, reimburse or pay damages to the Issuer Trustee for any amount determined by the Trust Manager to be in respect of principal;

        (5) any amount of Excess Available Income to be applied to meet a Principal Charge Off or a Carryover Charge Off;

        (6) any amount received by or on behalf of the Issuer Trustee during that Collection Period as proceeds from the issue of any RFS to the extent not applied to reimburse amounts drawn under the Redraw Facility;

        (7) any Excess Available Income to be applied to Principal Draws made on a previous Payment Date;

        (8) any Prepayment Calculation Adjustment for that Collection Period;
    and

        (9) any net amount attributable to principal received by the Trust from another trust established under the Master Trust Deed with respect to any substitution of a Housing Loan during that Collection Period ("Substitution Net Transfer Amount (Principal)");

but excluding a premium receivable by the Issuer Trustee on entry into a replacement Currency Swaps.

    On the Closing Date, the A$ Equivalent of the total Initial Invested Amount of the Notes issued by the Issuer Trustee may exceed the Housing Loan Principal as of the Cut-Off Date. The amount of this difference, if any, will be treated as a Gross Principal Collection and the US$ Equivalent will be passed through to Noteholders on the first Payment Date.

    With respect to any Collection Period and a Housing Loan, a "Prepayment Calculation Adjustment" is any amount credited to the related Borrower by Westpac to reflect an interest adjustment resulting from a change in computer systems.

PRINCIPAL COLLECTIONS

    On each Collection Determination Date the Trust Manager must calculate Principal Collections for the preceding Collection Period. With respect to any Collection Determination Date, "Principal Collections" shall be equal to:

        (1) the Gross Principal Collections for that Collection Period; less

        (2) any amounts deducted by or paid to Westpac to reimburse Redraws funded by Westpac during that Collection Period for which Westpac has not been reimbursed previously.

DISTRIBUTION OF PRINCIPAL COLLECTIONS

INITIAL PRINCIPAL DISTRIBUTIONS

    On each Payment Date, Principal Collections will be distributed in the following order of priority:

        (1) to repay any Redraws provided by Westpac to the extent not previously reimbursed;

        (2) to repay any Principal Outstanding under the Redraw Facility;

        (3) to allocate to Total Available Funds any Principal Draw; and

        (4) to repay all amounts outstanding under each RFS Series (if any), in chronological order of issue, until repaid in full,

(together, "Initial Principal Distributions").

    Only after Initial Principal Distributions have been distributed will Principal Collections be available to be paid to the Currency Swap Providers to enable the Issuer Trustee to make payments to the Class A Noteholders and the Class B Noteholders in US$ in accordance with the appropriate principal allocation methodology set forth below. With respect to any Payment Date, "Net Principal Collections" shall equal the amount of Principal Collections remaining after the distribution of Initial Principal Distributions.

PAYMENTS OF PRINCIPAL ON THE NOTES

    With respect to any Collection Determination Date, the Trust Manager shall determine the appropriate principal allocation methodology as set forth below. On each Payment Date, the Trust Manager shall instruct the Issuer Trustee to pay principal to the Noteholders in the manner and subject to the priority set forth below.

SERIAL METHOD 1

    If, on the related Collection Determination Date, the Serial Method 1 Distribution Test has been met, then the Issuer Trustee will pay out of any Net Principal Collections, on the immediately following Payment Date the following amounts in the following order of priority:

        (1) first, PARI PASSU and rateably, based on their respective entitlements:

           (i) as a payment, denominated in A$, to the Currency Swap Providers under the swap confirmations relating to the Class A Notes of an amount equal to the lesser of:

               (a) the Class A Forex Percentage of the sum of: (1) the Class A Percentage of Net Principal Collections; and (2) 50% of the Class B Percentage of Net Principal Collections; and

               (b) the A$ Equivalent of the Class A Stated Amounts for all Class A Notes; and

           (ii) as a payment denominated in A$ to the holders of the RFS Class A Notes (if any) of an amount equal to the lesser of:

               (a) the RFS Class A Forex Percentage of the sum of: (1) the Class A Percentage of Net Principal Collections; and (2) 50% of the Class B Percentage of Net Principal Collections; and

               (b) the RFS Class A Stated Amounts for all RFS Class A Notes (if any); and

        (2) second, as a payment, denominated in A$, to the Currency Swap Providers under the swap confirmations relating to the Class B Notes of an amount equal to 50% of the Class B Percentage of Net Principal Collections.

        The "Serial Method 1 Distribution Test" is met if, on any Collection Determination Date the following conditions are all satisfied:

           (i) the Subordinated Percentage at the previous Collection Determination Date was greater than or equal to twice the Initial Subordinated Percentage;

           (ii) that Collection Determination Date occurs on or before April 19, 2001;

           (iii) the fraction, expressed as a percentage, the numerator of which is the Total Invested Amount on such Collection Determination Date and the denominator of which is the Total Initial Invested Amount, is greater than or equal to 10%; and

           (iv) the Average Quarterly Percentage on such Collection Determination Date:

               (a) does not exceed 2% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 30% of the Class B Initial Invested Amount; or

               (b) does not exceed 4% and the Total Carryover Charge Off on such Collection Determination Date does not exceed 10% of the Class B Initial Invested Amount; and

           (v) the Stated Amount of the Class B Notes on such Collection Determination Date exceeds 0.25% of the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount.

SERIAL METHOD 2

    If, on the related Collection Determination Date, the Serial Method 2 Distribution Test has been met, then the Issuer Trustee will pay out of any Net Principal Collections, on the immediately following Payment Date the following amounts in the following order of priority:

        (1) first, PARI PASSU and rateably, based on their respective entitlements:

           (i) as a payment, denominated in A$, to the Currency Swap Providers under the swap confirmations relating to the Class A Notes of an amount equal to the lesser of:

               (a) the Class A Forex Percentage of the Class A Percentage of Net Principal Collections; and

               (b) the A$ Equivalent of the Class A Stated Amounts for all Class A Notes; and

           (ii) as a payment denominated in A$ to the holders of the RFS Class A Notes (if any) of an amount equal to the lesser of:

               (a) the RFS Class A Forex Percentage of the Class A Percentage of Net Principal Collections; and

               (b) the RFS Class A Stated Amounts for all RFS Class A Notes (if any); and

        (2) second, as a payment, denominated in A$, to the Currency Swap Providers under the swap confirmations relating to the Class B Notes of an amount equal to the Class B Percentage of Net Principal Collections.

        The "Serial Method 2 Distribution Test" is met if, on any Collection Determination Date the following conditions are all satisfied:

           (i) the Subordinated Percentage at the previous Collection Determination Date was greater than or equal to twice the Initial Subordinated Percentage;

           (ii) that Collection Determination Date occurs after April 19, 2001;

           (iii) the fraction, expressed as a percentage, the numerator of which is the Total Invested Amount on such Collection Determination Date and the denominator of which is the Total Initial Invested Amount, is greater than or equal to 10%;

           (iv) the Average Quarterly Percentage as at the Collection Determination Date:

               (a) does not exceed 2% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 30% of the Class B Initial Invested Amount; or

               (b) does not exceed 4% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 10% of the Class B Initial Invested Amount; and

           (v) the Stated Amount of the Class B Notes on such Collection Determination Date exceeds 0.25% of the sum of (x) the Class A Initial Invested Amount, (y) the Class B Initial Invested Amount and (z) the US$ Equivalent of the Invested Amounts of all RFS Class A Notes (if any).

SEQUENTIAL METHOD

    If neither the Serial Method 1 Distribution Test nor the Serial Method 2 Distribution Test has been met, then the Issuer Trustee will pay out of any Net Principal Collections, on the immediately following Payment Date the following amounts in the following order of priority:

        (1) first, PARI PASSU and rateably, based on their respective entitlements:

           (i) as a payment, denominated in A$, to the Currency Swap Providers under the swap confirmations relating to the Class A Notes of an amount equal to the lesser of:

               (a) the Class A Forex Percentage of the Net Principal Collections; and

               (b) the A$ Equivalent of the Class A Stated Amounts for all Class A Notes; and

           (ii) as a payment denominated in A$ to the holders of the RFS Class A Notes (if any) of an amount equal to the lesser of:

               (a) the RFS Class A Forex Percentage of the Net Principal Collections; and

               (b) the RFS Class A Stated Amounts for all RFS Class A Notes (if any); and

        (2) second, as a payment, denominated in A$, to the Currency Swap Providers under the swap confirmations relating to the Class B Notes of an amount equal to the lesser of (i) the amount remaining after all distributions in (1) above and (ii) the A$ Equivalent of the Class B Stated Amounts for all Class B Notes.

CERTAIN RELATED DEFINITIONS

    With respect to any date, the "Average Quarterly Percentage" is the sum of the Quarterly Percentages for the four full Quarters preceding that date, divided by four. With respect to any Collection Period, the "Quarterly Percentage" equals a fraction, expressed as a percentage, the numerator of which is the aggregate Housing Loan Principal of all Housing Loans which are Delinquent for more than 60 consecutive days as of the close of business on the last day of that Collection Period, and the denominator of which is the aggregate Housing Loan Principal of all Housing Loans as of the close of business on the last day of that Collection Period. With respect to any Housing Loan and date, "Housing Loan Principal" shall be the unpaid principal amount of that Housing Loan on such date.

    The "Class A Forex Percentage" equals a fraction, expressed as a percentage, the numerator of which is the A$ Equivalent of the Class A Stated Amounts at that date and the denominator of which is the sum of the A$ Equivalent of the Class A Stated Amounts and the RFS Class A Stated Amounts at that date.

    The "Class A Percentage" means, on a Collection Determination Date, the sum of the aggregate of the A$ Equivalent of the Class A Stated Amounts, the RFS Class A Stated Amounts and the Redraw Limit (as defined herein) for the preceding Collection Determination Date as a percentage of the sum of the aggregate of the A$ Equivalent of the Class A Stated Amounts, the RFS Class A Stated Amounts, the A$ Equivalent of the Class B Stated Amounts and the Redraw Limit calculated as at the preceding Collection Determination Date. The "Class B Percentage" means, on a Collection Determination Date, the aggregate of the A$ Equivalent of the Class B Stated Amounts for the preceding Collection Determination Date as a percentage of the sum of the aggregate A$ Equivalent of the Class A Stated Amounts, the RFS Class A Stated Amounts, the A$ Equivalent of the Class B Stated Amounts and the Redraw Limit calculated as at the preceding Collection Determination Date.

    The "Initial Subordinated Percentage" shall be 2.3%.

    With respect to any date, the "RFS Class A Forex Percentage" shall be 100% minus the Class A Forex Percentage as of that date.

    The "Subordinated Percentage" means the fraction, expressed as a percentage, calculated on each Collection Determination Date by the Trust Manager, the numerator of which is the A$ Equivalent of the aggregate of the Class B Stated Amounts and the denominator of which is the sum of (i) the A$ Equivalent of the aggregate of the Class A Stated Amounts and the Class B Stated Amounts at that time, (ii) the Redraw Limit at that time, (iii) the aggregate of the RFS Stated Amounts at that time, and (iv) the aggregate of the RFS Class A Stated Amounts at that time.

APPLICATION OF PRINCIPAL CHARGE OFFS

GENERAL

    If there is any Liquidation Loss under a Housing Loan, the Trust Manager will direct the Servicer to make a claim under the relevant Mortgage Insurance Policy for the aggregate amount of that Liquidation Loss if the Servicer has not already done so. If a claim on account of a Principal Loss may not be made (or is reduced) under the Mortgage Insurance Policy for any reason (including because the maximum amount available under the Mortgage Pool Insurance Policy has been exhausted, the Mortgage Insurance Policy has been terminated in respect of that Housing Loan, the Mortgage Insurer is entitled to reduce the amount of the claim or the Mortgage Insurer defaults in payment of a claim) then a "Mortgage Shortfall" will arise if:

        (1) the total amount recovered and recoverable under the Mortgage Insurance Policy attributable to principal; plus

        (2) any damages or other amounts payable by an Approved Seller or the Servicer under or in respect of the Master Trust Deed, the Series Notice or Servicing Agreement relating to the Housing Loan which the Trust Manager determines to be on account of principal, is insufficient to meet the full amount of the Principal Loss. In that case, the aggregate amount of all Mortgage Shortfalls for that Collection Period (a "Principal Charge Off") will be applied to reduce the Stated Amounts of the Notes as described below.

CHARGE OFFS

    On any Collection Determination Date, the Excess Available Income (if any) will be applied to meet Principal Charge Offs calculated on that Collection Determination Date for the Collection Period ending immediately prior to that Collection Determination Date. If the amount of Excess Available Income is less than the amount of those Principal Charge Offs, then the balance of the Principal Charge Offs will be:

        (1) applied to reduce the Stated Amounts of the Class B Notes by the US$ Equivalent of that balance (a "Class B Charge Off"), until the Class B Stated Amount is zero; and

        (2) to the extent that balance cannot be applied under paragraph (1) because the Class B Stated Amount is zero, applied PARI PASSU and rateably, based on their respective Stated Amounts or Principal Outstanding, as applicable, to the reduction of the RFSs (if any) (an "RFS Charge Off"), the RFS Class A Notes (if any) (an "RFS Class A Charge Off") and the Class A Notes (a "Class A Charge Off") until the respective Stated Amounts of the Class A Notes, the RFSs (if any) and the RFS Class A Notes (if any) are zero and the Principal Outstanding under the Redraw Facility until the Principal Outstanding is zero (a "Redraw Facility Charge Off") (using A$ Equivalent amounts in the case of the Class A Notes).

    With respect to any date, the "Total Carryover Charge Off" means the sum of:

           (1) all Carryover Class A Charge Offs for all Class A Notes (other than RFS Class A Notes) as at that date;

           (2) all Carryover Class B Charge Offs for all Class B Notes as at that date;

           (3) the US$ Equivalent of all Carryover RFS Charge Offs for all RFSs as at that date; and

           (4) the US$ Equivalent of all Carryover RFS Class A Charge Offs for all RFS Class A Charge Offs as at that date.

REIMBURSEMENT OF CHARGE OFFS

    On any Collection Determination Date, if there is Excess Available Income in respect of the Collection Period ending immediately prior to that Collection Determination Date remaining after the reimbursement of any Principal Charge Offs for that Collection Period, then the remaining Excess Available Income will be used to reinstate the Stated Amounts of the Notes in the following priority:

        (1) first, the Carryover Redraw Charge Offs, Carryover RFS Charge Offs, Carryover RFS Class A Charge Offs and Carryover Class A Charge Offs, PARI PASSU and rateably based on the amount of their respective Charge Offs (using A$ Equivalent amounts in the case of Carryover Class A Charge Offs); and

        (2) second, the A$ Equivalent of any Carryover Class B Charge Offs.

    On any Collection Determination Date in relation to a Class A Note, "Carryover Class A Charge Offs" means the aggregate of Class A Charge Offs in relation to that Class A Note prior to that Collection Determination Date which have not been reinstated as provided for herein. On any Collection Determination Date in relation to a Class B Note, "Carryover Class B Charge Offs" means on any Collection Determination Date in relation to a Class B Note, the aggregate of Class B Charge Offs in relation to that Class B Note prior to that Collection Determination Date which have not been reinstated as provided for herein. On any Collection Determination Date in relation to the Redraw Facility, "Carryover Redraw Charge Offs" means, the aggregate of Redraw Charge Offs prior to that Collection Determination Date which have not been reinstated as provided for herein. On any Collection Determination Date in relation to the RFSs, the aggregate of RFS Charge Offs in relation to that RFS prior to that Collection Determination Date which have not been reinstated as provided for herein. On any Collection Determination Date in relation to an RFS Class A Note, "Carryover RFS Class A Charge Offs" means the aggregate of RFS Class A Charge Offs in relation to that RFS Class A Note prior to that Collection Determination Date which have not been reinstated as provided for herein.

PAYMENTS INTO US$ ACCOUNT

    The Principal Paying Agent shall open and maintain, or cause to be opened and maintained, an account (the "US$ Account") into which the Currency Swap Providers shall deposit amounts denominated in US$.

        (1) The Issuer Trustee shall direct the Currency Swap Providers to pay all amounts denominated in US$ payable to the Issuer Trustee by the Currency Swap Providers under the Currency Swaps into the US$ Account or to the Principal Paying Agent under the Agency Agreement on behalf of the Issuer Trustee.

        (2) If any of the Issuer Trustee, the Trust Manager or the Servicer receives any amount denominated in US$ from the Currency Swap Providers under the Currency Swaps they will promptly pay that amount to the credit of the US$ Account.

PAYMENTS OUT OF US$ ACCOUNT

    The Issuer Trustee shall, or shall require that the Paying Agents shall on its behalf, pay all amounts credited to the US$ Account or otherwise referred to above to meet its US$ obligations under the Series Notice and the Notes, and in accordance with the Note Trust Deed and the Agency Agreement.

PREPAYMENT COSTS AND PREPAYMENT BENEFITS

    (1) On each Collection Determination Date the Trust Manager will determine total Prepayment Benefits and total Prepayment Costs for the relevant Collection Period and will apply an amount equal to those total Prepayment Costs in payment of those total Prepayment Benefits. If:

        (i) there is a Prepayment Cost Surplus, it will be applied under paragraph (2) below; and

        (ii) there is a Prepayment Benefit Shortfall, it will be funded under paragraph (3) below.

    (2) On each Payment Date, based on calculations provided to it by the Trust Manager, the Issuer Trustee will pay to Westpac an amount equal to the Prepayment Cost Surplus (if any) for the Collection Period on that Payment Date to the extent received by or on behalf of the Issuer Trustee.

    (3) If, on any Collection Determination Date, the Trust Manager calculates that there is a Prepayment Benefit Shortfall, the Trust Manager must by the close of business on that Collection Determination Date notify Westpac of the amount of that Prepayment Benefit Shortfall. Westpac must, by 4:00 p.m. (Sydney time) on the Remittance Date, deposit in the Collections Account for the credit of the Issuer Trustee an amount equal to that Prepayment Benefit Shortfall. That amount will be treated as a Gross Principal Collection.

DESCRIPTION OF THE REDRAW FACILITY, THE REDRAW FUNDING SECURITIES AND THE RFS
  CLASS A NOTES

    Certain Housing Loans in the Mortgage Pool which are charged a variable rate of interest have a feature which allows the borrower to draw on repayments made by the Borrower in excess of scheduled repayments on the related Housing Loan (any such draw, a "Redraw"). Under a Redraw, Borrowers may require Westpac to re-advance to them previously prepaid principal. In certain circumstances, Westpac has a contractual obligation under the related loan document to provide the Redraw if the Borrower has made prepayments on the related Housing Loan and such Borrower is not delinquent. A Redraw will not result in the Housing Loan being removed from the Mortgage Pool.

    Westpac is entitled to be reimbursed by the Issuer Trustee for Redraws funded by Westpac first, from Gross Principal Collections as described under "--Principal Collections" herein, second, from drawings under the Redraw Facility and third, from the proceeds of the issuance of RFSs, to the extent each is available.

    If Westpac is not fully reimbursed in relation to a Redraw, it will bear the cost of funding that Redraw until such time as it can be reimbursed by the Issuer Trustee.

REDRAW FACILITY

GENERAL

    On or prior to the Closing Date, Westpac will enter into a Redraw Facility Agreement (the "Redraw Facility Agreement") in its capacity as "Redraw Facility Provider" with the Issuer Trustee and the Trust Manager. Pursuant to the terms of the Redraw Facility Agreement, the Redraw Facility Provider shall be obligated, subject to the limitations set forth below, to fund the amount of any Redraws not funded with Gross Principal Collections. To the extent that Gross Principal Collections are insufficient to fund Redraws (a "Redraw Shortfall") and amounts are available under the Redraw Facility, the Trust Manager must direct the Issuer Trustee to draw on the Redraw Facility. Under the Redraw Facility, the Redraw Facility

Provider agrees to make advances to the Issuer Trustee up to the limit from time to time (the "Redraw Limit") or any lesser amount as agreed between the Redraw Facility Provider, the Issuer Trustee and the Trust Manager. At the Closing Date, the Redraw Limit is expected to be A$30,000,000. The Redraw Limit may not be increased without written confirmation from the Rating Agencies that the increase would not result in a downgrading or withdrawal of the rating for the Offered Notes then outstanding.

    The Redraw Facility Provider may revoke the Redraw Facility at any time immediately on giving notice to the Issuer Trustee and the Trust Manager.

DRAWINGS

    In the event of a Redraw Shortfall on any Collection Determination Date, the Trust Manager must direct the Issuer Trustee to draw down on the Redraw Facility for an amount (a "Redraw Advance") equal to the lesser of the Redraw Shortfall and the Available Redraw Amount (as defined herein). A drawing may only be made under the Redraw Facility on account of a Redraw Shortfall.

    "Available Redraw Amount" means at any time the greater of: (a) the Redraw Limit at such time less (i) the Principal Outstanding at that time; and (ii) the Carryover Redraw Charge Offs at that time; and (b) zero. The sum of all Redraw Advances outstanding on any particular date less the Carryover Redraw Charge Offs at that time shall be the "Principal Outstanding."

    A drawing may only be made by the Issuer Trustee delivering to the Redraw Facility Provider a duly completed drawdown notice signed by the Issuer Trustee; provided, however, that each of the following conditions precedent to drawing are met.

CONDITIONS PRECEDENT TO DRAWING

    The obligations of the Redraw Facility Provider to make available each Redraw Advance are subject to the conditions precedent that:

    (1) no event of default has occurred and is continuing under the Redraw Facility at the date of the relevant drawdown notice and the relevant drawdown date or will result from the provision of the Redraw Advance; and

    (2) the representations and warranties by the Issuer Trustee in the Redraw Facility are true as at the date of the relevant drawdown notice and the relevant drawdown date as though they had been made at that date in respect of the facts and circumstances then subsisting.

DRAW FEE

    With respect to any Redraw Advance made by the Redraw Facility Provider, a fee (the "Draw Fee") will accrue from day to day on the amount of each such Redraw Advance from the date of its advance at a rate equal to the Bank Bill Rate plus a margin (which varies depending on how long the Redraw Advance is outstanding), calculated on the basis of the actual number of days elapsed since the advance and a year of 365 days. The Draw Fee shall be payable on each Payment Date and on termination of the Redraw Facility. To the extent any Draw Fee is not paid, the amount of such unpaid Draw Fee will be capitalized and interest will accrue on any such unpaid Draw Fee. On any date, the "Bank Bill Rate" shall be the rate calculated by taking the rates quoted on the Reuters Screen BBSW Page at approximately 10:00 am, Sydney time, on that date for each Reference Bank so quoting (but not fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page) having a tenor of 90 days eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to four decimal places. If on any date fewer than five Reference Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date shall be calculated as above by taking the rates otherwise quoted by five of the Reference Banks on application by the parties for such a bill of the same tenor. If in respect of any date the rate for that date cannot be determined in accordance with the foregoing procedures then the rate for that date shall mean such rate as is agreed between the Trust Manager and Westpac having regard to comparable indices then available, provided that on the first day of any first Interest Period as it relates to a Class of Notes the Bank Bill Rate shall be an interpolated rate calculated with reference to the tenor of the relevant period.

AVAILABILITY FEE

    For so long as the Redraw Facility exists, a fee (the "Availability Fee") shall accrue daily from the date of the Redraw Facility on the Available Redraw Amount, which Availability Fee is payable on each Payment Date and on termination of the Redraw Facility. The Availability Fee is calculated on the actual number of days elapsed and a year of 365 days.

REPAYMENT OF REDRAW ADVANCES

    To the extent a Redraw Advance has been made and has not been repaid to the Redraw Facility Provider, the amount of such unreimbursed Redraw Advance is repayable on the following Payment Date and on the date of termination of the Redraw Facility, to the extent that there are funds available for such payment. It is not an event of default if the Issuer Trustee does not have funds available to repay the full amount of the unreimbursed Redraw Advance on the following Payment Date.

EVENTS OF DEFAULT UNDER THE REDRAW FACILITY

    It is an event of default under the Redraw Facility (whether or not such event is within the control of the Issuer Trustee) if:

        (1) an amount is available for payment to the Redraw Facility Provider under the Redraw Facility, and the Issuer Trustee does not pay that amount within 10 Business Days of its due date;

        (2) an Insolvency Event occurs in relation to the Trust;

        (3) an Insolvency Event occurs in relation to the Issuer Trustee, and a successor trustee of the Trust is not appointed within 30 days of that Insolvency Event;

        (4) the Termination Date occurs in relation to the Trust; or

        (5) an event of default (as defined in the Security Trust Deed) occurs and any action is taken to enforce the security interest under the Security Trust Deed over the assets of the Trust (including appointing a receiver or receiver and manager or selling any of those assets).

    With respect to the Issuer Trustee (in its personal capacity and as trustee of a Trust), the Trust Manager, the Servicer, Westpac or a Mortgage Insurer (each a "relevant corporation"), an "Insolvency Event" will occur upon the happening of any of the following events:

        (1) an administrator of the relevant corporation is appointed;

        (2) except for the purpose of a solvent reconstruction or amalgamation:

           (i) an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of proceedings or an application to a court or other steps (other than frivolous or vexatious applications, proceedings, notices and steps) are taken for:

               (a) the winding up, dissolution or administration of the relevant corporation; or

               (b) the relevant corporation to enter into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them; or

           (ii) the relevant corporation ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets; or

        (3) the relevant corporation is, or under applicable legislation is taken to be, unable to pay its debts (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute) or stops or suspends or threatens to stop or suspend payment of all or a class of its debts (except, in the case of the Issuer Trustee where this occurs in relation to another trust of which it is the trustee);

        (4) a receiver, receiver and manager or administrator is appointed (by the relevant corporation or by any other person) to all or substantially all of the assets and undertaking of the relevant corporation or any part thereof (except, in the case of the Issuer Trustee where this occurs in relation to another trust of which it is the trustee); or

        (5) anything analogous to an event referred to in paragraphs (1) to (4) (inclusive) or having substantially similar effect, occurs with respect to the relevant corporation.

    The "Termination Date" with respect to the Trust shall be the earlier to occur of:

        (1) the date which is 80 years after the date of creation of the Trust;

        (2) the termination of the Trust under statute or general law;

        (3) full and final enforcement by the Security Trustee of its rights under the Security Trust Deed after the occurrence of an Event of Default; or

        (4) at any time after all creditors of the Trust have been repaid in full and the Issuer Trustee and the Trust Manager agree that no further Notes are proposed to be issued by the Issuer Trustee in relation to the Trust, the Business Day immediately following that date.

CONSEQUENCES OF OCCURRENCE OF EVENTS OF DEFAULT

    At any time after an event of default (whether or not it is continuing) the Redraw Facility Provider may do all or any of the following:

        (1) by notice to the Issuer Trustee and the Trust Manager declare all moneys actually or contingently owing under the Redraw Facility immediately due and payable, and the Issuer Trustee must immediately pay the Principal Outstanding together with accrued interest and fees and all such other moneys; and

        (2) by notice to the Issuer Trustee and the Trust Manager cancel the Redraw Limit with effect from any date specified in that notice.

TERMINATION OF THE REDRAW FACILITY

    The Redraw Facility will terminate on the earliest of the following:

        (1) the date on which the Issuer Trustee enters into a replacement Redraw Facility;

        (2) one month after the Class A Notes, the Class B Notes, the RFSs and the Class A RFS Notes have been redeemed in full in accordance with the Master Trust Deed and the Series Notice;

        (3) following an event of default under the Redraw Facility, the date on which the Redraw Facility Provider declares the Redraw Facility terminated;

        (4) the date on which the Issuer Trustee has cancelled the Redraw Limit in full. The Issuer Trustee may cancel all or part of the Redraw Limit on not less than five Business Days irrevocable notice to the Redraw Facility Provider;

        (5) the date which is one year after the Maturity Date;

        (6) the date on which the Redraw Limit is cancelled in full by the Redraw Facility Provider; or

        (7) the date on which Westpac Securitisation Management Pty Limited retires or is removed as Trust Manager under the Master Trust Deed.

    The Redraw Limit may be also be reduced in part by the Redraw Facility Provider by giving notice to the Issuer Trustee and the Trust Manager. Such a reduction will not result in a termination of the Redraw Facility.

ISSUANCE OF REDRAW FUNDING SECURITIES ("RFS")

    If on a Collection Determination Date:

        (1) Gross Principal Collections for the Collection Period preceding that Collection Determination Date and all amounts available to be drawn under the Redraw Facility are insufficient to fund Redraws made during that Collection Period; or

        (2) the Principal Outstanding under the Redraw Facility divided by the Redraw Limit, expressed as a percentage, is equal to or greater than 90% of the Redraw Limit;

    then the Trust Manager may give the Issuer Trustee a direction to issue a series of RFSs (the "RFS Series").

CONDITION PRECEDENT TO THE ISSUE OF RFSS

    Notwithstanding the requirements referred to above, before giving a direction for the issue of an RFS Series the Trust Manager must confirm with the Rating Agencies that the issue will not result in the downgrading or withdrawal of the rating of any Offered Note.

RFS CLASS A NOTES

    If, on the fifth Collection Determination Date following the date on which an RFS Series was issued, the RFS Stated Amount for all RFSs in that RFS Series has not been reduced to zero, each of those outstanding RFSs will convert to an "RFS Class A Note." Such RFS Class A Note will:

        (1) have an Initial Invested Amount equal to the RFS Initial Invested Amount of the converted RFS;

        (2) have an Invested Amount equal to the RFS Invested Amount of that Note when it was an RFS at the date of conversion;

        (3) have a Stated Amount equal to the RFS Stated Amount of the RFS at the date of conversion;

        (4) be denominated in Australian dollars;

        (5) receive all payments of principal and interest denominated in Australian dollars;

        (6) have an Interest Rate calculated by reference to the Bank Bill Rate, not "USD-LIBOR-BBA";

        (7) be evidenced by a notation in a register maintained by the Issuer Trustee; and

        (8) have a Margin equal to the margin under the Class A Notes.

    "Margin" means: (1) in the case of Class A Notes,    % and in the case of
the Class B Notes,    %; (2) in the case of any RFSs, the margin inscribed in
the register maintained by the Issuer Trustee in relation to those RFSs on their issue date; and (3) in the case of any RFS Class A Note, the Margin for the Class A Notes plus the spread under the Currency Swaps.

FORM OF THE RFSS AND THE RFS CLASS A NOTES

    The RFSs and the RFS Class A Notes will be evidenced by a notation in a register maintained by the Issuer Trustee, denominated in Australian dollars and will be issued in Australia to Australian resident investors only. The total issue amount of RFS Class A Notes (if any) will be determined by the amount of RFSs (if any) issued during the term of the Offered Notes. The RFSs and RFS Class A Notes are not offered hereby.

INTEREST PAYABLE ON THE RFSS AND THE RFS CLASS A NOTES

    Commencing on the issue date of an RFS or the conversion date of an RFS Class A Note, Interest is payable monthly in arrears on each RFS and RFS Class A Note to the person whose name is registered under the Master Trust Deed and the Series Notice as the holder of the RFS or RFS Class A Note, until the Maturity Date or until the Stated Amount of the RFS or RFS Class A Note is reduced to zero (whichever is earlier). "Interest", with respect to an RFS or an RFS Class A Note, shall be equal to the interest accrued on the Invested Amount for such RFS or RFS Class A Note at a rate equal to the Bank Bill Rate on the first day of that Interest Period plus the Margin for the RFS or RFS Class A Note, during the period from the subsequent Payment Date to the day preceding the Payment Date, calculated on the actual number of days in the related Interest Period over 365.

    Payments to the holders of RFSs and the holders of RFS Class A Notes will be in Australian dollars. Payments of Interest on the RFSs and the RFS Class A Notes are PARI PASSU with respect to Interest payable on the Class A Notes and rank ahead of Interest payable on the Class B Notes.

SUBORDINATION OF CLASS B NOTES; PRIORITY OF PAYMENT OF PRINCIPAL TO RFSS

    The Class A Noteholders, the holders of RFSs (if any), the holders of RFS Class A Notes (if any) and the Redraw Facility Provider will have the benefit of the subordination of the Class B Notes. That is, to the extent that there is a loss on a Housing Loan which is not satisfied by a claim (or deemed claim) under a Mortgage Insurance Policy, by amounts recoverable by the Issuer Trustee from an Approved Seller or the Servicer, or by the application of Excess Available Income, the amount of that loss will be allocated to the Class B Notes, reducing the Stated Amount of the Class B Notes until their Stated Amount is zero. The amount of any remaining loss will then be allocated PARI PASSU, between the Class A Notes, the RFSs (if any), the RFS Class A Notes (if any) and the Redraw Facility, reducing the Stated Amount of the Class A Notes, the RFSs (if any) and the RFS Class A Notes (if any) until their Stated Amount is zero and reducing the Principal Outstanding under the Redraw Facility until it is zero. For further details see "-- Application of Principal Charge Offs" above. Payments of principal on the RFSs will be made prior to payments of principal to the Offered Noteholders and the holders of the RFS Class A Notes.

SUBSTITUTION OF HOUSING LOANS

    The Trust Manager may substitute a housing loan from a WST warehouse trust for a Housing Loan in the Trust. For a housing loan in a WST trust to be eligible for substitution for a Housing Loan, the housing loan in the other WST trust must have a maturity date not later than the date which is one year before the Maturity Date of the Notes, have similar product features to one or more of the Housing Loans, have an Unpaid Balance within A$30,000 of the Unpaid Balance of the Housing Loan for which it is being substituted and must otherwise be suitable for substitution in the Trust Manager's sole and absolute discretion. The Trust Manager may take into account the geographic location of the properties securing the Housing Loan and the substituted housing loan. In addition, the Unpaid Balance of all housing loans acquired by the Trust must be less than the Unpaid Balance of the Housing Loans transferred to the WST warehouse trust. The Trust Manager may not substitute a housing loan unless it has received written confirmation from the Rating Agencies that the substitution will not result in the downgrade or withdrawal of the rating given to the Offered Notes. In addition, if the Unpaid Balance of the Housing Loan removed from the Trust is greater than the Unpaid Balance of the substituted housing loan, the WST warehouse trust must pay the Issuer Trustee the Substitution Net Transfer Amount (Principal) and Substitution Net Transfer Amount (Income) with respect to such Housing Loan.

PRESCRIPTION

    An Offered Note shall become void in its entirety unless surrendered for payment within ten years of the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated

Amount of such Offered Note to zero. After the date on which an Offered Note becomes void in its entirety, no claim may be made in respect of it.

    The "Relevant Date" means the date on which a payment first becomes due but, if the full amount of the money payable has not been received in New York City by the Principal Paying Agent or the Note Trustee on or prior to that date, it means the date on which, the full amount of such money having been so received, notice to that effect is duly given in accordance with the terms of the Offered Notes.

CLEAN-UP OFFER

    If at any time the aggregate Housing Loan Principal, expressed as a percentage of the aggregate Housing Loan Principal as of the Cut-Off Date, is less than 10%, then, if instructed by the Trust Manager, the Seller Trustee may repurchase, on the following Payment Date, the equitable title to the Housing Loans held by the Trust for an amount equal to the Unpaid Balance (in the case of performing Housing Loans) or the Fair Market Value (in the case of non-performing Housing Loans). The proceeds of sale will be applied by the Issuer Trustee to repay moneys owing to Noteholders at that time in accordance with the priorities for applying payments of Interest and principal between the Classes of Notes.

REDEMPTION OF THE NOTES

    If an Event of Default occurs under the Security Trust Deed while the Offered Notes are outstanding, the Security Trustee may (subject, in certain circumstances, to the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed), (and will if so directed by the Note Trustee alone where it is the only Voting Mortgagee, or, otherwise by a resolution of 75% of the Voting Mortgagees) enforce the security created by the Security Trust Deed. That enforcement can include the sale of some or all of the Housing Loans. There is no guarantee that the Security Trustee will be able to sell the Housing Loans for their then Unpaid Balance. Accordingly, the Security Trustee may not be able to realize the full value of the Housing Loans and this may have an impact upon the Issuer Trustee's ability to repay all amounts outstanding in relation to the Notes.

    Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the Security Trust Deed. See "SECURITY FOR THE NOTES-- Priorities Under the Security Trust Deed."

    If the Trust terminates while Notes are outstanding, Westpac has a right of first refusal to acquire the Housing Loans. The price to be paid by Westpac for performing and non-performing Housing Loans must not be less than their Fair Market Value. In the case of performing loans, the Issuer Trustee is required to offer to sell them to Westpac under its right of first refusal for their then Unpaid Balance. The "Unpaid Balance" of a Housing Loan, means the sum of (a) the unpaid principal amount of that Housing Loan; and (b) the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with that Housing Loan or the related Mortgage or other rights relating to the Housing Loan. Where the Fair Market Value of a Housing Loan is less than its then Unpaid Balance, its acquisition by Westpac will be subject to prior approval by 75% of the votes of all Noteholders. This is because in such circumstances there may be a shortfall in the amount available to the Issuer Trustee to fully repay all amounts outstanding in relation to the Notes. The Servicer will determine whether a Housing Loan is performing or non-performing.

WITHHOLDING OR TAX DEDUCTIONS

    All payments in respect of the Offered Notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer Trustee or any Paying Agent is required by applicable law to make any such payment in respect of the Offered Notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the Issuer Trustee or the Paying Agent (as the case may be) shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent will be obliged to make any additional payments to holders of the Offered Notes in respect to that withholding or deduction.

REDEMPTION OF THE OFFERED NOTES FOR TAXATION OR OTHER REASONS

    If the Trust Manager satisfies the Issuer Trustee and the Note Trustee immediately prior to giving the notice referred to below that either (i) on the next Payment Date the Issuer Trustee would be required to deduct or withhold from any payment of principal or interest in respect of the Offered Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities or (ii) the total amount payable in respect of interest in relation to the Housing Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer Trustee during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities, the Issuer Trustee must, when so directed by the Trust Manager (at any time at the Trust Manager's option) (provided that the Issuer Trustee will be in a position on such Payment Date to discharge (and will so certify to the Issuer Trustee and the Note Trustee) all its liabilities in respect of such Class and any amounts required under the Security Trust Deed to be paid in priority to or PARI PASSU with such Class) upon having given not more than 60 nor less than 30 days' notice to the Noteholders of such Class redeem all, but not some, of such Class at their Invested Amount (or at the option of the holders of 75% of the aggregate Invested Amount of such Class, at their Stated Amount), together with accrued interest to the date of redemption on any subsequent Payment Date, provided that the holders of 75% of the aggregate Invested Amount of such Class may elect, and shall notify the Issuer Trustee and the Trust Manager, that they do not require the Issuer Trustee to redeem such Class of Notes in the circumstances described above. All amounts ranking prior to or PARI PASSU with respect to a Class of Notes must be redeemed concurrently with such Class. Thus the Class B Notes may not be redeemed unless the Class A Notes are also redeemed.

TERMINATION OF THE TRUST

TERMINATION EVENTS

    The Trust shall continue until, and shall terminate on the later of: (i) its respective Termination Date; (ii) the date on which the Trust Assets have been sold or realized upon (which such sale shall be completed within 180 days after the Termination Date of the Trust so far as reasonably practicable and reasonably commercially viable); and (iii) the date on which the Issuer Trustee ceases to hold any Housing Loans or Mortgages in relation to the Trust.

REALIZATION UPON TRUST ASSETS

    On the termination of the Trust, subject to Westpac's right of first refusal outlined below, the Issuer Trustee must sell and realize the assets of the Trust within 180 days. During the 180 day period, the Housing Loans, if performing, must not be sold for less than their Unpaid Balance and in the case of non-performing Housing Loans, for less than their Fair Market Value. The Issuer Trustee may not sell any performing Housing Loan, within the 180 day period, for less than its Fair Market Value without the consent of the holders of 75% of the aggregate Invested Amount of the relevant Class of Notes. The Servicer will determine whether a Housing Loan is performing or non-performing.

APPROVED SELLER'S RIGHT OF FIRST REFUSAL

    As soon as practical after the Termination Date of the Trust, the Trust Manager will direct the Issuer Trustee to offer (by written notice to Westpac) irrevocably to extinguish in favor of Westpac, or if the Issuer Trustee has perfected its title, to equitably assign to Westpac, its entire right, title and interest in and to the

Housing Loans, and related Mortgages (if any) for their Unpaid Balance (for performing Housing Loans) and their Fair Market Value (for non-performing Housing Loans). If the Fair Market Value of a Housing Loan is less than its Unpaid Balance, the sale requires the approval of the holders of 75% of the votes of all Noteholders.

    The Issuer Trustee is not entitled to sell any Housing Loans unless Westpac has failed to accept the offer within 180 days after the occurrence of the Termination Date by paying to the Issuer Trustee, within 180 days, the purchase price.

DISTRIBUTION

    After deducting expenses, the Trust Manager shall direct the Issuer Trustee to distribute the proceeds of realization of the assets of the Trust in accordance with the cashflow allocation methodology set out above, and in accordance with any directions given to it by the Trust Manager.

    If all Notes relating to the Trust have been fully redeemed and the Trust's creditors paid in full, the Issuer Trustee may distribute all or part of the Trust Assets to the relevant Beneficiary.

TRUST ACCOUNTS

    The Issuer Trustee will establish and maintain under the Master Trust Deed bank accounts with an Approved Bank, consisting of the "Collection Account" and the US$ Account (collectively, the "Trust Accounts"). Each bank account shall be opened by the Issuer Trustee in its name and in its capacity as trustee of the Trust. No bank account shall be used for any purpose other than for the Trust and in accordance with the Master Trust Deed.

    The Trust Manager shall have the discretion and duty to recommend or to propose in writing to the Issuer Trustee, the manner in which any moneys forming part of the Trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of Trust Assets shall be effected and when and how the same should be effected. It is the role of the Issuer Trustee to give effect to all such recommendations or proposals of the Trust Manager. Each investment of moneys on deposit in the Trust Accounts shall be in Authorized Investments that will mature not later than the Business Day preceding the applicable monthly Payment Date. "Authorized Investments" consist of the following: (a) Housing Loans, Mortgages and other related securities, (b) cash, (c) bonds, debentures, stock or treasury bills of the Commonwealth of Australia or the Government of any State or Territory of the Commonwealth; (d) debentures or stock of any public statutory body constituted under the law of the Commonwealth of Australia or of any State of the Commonwealth where the repayment of the principal is secured and the interest payable thereon is guaranteed by the Commonwealth or any State or Territory of the Commonwealth; (e) notes or other securities of the Commonwealth of Australia or the Government of any State or Territory of the Commonwealth; (f) (i) deposits with, or the acquisition of certificates of deposit (whether negotiable, convertible or otherwise), issued by, a bank which carries on business in Victoria and New South Wales; (ii) bills of exchange which at the time of acquisition have a remaining term to maturity of not more than 200 days, accepted or endorsed by a bank which carries on business in Victoria and New South Wales, which, in each case, has either: (A) the highest short-term rating available to be given by the Rating Agencies; or (B) if such investment has a maturity of 30 days or less and does not exceed 20% of the total Invested Amount of all relevant Notes on the date of the investment, a short-term rating of A-1+/P-1/F-1+ by S&P, Moody's and Fitch, respectively; and (g) any other assets of a class of assets that are both: (i) prescribed for the purposes of sub-paragraph (iv) of the definition of a "pool of mortgages" in section 84FA(1) of the Stamp Duties Act, 1920 of New South Wales, or are otherwise included within that definition of "pool of mortgages"; and (ii) declared by order of the Governor in Council of Victoria and published in the Victorian Government Gazette to be assets for purposes of Subdivision 17A of the Stamps Act, 1958 of Victoria or are otherwise included within sub-paragraph (b)(ii) of the definition of "pool of mortgages" in section 137NA of that Act. No Authorized Investment may have a maturity which is later than the Maturity Date of the outstanding Notes.

GENERAL

    Collections and other amounts credited to the Collection Account will be allocated by the Trust Manager, and paid by the Issuer Trustee as directed by the Trust Manager, as set forth herein.

DETERMINATION DATE--CALCULATIONS AND REPORTS TO NOTEHOLDERS

    On each Determination Date, the Trust Manager will, in respect of the Collection Period ending before that Determination Date, deliver to the Principal Paying Agent on behalf of the Issuer Trustee, a report (the "Noteholder's Report") containing the following information:

        (i) the Invested Amount and the Stated Amount of each Class of Notes;

        (ii) the Interest Payments and principal distributions on each Class of Notes;

       (iii) the Available Income;

        (iv) the Total Available Funds;

        (v) the aggregate of all Redraws made during that Collection Period;

        (vi) the Redraw Shortfall;

       (vii) the Subordinated Percentage;

      (viii) the Initial Subordinated Percentage;

        (ix) the Payment Shortfall (if any);

        (x) the Principal Draw (if any) for that Collection Period, together with all Principal Draws made before the start of that Collection Period and not repaid;

        (xi) the Gross Principal Collections;

       (xii) the Principal Collections;

      (xiii) the Liquidity Shortfall (if any);

       (xiv) the Remaining Liquidity Shortfall (if any);

       (xv) the Principal Charge Off (if any);

       (xvi) the Class A Percentage and the Class B Percentage;

      (xvii) the Class A Bond Factor, the Class B Bond Factor, the RFS Class A Bond Factor and the RFS Bond Factor for each RFS Series (The "Bond Factor" with respect to a Class of Notes is the Initial Invested Amount of such Class less all principal payments on such Class divided by the Initial Invested Amount of such Class);

     (xxviii) the Class A Charge Offs, the Class B Charge Offs, the RFS Class A Charge Offs, the RFS Charge Offs and the Redraw Charge Offs (if any);

       (xix) all Carryover Charge Offs (if any);

       (xx) if required, the Threshold Rate at that Collection Determination
    Date;

       (xxi) the Quarterly Percentage;

      (xxii) LIBOR, as at the first day of the related Interest Period ending immediately after that Collection Determination Date as calculated by the Agent Bank;

      (xxiii) scheduled and unscheduled payments of principal on the Housing Loans;

      (xxiv) aggregate Balances Outstanding of Fixed Rate Housing Loans and aggregate Balances Outstanding of Variable Rate Housing Loans; and

      (xxv) delinquency statistics with respect to the Housing Loans.

    The Notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until Definitive Notes are issued in the limited circumstances described under "--Definitive Notes" below, beneficial owners will not be recognized by the Issuer Trustee as Noteholders, as that term is used in the Master Trust Deed. Hence, until such time, beneficial owners will receive reports and other information provided for under the Transaction Documents only if, when and to the extent provided by DTC and its participating organizations.

    The Trust Manager will, on or promptly after each Notice Date, prepare and arrange for the publication on Reuters Screen page WST/SEC9 to WST/SEC10 of summary pool performance data for the Trust in a format as determined by the Trust Manager.

BOOK-ENTRY REGISTRATION

    Each Class of the Offered Notes will be represented by one or more book-entry Notes (the "Book-Entry Notes"). Persons acquiring beneficial ownership interests in the Offered Notes ("Note Owners") will hold their Notes through the Depository Trust Company ("DTC") in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more certificates which equal the aggregate principal balance of each Class of the Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel, and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, individually, the "Relevant Depositary" and collectively, the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations of US$100,000. Except as described below, no person acquiring a Book-Entry Note (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of each Class of Notes will be Cede & Co., as nominee of DTC. Note Owners will not be considered holders of the Offered Notes in relation to the Master Trust Deed. Note Owners are only permitted to exercise their rights indirectly through participants and DTC.

    The Note Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

    Note Owners will receive all distributions of principal of, and interest on, each Class of Offered Notes from the Issuer Trustee through DTC and DTC Participants. While the Offered Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes. Participants and indirect participants with whom Note Owners have accounts with respect to Offered Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess certificates, the Rules provide a mechanism by which Note Owners will receive distributions and will be able to transfer their interest.

    Note Owners will not receive or be entitled to receive certificates representing their respective interests (i.e., Definitive Notes) in the Offered Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not Participants may transfer ownership of Offered Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Notes, by book-entry transfer, through DTC for the account of the purchasers of such Offered Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

    Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC.

    Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Notes will be made on each Payment Date by the Principal Paying Agent to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Principal Paying Agent to Cede & Co. Distributions with respect to the Offered Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Offered Notes in the secondary market since certain potential investors may be unwilling to purchase the Offered Notes for which they cannot obtain physical certificates.

    Quarterly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

    DTC has advised the Note Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Note Trust Deed only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Offered Noteholder under the Transaction Documents on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes which conflict with actions taken with respect to other Offered Notes.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    Neither the Issuer Trustee, the Servicer nor the Note Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

    The Offered Notes of each Class will be issued in definitive form to the Note Owners of such Class or their nominees ("Definitive Notes"), rather than to the Depository or its nominee, only if (i) the Trust Manager advises the Principal Paying Agent in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Offered Notes of such Class, or the Depository or its successor ceases to carry on business and the Trust Manager is unable to locate a qualified successor, (ii) the Issuer Trustee, at the direction of the Trust Manager advises the Principal Paying Agent in writing that the book-entry system through the Depository is or is to be terminated or (iii) an Event of Default has occurred, and Note Owners representing not less than a majority of the aggregate Invested Amount of such Class advise the Principal Paying Agent and the Issuer Trustee through the Participants and the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Note Owners of such Class.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Notes. Upon surrender by the Depository of the definitive certificate representing the Offered Notes of the affected Class and instructions for registration, the Trustee will execute and the Principal Paying Agent will authenticate the Offered Notes of such Class as Definitive Notes, and thereafter the Trustee will recognize the Note Owners of such Definitive Notes as Offered Noteholders under the Transaction Documents.

    Distributions of principal and interest on the Offered Notes will be made by the Principal Paying Agent directly to Offered Noteholders in accordance with the procedures set forth herein and in the Master Trust Deed, Series Notice, the Note Trust Deed and Agency Agreement. Interest payments and any principal payments on each Payment Date will be made to Offered Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Principal Paying Agent. The final payment, on any Offered Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Offered Noteholders. The Trustee will provide such notice to registered Noteholders.

    Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Principal Paying Agent (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer

Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Notes for the period from the Record Date preceding the due date for any payment to the Payment Date with respect to such Definitive Notes.

MODIFICATION OF MASTER TRUST DEED, SERIES NOTICE AND THE NOTE TRUST DEED WITHOUT
  NOTEHOLDER CONSENT

    The Issuer Trustee, the Trust Manager, the Servicer (with respect to the Master Trust Deed and the Series Notice) and the Note Trustee (with respect to the Note Trust Deed) may by way of supplemental deed alter, add to or modify the Master Trust Deed, the Series Notice and the Note Trust Deed so long as such alteration, addition or modification was effected upon consent of the Noteholders or Beneficiaries (see "--Modification of Master Trust Deed, Series Notice and the Note Trust Deed With Noteholder Consent" below) or is:

        (a) to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

        (b) necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

        (c) appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of any Government Agency (including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Trusts); or

       (d) in the opinion of the Issuer Trustee desirable to enable the provisions of the Master Trust Deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason (including to give effect, in the Trust Manager's reasonable opinion, to an allocation of expenses).

MODIFICATION OF MASTER TRUST DEED, SERIES NOTICE AND THE NOTE TRUST DEED WITH
  NOTEHOLDER CONSENT

    Where in the reasonable opinion of the Issuer Trustee a proposed alteration, addition or modification to the Master Trust Deed, the Series Notice and the Note Trust Deed (except an alteration, addition or modification referred to in "--Modification of Master Trust Deed, Series Notice and the Note Trust Deed Without Noteholder Consent" above) is prejudicial or likely to be prejudicial to the interests of the Noteholders or a Class of Noteholders or the Beneficiaries such alteration, addition or modification may only be effected by the Issuer Trustee with the prior consent of the holders of 75% of the aggregate Invested Amount of the Notes, the Class A Notes or the Class B Notes (as the case may be) or with the prior written consent of the Beneficiaries (as the case may be).

MEETINGS OF VOTING MORTGAGEES

    The Security Trust Deed contains provisions for convening meetings of the Voting Mortgagees to, INTER ALIA, enable the Voting Mortgagees to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed, for example, to enable the Voting Mortgagees to direct the Security Trustee to enforce the Security Trust Deed.

    For so long as the amounts outstanding under the Offered Notes are 75% or more of all amounts secured by the Security Trust Deed, the Note Trustee may direct the Security Trustee to do any act or thing which the Security Trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of the Voting Mortgagees.

    Neither the Security Trustee nor the Trust Manager may call a meeting of Voting Mortgagees without the Note Trustee's consent, if the amounts outstanding under the Notes are 75% or more of all amounts secured by the Security Trust Deed.

VOTING OF CLASS A NOTEHOLDERS; MODIFICATION; CONSENTS; WAIVER

    The Note Trust Deed contains provisions for the Class A Noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate Invested Amount of the Class A Notes may take or consent to any action permitted to be taken by Class A Noteholders under the Note Trust Deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate Invested Amount of the Class A Notes shall be required to (i) direct the Note Trustee to direct the Security Trustee to enforce the security under the Note Trust Deed, (ii) override any waiver by the Note Trustee of a breach of any provisions of the Transaction Documents or an Event of Default,
(iii) alter, add, or modify the terms and conditions of the Class A Notes or the provisions of any of the Transaction Documents if such alteration, addition or modification is, in the opinion of the Note Trustee, materially prejudicial or likely to be materially prejudicial to the Offered Noteholders as a whole or the Class A Noteholders, which shall include any modification to the date of maturity of the Class A Notes, or a modification which would have the effect of postponing any day for payment of interest in respect of any Class A Notes, reducing or cancelling the amount of principal payable in respect of any Class A Notes or the rate of interest applicable to any Class A Notes or altering the percentage of the aggregate Invested Amount required to consent to any action or altering the currency of payment of any Class A Notes or an alteration of the date or priority of redemption of the Class A Notes (any such modification being referred to below as a "Basic Terms Modification"). The Note Trust Deed contains provisions limiting the powers of the Class B Noteholders, INTER ALIA, to request or direct the Note Trustee to take any action that would be materially prejudicial to the interests of the Class A Noteholders. Except in certain circumstances, the Note Trust Deed imposes no such limitations on the powers of the Class A Noteholders, the exercise of which will be binding on the Class B Noteholders, irrespective of the effect on the Class B Noteholders' interests. Any action taken by the requisite percentage of the Invested Amount of the Class A Noteholders shall be binding on all Class A Noteholders (both present and future).

    Pursuant to the terms of the Note Trust Deed, the Note Trustee may agree, without the consent of the Class A Noteholders, among other things, (i) to any modification (except a Basic Terms Modification) of, or to the waiver or authorization of any breach or proposed breach of the Class A Notes (including the Conditions), or any of the Transaction Documents which is not, in the opinion of the Note Trustee materially prejudicial to the interests of the Class A Noteholders or (ii) to any modification of the Class A Notes (including the Conditions, or any of the Transaction Documents which, in the Note Trustee's opinion, is to correct a manifest error or is of a formal, minor or technical nature or necessary to comply with any law or regulation. The Note Trustee may also, without the consent of the Class A Noteholders, determine that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification, waiver, authorization or determination shall be binding on the Class A Noteholders and, unless the Note Trustee agrees otherwise, any such modification shall be notified to the Class A Noteholders as specified in the Transaction Documents as soon as practicable thereafter.

VOTING OF CLASS B NOTEHOLDERS; MODIFICATIONS; CONSENTS; WAIVER

    The Note Trust Deed contains provisions for the Class B Noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate Invested Amount of the Class B Notes may take or consent to any action permitted to be taken by Class B Noteholders under the Note Trust Deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate Invested Amount of the Class B Notes shall be required to (i) direct the Note Trustee to direct the Security Trustee to enforce the security under the Note Trust Deed, (ii) override any waiver by the Note Trustee of a breach of any provisions of the Transaction Documents or an Event of Default,
(iii) alter, add, or modify the terms and conditions of the Class B Notes or the provisions of any of the Transaction Documents if such alteration, addition or modification is, in the opinion of the Note Trustee, materially prejudicial or likely to be materially prejudicial to the Offered Noteholders as a whole or the Class B Noteholders, which shall include any modification to the date of maturity of the Class B Notes, or a modification which would have the effect of postponing any day for payment of interest in respect of any Class B Notes, reducing or cancelling the amount of principal payable in respect of any Class B Notes or the rate of interest applicable to any Class B Notes or altering the percentage of the aggregate Invested Amount required to consent to any action or altering the currency of payment of any Class B Notes or an alteration of the date or priority of redemption of the Class B Notes (any such modification being referred to below as a "Basic Terms Modification"). The Note Trust Deed contains provisions limiting the powers of the Class B Noteholders, INTER ALIA, to request or direct the Note Trustee to take any action that would be materially prejudicial to the interests of the Class A Noteholders. Except in certain circumstances, the Note Trust Deed imposes no such limitations on the powers of the Class A Noteholders, the exercise of which will be binding on the Class B Noteholders, irrespective of the effect on their interests. Any action taken by the requisite percentage of Invested Amount of the Class B Noteholders shall be binding on all Class B Noteholders (both present and future).

    Pursuant to the terms of the Note Trust Deed, the Note Trustee may agree, without the consent of the Class B Noteholders; among other things (i) to any modification (except a Basic Terms Modification) of; or to the waiver or authorization of any breach or proposed breach of the Class B Notes (including the Conditions with respect to the Class B Notes), or any of the Transaction Documents which is not, in the opinion of the Note Trustee materially prejudicial to the interests of the Class B Noteholders or (ii) to any modification of the Class B Notes (including the Conditions with respect to the Class B Notes, or any of the Transaction Documents which, in the Note Trustee's opinion, is to correct a manifest error or is of a formal, minor or technical nature or necessary to comply with any law or regulation. The Note Trustee may also, without the consent of the Class B Noteholders, determine that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification, waiver, authorization or determination shall be binding on the Class B Noteholders and, unless the Note Trustee agrees otherwise, any such modification shall be notified to the Class B Noteholders as specified in the Transaction Documents as soon as practicable thereafter.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    An "Event of Default" under the Security Trust Deed will occur if:

        (1) the Issuer Trustee fails to pay any Interest within 10 Business Days of the Payment Date on which the Interest was due to be paid to Class A Noteholders, Class B Noteholders, holders of RFSs or holders of RFS Class A Notes;

        (2) the Issuer Trustee fails to pay any other amount owing to Class A Noteholders, Class B Noteholders, holders of RFSs, holders of RFS Class A Notes or any other Mortgagee (as defined in the Security Trust Deed) within 10 Business Days of the due date for payment (or within any applicable grace period agreed with the relevant Mortgagee or where the Mortgagee is a Noteholder with the Note Trustee);

        (3) the Issuer Trustee fails to perform or observe any other provisions (other than the obligations referred to in paragraphs (1) and (2)) of a Transaction Document where such failure will have a material and adverse effect on the amount of any payment to be made to any Noteholder or will materially and adversely affect the timing of such payment, and that default (if in the opinion of the Security Trustee capable of remedy (that opinion, being subject in certain circumstances to the approval of the Note Trustee in accordance with the provisions of the Security Trust Deed)) is not remedied within 30 days (or such longer period as may be specified in the notice, that longer period having been approved by the Note Trustee, for so long as amounts outstanding under the Offered Notes are 75% or more of the Secured Moneys) after written notice from the Security Trustee requiring the failure to be remedied;

        (4) an Insolvency Event occurs relating to the Issuer Trustee (in its personal capacity or as trustee of the Trust);

        (5) the charge created by the Security Trust Deed is not or ceases to be a first ranking charge over the Trust Assets, or any other obligation of the Issuer Trustee (other than as mandatorily preferred by law) ranks ahead of or PARI PASSU with any of the moneys secured by the Security Trust Deed;

        (6) any security interest over the Trust Assets is enforced;

        (7) all or any part of any Transaction Document (other than the Redraw Facility or the Swap Agreements) is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any Transaction Document (other than the Underwriting Agreement, the Redraw Facility or the Swap Agreements); or

        (8) without the prior consent of the Security Trustee (that consent being subject in certain circumstances to the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed),
    (i) the Trust is wound up, or the Issuer Trustee is required to wind up the Trust under the Master Trust Deed or applicable law, or the winding up of the Trust commences; (ii) the Trust is held or is conceded by the Issuer Trustee not to have been constituted or to have been imperfectly constituted; or (iii) unless another trustee is appointed to the Trust under the Transaction Documents, the Issuer Trustee ceases to be authorized under the Trust to hold the property of the Trust in its name and to perform its obligations under the Transaction Documents.

    If an Event of Default occurs and is continuing, the Note Trustee shall deliver to each Offered Noteholder notice of such Event of Default within 90 days of the date that the Note Trustee became aware of such Event of Default, provided that, except in the case of a default in payment of Interest and principal on the Offered Notes, the Note Trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of the Offered Noteholders.

ENFORCEMENT OF THE SECURITY TRUST DEED

    The Security Trustee must promptly convene a meeting of the Voting Mortgagees after it receives notice, or has actual knowledge of, an Event of Default. The Security Trustee may waive (such waiver, being subject to the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed), an Event of Default before it is required to convene a meeting of Mortgagees if that Event of Default is not (in the opinion of the Security Trustee) materially prejudicial to the Mortgagees' interests.

    At the meeting, the Voting Mortgagees must vote by Extraordinary Resolution (being a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or by written resolution signed by all of the Voting Mortgagees) on whether to direct the Security Trustee to:

        (1) declare the charge to be enforceable;

        (2) declare all Secured Moneys (including amounts outstanding under the Notes plus accrued and unpaid interest) to be immediately due and payable;

        (3) crystalize the floating charge created under the Security Trust Deed in relation to any or all of the Mortgaged Property; and/or

        (4) appoint a receiver over the Trust Assets or itself exercise the powers that a receiver would otherwise have under the Security Trust Deed.

    The Security Trustee cannot exercise the powers referred to above unless directed by an Extraordinary Resolution in the manner outlined above. The Security Trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees, and is put in funds to the extent to which it may become liable for the relevant enforcement actions.

    For so long as the Note Trustee is the only Voting Mortgagee it may direct the Security Trustee to do any act which the Security Trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees. Neither the Security Trustee nor the Trust Manager may call a meeting of Voting Mortgagees while the Note Trustee is the only Voting Mortgagee, unless the Note Trustee otherwise consents. The Note Trustee will be the only Voting Mortgagee for so long as the amounts outstanding under the Offered Notes are 75% or more of all amounts secured by the Security Trust Deed.

    Upon the occurrence of an Event of Default: (i) if the Note Trustee is the only Voting Mortgagee; and (ii) if the Note Trustee directs the Security Trustee to enforce the charge (whether directed to do so by Class A Noteholders or as the Note Trustee determines on behalf of the Class A Noteholders), the Security Trustee shall enforce the charge as if directed to do so by an Extraordinary Resolution of Voting Mortgagees.

    No Mortgagee is entitled to enforce the charge under the Security Trust Deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the Security Trust Deed.

    "Voting Mortgagee" means:

    (1) for so long as the amounts outstanding under the Class A Notes and the Class B Notes are 75% or more of all Secured Moneys, the Note Trustee alone; and

    (2) at any other time: (i) the Note Trustee, acting on behalf of the Offered Noteholders under the Note Trust Deed and the Security Trust Deed; and (ii) each other Mortgagee under the Security Trust Deed (other than the Offered Noteholders).

    Subject to being indemnified in accordance with the Security Trust Deed, the Security Trustee shall take all action necessary to give effect to any direction by the Note Trustee where it is the only Voting Mortgagee or to any Extraordinary Resolution of the Voting Mortgagees and shall comply with all directions given by the Note Trustee where it is the only Voting Mortgagee or contained in or given pursuant to any Extraordinary Resolution of the Voting Mortgagees in accordance with the Security Trust Deed.

    No Noteholder is entitled to enforce the Security Trust Deed or to appoint or cause to be appointed a receiver to any of the assets secured by the Security Trust Deed or otherwise to exercise any power conferred by the terms of any applicable law on charges except as provided in the Security Trust Deed.

    If any of the Class A Notes remains outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote under the Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Mortgaged Property unless either:

       (i) a sufficient amount would be realized to discharge in full all amounts owing to the Class A Noteholders, and any other amounts payable by the Issuer Trustee ranking in priority to or PARI PASSU with the Class A Notes; or

       (ii) the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (i). The Class B Notes are subject to similar constraints.

    Neither the Note Trustee nor the Security Trustee will be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the Security Trust Deed, of any Mortgaged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer Trustee or any third party in respect of the Issuer Trustee or the Notes or relating in any way to the Mortgaged Property. Without limitation, neither the Note Trustee nor the Security Trustee shall be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it.

    The Note Trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust Deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the Security Trust Deed, the Note Trust Deed, any Class A Notes, unless directed or requested to do so (i) by an Extraordinary Resolution of the Class A Noteholders or the Class B Noteholders, as appropriate; or (ii) in writing by the holders of at least one-quarter of the aggregate Invested Amount of the Class A Notes and then only if the Note Trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

    Only the Security Trustee may enforce the provisions of the Security Trust Deed and neither the Note Trustee nor any holder of an Offered Note, is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Security Trust Deed or the Offered Notes (including the Conditions).

    The rights, remedies and discretion of the Class A Noteholders and the Class B Noteholders under the Security Trust Deed including all rights to vote or give instructions or consent can only be exercised by the Note Trustee on behalf of the Class A Noteholders or the Class B Noteholders, as applicable, in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A Noteholders, from time to time and need not enquire whether the Note Trustee or the Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee. The Security Trustee is not obliged to take any action, give any consent or waiver or make any determination under the Security Trust Deed without being directed to do so by the Note Trustee or by Extraordinary Resolution of the Voting Mortgagees in accordance with the Security Trust Deed.

    Upon enforcement of the security created by the Security Trust Deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the Noteholders. The proceeds from enforcement (which will not include amounts required by law to be paid to the holder of any prior ranking security interest, the proceeds of or amounts credited to the collateral account under the Liquidity Facility Agreement and payable to the Liquidity Facility Provider and the proceeds of cash collateral lodged with and payable to a Swap Provider or other provider of a Support Facility) will be applied in the order of priority as set out in the Security Trust Deed (see "SECURITY FOR THE NOTES--Priorities under the Security Trust Deed"). Any claims of the Noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in certain limited circumstances, be extinguished.

    See "SECURITY FOR THE NOTES" for a description of the Security Trust Deed and the order of priorities for the proceeds from the enforcement of the Security Trust Deed.

CERTAIN COVENANTS

    So long as any of the Class A Notes or the Class B Notes remains outstanding, the Issuer Trustee has made the following covenants for the benefit of Class A Noteholders and the Class B Noteholders which are set out in the Master Trust Deed, including the following:

    (1) The Issuer Trustee shall act continuously as trustee of the Trust until the Trust is terminated as provided by the Master Trust Deed or the Issuer Trustee has retired or been removed from office in the manner provided under the Master Trust Deed.

    (2) The Issuer Trustee shall:

        (i) act honestly and in good faith in the performance of its duties and in the exercise of its discretion under the Master Trust Deed;

        (ii) subject to the Master Trust Deed, exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretion under the Master Trust Deed, having regard to the interests of the Class A Noteholders and the Class B Noteholders and other creditors and beneficiaries of the Trust;

       (iii) use its best endeavors to carry on and conduct its business in so far as it relates to the Master Trust Deed in a proper and efficient manner;

        (iv) keep, or ensure that the Trust Manager keeps, accounting records which correctly record and explain all amounts paid and received by the Issuer Trustee;

        (v) keep the Trust separate from each other trust which is constituted under the Master Trust Deed and account for assets and liabilities of the Trust separately from those of other trusts constituted under the Master Trust Deed; and

        (vi) do everything and take all such actions which are necessary (including obtaining all appropriate authorizations) to ensure that it is able to exercise all its powers and remedies and perform all its obligations under the Transaction Documents and all other deeds, agreements and other arrangements entered into by the Issuer Trustee under the Master Trust Deed.

    (3) Except as provided in the Master Trust Deed, the Issuer Trustee shall not, nor shall it permit any of its officers to, sell, mortgage, charge or otherwise encumber or part with possession of any Trust Assets.

    (4) The Issuer Trustee's officers, employees, agents, attorneys, delegates and sub-delegates shall duly observe and perform the covenants and obligations of the Master Trust Deed in the same manner as is required of the Issuer Trustee, and the Issuer Trustee agrees to indemnify the Trust Manager for its own benefit or for the benefit of the Trust against any loss or damage that the Trust, the Trust Manager, the Servicer, the Class A Noteholders, the Class B Noteholders, the Beneficiaries (as defined in the Master Trust Deed) the holders of RFSs (if any) and the holders of RFS Class A Notes (if any) or other creditors incur or sustain in connection with, or arising out of, any breach or default by such officers, employees, agents, delegates and persons in the observance or performance of any such covenant or obligation, to the extent that the Issuer Trustee would have been liable if that breach or default had been the Issuer Trustee's own act or omission.

    (5) The Issuer Trustee will open and operate certain bank accounts in accordance with the Master Trust Deed and the Series Notice.

    (6) Subject to the Master Trust Deed and any Transaction Document to which it is a party, the Issuer Trustee shall act on all directions given to it by the Trust Manager in accordance with the terms of the Master Trust Deed.

    (7) The Issuer Trustee shall properly perform the functions which are necessary for it to perform under all Transaction Documents in respect of the Trust.

ANNUAL COMPLIANCE STATEMENT

    The Trustee will deliver to the Note Trustee annually a written statement as to the fulfillment of its obligations under the Transaction Documents.

THE NOTE TRUSTEE

    Morgan Guaranty Trust Company of New York, London Branch, will be the Note Trustee. The Note Trustee may resign after giving three months written notice, in which event the Issuer Trustee will be obligated to appoint a successor trustee. The Issuer Trustee may also remove the Note Trustee if the Note Trustee ceases to be eligible to continue as such under the Note Trust Deed or if the Note Trustee becomes insolvent or ceases its business. In addition, holders of 75% of the aggregate Invested Amount of the Class A Notes or, if the Class A Notes are no longer outstanding, the Class B Notes may require the Issuer Trustee to remove the Note Trustee. In such circumstances and others set forth in the Note Trust Deed, the Issuer Trustee will be obligated to appoint a successor note trustee. Any resignation or removal of the Note Trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee and confirmation by the Rating Agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the Offered Notes.

    The Note Trustee shall, with respect to all the powers, trusts, authorities, duties and discretions vested in it by the Transaction Documents, except where expressly provided otherwise, have regard to the interests of the Class A Noteholders and the Class B Noteholders subject to the proviso in the following sentence. If the Note Trustee is required by the Transaction Documents or Offered Notes to have regard to the interests of the Class A Noteholders and the Class B Noteholders and where, in the opinion of the Note Trustee, there is a conflict between the interests of the Class A Noteholders and the interests of the Class B Noteholders, the Note Trustee shall have regard only to the interests of the Class A Noteholders despite anything to the contrary in the Transaction Documents. In such an event, the Class B Noteholders shall have no claim against the Note Trustee for doing so.

GOVERNING LAW

    The Notes and the Transaction Documents (other than the Security Trust Deed and certain of the swap agreements) are governed by, and shall be construed in accordance with, the laws of New South Wales, Australia. The Security Trust Deed is governed by, and shall be construed in accordance with the laws of the Australian Capital Territory.

LONDON STOCK EXCHANGE LISTING

    For purposes of the listing of the Offered Notes on the London Stock Exchange, attached hereto as Annex II and Annex III are the terms and conditions of the Class A Notes and Class B Notes, respectively.

                     DESCRIPTION OF THE SERVICING AGREEMENT

GENERAL

    Under the Servicing Agreement, TMC will be appointed as the initial Servicer of the Housing Loans and custodian of the Relevant Documents relating to the Housing Loans and Mortgages. The following section contains a summary of the material terms of the Servicing Agreement. The summary does not purport to be complete and is subject to the provisions of the Servicing Agreement, which has been filed as an exhibit to the Registration Statement.

SERVICING

    The Servicer manages and services the Housing Loans in accordance with the Servicing Agreement. To the extent not provided in the Servicing Agreement, the Servicer shall manage and service the Housing Loans in accordance with the Procedures Manual as that is interpreted and applied by the Servicer in the ordinary course of its business. "Procedures Manual" means, in relation to the Housing Loans, those policies and procedures of Westpac or the Servicer (as the case may be) relating to the origination, management and enforcement of the Housing Loans as those policies and procedures are amended in accordance with the Servicing Agreement and applied from time to time in Westpac's or the Servicer's ordinary course of business (as the case may be). To the extent not covered by the Servicing Agreement or the Procedures Manual, the Servicer manages and services the Housing Loans by exercising the degree of diligence and care expected of an appropriately qualified servicer of the relevant financial products and custodian of documents. All acts of the Servicer in servicing the Housing Loans in accordance with the relevant procedures manual are binding on the Issuer Trustee.

POWERS

    Subject to the servicing standards set forth above and the limitations set forth below, the Servicer has the express power, among other things, to the extent such action will not cause an Adverse Effect (that is, an event which will materially and adversely affect the amount of any payment to be made to any Noteholder, or will materially and adversely affect the timing of such payment):

        (1) to waive any fees and break costs which may be collected in the ordinary course of servicing the Housing Loans or arrange the rescheduling of interest due and unpaid following a default under any Housing Loans;

        (2) in its discretion, to waive any right in respect of any Housing Loans and Mortgages in the ordinary course of servicing the Housing Loans and Mortgages (including in accordance with its normal collection procedures); and

        (3) to grant an extension of maturity beyond 30 years from the date any Housing Loan that relates to a Mortgage was made, when required to do so by law or a government agency. The restriction on granting extensions that will not have an Adverse Effect shall not apply where the extension is required by law or a governmental agency.

DELEGATION BY THE SERVICER

    The Servicer is entitled to delegate its duties under the Servicing Agreement. The Servicer at all times remains liable for servicing the Housing Loans and the acts or omissions of any delegate.

SERVICER UNDERTAKINGS

    The Servicer has undertaken, among other things, the following:

        (1) If so directed by the Issuer Trustee following a Title Perfection Event, it will promptly take action to perfect the Issuer Trustee's equitable title to the Housing Loans and related Mortgages in the Mortgage Pool to full legal title by notifying the Issuer Trustee's interests to Borrowers and mortgagors, registering transfers, delivering documents to the Issuer Trustee and taking other action required to perfect title.

        (2) In relation to Housing Loans of which Westpac is the legal owner, on request from Westpac it will assist Westpac in collecting all moneys due under those Housing Loans and Mortgages and pay them into the Collections Account not later than the time Westpac would be required to do so.

        (3) In relation to Housing Loans of which the Issuer Trustee is the legal owner, it will collect all moneys due under those Housing Loans and Mortgages and pay them into the Collections Account not later than the time Westpac would be required to do so.

        (4) If a material default occurs in respect of a Housing Loan, it will take action in accordance with its normal enforcement procedures to enforce the relevant Housing Loan and the related Mortgage to the extent it determines to be appropriate.

        (5) Act in accordance with the terms of any Mortgage Insurance Policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the Issuer Trustee under or in respect of a Mortgage Insurance Policy, and promptly make a claim under any Mortgage Insurance Policy when it is entitled to do so and notify the Trust Manager when each such claim is made.

        (6) It will not consent to the creation or existence of any security interest in favor of a third party in relation to any Mortgaged Property which would rank before or PARI PASSU with the relevant Housing Loan and Mortgage or allow the creation or existence of any other security interest in the Mortgaged Property unless priority arrangements are entered into with such third party under which the third party acknowledges that the Housing Loan and the Mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the Housing Loan plus such other amount as the Servicer determines in accordance with the Procedures Manual or its ordinary course of business.

        (7) It will not, except as required by law, release a Borrower or otherwise vary or discharge any Housing Loan or Mortgage where it would have an Adverse Effect.

        (8) It will set the interest rate on the Housing Loans in accordance with the requirements of the Series Notice.

        (9) If directed by the Issuer Trustee following a Title Perfection Event, it will take action to perfect the Issuer Trustee's legal title to the Housing Loans and related Mortgages.

        (10) It will give notice in writing to the Issuer Trustee and the Rating Agencies of it becoming aware of the occurrence of any Servicer Transfer Event.

        (11) It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the Housing Loans and Mortgages and to perform or comply with its obligations under the Servicing Agreement.

        (12) It will notify: (i) the Issuer Trustee and the Trust Manager of any event which it reasonably believes is likely to have an Adverse Effect promptly after becoming aware of such event; and (ii) the Trust Manager of anything else which the Trust Manager reasonably requires regarding any proposed modification to any Housing Loan or Mortgage.

        (13) It will provide information reasonably requested by the Issuer Trustee or the Trust Manager, with respect to all matters relating to the Trust and the assets of the Trust, and the Issuer Trustee or the Trust Manager believes reasonably necessary for it to perform its obligations under the Transaction Documents, and upon reasonable notice and at reasonable times permit the Issuer Trustee to enter the premises and inspect the data and records in relation to the Trust and the Relevant Documents.

WESTPAC UNDERTAKINGS

    Westpac has undertaken, among other things, the following under the Servicing Agreement:

        (1) It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in relation to its ownership of any Housing Loan or Mortgage and to perform or comply with its obligations under the Servicing Agreement; and comply with all Laws in connection with its ownership of any Housing Loans and Mortgages where failure to do so would have an Adverse Effect.

        (2) It will cooperate with the Servicer in relation to the performance by the Servicer of its duties under the Servicing Agreement, including, without limitation, in relation to the enforcement of any Housing Loan or Mortgage.

        (3) If a material default occurs in respect to a Mortgage, it will take such action as the Servicer directs it to take in accordance with the Servicing Agreement.

        (4) It will act in accordance with the terms of any Mortgage Insurance Policies, and not do or omit to do anything which could be reasonably expected to prejudicially affect or limit the rights of the Issuer Trustee under or in respect of a Mortgage Insurance Policy to the extent those rights relate to a Housing Loan and the Mortgage.

        (5) It will not consent to the creation or existence of any security interest in favor of a third party in relation to any Mortgaged Property which would rank before or PARI PASSU with the relevant Housing Loan and Mortgage or allow the creation or existence of any other security interest in the Mortgaged Property unless priority arrangements are entered into with such third party under which the third party acknowledges that the Housing Loan and the Mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the Housing Loan plus such other amount as the Servicer determines in accordance with the Procedures Manual or its ordinary course of business.

        (6) It will not, except as required by law, release a Borrower from any amount owing in respect of a Housing Loan or otherwise vary or discharge any Housing Loan or Mortgage or enter into any agreement or arrangement which has the effect of altering the amount payable in respect of a Housing Loan or Mortgage where it would have an Adverse Effect.

        (7) It will release any Housing Loan or Mortgage, reduce the amount outstanding under or vary the terms of any Housing Loan or grant other relief to a Borrower, if required to do so by any law or if ordered to do so by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on Westpac. If the order is due to Westpac breaching any applicable law then Westpac must indemnify the Issuer Trustee for any loss the Issuer Trustee may suffer by reason of the order. The amount of the loss is to be determined by agreement with the Issuer Trustee or failing this, by Westpac's external auditors.

        (8) It will notify the Servicer immediately of each request by a Borrower to borrow further moneys under or in relation to a Housing Loan or Mortgage.

PERFORMANCE OF SERVICES

    In performing any services under the Servicing Agreement the Servicer shall have regard to whether its performance of such services does or does not have any Adverse Effect. The Servicer may ask the Issuer Trustee or the Trust Manager if, and may rely upon any statement by the Issuer Trustee or the Trust Manager that, any action or inaction on its part is reasonably likely to, or will, have an Adverse Effect. The Servicer shall not be liable for a breach of the Servicing Agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the Issuer Trustee or the Trust Manager that the action or inaction is not reasonably likely to, or will not have, an Adverse Effect.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer is entitled to a fee (the "Servicing Fee") for servicing the Housing Loans, payable in arrears on the Payment Date following the end of the Collection Period. The Servicing Fee is based on the average daily balance of Housing Loan Principal during the Collection Period and on the actual number of days in that Collection Period divided by 365 days.

    The Servicer must pay from such fee all expenses incurred in connection with servicing the Housing Loans except for expenses relating to the enforcement of any Housing Loan or its related securities, the recovery of any amounts owing under any Housing Loan or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the Servicer's legal advisers.

SERVICER TRANSFER EVENT AND REMOVAL

    The Issuer Trustee may only terminate the Servicer's appointment if the Issuer Trustee determines that a Servicer Transfer Event has occurred and is continuing. A "Servicer Transfer Event" is any of the following:

        (1) an Insolvency Event occurs with respect to the Servicer;

        (2) the Servicer fails to pay any amount within five Business Days of receipt of a notice to do so;

        (3) the Servicer fails to comply with any of its other obligations under any Transaction Document and such action has had, or, if continued will have, an Adverse Effect (as determined by the Issuer Trustee) and that failure is not remedied within 30 days after the Servicer becomes aware of that failure by receipt of notice;

        (4) any representation, warranty or certification made by the Servicer is incorrect when made and is not waived by the Issuer Trustee or remedied to the Issuer Trustee's reasonable satisfaction within 90 days after notice from the Issuer Trustee, and the Issuer Trustee determines that breach would have an Adverse Effect; or

        (5) if it is unlawful for the Servicer to perform the services under the Servicing Agreement.

    In the event of a Servicer Transfer Event, the Issuer Trustee must, upon notice to the Trust Manager, the Approved Sellers, Westpac, the Servicer and the Rating Agencies, terminate the rights and obligations of the Servicer with immediate effect and appoint an Eligible Servicer. Until an Eligible Servicer is appointed and that Eligible Servicer agrees to act as the servicer, the Issuer Trustee shall act as the Servicer and is entitled to the fee for so acting.

    Subject to certain limitations, the Servicer has indemnified the Issuer Trustee against any expense, loss, damage or liability incurred as a result of a Servicer Transfer Event or a failure by the Servicer to perform its duties under the Servicing Agreement.

RESIGNATION

    The Servicer must not resign without first giving three months' notice to the Rating Agencies, the Trust Manager and the Issuer Trustee. If an Eligible Servicer has not agreed to act as Servicer by the expiration of that notice period the Issuer Trustee shall act as Servicer and be entitled to the Servicing Fee.

DOCUMENT CUSTODY

GENERAL

    The Servicer will be responsible for custody of the Relevant Documents on behalf of the Issuer Trustee. The Servicer must hold those documents as custodian at the direction of the Issuer Trustee in accordance with its standard safekeeping practices and in the same manner and to the same extent that it holds similar documents for Westpac. The Servicer will hold custody of the Relevant Documents in accordance with procedures contained in the Servicing Agreement. The procedures include the following: (i) keeping the Relevant Documents for Housing Loans in the Mortgage Pool separate from other documents; (ii) maintaining reports on movements of the Relevant Documents; and (iii) being able to locate security packets containing the Relevant Documents.

    The Servicer will be audited on an annual basis (or more regularly if any audit gives an adverse finding) in relation to its custodial procedures, identification of documents, security and tracking systems.

TERMINATION OF SERVICER AS DOCUMENT CUSTODIAN

    If any of the following occurs:

        (1) the Servicer does not comply with the requirements of the Servicing Agreement to the satisfaction of the auditor, and a further audit also results in an adverse finding by the auditor;

        (2) the long term credit rating of the holding company of the Servicer is downgraded:

        (i) below BBB by Standard & Poor's;

        (ii) below Baa2 by Moody's; or

       (iii) below BBB by Fitch;

        (3) the Servicer is in default under a servicing agreement between it and any other person, and by reason of the default that other person removes any documents in the Servicer's custody under the servicing agreement where that person would otherwise not have been entitled to do so; or

        (4) a Servicer Transfer Event occurs and is subsisting,

then the Servicer must deliver the Relevant Documents to, or at the direction of, the Issuer Trustee. If the Servicer does not do so within 10 Business Days (or such longer period as the Trustee permits), then the Issuer Trustee must enter the premises where the Relevant Documents are kept, take possession of and remove the Relevant Documents. If the Issuer Trustee does not have possession of the documents within that period it must lodge caveats in relation to and/or take all other action it considers necessary to protect its interests.

AMENDMENT

    The Servicing Agreement may be amended by the parties thereto in writing and provided that prior notice of any proposed amendment is given to the Rating Agencies.

TERMINATION OF SERVICING AGREEMENT

    The Servicing Agreement shall continue until the expiration of the Term. The "Term" means the period from the date of the Servicing Agreement until the earlier of:

        (a) the date on which the Servicing Agreement is terminated pursuant to a Servicer Transfer Event;

        (b) the date which is one month after the Notes have been redeemed in full in accordance with the Transaction Documents and the Trustee ceases to have any obligation to any creditor in relation to any Trust;

        (c) the date on which the Trustee replaces the Servicer with an Eligible Servicer; and

        (d) the date on which the Servicer is replaced after resigning pursuant to the Servicing Agreement.

                             THE LIQUIDITY FACILITY

    The following section contains a summary of the material terms of the Liquidity Facility. The summary does not purport to be complete and is subject to the provisions of the Liquidity Facility, a form of which has been filed as an exhibit to the Registration Statement.

GENERAL DESCRIPTION

    Under the Liquidity Facility, the Liquidity Facility Provider agrees to make advances to the Issuer Trustee for the purpose of funding certain income shortfalls in the Trust, up to an aggregate amount being the lesser of:

        (1) A$79,000,000;

        (2) the Unpaid Balance of all Performing Loans at that date; and

        (3) any lesser amount as is agreed in writing between the Liquidity Facility Provider, the Issuer Trustee, the Trust Manager and the Rating Agencies for each class of Notes,

as reduced or cancelled under the Liquidity Facility (the "Liquidity Limit").

    A "Performing Loan" at any date is a Housing Loan which is not Delinquent or has been Delinquent for less than 90 consecutive days, or if it has been Delinquent for 90 or more consecutive days was insured under a Mortgage Insurance Policy at the date of the Liquidity Facility on or before the Closing Date.

    A Housing Loan is "Delinquent" if the related Borrower fails to pay any amount due on the related due date. Delayed payments arising from agreed payment holidays based on early repayments, or from maternity or paternity leave repayment reductions will not, by themselves, lead to a Housing Loan being Delinquent.

LIQUIDITY DRAWS

    If the Trust Manager determines on any Collection Determination Date that the Available Income of the Trust plus Principal Draws for the Collection Period relating to that Collection Determination Date is insufficient to meet Total Payments of the Trust (a "Liquidity Shortfall"), then the Trust Manager must direct the Issuer Trustee to request a drawing under the Liquidity Facility to apply towards the Liquidity Shortfall. The drawing will (subject to certain assumptions as to payment) be the lesser of the Liquidity Shortfall and the difference between the Liquidity Limit and the aggregate of all outstanding amounts under the Liquidity Facility (the "Available Liquidity Amount"). A drawing may only be made by a duly completed drawdown notice signed by an authorized signatory of the Issuer Trustee.

CONDITIONS PRECEDENT TO A LIQUIDITY DRAW

    A drawing may only be made under the Liquidity Facility (a "Liquidity Draw") if (among other things) no event of default (see "--Events of Default" below) subsists at the date of the relevant drawdown notice and the relevant drawdown date or will result from the provision of the Liquidity Draw.

DEPOSIT INTO A COLLATERAL ACCOUNT

    If at any time the Liquidity Facility Provider's short term credit rating is less than A-1+ from Standard & Poor's, P-1 from Moody's or F-1+ from Fitch, the Liquidity Facility Provider must within five Business Days or such longer period as the Rating Agencies confirm will not result in a downgrade, withdrawal or qualification of the Offered Notes, deposit into an account held in the name of the Issuer Trustee (the "Collateral Account") an amount equal to the Available Liquidity Amount at that time.

    If and for so long as the Liquidity Facility Provider has a short term credit rating of not lower than A-1 from Standard & Poor's, P-1 from Moody's and F-1 from Fitch, the Collateral Account shall be maintained with the Liquidity Facility Provider.

    If at any time the short term credit rating of the bank holding the Collateral Account is less than A-1 from Standard & Poor's, P-1 from Moody's or F-1 from Fitch then the balance of the Collateral Account, and all amounts standing to the credit of the Collateral Account, must (subject to certain limited restrictions) within five Business Days (or such longer period as the Rating Agencies agree) be transferred to a bank with a short term credit rating from Standard & Poor's of not lower than A-1+, not lower than P-1 from Moody's and not lower than F-1+ from Fitch.

    If the short term credit rating of the Liquidity Facility Provider is not less than A-1 from Standard & Poor's, P-1 from Moody's and F-1 from Fitch, and the total of the credit balance of the Collateral Account with the Liquidity Facility Provider plus the amount of all short term investments of the Issuer Trustee is greater than 20% of the Total Invested Amount, then so much of the credit balance of the Collateral Account as is necessary for the 20% threshold not to be breached must (subject to certain limited restrictions) be deposited with a bank with a short term credit rating from Standard & Poor's of not lower than A-1+ and not lower than P-1 from Moody's and not lower than F-1+ from Fitch.

    Withdrawals from a Collateral Account are restricted to, among other things, making a Liquidity Draw, paying financial institutions duty and bank account debit tax (being taxes charged on account transactions) and investing in short term investments.

    All interest accrued on the moneys in the Collateral Account shall belong to the Liquidity Facility Provider. If the Liquidity Facility Provider's short term credit rating is upgraded to not lower than A-1+ from Standard & Poor's, P-1 from Moody's and F-1+ from Fitch, then the balance in the Collateral Account must be repaid within five Business Days to the Liquidity Facility Provider and any advances under the Liquidity Facility thereafter will be made directly from the Liquidity Facility Provider in the normal course of business.

INTEREST ON LIQUIDITY DRAWS

    Interest is payable to the Liquidity Facility Provider on the principal amount drawn under the Liquidity Facility. This interest is payable at the Bank Bill Rate plus a margin, calculated on days elapsed and a year of 365 days. Interest is payable on each Payment Date and on repayment of a drawing. Unpaid interest will capitalize, and interest accrues on any unpaid interest.

COMMITMENT FEE

    A commitment fee accrues daily from the date of the Liquidity Facility on the Available Liquidity Amount, and is payable on each Payment Date and on termination of the facility.

    The commitment fee is calculated on the actual number of days elapsed and a year of 365 days.

REPAYMENT OF LIQUIDITY DRAWINGS

    If an amount has been drawn down under the Liquidity Facility, the principal amount is repayable on the following Payment Date, to the extent that amounts are available for this purpose under the Series Notice; see "DESCRIPTION OF THE OFFERED NOTES--Distribution of Total Available Funds" above. It is not an event of default if the Issuer Trustee does not have funds available to repay the full amount outstanding on the following Payment Date.

EVENTS OF DEFAULT

    It is an event of default under the Liquidity Facility (whether or not such event is within the control of the Issuer Trustee) if:

        (1) at any time the Available Liquidity Amount is zero, and the Issuer Trustee fails to pay an amount payable by it under the Liquidity Facility within 10 Business Days of its due date;

        (2) an amount is available for payment to the Liquidity Facility Provider under the Liquidity Facility and the Issuer Trustee does not pay that amount;

        (3) an Insolvency Event occurs in relation to the Trust;

        (4) an Insolvency Event occurs in relation to the Issuer Trustee, and a successor trustee of the Trust is not appointed within 30 days of that Insolvency Event;

        (5) the Termination Date occurs in relation to the Trust; or

        (6) all or any part of the Liquidity Facility is terminated or is or becomes void, illegal, invalid or unenforceable.

CONSEQUENCES OF DEFAULT

    In addition to rights provided by law or any Transaction Document, at any time after an event of default has occurred under the Liquidity Facility (whether or not it is continuing), the Liquidity Facility Provider may do all or any of the following by notice to the Issuer Trustee and the Trust Manager:

        (1) declare all moneys actually or contingently owing at that time immediately due and payable, and the Issuer Trustee must immediately pay the total amount of all outstanding Liquidity Draws, together with accrued interest and fees and all other such moneys; and

        (2) cancel the Liquidity Limit with effect from any date specified in that notice.

TERMINATION

    The Liquidity Facility will terminate on the earliest of the following to occur:

        (1) the date on which the Issuer Trustee enters into a replacement liquidity facility as previously notified to the Rating Agencies;

        (2) one month after the Notes have been redeemed in full in accordance with the Master Trust Deed;

        (3) following an event of default under the Liquidity Facility, the date on which the Liquidity Facility Provider declares the Liquidity Facility terminated; and

        (4) the date on which the Issuer Trustee has cancelled the Liquidity Limit in full.

    Cancellation of the Liquidity Limit is conditional on the Rating Agencies confirming that such cancellation will not result in a downgrade, withdrawal or qualification of the credit rating assigned by the Rating Agencies to the Offered Notes.

                       DESCRIPTION OF THE SWAP AGREEMENTS

DESCRIPTION OF INTEREST RATE SWAP AGREEMENTS

    The following section contains a summary of the material terms of the Swap Agreements, which the Issuer Trustee will enter into with the Interest Rate Swap Provider. The summary does not purport to be complete and is subject to the provisions of the Swap Agreements.

FIXED RATE AND VARIABLE RATE BASIS SWAPS

    The Issuer Trustee will enter into a Variable Rate Basis Swap and two Fixed Rate Basis Swaps with Westpac, in its capacity as the provider of the Variable Rate Basis Swap and Westpac, in its capacity as the provider of the Fixed Rate Basis Swaps (together the "Interest Rate Swap Provider"). Each swap will be governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation. All such documents will be governed by the laws of the state of New South Wales. See "ORIGINATOR OF THE HOUSING LOANS" for a description of the Interest Rate Swap Provider.

    A Variable Rate Basis Swap will be used to hedge the basis risk between the floating rate obligations of the Trust (including Interest payable on the Notes) and the variable rate set, as permitted by the relevant Housing Loan agreements, at the discretion of Westpac. The Variable Rate Basis Swap will include those loans with a concessional fixed rate of interest for the first 12 months, converting to the standard variable rate after that period. The Issuer Trustee will pay an amount based on the applicable daily weighted average variable interest rates on Housing Loans with a variable rate and receive the Bank Bill Rate (as defined herein) plus a fixed margin. The margin is fixed for the life of the swap and has been set having regard to the ongoing obligations of the Trust.

    Two Fixed Rate Basis Swaps will be used to hedge the basis risk between the floating rate obligations of the Trust (including Interest payable on the Notes) and the discretionary fixed rates set by Westpac on the Housing Loans which are subject to a fixed rate of interest (not including those loans with a concessional fixed rate of interest for the first 12 months, which converts to the standard variable rate after that period).

    The first Fixed Rate Basis Swap will be used to hedge the basis risk occurring when Borrowers switch from a variable rate of interest to a Fixed Rate of interest after the Cut-Off Date. The Issuer Trustee will pay the applicable daily weighted average Fixed Rate on Housing Loans that have converted to a Fixed Rate since the Cut-Off Date and the Interest Rate Swap Provider will pay the Bank Bill Rate plus a fixed margin. The margin is fixed for the life of the swap and has been set having regard to the ongoing obligations of the Trust.

    The second Fixed Rate Basis Swap will be entered into as at the Closing Date to hedge those Housing Loans subject to a Fixed Rate of interest as of the Cut-Off Date. The Issuer Trustee will pay the applicable daily weighted average Fixed Rate on Housing Loans that are Fixed Rate and the Interest Rate Swap Provider will pay the Bank Bill Rate plus a fixed margin. The margin is fixed for the life of the swap and has been set based on the actual margin on the Fixed Rate Housing Loans and the prevailing wholesale market rate existing at or about the Cut-Off Date.

    All Housing Loans being charged a Fixed Rate of interest as of the Cut-Off Date have a maximum Fixed Rate period of 5 years.

DOWNGRADE OF INTEREST SWAP PROVIDER

    If there is a downgrading of the Interest Rate Swap Provider's short term debt rating below A-1+, A2 or F-1+ by either Standard & Poor's, Moody's or Fitch, respectively, the Interest Swap Provider will either:

        (1) provide cash collateral security sufficient to enable Standard & Poor's, Moody's and Fitch to confirm that the downgrade will not cause a reduction in or a withdrawal of the rating of the Notes; or

        (2) arrange for a suitably rated counterparty to intermediate the swap or act as substitute swap provider.

TERMINATION

    The following events are events of default under the Interest Rate Swap
Agreements: (i) failure by Westpac or the Issuer Trustee to make, when due, any payment or delivery required by the agreement and such failure is not remedied by the tenth local business day; and (ii) an Insolvency Event has occurred in respect of Westpac or the Issuer Trustee; provided, however, that an Insolvency Event in relation to the Issuer Trustee in its personal capacity is not an event of default if the relevant Swap is novated within 30 Business Days of that Insolvency Event and the novation will not cause a reduction or withdrawal of the rating of the Offered Notes. Upon novation of the Swap, the successor Issuer Trustee will assume the rights and obligations of the Issuer Trustee under the Interest Rate Swap.

    An event which constitutes illegality will be a termination event under the Interest Rate Swap Agreements. If there is a downgrading of the Interest Rate Swap Provider's short term debt rating below A-l+, A2 or F-1+ by either Standard & Poor's, Moody's or Fitch, respectively, and the Interest Rate Swap Provider fails to act, as described in "--Downgrade of Interest Swap Provider" above, it will be an "Additional Termination Event" under the Variable Rate Basis Swap. If under similar circumstances the Interest Rate Swap Provider fails to establish certain collateral arrangements it will be an "Additional Termination Event" under each of the Fixed Rate Basis Swaps only at the discretion of the Issuer Trustee. The "Automatic Early Termination" provisions under the Fixed and Variable Rate Basis Swaps do not apply.

    Upon the termination of an Interest Rate Basis Swap, a termination payment calculated pursuant to the Loss Method (as defined in such Interest Rate Basis
Swap) will be due to be paid by the Issuer Trustee to the Interest Rate Swap Provider or by the Interest Rate Swap Provider to the Issuer Trustee. The termination payment with respect to the Variable Rate Basis Swap will be zero. The Issuer Trustee may look to any cash collateral security posted by the Interest Rate Swap Provider relating to the terminated Interest Rate Basis Swap for satisfaction of the Interest Rate Swap Provider's termination payment.

NOVATION

    Upon the novation of a Interest Rate Swap Agreement, either the Interest Rate Swap Provider will pay to the substitute Interest Rate Swap Provider an up-front premium or the substitute Interest Rate Swap Provider will pay to the Interest Rate Swap Provider an up-front premium to preserve the economic equivalent of the mark-to-market value of the swap transaction as of the date of novation. The Issuer Trustee will not bear any risk with respect to the novation of an Interest Rate Swap unless the Interest Rate Swap Provider is unable to pay any required up-front premium and there is insufficient cash collateral security posted with respect to such Interest Rate Swap to cover such premium.

THRESHOLD RATE

    If at any time the Variable Rate Basis Swap is terminated, the Trust Manager must, on each Collection Determination Date following that termination, calculate the minimum rate of interest that must be set on the Housing Loans which are subject to a discretionary variable rate, in order to cover (assuming all counterparties to the Transaction Documents, the Housing Loans and any Mortgages and other relevant documents meet their obligations), when aggregated with the income produced by all other Housing Loans and taking into account the other Swap Agreements, the obligations of the Trust (the "Threshold Rate"). If the Servicer is notified of the Threshold Rate, it is required, subject to the terms of the relevant Housing Loans, to ensure that the rate of interest on each relevant discretionary variable rate Housing Loan is not less than the Threshold Rate (see "DESCRIPTION OF THE SERVICING AGREEMENT" above).

DESCRIPTION OF CURRENCY SWAPS

    The following sections contain a summary of the material terms of the Currency Swaps, which the Issuer Trustee will enter into with Morgan Guaranty Trust Company of New York, acting through its London Branch ("Morgan Guaranty") and Westpac (together, the "Currency Swap Providers" and together with the Interest Rate Swap Provider, the "Swap Providers"). The summary does not purport to be complete and is subject to the provisions of the Currency Swaps. The Currency Swaps are provided on a "joint and several" basis by Westpac and Morgan Guaranty Trust Company of New York, acting through its London Branch. See "--Cross Support."

    Collections in relation to the Housing Loans and related Mortgages and under the Variable Rate Basis Swap and the Fixed Rate Basis Swaps will be denominated in Australian dollars. However, the payment obligations of the Issuer Trustee in relation to Interest and principal on the Offered Notes are denominated in United States dollars. To hedge its currency exposure, the Issuer Trustee will enter into four distinct swap transactions, relating to the Class A Notes and the Class B Notes, respectively (together, the "Currency Swaps") with the Currency Swap Providers. The Currency Swaps will be governed by an ISDA Master
Agreement dated on or about            , 1998, by and between the Issuer Trustee
and Morgan Guaranty (governed by English law) and an ISDA Master Agreement dated
on or about            , 1998, by and between the Issuer Trustee and Westpac
(governed by Australian law) respectively. Each ISDA Master Agreement will be amended by a schedule thereto. Each swap transaction will be confirmed by a written confirmation (such ISDA Master Agreements, the schedules thereto and the related swap confirmations, the "Currency Swaps").

    Under the Currency Swaps, the Issuer Trustee is required to pay to the Currency Swap Providers on each Payment Date amounts in A$ equal to a certain percentage of the amount of any Principal Collections to be paid to the Class A and Class B Noteholders received by the Issuer Trustee (the percentage being that which is described in the section entitled "DESCRIPTION OF THE OFFERED NOTES--Payments of Principal on the Notes") and the Currency Swap Providers are required to pay to or at the direction of the Issuer Trustee an amount denominated in US$ which is equivalent to such A$ payment (calculated by reference to an exchange rate which is fixed at the Closing Date and set forth in the related swap confirmations). In addition, under the Currency Swaps on each Payment Date the Issuer Trustee will make A$ floating rate payments to the Currency Swap Providers and the Currency Swap Providers will make US$ floating rate payments which are equivalent in amount to the Interest payable in US$ to the Offered Noteholders. If on any Payment Date, the Issuer Trustee does not or is unable to make the full floating payment, the US$ floating rate payment to be made by the Currency Swap Providers on such Payment Date will be reduced by the same proportion as the reduction in the payment from the Issuer Trustee.

    Subscription amounts for the Offered Notes will be paid by investors in US$, but the consideration for the purchase by the Issuer Trustee of equitable title to the Housing Loans and related Mortgages will be in A$. Under the Currency Swaps, an amount equal to the US$ subscription amounts will be paid to the Currency Swap Providers, which will pay the A$ Equivalent of such amounts to the Issuer Trustee.

    On the Closing Date the Issuer Trustee will be obliged to pay to the Currency Swap Providers an amount equal to the proceeds of the issue of the Offered Notes in US$. In return the Issuer Trustee will be paid the A$ equivalent of that US$ amount (calculated by reference to an exchange rate which is fixed by the Closing Date (in the swap confirmations)).

    The Series Notice requires that the Issuer Trustee direct the Currency Swap Providers to pay all US$ amounts to the Principal Paying Agent or the US$ Account. All US$ amounts shall be paid to the Offered Noteholders in accordance with their entitlements and the priorities set out in "DESCRIPTION OF THE OFFERED NOTES."

TERMINATION OF THE CURRENCY SWAPS BY THE CURRENCY SWAP PROVIDERS

    Under the Currency Swaps each Currency Swap Provider shall have the right to terminate its currency swap in the following circumstances:

        (1) If the Issuer Trustee fails to make a payment under the Currency Swap within the 10 Business Days.

        (2) If due to change in law it becomes illegal for the Issuer Trustee or a Currency Swap Provider to make or receive payments or comply with any other material provision of the Currency Swaps, the Currency Swap requires such party to make certain efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality (so long as the transfer would not result in a downgrade of the rating of the Notes). If those efforts are not successful then the applicable Currency Swap Provider will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian Government body.

        (3) The Currency Swap Providers have the limited right to terminate where it is required to gross-up or receive payments from which amounts have been withheld if the Note Trustee is satisfied that the Noteholders will be paid in full.

        (4) An Insolvency Event with respect to the Issuer Trustee occurs.

        (5) Any Event of Default occurs and an Extraordinary Resolution of the Voting Mortgagees is passed directing the Security Trustee to take certain actions.

TERMINATION OF THE CURRENCY SWAPS BY THE ISSUER TRUSTEE

    There are a number of circumstances in which the Issuer Trustee has the right to terminate the Currency Swaps with respect to a Swap Provider. In each of these cases it is only permitted to exercise that right with the prior written consent of the Note Trustee:

        (1) Where the Currency Swap Providers fail to make a payment under the Currency Swap within 10 Business Days or the Currency Swap Providers become insolvent or merge into another entity without that entity properly assuming responsibility for the obligations of the Currency Swap Providers under the Currency Swaps.

        (2) If it becomes illegal for either party to make or receive payments under the Currency Swap or perform any of its other material obligations under it, both the Issuer Trustee and the Currency Swap Providers are obliged to make certain efforts to transfer their rights and obligations to avoid that illegality. If those efforts fail the Currency Swaps may be terminated.

        (3) If the Issuer Trustee becomes obliged under the Currency Swaps to receive payments from which amounts have been withheld or deducted (including where this situation arises from a merger affecting the Currency Swap Providers).

        (4) If the Issuer Trustee becomes obliged to make a withholding or deduction in respect of the Offered Notes and, as a result, the Offered Notes are redeemed.

    The Issuer Trustee (and the Note Trustee) may only terminate the Currency Swaps following prior consultation by the Note Trustee with the Currency Swap Providers as to the timing of termination. The Issuer Trustee will exercise such right to terminate at the direction of the Trust Manager. The Currency Swap Providers acknowledge that the Trust Manager will perform the day to day management of the Trust and may exercise or satisfy any of the Issuer Trustee's rights or obligations under the Currency Swap.

TERMINATION PAYMENTS

    On the Termination Date or the Early Termination Date (each as defined in the Currency Swaps) in respect of the Currency Swaps, a termination payment will be due to be paid by the Issuer Trustee to the Currency Swap Providers or to the Issuer Trustee by the Currency Swap Providers in respect of the Currency Swaps. The termination of a Currency Swap is an Event of Default under the Security Trust Deed. If the Security Trust Deed is enforced after such Events of Default, there is no guarantee that upon any such termination the funds realized from the sale of the relevant Loans and Mortgages plus or minus (as the case may be) the termination payment due in respect of the Currency Swaps will be sufficient to pay in full amounts owing to the holders of the relevant Notes.

    The termination payment in respect of a Currency Swap will be determined on the basis of quotations from four leading dealers in the relevant market (selected by the Currency Swap Providers) to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the Currency Swap.

REPLACEMENT OF CURRENCY SWAPS

    If the Currency Swaps are terminated with respect to a Currency Swap Provider, the Issuer Trustee may (at the direction of the Trust Manager) enter into one or more currency swaps which replaces the terminated Currency Swap (other than by way of transfer to avoid termination of the swap) (a "Replacement Currency Swap") but only on the condition that the Settlement Amount (as defined in the ISDA Master Agreement) payable (if any) by the Issuer Trustee to the Currency Swap Provider upon termination of the original Currency Swap will be paid in full when due in accordance with the Series Notice and the Currency Swap. If the condition in the previous sentence is satisfied, the Issuer Trustee may enter into the Replacement Currency Swap and if it does so it must direct the premium payable by the provider of the Replacement Currency Swap to be paid directly to the applicable Currency Swap Provider in satisfaction of and to the extent of the Issuer Trustee's obligation to pay the termination payment to such Currency Swap Provider. If such premium paid by the Replacement Swap Provider is less than the Settlement Amount due to the Currency Swap Provider, the balance may be satisfied by the Issuer Trustee as a Trust Expense.

DOWNGRADE OF CURRENCY SWAP PROVIDERS

    Each Currency Swap Provider, severally, will give a commitment to provide collateral in respect of the Currency Swap to which it is a party in the event that the rating that is given to senior debt which is jointly supported by the two Currency Swap Providers is ever downgraded below a specified level, such that Moody's would downgrade the rating on the Class A Notes.

CROSS SUPPORT

    Each Currency Swap Provider has agreed to pay on demand of the Issuer Trustee to or at the direction of the Issuer Trustee any amounts that the other Currency Swap Provider is required to pay pursuant to the relevant Currency Swap but has failed to pay. So long as a Currency Swap Provider pays such amounts, the Issuer Trustee shall not be entitled to terminate the relevant Currency Swap with respect to such default. In any case, a Currency Swap Provider may, in certain circumstances, elect to replace the defaulting other Currency Swap Provider with itself or another suitably rated party approved by the Issuer Trustee, the Trust Manager and the Note Trustee.

                            CURRENCY SWAP PROVIDERS

    Morgan Guaranty Trust Company of New York, acting through its London Branch, and Westpac are joint providers of the Currency Swaps.

    Morgan Guaranty Trust Company of New York, a Delaware corporation whose principal office is located in New York, New York ("Morgan Guaranty"), is a wholly owned subsidiary and the principal asset of J.P. Morgan & Co. Incorporated ("J.P. Morgan"). Morgan Guaranty is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of December 31, 1997, Morgan Guaranty and its subsidiaries had total assets of $196.4 billion, total net loans of $30.9 billion, total deposits of $60.7 billion, and stockholder's equity of $10.4 billion. As of December 31, 1996, the Currency Swap Provider and its subsidiaries had total assets of $164.8 billion, total net loans of $27.4 billion, total deposits of $53.1 billion and stockholder's equity of $9.9 billion.

    The Consolidated Statement of Condition of Morgan Guaranty as of December 31, 1997 is set forth on page 11 of Exhibit 99b to Form 8-K dated January 15, 1998, as filed by J.P. Morgan with the Commission. Morgan Guaranty will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of the Form 8-K referred to above. Written requests should be directed to: Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260-0060, Attention: Office of the Secretary.

    For a description of Westpac, see "ORIGINATOR OF THE HOUSING LOANS".

    The information with respect to the Currency Swap Providers contained herein has been obtained from the Currency Swap Providers. The delivery of this Prospectus will not create any implication that there has been no change in the affairs of the Currency Swap Providers since the date hereof or that the information contained or referred to herein is correct as of any time subsequent to its date. The Currency Swap Providers have not had any involvement in the preparation of any part of this Prospectus, other than the information with respect to the Currency Swap Providers set forth in this section and under the heading "DESCRIPTION OF THE SWAP AGREEMENTS--Description of Currency Swap." The Currency Swap Providers make no statement or representation in this Prospectus (other than the information referred to above), have not authorized or caused the issue of any part of it and take no responsibility for any part of it.

    THE OFFERED NOTES DO NOT REPRESENT AN OBLIGATION OF THE CURRENCY SWAP PROVIDERS, J.P. MORGAN SECURITIES INC., J.P. MORGAN OR ANY OF THEIR RESPECTIVE AFFILIATES. HOLDERS OF THE OFFERED NOTES WILL NOT HAVE ANY RIGHT TO PROCEED DIRECTLY AGAINST THE CURRENCY SWAP PROVIDERS IN RESPECT OF THE CURRENCY SWAP PROVIDERS' OBLIGATIONS UNDER THE CURRENCY SWAPS.

                   CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS

    The following discussion contains summaries of legal aspects of Australian retail housing loans and mortgages that are general in nature. The summaries do not purport to be complete. In addition, certain of those legal aspects are governed by the law of the applicable State or Territory (which laws may differ substantially between States and Territories) and the summaries do not reflect the particular laws of any particular state or encompass all relevant laws of all states in which any Mortgaged Property may be situated. The summaries are subject to the applicable Australian federal and state laws governing real property and the granting and enforcement of security over real property.

GENERAL

    Generally each Housing Loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant Borrower and over all unsecured creditors of the Borrower (except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority or if the Housing Loan is not secured by a first ranking mortgage the Approved Seller will assign to the Issuer Trustee all prior ranking registered mortgages in relation to that Housing Loan). The Borrower is prohibited under its loan documents from creating another mortgage or other security interest over the relevant Mortgaged Property without the consent of Westpac. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner (or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor) and who grants the mortgage over their property, and the mortgagee who is the lender.

NATURE OF HOUSING LOANS AS SECURITY

    There are a number of different forms of title to land in Australia. The most common forms of title in Australia, and the only form of title which may constitute Mortgaged Property is "Torrens title."

TORRENS TITLE

    "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

    Ordinarily the relevant certificate of title (or any registered plan referred to in it) will reveal the position and dimensions of the land, the present owner, and any leases, mortgages and registered easements to which it is subject. The certificate is conclusive evidence (except in limited circumstances, such as fraud) of the matters stated in it.

STRATA TITLE

    "Strata title" was developed to facilitate the creation of, and dealings with, apartment units (which are similar to condominiums in the United States) and is governed by the legislation of the State or Territory in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their unit. All proprietors are members of a "body corporate", which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like are known as "common property" and are held by the body corporate for the benefit of the individual proprietors.

    Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in a unit held by a strata proprietor.

URBAN LEASEHOLD

    All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land tenure. Mortgaged Property in that jurisdiction comprises a Crown lease and developments on the land are subject to that lease. Any such lease:

    (a) cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

    (b) where they involve residential property are subject to a nominal rent of 5 cents per annum on demand.

    As with other Torrens title land, the Borrower's leasehold interest in the land is entered in a central register and the Borrower may deal with their leasehold interest (including granting a mortgage over the property) without consent from the government.

    In all cases where Mortgaged Property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the Housing Loan secured by that Mortgaged Property.

    Leasehold property may become subject to native title claims. Native title has only quite recently been recognised by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property (including property subject to a Crown lease) depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property (which is typically the case with residential leases), the current view is that native title over the relevant property should be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

    Housing Loans secured by Mortgaged Property which is leasehold in the Australian Capital Territory represents only approximately 1.5% (by value) of all Housing Loans.

TAKING SECURITY OVER LAND

    The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of general issues involved in taking security over land.

    Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent the mortgagee is said to have a legal (i.e., registered) title. However, registration does not transfer title in the property--the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the "certificate of title" for the property. A search of the register by any subsequent lender will reveal the existence of the prior mortgage.

    In most States and Territories, a mortgagee will retain a duplicate certificate of title (which mirrors the original certificate of title held at the relevant land registry office). Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

    In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

    Once the mortgagor has repaid the debt, a discharge executed by the mortgagee is lodged with the registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

WESTPAC AS MORTGAGEE

    Westpac is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the Mortgages. The relevant Borrowers will not be aware of the equitable assignment of the Housing Loans and Mortgages to the Issuer Trustee.

    Prior to any Title Perfection Event Westpac, or the Servicer on its behalf, will undertake any necessary enforcement action with respect to defaulted Housing Loans and Mortgages. Following a Title Perfection Event, the Issuer Trustee is entitled (under an irrevocable power of attorney granted to it by Westpac) to be registered as mortgagee of the Mortgages. Until that registration is achieved, the Issuer Trustee or the Trust Manager is entitled to lodge caveats on the register to notify its interest publicly.

ENFORCEMENT OF HOUSING LOANS

    Subject to the discussion below, if a Borrower defaults under a Housing Loan, the loan documents provide that all moneys under the loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

        (a) The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property;

        (b) The mortgagee may, in limited circumstances, lease the property to third parties;

        (c) The mortgagee may foreclose on the property--that is, extinguish the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property (a remedy that is, because of procedural constraints, rarely used). If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt;

        (d) The mortgagee may appoint a receiver to deal with income from the property or exercise certain other rights delegated to the receiver by the mortgagee. Unlike a mortgagee in possession, a receiver is the agent of the mortgagor and so in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, the receiver will require indemnities from the mortgagee that appoints it; or

        (e) The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied into registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes forms and periods of notice to be given to the mortgagor prior to enforcement.

    A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes absolute owner of the property.

    A mortgagee's ability to call all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

    Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent required payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Law, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

    The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit

Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

CONSUMER CREDIT LEGISLATION

    Some of the Housing Loans are regulated by consumer credit legislation (the "Consumer Credit Legislation"). Under that legislation, a Borrower has the right to apply to a court to:

        (1) vary the terms of his or her Housing Loan on the grounds of hardship or that it is an unjust contract;

        (2) reduce or cancel any interest rate payable on the Housing Loan which is unconscionable;

        (3)have certain provisions of the Housing Loan or relevant Mortgage which are in breach of the legislation declared unenforceable; or

        (4) obtain restitution or compensation from either Westpac or, following a Title Perfection Event, the Issuer Trustee, in relation to any breaches of the Consumer Credit Legislation in relation to the Housing Loan or relevant Mortgage.

    Any such order may affect the timing or amount of interest or principal payments or repayments under the relevant Housing Loan (which might in turn affect the timing or amount of Interest or principal payments or repayments under the Offered Notes).

    In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings. Such procedures and negotiations may also affect the timing or amount of interest or principal payments or repayments under the Housing Loans.

    Breaches of the Consumer Credit Legislation may also lead to civil penalties or criminal fines being imposed on Westpac, for so long as it holds legal title to the Housing Loans and the Mortgages. If the Issuer Trustee acquires legal title, it will then become primarily responsible for compliance with the Consumer Credit Legislation. The Issuer Trustee will (subject to limited exceptions) be indemnified out of the assets of the Trust for its liabilities under the Consumer Credit Legislation. If the Issuer Trustee is indemnified with respect to such liabilities out of the assets of the Trust, proceeds of the Trust may be insufficient to make all payments provided for under the Offered Notes.

    Westpac will give, or has given, certain representations and warranties that the Housing Loans and related Mortgages comply in all material respects with the Consumer Credit Legislation in force at the time documents were entered into. The Servicer has undertaken to comply with the Consumer Credit Legislation in connection with servicing the Housing Loans and related Mortgages where failure to do so would have an Adverse Effect. An "Adverse Effect" is an event which will materially and adversely affect the amount of any payment to be made to any Noteholder, or will materially and adversely affect the timing of such payment. In certain circumstances the Issuer Trustee may have the right to claim damages from Westpac or the Servicer, as the case may be, where the Issuer Trustee suffers a loss in connection with a breach of the Consumer Credit Legislation which is caused by a breach of a relevant representation or undertaking.

BANKRUPTCY

    The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966, which is a federal statute. Generally, secured creditors of a natural person (such as mortgagees under real property mortgages) stand outside the bankruptcy--that is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid (in which case they can prove for the unpaid balance).

    Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where (a) the disposition was made to defraud creditors; or (b) the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and gave a preference to an existing creditor over at least one other creditor.

    The insolvency of a company is governed by the Corporations Law of the relevant Australian jurisdiction. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Law because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred when the company was insolvent (or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction), and the transaction occurred within a prescribed period prior to the commencement of the winding up of the company. The liquidator may also avoid a loan under which an extortionate interest rate is levied.

ENVIRONMENTAL

    Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both state and federal levels, although the majority of relevant legislation is imposed by the states. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land (which liability may include the cost of rectifying the damage) may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all states, lenders are expressly excluded from the definitions of one or more of these categories.

    Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who goes into possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

    Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages.

INSOLVENCY CONSIDERATIONS

    The current transaction is designed to minimize insolvency risk. For example, the equitable assignment of the Housing Loans by Westpac to the Issuer Trustee should ensure that the Housing Loans are not assets available to the liquidator or creditors of Westpac in the event of an insolvency of Westpac. Similarly, the assets in the Trust should not be available to other creditors of the Issuer Trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the Issuer Trustee.

    If any Insolvency Event occurs with respect to the Issuer Trustee, the Security Trust Deed may be enforced by the Security Trustee at the direction of the Voting Mortgagees (see "SECURITY FOR THE NOTES--Enforcement"). The security created by the Security Trust Deed will stand outside any liquidation of the Issuer Trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the Issuer Trustee (other than a creditor which has the benefit of the Security Trust Deed) in priority to the Security Trust Deed. The proceeds of enforcement of the Security Trust Deed are to be applied by the Security Trustee as set out in "SECURITY FOR THE NOTES--Priorities under the Security Trust Deed". If the proceeds from enforcement of the Security Trust Deed are not sufficient to redeem the Notes in full, some or all of the Noteholders will incur a loss.

TREATMENT OF INTEREST PAYMENTS WITH RESPECT TO AUSTRALIAN HOUSING LOANS

    Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on mortgage loans and other non-capital expenditures relating to investment properties that generate taxable income are generally allowable as tax deductions.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Offered Notes will amount to A$2,252,766,010 and will be used by the Issuer Trustee to acquire equitable title to the Housing Loans and related Mortgages from the Approved Sellers and for general expenses (including any premium payable to any Swap Provider) in relation to the Trust.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Offered Notes by Noteholders who are subject to United States federal income tax. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretation. The summary does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, dealers in securities, financial institutions or foreign investors) may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors are urged to consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations, as well as the consequences to them under, state, local, non-United States and any other tax law of the purchase, ownership and disposition of the Offered Notes, including the advisability of making any election discussed below. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS" or the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. It is anticipated that the Issuer Trustee will not be indemnified for any United States federal income taxes that may be imposed upon it, and the imposition of any such taxes on the Trust could result in a reduction in the amounts available for distribution to the Noteholders.

    In the opinion of Mayer, Brown & Platt, tax counsel to the Issuer Trustee ("Tax Counsel"), for United States federal income tax purposes, the Offered Notes will be characterized as debt of the Issuer Trustee. Each Noteholder, by the acceptance of an Offered Note, will agree to treat the Offered Notes as indebtedness for federal income tax purposes.

GENERAL

    Each Noteholder will be required to report on its federal income tax return interest income on the Offered Notes held by it in accordance with such Noteholder's method of accounting.

SALES OF NOTES

    A Noteholder's tax basis in an Offered Note will equal its cost of such Offered Note, reduced by any amortized premium (as described below) and any payments other than interest made on such Offered Note and increased by any market discount or original issue discount included in the Noteholder's income. A Noteholder that sells an Offered Note will recognize gain or loss (in the aggregate) in an amount equal to the difference between its adjusted tax basis in the Offered Note and the amount realized on the sale (except to the extent attributable to accrued interest, which should be taxable as interest income). Subject to the market discount provisions of the Code (described below), any such gain or loss will be capital gain or loss if the Offered Note was held as a capital asset and, if the Offered Note was held for more than one year, will be long-term capital gain or loss. In the case of an individual taxpayer, any capital gain on the sale of an Offered Note will be taxed at a maximum rate of 39.6% if the Offered Note is held for not more than 12 months, at 28% if the Offered Note is held for more than 12 months, but not more than 18 months, and at 20% if the Offered Note is held for more than 18 months. Any capital losses realized will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus U.S. $3,000 of other income.

MARKET DISCOUNT

    A purchaser of an Offered Note will be considered to have acquired such Offered Note at a "market discount" to the extent the remaining principal amount of such Offered Note exceeds the Noteholder's tax basis in such Offered Note, unless the excess does not exceed a prescribed DE MINIMIS amount. In the event such excess exceeds the DE MINIMIS amount, the Noteholder will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to such Offered Note.

    In the case of a sale or other disposition of an Offered Note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from such sale or disposition be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which the Note was held by such Noteholder. In addition, a disposition of an Offered Note by gift (and in certain other circumstances), could result in the recognition of market discount income, computed as if such Offered Note had been sold for its fair market value.

    In the case of a partial principal payment on an Offered Note subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such Offered Note was held by such Noteholder. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

    Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds the principal of which may be paid in two or more installments (such as the Offered Notes), the manner in which market discount is to be accrued will be described in Treasury regulations that have yet to be issued. Until such Treasury regulations are issued, the explanatory conference committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of such obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows: (1) for those obligations that have original issue discount ("OID"), market discount shall be deemed to accrue in proportion to the accrual of OID for any accrual period, and (2) for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation as of the beginning of such period.

    Under Section 1277 of the Code, if in any taxable year interest paid or accrued by a Noteholder on indebtedness incurred or continued to purchase or carry an Offered Note subject to the market discount rules exceeds the interest (including OID) currently includible in income with respect to such Offered Note, deductions of such interest must be deferred to extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

    Section 1278 of the Code allows a taxpayer to make an election to include market discount in its gross income currently. If such election is made, the rules of Sections 1276 and 1277 of the Code (described above) will not apply to the taxpayer.

    Due to the complexity of the market discount rules, prospective Noteholders are urged to consult their tax advisors as to the applicability and operation of the market discount rules.

PREMIUM

    A Noteholder will generally be considered to have acquired an Offered Note at a premium to the extent the Noteholder's tax basis in such Offered Note exceeds the remaining principal amount of such Offered Note. In that event, a Noteholder who holds an Offered Note as a capital asset may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in the Noteholder's tax basis in the Offered Note if an election under Section 171 of the Code is or has been made with respect to all debt instruments held by the taxpayer (including the Offered Notes). Generally, such amortization is on a constant yield basis. However, in the case of bonds the principal of which may be paid in two or more installments (such as the Offered Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on such obligations (see the discussion of market discount above).

BACKUP WITHHOLDING

    A Noteholder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to "reportable payments" on the Offered Notes. This withholding generally applies only if the Noteholder (i) fails to provide the Noteholder's social security or other taxpayer identification number ("TIN"); (ii) furnishes an incorrect TIN; (iii) is notified by the Service that the Noteholder has failed to report properly payments of interest and dividends and the Service has notified the Issuer Trustee that the Noteholder is subject to backup withholding; or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the Noteholder's correct number and that the Noteholder is not subject to backup withholding. Any amount withheld from payment to a Noteholder under the backup withholding rules is allowable as a credit against such Noteholder's federal income tax liability, provided that the required information is furnished to the Service. Certain Noteholders (including, among others, corporations and foreign individuals who comply with certain certification requirements) are not subject to backup withholding. Noteholders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

    ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

                         CERTAIN AUSTRALIAN TAX MATTERS

    THE FOLLOWING STATEMENTS WITH RESPECT TO AUSTRALIAN TAXATION ARE ONLY GENERAL SUMMARIES AND ARE BASED ON ADVICE RECEIVED BY THE ISSUER TRUSTEE. PURCHASERS OF OFFERED NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS CONCERNING THE CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER AUSTRALIAN TAX LAWS, AND THE LAWS OF ANY OTHER TAXING JURISDICTION, OF THE OWNERSHIP OF OR ANY DEALING IN THE OFFERED NOTES. ANY SUCH DEALING WOULD NEED TO COMPLY WITH THE SELLING RESTRICTIONS AND SECURITIES LAW GENERALLY.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST


    In the opinion of Allen Allen & Hemsley, Australian tax counsel to the Issuer Trustee ("Australian Tax Counsel") under existing Australian tax law, non-resident holders of the Offered Notes or interests in any Book-Entry Note (other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia (an "Australian Establishment")) are not subject to Australian income tax on payments of interest or amounts in the nature of interest, including, subject to the fulfillment of all conditions required by section 128F of the Tax Act as referred to below, interest withholding tax. Under Article 11 of the 1983 United States-Australia Tax Treaty, the maximum Australian withholding rate on interest paid to United States residents who are entitled to the benefit of such Treaty is 10%. Under Australian law, the withholding rates for payments to other jurisdictions is currently 10% on interest or amounts in the nature of interest paid on the Offered Notes. A premium on redemption would generally be treated as an amount in the nature of interest for this purpose.


    Pursuant to section 128F of the Australian Income Tax Assessment Act 1936 (the "Tax Act"), an exemption from Australian interest withholding tax applies provided all prescribed conditions are met. Such conditions include the issue of the Offered Notes in a way that satisfies an objective public offer test.

The Issuer Trustee will seek to issue the Offered Notes in a way that will satisfy such test and otherwise meet the requirements of section 128F, including by listing the Offered Notes.

    The test will not be satisfied if the Issuer Trustee knew, or had reasonable grounds to suspect, that the Offered Notes were being or would later be acquired either directly or indirectly by:

    (1) a resident of Australia for the purpose of section 128F of the Tax Act;
       or

    (2) an associate of the Issuer Trustee within the meaning of section 128F of the Tax Act, other than in the capacity of a dealer, manager or underwriter in relation to the placement of an Offered Note.

    The exemption from Australian withholding tax will also not apply to interest paid by the Issuer Trustee to an associate of the Issuer Trustee within the meaning of section 128F if, at the time of the payment, the Issuer Trustee knows, or has reasonable grounds to suspect, that the person is an associate.

    In a press release of the Federal Government of Australia late last year entitled INVESTING FOR GROWTH, it was announced that "in order to encourage the deepening and greater liquidity of the domestic corporate debt market, the interest withholding tax exemption provided under section 128F of the Income Tax Assessment Act 1936 will be widened by removing, for eligible debentures issued by companies, the present requirement that such debentures be issued outside Australia and that the interest be paid outside Australia . . . this measure will remove a tax discrimination in favour of corporate debt issued in foreign financial markets over corporate debt issued in Australia markets."

    This amendment has not yet been enacted, therefore the effect, form and timing of the proposed amendment is currently unclear.

PROFIT ON SALE


    In the opinion of Australian Tax Counsel, under current Australian law, non-resident holders of Offered Notes will not be subject to Australian income tax on profits derived from the sale or disposal of Offered Notes (but see below for discussion of Australia's capital gains provisions):


    (1) if the profits do not have an Australian source; or

    (2) where the profits do have an Australian source, if the holder is resident in a country with which Australia has entered into a double tax treaty, is entitled to the benefit of that treaty and the profits are business profits for the purposes of the treaty which are not attributable to a business carried on through an Australian Establishment.

    The source of any profit on the disposal of Offered Notes will depend on the factual circumstances of the actual disposal. Where the Offered Notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have an Australian Establishment, the profit should not have an Australian source. There are, however, specific withholding tax rules that can apply to treat a portion of the sale price of Offered Notes as interest for withholding tax purposes (and which amounts are not covered by the exemption conditions in section 128F). These rules can apply when:

    (1) Offered Notes are sold for an amount in excess of their issue price prior to maturity; or

    (2) Offered Notes are sold to an Australian resident in connection with a "washing arrangement" (as defined in the Tax Act).


    In the opinion of Australian Tax Counsel, under provisions for the taxation of capital gains, non-resident holders of Offered Notes would be subject to Australian tax on profits derived from the sale or disposal of Offered Notes if the Offered Notes were at any time prior to the sale or disposal held as part of a business carried on through an Australian Establishment.

OTHER TAXES


    In the opinion of Australian Tax Counsel, no stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the Offered Notes. Furthermore, a transfer of, or agreement to transfer, Offered Notes executed outside of Australia will not be subject to Australian stamp duty.


                              ERISA CONSIDERATIONS

    Subject to the considerations discussed below, the Offered Notes are eligible for purchase by employee benefit plans.

    Section 406 of the Employee Retirement Income Security Act ("ERISA"), and/or
Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

    Certain transactions involving the purchase, holding or transfer of the Offered Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer Trustee were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer Trustee would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Issuer Trustee and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that the Offered Notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation and that the Offered Notes do not constitute equity interests in the Issuer Trustee for purposes of the Plan Assets Regulation. However, without regard to whether the Offered Notes are treated as an equity interest for such purposes, the acquisition or holding of the Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer Trustee, or any of its affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an Offered Note. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by "insurance company general accounts"; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By its acquisition of an Offered Note, each purchaser shall be deemed to represent and warrant that its purchase and holding of the Offered Note will not result in a non-exempt prohibited transaction under ERISA or the Code.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF ANY OF THE OFFERED NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE ISSUER TRUSTEE WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              RATINGS OF THE NOTES

    It is a condition to the issuance of the Class A Notes that they be rated "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch. It is a condition to the issuance of the Class B Notes that they be rated "AA-" by Standard & Poor's and "AA-" by Fitch. The security ratings of the Offered Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The Offered Notes are pass-through debt securities. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

                        LEGAL INVESTMENT CONSIDERATIONS

    The Offered Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because the originator of the Mortgage Loans was not subject to United States State of Federal regulatory authority. Accordingly, many institutions with legal authority to invest in comparably rated securities based on such mortgage loans may not be legally authorized to invest in the Offered Notes, which, for the reasons stated herein, do not constitute "mortgage related securities" under SMMEA. No representation is made as to whether the Offered Notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by certain regulatory authorities. Prospective purchasers are urged to consult with their counsel concerning the status of the Offered Notes as legal investments for such purchasers.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, by and among the underwriters named below (the "Underwriters"), Westpac, the Issuer Trustee and Trust Manager, the Issuer Trustee has agreed to sell to the Underwriters, and each of the Underwriters have severally agreed to purchase, the principal amount of the Offered Notes set forth opposite its name below.

                                                                               PRINCIPAL AMOUNT  PRINCIPAL AMOUNT
UNDERWRITER                                                                    OF CLASS A NOTES  OF CLASS B NOTES
-----------------------------------------------------------------------------  ----------------  ----------------
J.P. Morgan Securities Inc...................................................
Morgan Stanley & Co. Incorporated............................................
Westpac Banking Corporation..................................................
Deutsche Morgan Grenfell Inc.................................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated...........................
Swiss Bank Corporation.......................................................
Nomura International plc.....................................................
                                                                               ----------------  ----------------
      Total..................................................................    US$               US$
                                                                               ----------------  ----------------
                                                                               ----------------  ----------------

    In the Underwriting Agreement, the Underwriters named therein have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Notes offered hereby if any Offered Notes are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

    The Issuer Trustee has been advised by the Underwriters that they propose initially to offer the Offered Notes to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such prices
less concessions not to exceed    % of the Initial Invested Amount of the Class
A Notes and    % of the Initial Invested Amount of the Class B Notes.

    With respect to the Class A Notes, the Underwriters may allow and such
dealers may reallow, a concession not to exceed    % of the aggregate of the
Initial Invested Amount of the Class A Notes. With respect to the Class B Notes, the Underwriters may allow and such dealers may reallow, a concession not to
exceed    % of the Initial Invested Amount of the Class B Notes.

    In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Notes. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. In addition, the Underwriters may bid for, and purchase, the Offered Notes in the open market to cover syndicate shorts or to stabilize the price of the Offered Notes. Any of these activities may stabilize or maintain the market price of the Offered Notes above independent market levels. The Underwriters are not required to engage in these activities, and if commenced, such activities may be discontinued at any time.

    After the initial public offering of the Offered Notes, the public offering price and such concessions may be changed.

    Pursuant to the Underwriting Agreement, Westpac Securities Administration Limited (in its capacity as trustee of the Trust only), Westpac Securitisation Management Pty Limited and Westpac have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

    In the ordinary course of its business, certain of the Underwriters and certain of their affiliates have in the past and may in the future engage in commercial and investment banking activities with Westpac and its affiliates.

OFFERING RESTRICTIONS

UNITED KINGDOM

    Each Underwriter has severally represented and agreed with the Issuer Trustee that:

    (i) it has not offered or sold and will not offer or sell any Offered Notes to persons in the United Kingdom prior to admission of the Offered Notes to listing in accordance with Part IV of the Financial Services Act 1986 (the "Financial Services Act") except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services Act;

    (ii) it has complied and will comply with all applicable provisions of the Financial Services Act with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

    (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issues of the Offered Notes, other than any document which consists of or of any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

AUSTRALIA

    The Offered Notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions ("Australia"), or to any resident of Australia. Each Underwriter has severally represented and agreed that in connection with the initial distribution of the Offered Notes it:

    (i) has not (directly or indirectly) offered for subscription or purchase or issue invitations to subscribe for or buy nor has it sold, the Offered Notes;

    (ii) will not (directly or indirectly) offer for subscription or purchase or issued invitations to subscribe for or buy nor will it sell the Offered Notes; and

    (iii) has not distributed and will not distribute any offering circular, or any advertisement or other offering material,

    in Australia, its territories or possessions or to any person who is (a) actually known by the Underwriter (without an obligation on the Underwriter to make any inquiry) to be a resident of Australia for the purposes of section 128F of the Tax Act or (b) an associate of Westpac within the meaning of that section (other than in the capacity of a dealer or underwriter in relation to a placement of the Offered Notes) as identified on a list provided by Westpac.

                        LISTING AND GENERAL INFORMATION

LISTING

    The listing of the Offered Notes on the London Stock Exchange will be expressed as a percentage of their principal amount (exclusive of accrued interest). It is expected that listing of the Offered Notes on the London Stock
Exchange will be granted on or about             , subject to the issuance of
Global Notes. The Offered Notes will be issued in the form of one or more Global Notes. There will be no temporary global notes.

AUTHORIZATION

    The Issuer Trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Notes. The issue of the Notes has been authorized by the resolutions of the Board of
Directors of the Issuer Trustee passed on       .

LITIGATION

    The Issuer Trustee is not involved in any litigation or arbitration proceedings which may have, or have had during the twelve months preceding the date of this Prospectus, a significant effect on the Issuer Trustee's financial position nor, so far as the Issuer Trustee is aware, are any such litigation or arbitration proceedings pending or threatened.

EUROCLEAR AND CEDEL

    The Offered Notes have been accepted for clearance through Euroclear and
Cedel Bank with a common code of       for the Class A Notes and a common code
of       for the Class B Notes. The ISIN for the Class A Notes is       and the
ISIN for the Class B Notes is       .

DOCUMENTS AVAILABLE FOR COLLECTION AND INSPECTION

    Copies of the following documents may be inspected during normal business hours on any weekday (excluding Saturdays, Sundays and public holidays) at the offices of the Principal Paying Agent at 60 Victoria Embankment, London EC4Y 0JP, during the period of fourteen days from the date of this Prospectus (except for (a) and (b) (xiii), together the "Transaction Documents"):

    (a) the Memorandum and Articles of Association of the Issuer Trustee;

    (b) the Master Trust Deed between the Issuer Trustee and the Trust Manager dated 14th February 1997;

    (c) the following (which, prior to the Closing Date, will be in draft form):

        (i) the Series Notice among the Issuer Trustee, the Trust Manager, the Approved Seller, the Note Trustee and the Servicer dated on or about
                , 1998;

        (ii) the Servicing Agreement dated February 18, 1997 and the Servicing
    Agreement Amendment Agreement dated on or about            , 1998, each
    among Westpac, the Servicer and the Issuer Trustee;

       (iii) the Note Trust Deed among the Issuer Trustee, the Trust Manager and
    the Note Trustee dated on or about        , 1998;

        (iv) the Agency Agreement among the Issuer Trustee, the Trust Manager, the Note Trustee, the Principal Paying Agent and the Agent Bank dated on or
    about        , 1998;

        (v) the Security Trust Deed among the Issuer Trustee, the Security Trustee, the Note Trustee and the Trust Manager dated on or about
                , 1998;

        (vi) the Liquidity Facility Agreement among the Issuer Trustee, the
    Liquidity Provider and the Trust Manager dated on or about             ,
    1998;

       (vii) the Redraw Facility Agreement among the Issuer Trustee, the Redraw
    Facility Provider and the Trust Manager dated on or about             ,
    1998;

      (viii) the Interest Rate Swaps between the Issuer Trustee and Westpac
    dated on or about          , 1998;

        (ix) the Currency Swap between Westpac, as a Currency Swap Provider and
    the Issuer Trustee dated on or about          , 1998;

        (x) the Currency Swap between Morgan Guaranty & Trust Company, London Branch as a Currency Swap Provider, and the Issuer Trustee dated on or about
             , 1998;

        (xi) the Mortgage Pool Insurance Policy between HLIC, Westpac and the Issuer Trustee;

       (xii) the PMI Policies issued by Royal & Sun, MGICA, WLMI and HLIC which cover individual housing loans for principal and interest losses; and

      (xiii) Underwriting Agreement among the Trust Manager, the Issuer Trustee,
    Westpac and the Underwriters dated on or about             , 1998.

TEMPORARY AUSTRALIAN FOREIGN EXCHANGE CONTROLS

    Under temporary Australian foreign exchange controls, payments to, or on behalf of:

    (1) the Government of Iraq or to its agencies or nationals:

    (2) the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro); or

    (3) the Government of Libya or any public authority or controlled entity of the Government of Libya, may only be made with the approval of the Reserve Bank of Australia.

CONSENTS TO OPINIONS

    Mayer, Brown & Platt have given and not withdrawn their written consent to the inclusion in this Prospectus of their opinion in the form and context in which it is included on pages 27 and 144 and have authorized the content of their opinion for the purposes of section 152(1)(e) of the Financial Services Act 1986.

    Allen Allen & Hemsley have given and not withdrawn their written consent to the inclusion in the Prospectus of their opinion in the form and context in which it is included on page 7 and have authorized the content of their opinion for the purposes of section 152(1)(e) of the Financial Services Act 1986.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Offered Notes will be passed upon for the Trust Manager and the Issuer Trustee by Mayer, Brown & Platt, Chicago, Illinois, and for the Trust Manager by Allen Allen & Hemsley, Sydney, Australia and for the Underwriters by Brown & Wood LLP, New York, New York. The material U.S. federal income tax consequences of the Offered Notes will be passed upon for the Trust Manager by Mayer, Brown & Platt, and certain Australian income tax consequences will be passed upon for the Trust Manager by Allen Allen & Hemsley. Certain legal matters with respect to the Note Trustee will be passed upon by Brown & Wood, a multinational partnership, London, England.

                             INDEX OF DEFINED TERMS

A$............................................................................             7
A$ Class A Interest Amount....................................................            93
A$ Class B Interest Amount....................................................            93
Accrued Interest Adjustment...................................................        30, 49
ACN...........................................................................            61
ACT...........................................................................            54
Additional Termination Event..................................................           134
Adverse Effect................................................................       43, 142
Agent Bank....................................................................            17
Agreement.....................................................................           136
AMP...........................................................................            83
Approved Bank.................................................................            90
Approved Sellers..............................................................            13
Australian dollars............................................................             7
Australian Establishment......................................................           146
Authorized Investments........................................................           111
Automatic Early Termination...................................................           134
Availability Fee..............................................................           105
Available Income..............................................................        29, 90
Available Liquidity Amount....................................................           130
Available Redraw Amount.......................................................           104
Average Quarterly Percentage..................................................           100
Bank Bill Rate................................................................           104
Basic Terms Modification......................................................      118, 119
beneficial owner..............................................................           113
Beneficiary...................................................................            96
Benefit Plan..................................................................           148
Bond Factor...................................................................           112
Book-Entry Notes..............................................................       89, 113
Borrower......................................................................            21
Business Day..................................................................        16, 88
capital assets................................................................           144
Carryover Charge Off..........................................................            30
Carryover Class A Charge Offs.................................................           102
Carryover Class B Charge Offs.................................................           102
Carryover Redraw Charge Offs..................................................           102
Carryover RFS Class A Charge Offs.............................................           102
Cede..........................................................................             3
Cedel.........................................................................             1
Cedel Participants............................................................           114
Certificate of Insurance......................................................            78
charge........................................................................            24
Chargor.......................................................................        24, 46
Class.........................................................................            16
Class A Charge Off............................................................           101
Class A Forex Percentage......................................................           100
Class A Notes.................................................................     1, 14, 88
Class A Percentage............................................................           100

Class B Charge Off............................................................           101
Class B Notes.................................................................     1, 14, 88
Class B Percentage............................................................           100
Clean-up Offer................................................................            25
Closing Date..................................................................            15
Code..........................................................................           144
Collateral Account............................................................           131
Collection Account............................................................           111
Collection Determination Date.................................................            88
Collection Period.............................................................            88
Collections...................................................................        29, 89
Collections Account...........................................................            22
Commission....................................................................             3
Concessional Fixed Rate.......................................................            37
Conference Report.............................................................           145
Consumer Credit Legislation...................................................       42, 142
Cooperative...................................................................           115
CPR...........................................................................            84
Currency Swaps................................................................           135
Currency Swap Providers.......................................................           135
Cut-Off Date..................................................................            15
Cut-Off Date Balance Outstanding..............................................        21, 51
Cut-Off Date Pool Balance.....................................................            54
Definitive Note...............................................................           113
Definitive Notes..............................................................           116
Delinquent....................................................................   23, 67, 130
Depository....................................................................            89
Draw Fee......................................................................           104
DTC...........................................................................        1, 113
Eligibility Criteria..........................................................            52
Eligible Servicer.............................................................            40
ERISA.........................................................................           148
Euroclear.....................................................................             1
Euroclear Operator............................................................           115
Euroclear Participants........................................................           115
European Depositaries.........................................................           113
Event of Default..............................................................           119
Excess Available Income.......................................................        31, 95
Excess Collections Distribution...............................................        31, 96
Exchange Act..................................................................             3
Extraordinary Resolution......................................................            47
Fair Market Value.............................................................            25
Finance Charge Collections....................................................            91
Finance Charge Loss...........................................................            91
Financial Intermediary........................................................           113
Financial Securities Act......................................................           150
Fitch.........................................................................            27
Fixed Rate....................................................................            37
Fixed Rate Housing Loans......................................................            54
floating charge...............................................................            24
GE............................................................................            82

GECA..........................................................................            82
Government....................................................................            82
Gross Principal Collections...................................................        29, 96
HLIC..........................................................................        19, 77
Holders.......................................................................            88
Housing Loan Principal........................................................       25, 100
Housing Loans.................................................................             2
Initial Invested Amount.......................................................            16
Initial Principal Distributions...............................................            98
Initial Subordinated Percentage...............................................           101
Insolvency Event..............................................................           105
Interest......................................................................   17, 95, 108
Interest Determination Date...................................................    16, 88, 95
Interest Period...............................................................            16
Interest Rate.................................................................        16, 94
Interest Rate Swap Provider...................................................           133
Invested Amount...............................................................        16, 30
IRS...........................................................................           144
ISDA..........................................................................        17, 95
ISDA Definitions..............................................................        17, 95
ISDA Master Agreement.........................................................            24
Issuer Trustee................................................................     1, 13, 61
Issuer Trustee Fee............................................................            63
Issuer Trustee's Default......................................................            63
J.P. Morgan...................................................................           138
Liquidation Loss..............................................................            30
Liquidation Losses............................................................            91
Liquidation Proceeds..........................................................            91
Liquidity Draw................................................................           130
Liquidity Facility Provider...................................................            23
Liquidity Limit...............................................................       23, 130
Liquidity Shortfall...........................................................           130
LMI...........................................................................            82
London Stock Exchange.........................................................             1
Loss Date.....................................................................            79
LVR...........................................................................            19
Margin........................................................................           107
Master Trust Deed.............................................................            13
Maturity Date.................................................................            15
MGICA.........................................................................        20, 78
MIP...........................................................................            68
Moody's.......................................................................            27
Morgan Guaranty...............................................................      135, 138
Mortgage Default..............................................................            79
Mortgagee in Possession.......................................................            68
Mortgage Insurance Policies...................................................            19
Mortgage Insurers.............................................................            20
Mortgage Pool.................................................................            21
Mortgage Pool Insurance Policy................................................        19, 78
Mortgage Rates................................................................            22
Mortgage Servicing System.....................................................            22

Mortgage Shortfall............................................................       30, 101
Mortgaged Property............................................................            21
Mortgagees....................................................................        24, 45
Mortgages.....................................................................            51
MPC...........................................................................            66
Net Principal Collections.....................................................        18, 98
Note Owners...................................................................           113
Note Trust Deed...............................................................        13, 66
Note Trustee..................................................................        13, 66
Noteholder....................................................................           112
Notes.........................................................................        15, 88
Notice of Creation of Trust...................................................            44
NSW...........................................................................            54
NT............................................................................            54
Offered Noteholders...........................................................        16, 88
Offered Notes.................................................................     1, 14, 88
OID...........................................................................           145
P & I.........................................................................            77
Paying Agent..................................................................            14
Paying Agents.................................................................            14
Payment Date..................................................................         1, 16
payment holiday...............................................................            76
Payment Shortfall.............................................................        22, 92
Performing Loan...............................................................       23, 130
Plan Assets Regulation........................................................           148
PMI Policy....................................................................        19, 82
Prepayment Benefit............................................................            92
Prepayment Benefit Shortfall..................................................            91
Prepayment Calculation Adjustment.............................................            97
Prepayment Cost...............................................................            92
Prepayment Cost Surplus.......................................................            91
Principal Charge Off..........................................................       30, 101
Principal Collections.........................................................        29, 97
                                                                                 23, 29, 31,
Principal Draw................................................................            92
Principal Loss................................................................        30, 92
Principal Outstanding.........................................................           104
Principal Paying Agent........................................................            14
Procedures Manual.............................................................           125
PTCE..........................................................................           148
QLD...........................................................................            54
Quarter.......................................................................            88
Quarterly Percentage..........................................................           100
Rating Agencies...............................................................       27, 149
Record Date...................................................................            16
Redraw........................................................................   36, 75, 103
redraws.......................................................................            14
Redraw Advance................................................................           104
Redraw Facility Agreement.....................................................       25, 103
Redraw Facility Charge Off....................................................           101
Redraw Facility Provider......................................................       18, 103
Redraw Funding Securities.....................................................            15

Redraw Limit..................................................................           104
Redraw Shortfall..............................................................           103
Registered....................................................................            21
Registration Statement........................................................             5
Related Security..............................................................            51
relevant corporation..........................................................           105
Relevant Date.................................................................           109
Relevant Depositary...........................................................           113
Relevant Document.............................................................            51
Remaining Liquidity Shortfall.................................................            92
Remittance Date...............................................................            90
Replacement Currency Swap.....................................................           137
Representative................................................................            47
RFS...........................................................................           107
RFS Charge Off................................................................           101
RFS Class A Charge Off........................................................           101
RFS Class A Forex Percentage..................................................           101
RFS Class A Interest..........................................................            93
RFS Class A Note..............................................................           107
RFS Class A Notes.............................................................         2, 15
RFS Interest..................................................................            93
RFS Series....................................................................           107
RFSs..........................................................................         2, 15
Royal & Sun...................................................................        20, 78
Rules.........................................................................           113
SA............................................................................            54
Sale Notice...................................................................            13
Scheduled Payment.............................................................            21
Secured Moneys................................................................            47
Securities Act................................................................             5
Securitized Portfolios........................................................            68
Security Trustee..............................................................        13, 45
Security Trust Deed...........................................................            13
Security Trustee Fee..........................................................            49
Seller Trustee................................................................        14, 45
Serial Method 1 Distribution Test.............................................        30, 98
Serial Method 2 Distribution Test.............................................        30, 99
Series Notice.................................................................            23
Service.......................................................................           144
Servicer......................................................................     6, 13, 51
Servicer Transfer Event.......................................................           128
Servicer's Security Undertaking...............................................            35
Servicing Agreement...........................................................            13
Servicing Fee.................................................................           128
SMMEA.........................................................................       26, 149
Standard & Poor's.............................................................            27
Stated Amount.................................................................        17, 30
Strata title..................................................................           139
Subordinated Percentage.......................................................           101
Substitution Net Transfer Amount (Income).....................................            90
Substitution Net Transfer Amount (Principal)..................................            97

Support Facility..............................................................            24
Swap Agreements...............................................................            24
Swap Providers................................................................           135
TAS...........................................................................            54
Tax Act.......................................................................           146
Tax Counsel...................................................................           144
Term..........................................................................           129
Termination Date..............................................................           106
Terms and Conditions..........................................................           115
Threshold Rate................................................................       37, 134
TIN...........................................................................           146
Title Perfection Event........................................................            34
TMC...........................................................................        13, 66
top up........................................................................            36
Torrens title.................................................................      138, 139
Total Available Funds.........................................................            90
Total Carryover Charge Off....................................................           102
Total Payments................................................................        31, 94
Transaction Documents.........................................................       25, 151
Transfer Agent and Registrar..................................................           116
Trust.........................................................................     1, 13, 23
Trust Accounts................................................................           111
Trust Assets..................................................................             2
Trust Expenses................................................................            94
Trust Manager.................................................................     2, 13, 70
Trust Manager Fee.............................................................            71
Trust Manager's Default.......................................................            71
Underwriters..................................................................           149
Unpaid Balance................................................................   23, 25, 109
U.S. dollars..................................................................             7
US$...........................................................................             7
US$ Account...................................................................           102
USD-LIBOR-BBA.................................................................   17, 95, 107
USD-LIBOR-Reference Banks.....................................................        17, 95
Variable Rate Housing Loans...................................................            54
Vic...........................................................................            54
Voting Mortgagee..............................................................           121
WA............................................................................            54
weighted average life.........................................................            84
Westpac.......................................................................     2, 13, 66
Westpac Group.................................................................            44
Withholding Tax Event.........................................................            26
WLMI..........................................................................        20, 78
WSML..........................................................................            70

                 APPENDIX I--GLOSSARY OF AUSTRALIAN LEGAL TERMS

    "CHARGE" means the charge created by the Security Trust Deed. A Charge is a proprietary interest created over property.

    "CHARGOR"  means the person or entity granting a Charge.

    MORTGAGEE IN POSSESSION ("MIP") means a mortgagee in possession of the related Mortgaged Property who, following an enforcement of the relevant mortgage, is able to deal with the Mortgaged Property without becoming the absolute owner of the Mortgaged Property.

    "REGISTERED" means the mortgage has been filed with lands office in the relevant Australian State or Territory, granting certain rights with respect to the applicable Mortgaged Property.

    "SECURED MONEYS" means all money which the Issuer Trustee (whether alone or with another person) is or at any time may become actually or contingently liable to pay to or for the account of any Mortgagee (whether alone or with another person) for any reason whatever under or in connection with a Transaction Document.

    "STRATA TITLE" means a system of title in which the relevant land is divided into the relevant number of units. Each proprietor has title to, and may freely dispose of, their unit. All proprietors are members of a "body corporate", which monitors compliance with rules governing the apartment block. Certain parts of the property, such as stairwells, entrance lobbies and the like are known as "common property" and are owned by the body corporate as a whole rather than by individual proprietors.

    "TORRENS TITLE" means a system of title in which the relevant land is freehold title, interests in which are created by registration in a central land registry of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

             APPENDIX II--TERMS AND CONDITIONS OF THE CLASS A NOTES

                   TERMS AND CONDITIONS OF THE CLASS A NOTES

    THE FOLLOWING, SUBJECT TO AMENDMENTS, ARE THE TERMS AND CONDITIONS OF THE CLASS A NOTES, SUBSTANTIALLY AS THEY WILL APPEAR ON THE REVERSE OF THE CLASS A NOTES. CLASS A NOTES IN DEFINITIVE FORM WILL ONLY BE ISSUED IN CERTAIN CIRCUMSTANCES. WHILE THE CLASS A NOTES REMAIN IN BOOK-ENTRY FORM, THE SAME TERMS AND CONDITIONS GOVERN THEM, EXCEPT TO THE EXTENT THAT THEY ARE APPROPRIATE ONLY TO THE CLASS A NOTES IN DEFINITIVE FORM. FOR A SUMMARY OF THE PROVISIONS RELATING TO THE CLASS A NOTES IN BOOK-ENTRY FORM, SEE THE SUMMARY AT THE END OF THIS SECTION.

    The issue of US$1,372,700,000 Class A Mortgage Backed Floating Rate Notes due 2029 (the "Class A Notes") of Westpac Securities Administration Limited in its capacity as trustee of the Series 1998-1G WST Trust (the "Trust"), in such capacity (the "Issuer Trustee") was authorised by resolution[s] of the Board of Directors of the Issuer Trustee passed on [*]. These Notes, together with US$32,300,000 Class B Mortgage Backed Floating Rate Notes due 2029 (the "Class B Notes" and, together with the Class A Notes, the "Notes") of the Issuer Trustee are (a) issued subject to a Master Trust Deed (the "Master Trust Deed") dated 14th February 1997 between the Issuer Trustee and The Mortgage Company Pty Limited, acceded to by Westpac Securitisation Management Pty Limited (the "Trust Manager"), by a Series Notice (the "Series Notice") dated [*] between (among others) the Issuer Trustee, Morgan Guaranty Trust Company of New York, London Branch (the note trustee for the time being referred to as the "Note Trustee") as trustee for the holders for the time being of the Class A Notes (the "Class A Noteholders") and the holders for the time being of the Class B Notes (the "Class B Noteholders" and together with the Class A Noteholders, the "Noteholders") and the Trust Manager, and by these terms and conditions (the "Class A Conditions"); (b) issued subject to a note trust deed dated [*] (the "Note Trust Deed") between the Issuer Trustee, the Trust Manager and the Note Trustee; and (c) secured by a Security Trust Deed (the "Security Trust Deed") dated [*] between the Issuer Trustee, the Trust Manager, the Note Trustee and Perpetual Trustee Company Limited (ACN 000 001 007) (the security trustee for the time being referred to as "Security Trustee").

    The statements set out below include summaries of, and are subject to the detailed provisions of the Master Trust Deed, the Series Notice, the Security Trust Deed and the Note Trust Deed. Certain words and expressions used herein have the meanings defined in those documents. In accordance with an agency agreement (the "Agency Agreement") dated [*] between the Issuer Trustee, the Trust Manager, the Note Trustee and Morgan Guaranty Trust Company of New York, London Branch as principal paying agent (the "Principal Paying Agent", which expression includes its successors as principal paying agent under the Agency Agreement) and as agent bank (the "Agent Bank", which expression includes its successors as Agent Bank under the Agency Agreement), and under which further paying agents may be appointed (together with the Principal Paying Agent, the "Paying Agents", which expression includes the successors of each paying agent as such under the Agency Agreement and any additional paying agents appointed), payments in respect of the Class A Notes will be made by the Paying Agents and the Agent Bank will make the determinations specified in the Agency Agreement. The Class A Noteholders will be entitled (directly or indirectly) to the benefit of, will be bound by, and will be deemed to have notice of, all the provisions of the Master Trust Deed, the Series Notice, the Security Trust Deed, the Note Trust Deed and the Servicing Agreement as amended (the "Servicing Agreement Amendment Agreement") dated [*] and made between the Issuer Trustee, Westpac Banking Corporation ("Westpac") and The Mortgage Company Pty Limited as Servicer (together with any substitute or successor, the "Servicer") (together with the Currency Swap Agreements (as defined below), those documents the "Relevant Documents" and, together with certain other transaction documents defined as such in the Series Notice, the "Transaction Documents"). Copies of the Transaction Documents are available for inspection at the principal office of the Principal Paying Agent, being at the date hereof 60 Victoria Embankment, London EC4Y 0JP.

    In connection with the issue of the Class A Notes, the Issuer Trustee has entered into an ISDA master interest rate and currency exchange agreement dated [*] with Westpac Banking Corporation (in such capacity, the "Interest Rate Swap Provider") together with three confirmations relating thereto dated [*] (the "Variable Rate Basis Swap" and the "Fixed Rate Basis Swap", respectively and, together, the "Interest Rate Swaps"). The Issuer Trustee has also entered into ISDA master interest rate and currency exchange agreements dated [*] with each of Morgan Guaranty Trust Company of New York, London Branch and Westpac Banking Corporation (each, in such capacity, a "Currency Swap Provider", and together with the Interest Rate Swap Provider, the "Swap Providers") together with two confirmations relating to each such agreement dated [*] in respect of two distinct swap transactions relating to each of the Class A Notes and the Class B Notes, respectively (each, a "Currency Swap", and together the "Currency Swaps").

1. FORM, DENOMINATION AND TITLE

    The Class A Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 and integral multiples thereof. The Class A Notes will be represented by one or more typewritten fully registered book-entry notes (each, a "Book-Entry Note" and collectively, the "Book-Entry Notes") registered in the name of Cede & Co. ("Cede") as nominee of The Depository Trust Company ("DTC"). Beneficial interests in the Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel
Bank, societe anonyme ("Cedel Bank"), may hold interests in the Book-Entry Notes on behalf of persons who have accounts with Euroclear and Cedel Bank through accounts maintained in the names of Euroclear or Cedel Bank, or in the names of their respective depositories, with DTC.

    If the Issuer Trustee is obliged to issue Definitive Notes under clause 3.3 of the Note Trust Deed, interests in the applicable Book-Entry Note will be transferred to the beneficial owners thereof in the form of Definitive Notes, without interest coupons, in the denominations set forth above. A Definitive Note will be issued to each Noteholder in respect of its registered holding or holdings of Class A Notes against delivery by such Noteholders of a written order containing instructions and such other information as the Issuer Trustee and Morgan Guaranty Trust Company of New York, London Branch acting as note registrar (the "Note Registrar") may require to complete, execute and deliver such Definitive Notes. In such circumstances, the Issuer Trustee will cause sufficient Definitive Notes to be executed and delivered to the Note Registrar for completion, authentication and dispatch to the relevant Noteholders.

2. STATUS, SECURITY AND RELATIONSHIP BETWEEN THE CLASS A NOTES, THE CLASS B NOTES, THE RFSS AND THE RFS CLASS A NOTES

    The Class A Notes are secured by a first ranking floating charge over all of the assets of the Trust (which include, among other things, the Loans (as defined below) and the Mortgages (as defined below) and related securities) (as more particularly described in the Security Trust Deed) and rank PARI PASSU and rateably without any preference or priority among themselves.

    The Class A Notes are constituted by the Master Trust Deed and the Series Notice and are secured by the same security as secures the Class B Notes but the Class A Notes will rank in priority to the Class B Notes in the event of the security being enforced and in respect of principal and interest (as set out in Class A Condition 4 and 5).

    The proceeds of the issue of the Class A Notes and the Class B Notes are to be used by the Issuer Trustee to purchase an equitable interest in certain housing loans (the "Loans") and certain related mortgages (the "Mortgages") from Westpac or Westpac Securities Administration Limited in its capacity as trustee of certain other trusts (each a "WST Seller").

    In the event that the security for the Class A Notes is enforced and the proceeds of such enforcement are insufficient, after payment of all other claims ranking in priority to or PARI PASSU with the Class A Notes under the Security Trust Deed, to pay in full all principal and interest and other amounts whatsoever due in respect of the Class A Notes, then the Class A Noteholders shall have no further claim against the Issuer Trustee in respect of any such unpaid amounts.

    The net proceeds of realisation of the assets of the Trust may be insufficient to pay all amounts due to the Noteholders. Save in certain limited circumstances the other assets of the Issuer Trustee will not be available for payment of any shortfall arising and all claims in respect of such shortfall shall be extinguished (see further Class A Condition 15). None of the Servicer, the Trust Manager, the Seller Trustee, Westpac, the Note Trustee or the Security Trustee has any obligation to any Noteholder for payment of any amount by the Issuer Trustee in respect of the Notes.

    THE ISSUER TRUSTEE MAY FROM TIME TO TIME ISSUE DEBT SECURITIES ("RFSS") CONSTITUTED UNDER THE MASTER TRUST DEED AND THE SERIES NOTICE TO FUND AMOUNTS REDRAWN BY RELEVANT BORROWERS UNDER THE LOANS (UP TO THE SCHEDULED AMORTISED PRINCIPAL OF THE LOANS) FROM TIME TO TIME ("REDRAWS"). RFSS WILL, ON ISSUE, RANK PARI PASSU AND PRIOR TO ENFORCEMENT OF THE SECURITY RELATING TO THE RFSS AND THE CLASS A NOTES RATEABLY WITHOUT ANY PREFERENCE OR PRIORITY WITH THE CLASS A NOTES IN RELATION TO PAYMENT OF INTEREST, BUT AHEAD OF THE CLASS A NOTES IN RELATION TO PRINCIPAL. UPON ENFORCEMENT OF THE SECURITY RELATING TO THE RFSS AND THE CLASS A NOTES, ALL MONEYS OWING TO THE HOLDERS OF THE RFSS AND THE HOLDERS OF THE CLASS A NOTES WILL (SUBJECT TO AMOUNTS BEING AVAILABLE FOR SUCH PAYMENT) BE PAID PARI PASSU.

    IF, BY THE FIFTH COLLECTION DETERMINATION DATE (AS DEFINED IN CLASS A CONDITION 5) FOLLOWING THE ISSUE OF AN RFS, THE RFS HAS NOT BEEN REDEEMED, IT SHALL CONVERT TO AN RFS CLASS A NOTE (EACH, AN "RFS CLASS A NOTE" AND, TOGETHER THE "RFS CLASS A NOTES"). RFS CLASS A NOTES RANK PARI PASSU AND RATEABLY WITHOUT PREFERENCE OR PRIORITY WITH CLASS A NOTES IN RELATION TO BOTH INTEREST AND PRINCIPAL. RFSS AND RFS CLASS A NOTES ARE REGISTERED, AUSTRALIAN-TRADED INSTRUMENTS DENOMINATED IN AUSTRALIAN DOLLARS ("A$") AND SOLD TO AUSTRALIAN INVESTORS ONLY AND FOR THE AVOIDANCE OF DOUBT ARE NOT FUNGIBLE WITH THE CLASS A NOTES.

    THE NOTE TRUST DEED CONTAINS PROVISIONS REQUIRING THE NOTE TRUSTEE TO HAVE REGARD TO THE INTERESTS OF THE CLASS A NOTEHOLDERS AND THE CLASS B NOTEHOLDERS AS REGARDS ALL THE POWERS, TRUSTS, AUTHORITIES, DUTIES AND DISCRETIONS OF THE NOTE TRUSTEE (EXCEPT WHERE EXPRESSLY PROVIDED OTHERWISE), BUT REQUIRING THE NOTE TRUSTEE IN ANY SUCH CASE TO HAVE REGARD ONLY TO THE INTERESTS OF THE CLASS A NOTEHOLDERS IF, IN THE NOTE TRUSTEE'S OPINION, THERE IS A CONFLICT BETWEEN THE INTERESTS OF THE CLASS A NOTEHOLDERS AND THE INTERESTS OF THE CLASS B NOTEHOLDERS.

    THE SECURITY TRUST DEED CONTAINS PROVISIONS REQUIRING THE SECURITY TRUSTEE TO GIVE PRIORITY TO THE INTERESTS OF THE CLASS A NOTEHOLDERS AND THE HOLDERS OF RFSS (IF ANY) AND RFS CLASS A NOTES (IF ANY), IF THERE IS A CONFLICT BETWEEN THE INTERESTS OF SUCH NOTEHOLDERS AND ANY OTHER VOTING MORTGAGEE (AS DEFINED BELOW).

3. COVENANTS OF THE ISSUER TRUSTEE

    So long as any of the Class A Notes or the Class B Notes remains outstanding, the Issuer Trustee has made certain covenants for the benefit of Class A Noteholders and the Class B Noteholders which are set out in the Master Trust Deed.

    These covenants are as follows:

    (a) The Issuer Trustee shall act continuously as trustee of the Trust until the Trust is terminated as provided by the Master Trust Deed or the Issuer Trustee has retired or been removed from office in the manner provided under the Master Trust Deed.

    (b) The Issuer Trustee shall:

    (i) act honestly and in good faith in the performance of its duties and in the exercise of its discretions under the Master Trust Deed;

    (ii) subject to the Master Trust Deed, exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the Master Trust Deed, having regard to the interests of the Class A Noteholders and the Class B Noteholders and other creditors and beneficiaries of the Trust;

    (iii) use its best endeavours to carry on and conduct its business in so far as it relates to the Master Trust Deed in a proper and efficient manner;

    (iv) keep, or ensure that the Trust Manager keeps, accounting records which correctly record and explain all amounts paid and received by the Issuer Trustee;

    (v) keep the Trust separate from each other trust which is constituted under the Master Trust Deed and account for assets and liabilities of the Trust separately from those of other trusts constituted under the Master Trust Deed; and

    (vi) do everything and take all such actions which are necessary (including obtaining all appropriate authorisations) to ensure that it is able to exercise all its powers and remedies and perform all its obligations under the Master Trust Deed, the Transaction Documents and all other deeds, agreements and other arrangements entered into by the Issuer Trustee under the Master Trust Deed.

    (c) Except as provided in the Master Trust Deed, the Issuer Trustee shall not, nor shall it permit any of its officers to, sell, mortgage, charge or otherwise encumber or part with possession of any asset of the Trust (the "Trust Assets").

    (d) The Issuer Trustee's officers, employees, agents, attorneys, delegates and sub-delegates shall duly observe and perform the covenants and obligations of the Master Trust Deed in the same manner as is required of the Issuer Trustee, and the Issuer Trustee agrees to indemnify the Trust Manager for its own benefit or for the benefit of the Trust against any loss or damage that the Trust, the Trust Manager, the Servicer, the Class A Noteholders, the Class B Noteholders, the Beneficiaries (as defined in the Master Trust Deed) the holders of RFSs (if any) and the holders of RFS Class A Notes (if any) or other creditors incur or sustain in connection with, or arising out of, any breach or default by such officers, employees, agents, delegates and persons in the observance or performance of any such covenant or obligation, to the extent that the Issuer Trustee would have been liable if that breach or default had been the Issuer Trustee's own act or omission.

    (e) The Issuer Trustee will open and operate certain bank accounts in accordance with the Master Trust Deed and the Series Notice.

    (f) Subject to the Master Trust Deed and any Transaction Document to which it is a party, the Issuer Trustee shall act on all directions given to it by the Trust Manager in accordance with the terms of the Master Trust Deed.

    (g) The Issuer Trustee shall properly perform the functions which are necessary for it to perform under all Transaction Documents in respect of the Trust.

4. INTEREST

    (A) PAYMENT DATES

    Each Class A Note bears interest on its Invested Amount (as defined below) from and including 9 June 1998 or such later date as may be agreed between the Issuer Trustee and the Managers for the issue of the Class A Notes (the "Closing Date"). Interest in respect of the Class A Notes will be payable quarterly in arrear on the 19th day falling in July 1998 in respect of the period from (and including) the Closing Date to (but excluding) that date, and thereafter on each 19 April, 19 July, 19 October and 19 January (each such date a "Payment Date" and each such three month period beginning on each of 1 April, 1 July, 1 October and 1 January a "Quarter"). If any Payment Date would otherwise fall on a day which is not a Business Day (as defined below), it shall be postponed to the next day which is a Business Day (as defined below) unless it would thereby fall into the next calendar month in which event it shall be brought forward to the immediately preceding Business Day.

    "Business Day" in this Class A Condition 4 and in Class A Conditions 5 and 9 below means any day (London time) other than a Saturday, Sunday or public holiday on which banks are open for business in Sydney, London and New York City.

    The period beginning on (and including) the Closing Date and ending on (but excluding) the first Payment Date and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next Payment Date is called an "Interest Period". Interest payable on a Class A Note in respect of any Interest Period or any other period will be calculated on the basis of the actual number of days elapsed and a 360 day year.

    Interest shall cease to accrue on any Class A Note from (and including):

    (i) the date on which the Stated Amount (as defined in Class A Condition 5(a)) of that Class A Note is reduced to zero; or

    (ii) if the Stated Amount on the due date for redemption is not zero, the due date for redemption of the Class A Note, unless, upon due presentation, payment of principal due is improperly withheld or refused, following which interest shall continue to accrue on the Invested Amount of the Class A Note at the rate from time to time applicable to the Class A Notes until the moneys in respect of that Class A Note have been received by the Note Trustee or the Principal Paying Agent and notice to that effect is given in accordance with Class A Condition 12, or the Stated Amount of that Class A Note has been reduced to zero.

    (B) INTEREST RATE

    The rate of interest applicable from time to time to the Class A Notes (the "Interest Rate") will be determined by the Agent Bank on the basis of the following paragraphs.

    On the second London banking day before the beginning of each Interest Period (each an "Interest Determination Date"), the Agent Bank will determine the rate "USD-LIBOR-BBA" as an applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Interest Period for three-month deposits in US Dollars which appears on the Telerate Page 3750 as of 11am London time, on the Interest Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for the Interest Period will be determined as if the Issuer Trustee and Agent Bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US Dollars are offered by the Reference Banks (being four major banks in the London interbank market) at approximately 11.00 am, London time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Agent Bank, at approximately 11.00 am, New York City time, on that Interest Determination Date for loans in US Dollars to leading European banks for a period of three months commencing on the first day of the Interest Period and in a Representative Amount, provided that on the first day of the first Interest Period USD-LIBOR-BBA shall be an interpolated rate calculated with reference to the period from (and including) the Closing Date to (but excluding) the first Interest Payment Date.

    The Interest Rate applicable to the Class A Notes for such Interest Period shall be the aggregate of (i) such Interest Rate or arithmetic mean as determined by the Agent Bank and (ii) the margin of 0.[*]% applicable to the Class A Notes.

    There is no maximum or minimum Interest Rate.

    (C) DETERMINATION OF INTEREST RATE AND CALCULATION OF INTEREST

    The Agent Bank will, as soon as practicable after 11.00 am (London time) on each Interest Determination Date, determine the Interest Rate applicable to, and calculate the amount of interest payable (the "Interest") for the immediately succeeding Interest Period. The Interest is calculated by applying the Interest Rate for the Class A Notes to the Invested Amount (as defined in Class A Condition 5(a)) of the Class A Note on the first day of the next Interest Period, multiplying such product by the actual number of days in the relevant Interest Period and dividing by 360 and rounding the resultant figure down to the nearest cent (half a cent being rounded upwards). The determination of the Interest Rate and the Interest by the Agent Bank shall (in the absence of manifest error) be final and binding upon all parties.

    (D) NOTIFICATION AND PUBLICATION OF INTEREST RATE AND INTEREST

    The Agent Bank will cause the Interest Rate and the Interest applicable to each Class A Note for each Interest Period and the relevant Payment Date to be notified to the Issuer Trustee, the Trust Manager, the Note Trustee, the Paying Agents, and, for so long as the Class A Notes are listed on the Official List of the London Stock Exchange Limited (the "London Stock Exchange"), the London Stock Exchange, and will cause the same to be published in accordance with Class A Condition 12 on or as soon as possible after the date of commencement of the relevant Interest Period. The Interest and the relevant Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of a shortening of the Interest Period.

    (E) DETERMINATION OR CALCULATION BY THE NOTE TRUSTEE

    If the Agent Bank at any time for any reason does not determine the Interest Rate or calculate the Interest for a Class A Note, the Note Trustee shall do so and each such determination or calculation shall be deemed to have been made by the Agent Bank. In doing so, the Note Trustee shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such a manner as it shall deem fair and reasonable in all the circumstances.

    (F) AGENT BANK

    The Issuer Trustee will procure that, so long as any of the Class A Notes remains outstanding, there will at all times be an Agent Bank. The Issuer Trustee reserves the right at any time to terminate the appointment of the Agent Bank. Notice of that termination will be given to the Class A Noteholders. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer Trustee will, with the approval of the Note Trustee, appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank shall take effect until a successor approved by the Note Trustee has been appointed.

5. REDEMPTION AND PURCHASE

    (A) MANDATORY REDEMPTION IN PART FROM PRINCIPAL COLLECTIONS AND APPORTIONMENT OF PRINCIPAL COLLECTIONS BETWEEN THE CLASS A NOTES, THE CLASS B NOTES, THE RFS CLASS A NOTES AND THE RFSS

    The Class A Notes shall be subject to mandatory redemption in part on any Payment Date if on that date there are any Principal Collections (as defined below) available to be distributed in relation to such

Class A Notes. The principal amount so redeemable in respect of each Class A Note prior to enforcement of the Security Trust Deed (each a "Principal Payment") on any Payment Date shall be the amount available for payment as set out in Class A Condition 5(b) on the day which is four Business Days prior to the Payment Date (the "Collection Determination Date") preceding that Payment Date multiplied by the Invested Amount of the applicable Class A Note over the total Invested Amount of all Class A Notes then outstanding (rounded down to the nearest cent with half a cent being rounded upwards); provided always that no Principal Payment on a Class A Note on any date may exceed the amount equal to the Invested Amount of that Class A Note at that date less amounts charged off as at that date, or to be charged off on the following Payment Date, as described in Class A Condition 5(c) (that reduced amount being the "Stated Amount" of that Class A Note).

    The "Invested Amount" of a Class A Note is equal to the Initial Invested Amount (as defined herein) of such Class A Note less all payments previously made in respect of principal in respect of such Class A Note. The "Initial Invested Amount" of a Class A Note is its principal balance at the date of its issuance.

    "Principal Collections" means, in respect of a Collection Period (as defined below) and as applicable on any Collection Determination Date, the aggregate of:

    (i) all amounts received by or on behalf of the Issuer Trustee from or on behalf of borrowers under the Loans during the Collection Period in respect of principal, in accordance with the terms of the Loans, including principal prepayments;

    (ii) all other amounts received by or on behalf of the Issuer Trustee under or in respect of principal under the Loans and the Mortgages during that Collection Period including:

    (A) any amounts recovered in respect of enforcement of Loans and Mortgages (other than under lender's mortgage insurance), on account of principal;

    (B) any payments by Westpac to the Issuer Trustee on the repurchase of a Loan under the Master Trust Deed during that Collection Period which are attributable to principal;

    (C) any payments by Westpac Securities Administration Limited (in its capacity as trustee of any other trust established under the Master Trust Deed) (the "WST Purchaser") on the purchase by the WST Purchaser of any assets of the Trust which are attributable to principal;

    (D) any Prepayment Costs (as defined in the Series Notice) applied towards Prepayment Benefits (as defined in the Series Notice) under the Series Notice; and

    (E) any Prepayment Benefit Shortfall (as defined in the Series Notice) paid by Westpac to the Trust under the Series Notice;

    (iii) all amounts received by or on behalf of the Issuer Trustee during that Collection Period from any provider of a Support Facility (as defined in the Series Notice) (other than the Currency Swap) under that Support Facility and which the Trust Manager determines should be accounted for to reduce any principal loss on a Loan, being the total amount outstanding under a Loan after applying all proceeds from the enforcement of the Loan and related Mortgages (a "Liquidation Loss") to the extent that Liquidation Loss is attributable to principal;

    (iv) all amounts received by or on behalf of the Issuer Trustee during that Collection Period:

    (A) from Westpac or the WST Seller Trustee (each an "Approved Seller") in respect of any breach of a representation, warranty or undertaking contained in the Master Trust Deed or the Series Notice;

    (B) from an Approved Seller under any obligation under the Master Trust Deed or the Series Notice to indemnify or reimburse the Issuer Trustee for any amount;

    (C) from the Servicer, in respect of any breach of any representation, warranty or undertaking contained in the Servicing Agreement; and

    (D) from the Servicer under any obligation under the Servicing Agreement to indemnify or reimburse the Issuer Trustee for any amount,

    in each case, which are determined by the Trust Manager to be in respect of principal payable under the Loans and the Mortgages;

    (v) any amounts in the nature of principal received by or on behalf of the Issuer Trustee during that Collection Period pursuant to the sale of any asset comprised in the Trust (including any amount received by the Issuer Trustee on the issue of Notes and which was not used to purchase Loans or Mortgages, and which the Trust Manager determines is surplus to the requirements of the Trust);

    (vi) (for the purposes of clause 6.11 of the Series Notice only) any amount of Excess Available Income (as defined in the Series Notice) to be applied to pay a Principal Charge Off or a Carryover Charge Off (as defined in the Series Notice);

    (vii) any amount received by or on behalf of the Issuer Trustee during that Collection Period as proceeds from the issue of any RFS to the extent not applied to reimburse amounts drawn under the Redraw Facility dated [*] between the Issuer Trustee, the Trust Manager and Westpac (the "Redraw Facility");

    (viii) any Excess Available Income to be applied to Principal Draws (as defined in the Series Notice) made on a previous Payment Date;

    (ix) any Prepayment Calculation Adjustment (as defined in the Series Notice) for that Collection Period;

    (x) any Substitution Net Transfer Amount (Principal) (as defined in the Series Notice) received by the Trust from a WST Purchaser with respect to that Collection Period;

less any amounts deducted by or paid to Westpac to reimburse Redraws funded by Westpac for which Westpac has not previously been reimbursed. A premium receivable by the Issuer Trustee on the entry into a replacement Currency Swap under clause 6.26 of the Series Notice is not treated as a Principal Collection.

    "Collection Period" means, in relation to a Payment Date, the period from (and including) the tenth day of the Quarter preceding the Quarter in which the Payment Date occurs to (and including) the ninth day of the Quarter in which the Payment Date occurs. The first Collection Period is the period from (but excluding) May 6, 1998 (the "Cut-Off Date") to (and including) July 9, 1998. The last Collection Period is the period from (but excluding) the last day of the previous Collection Period to (and including) the termination date of the Trust.

    (B) INITIAL PRINCIPAL DISTRIBUTIONS

    Principal Collections will be distributed as follows on each Payment Date before any payments in respect of the Notes:

    (i) first, to repay any Redraws provided by Westpac in relation to Loans to the extent that Westpac has not previously been reimbursed in relation to those Redraws;

    (ii) second, to repay all principal outstanding under the Redraw Facility on that Payment Date;

    (iii) third, to allocate to Total Available Funds any Principal Draw (as defined in the Series Notice); and

    (iv) fourth, to repay PARI PASSU and rateably all amounts outstanding under the RFSs (if any).

    (C) PRINCIPAL ALLOCATION METHOD

    On each Collection Determination Date, the Trust Manager will determine the A$ Equivalent of the aggregate of the Class B Stated Amounts divided by the sum of (i) the A$ Equivalent of the Total Stated

Amount at that time, plus (ii) the Redraw Limit at that time, plus (iii) the aggregate of the RFS Stated Amount at that time, plus (iv) the aggregate of the RFS Class A Stated Amounts at that time (the "Subordinated Percentage"). The Trust Manager will calculate the Subordinated Percentage so as to determine the appropriate principal distribution methodology to apply for that Collection Period, as described below.

    (D) APPLICABILITY OF SERIAL METHOD 1

    If, on any Collection Determination Date:

    (i) the Subordinated Percentage at the previous Collection Determination Date was greater than or equal to twice the Initial Subordinated Percentage;

    (ii) that Collection Determination Date occurs on or before the third anniversary of the Closing Date;

    (iii) the Total Invested Amount as at that Collection Determination Date as a percentage of the Total Initial Invested Amount, is greater than or equal to 10%:

    (iv) the Average Quarterly Percentage as at that Collection Determination
Date:

    (A) does not exceed 2% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 30% of the Class B Initial Invested Amount; or

    (B) does not exceed 4% and the Total Carryover Charge Off on such Collection Determination Date does not exceed 10% of the Class B Initial Invested Amount; and

    (v) the Stated Amounts of all Class B Notes as at that Collection Determination Date exceeds 0.25% of the aggregate of all Initial Invested Amounts of all Class A Notes and all Class B Notes as at the Collection Determination Date;

then Principal Collections will be allocated serially in accordance with Serial Method I set out in paragraph (e) below.

    (E) SERIAL METHOD 1

    On any Collection Determination Date, if the Trust Manager determines that Serial Method 1 should apply, the Issuer Trustee (based on instructions from the Trust Manager) will pay out of Principal Collections for the relevant Collection Period which remain after the Initial Principal Distributions, on the Payment Date following that Collection Determination Date the following amounts in the following priority:

    (i) first PARI PASSU and rateably between themselves:

    (A) as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class A Notes of an amount equal to the lesser of:

    (1) the Class A Forex Percentage of the sum of:

    (aa) the Class A Percentage of Principal Collections remaining after all Initial Principal Distributions; and

    (bb) 50% of the Class B Percentage of those Principal Collections; and

    (2) the A$ Equivalent of the Class A Stated Amounts for all Class A Notes;
and

    (B) as a payment denominated in A$ to the holders of the RFS Class A Notes (if any) of an amount equal to the lesser of:

    (1) the RFS Class A Forex percentage of the sum of:

    (aa) the Class A Percentage of Principal Collections remaining after all Initial Principal Distributions; and

    (bb) 50% of the Class B Percentage of those Principal Collections; and

    (2) the RFS Class A Stated Amounts for all RFS Class A Notes (if any); and

    (ii) second, as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class B Notes of an amount equal to 50% of the Class B Percentage of those Principal Collections remaining after all Initial Principal Distributions.

    (F) APPLICABILITY OF SERIAL METHOD 2

    If, on any Collection Determination Date:

    (i) the Subordinated Percentage at the previous Collection Determination Date was greater than or equal to twice the Initial Subordinated Percentage;

    (ii) that Collection Determination Date occurs after the third anniversary of the Closing Date;

    (iii) the Total Invested Amount as at that Collection Determination Date, as a percentage of the Total Initial Invested Amount, is greater than or equal to 10%;

    (iv) the Average Quarterly Percentage as at the Collection Determination
Date:

    (A) does not exceed 2% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 30% of the Class B Initial Invested Amount; or

    (B) does not exceed 4% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 10% of the Class B Initial Invested Amount; and

    (v) the Stated Amount of the Class B Notes as at that Collection Determination Date exceeds 0.25% of the aggregate of all Initial Invested Amounts of all Class A Notes and all Class B Notes and the US$ Equivalent of the Invested Amounts of all RFS Class A Notes (if any);

then Principal Collections will be allocated serially in accordance with Serial Method 2 set out in paragraph (g) below.

    (G) SERIAL METHOD 2

    On any Collection Determination Date, if the Trust Manager determines that Serial Method 2 shall apply, the Issuer Trustee (based on instructions from the Trust Manager) will pay out of Principal Collections for the relevant Collection Period which remain after the Initial Principal Distributions on the Payment Date following that Collection Determination Date in the following amounts in the following priority:

    (i) first, PARI PASSU and rateably between themselves:

    (A) as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class A Notes of an amount equal to the lesser of:

    (1) the Class A Forex Percentage of the Class A Percentage of Principal Collections remaining after all Initial Principal Distributions; and

    (2) the A$ Equivalent of the Class A Stated Amounts for all Class A Notes;
and

    (B) as a payment denominated in A$ to the holders of the RFS Class A Notes (if any) of an amount equal to the lesser of:

    (1) the RFS Class A Forex Percentage of the Class A Percentage of those Principal Collections remaining after all Initial Principal Distributions: and

    (2) the RFS Class A Stated Amounts for all RFS Class A Notes (if any); and

    (ii) second as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class B Notes of an amount equal to the Class B Percentage of those Principal Collections.

    (H) SEQUENTIAL METHOD

    On any Collection Determination Date, if the Trust Manager determines that neither Serial Method I nor Serial Method 2 (set out in Conditions 5(d) to (g) above) applies, the Issuer Trustee (based on instructions from the Trust Manager) will pay out of Principal Collections for the relevant Collection Period which remain after the Initial Principal Distributions the following amounts in the following priority:

    (I) FIRST PARI PASSU and rateably between themselves:

    (A) as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class A Notes of an amount equal to the lesser of:

    (1) the Class A Forex Percentage of the amount available for distribution under this paragraph (i) after all Initial Principal Distributions; and

    (2) the A$ Equivalent of the Class A Stated Amounts for all Class A Notes;
and

    (B) as a payment, denominated in A$, to the holders of the RFS Class A Notes (if any) of an amount equal to the lesser of:

    (1) the RFS Class A Forex Percentage of the amount available for distribution under this paragraph (i) after all Initial Principal Distributions; and

    (2) the RFS Class A Stated Amounts for all RFS Class A Notes (if any); and

    (ii) second, as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class B Notes of an amount equal to the lesser of:

    (A) the amount available for distribution under this paragraph (ii) after the application of paragraph (i); and

    (B) the A$ Equivalent of the Class B Stated Amounts for all Class B Notes.

    (I) GENERAL

    No amount of principal will be paid to a Noteholder in excess of the Stated Amount applicable to the Notes held by that Noteholder.

    (J) DISTRIBUTION OF EXCESS AVAILABLE INCOME

    On each Collection Determination Date Excess Available Income for the Collection Period relating to that Collection Determination Date will be applied in the following order of priority:

    (i) to reimburse Principal Charge Offs for that Collection Period;

    (ii) PARI PASSU and rateably between themselves (based on the Stated Amount of the RFSs (if any), the Stated Amount of the RFS Class A Notes (if any), the Principal Outstanding under the Redraw Facility and the A$ Equivalent of the Stated Amount of the Class A Notes):

    (A) as a payment to the RFSs (if any) in or towards reinstating the Stated Amount of the RFSs, to the extent of any Carryover RFS Charge Offs;

    (B) as a payment to the RFS Class A Notes (if any) in or towards reinstating the Stated Amount of the RFS Class A Notes, to the extent of any Carryover RFS Class A Charge Offs;

    (C) as a payment to the Currency Swap Providers under the relevant swap confirmations relating to the Class A Notes, of the A$ Equivalent of any Carryover Class A Charge Offs; and

    (D) as a repayment under the Redraw Facility Agreement, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;

    (iii) as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class B Notes of the A$ Equivalent of any Carryover Class B Charge Offs; and

    (iv) to all Principal Draws which have not been repaid as at that Payment Date.

    Any amount to be paid pursuant to paragraphs (ii) and (iii) will be paid on the Payment Date immediately following the Collection Determination Date.

    (K) US$ ACCOUNT

    The Issuer Trustee shall direct the Currency Swap Providers to pay all amounts denominated in US$ payable to the Issuer Trustee by the Currency Swap Providers under the Currency Swaps into the US$ Account or to the Principal Paying Agent under the Agency Agreement on behalf of the Issuer Trustee. The Issuer Trustee shall pay all such amounts as follows, and in accordance with the Note Trust Deed and the Agency Agreement:

    (i) under Class A Condition 4, PARI PASSU in relation to the Class A Notes as payments of Interest on those Class A Notes;

    (ii) under Class A Condition 4, PARI PASSU in relation to the Class B Notes as payments of Interest on those Class B Notes;

    (iii) under Class A Condition 5(j)(ii)(C), PARI PASSU in relation to the Class A Notes in or towards reinstating the Stated Amount of those Class A Notes, to the extent of the Carryover Class A Charge Offs;

    (iv) under Class A Condition 5(j)(iii), PARI PASSU in relation to Class B Notes in or towards reinstating the Stated Amount of those Class B Notes, to the extent of the Carryover Class B Charge Offs;

    (v) under Class A Condition 5(e)(i)(A), 5(g)(i)(A) and 5(h)(i)(A) PARI PASSU in relation to the Class A Notes as Class A Principal Payments until the Class A Stated Amounts have been reduced to zero; and

    (vi) under Class A Condition 5(e)(ii), 5(g)(ii) and 5(h)(ii) PARI PASSU in relation to the Class B Notes as Class B Principal Payments until the Class B Stated Amounts have been reduced to zero.

    (L) CHARGE OFFS

    If the Principal Charge Offs (as defined in the Series Notice) for any Collection Period exceed the Excess Available Income (as defined in the Series Notice) calculated on the Collection Determination Date for that Collection Period, the Trust Manager must, on and with effect from the Payment Date immediately following the end of the Collection Period:

    (i) reduce PARI PASSU the Class B Stated Amount of each of the Class B Notes by the US$ Equivalent of the amount of that excess which is attributable to each Class B Note until the Class B Stated Amount is zero; and

    (ii) if the Class B Stated Amount is zero and any amount of that excess has not been applied under paragraph (i), reduce PARI PASSU and rateably as between themselves (based on the Stated Amount of the RFSs (if any), the Principal Outstanding under the Redraw Facility, the Stated Amount of the RFS Class A Notes (if any) and the A$ Equivalent of the Stated Amount of the Class A Notes):

    (A) the Class A Stated Amount on each of the Class A Notes by the US$ Equivalent of the balance of that excess which is attributable to each Class A Note until the Class A Stated Amount of that Class A Note is zero;

    (B) the RFS Class A Stated Amount on each of the RFS Class A Notes (if any) by the balance of that excess which is attributable to each RFS Class A Note until the RFS Class A Stated Amount of that RFS Class A Note is zero;

    (C) the RFS Stated Amount on each of the RFSs (if any) by the balance of that excess which is attributable to each RFS until the RFS Stated Amount is zero: and

    (D) the principal outstanding under the Redraw Facility by the balance of that excess until the Principal Outstanding is zero.

    (M) CALCULATION OF PRINCIPAL PAYMENTS, STATED AMOUNT AND BOND FACTOR

    (i) On each Collection Determination Date, the Trust Manager shall determine:

    (A) the amount of any Principal Payment in respect of each Class A Note on the Payment Date following that Collection Determination Date;

    (B) the Stated Amount and Invested Amount of each Class A Note as of the first day of the next following Interest Period (after deducting any Principal Payment due to be made in respect of each Class A Note on the next Payment
Date); and

    (C) the fraction in respect of each Class A Note expressed as a decimal to the seventh point (the "Bond Factor" of which the numerator is the aggregate of the Invested Amount of all Class A Notes at that date less all Principal Payments to be made on the following Payment Date, and the denominator is the Initial Invested Amount of the Class A Notes.

    (ii) The Trust Manager will notify the Note Trustee, the Principal Paying Agent, the Agent Bank and (for so long as the Class A Notes are listed on the London Stock Exchange) the London Stock Exchange by not later than the Collection Determination Date immediately preceding the relevant Payment Date of each determination of a Principal Payment, Invested Amount, Stated Amount and Bond Factor and will immediately cause details of each of those determinations to be published in accordance with Condition 12. If no Principal Payment is due to be made on the Class A Notes on any Payment Date a notice to this effect will be given to the Class A Noteholders in accordance with Class A Condition 12.

    (iii) If the Trust Manager does not at any time for any reason determine a Principal Payment, the Invested Amount, the Stated Amount or the Bond Factor applicable to Class A Notes in accordance with this paragraph, the Principal Payment, Invested Amount, the Stated Amount and the Bond Factor shall be determined by the Note Trustee in accordance with this paragraph and paragraph
(i) above (but based on the information in its possession) and each such determination or calculation shall be deemed to have been made by the Trust Manager.

    (iv) The Trust Manager will deliver to the Principal Paying Agent a quarterly servicing report as set forth in clause 11 of the Note Trust Deed.

    (N) REDEMPTION FOR TAXATION OR OTHER REASONS

    If the Trust Manager satisfies the Issuer Trustee and the Note Trustee immediately prior to giving the notice referred to below that either (i) on the next Payment Date the Issuer Trustee would be required to deduct or withhold from any payment of principal or interest in respect of the Class A Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities or (ii) the total amount payable in respect of interest in relation to the Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer Trustee during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities, the Issuer Trustee must, when so directed by the Trust Manager (at any time at the Trust Manager's option) (provided that the Issuer Trustee will be in a position on such Payment Date to discharge (and will so certify to the Issuer Trustee and Note Trustee) all its liabilities in respect of the Class A Notes and any amounts required under the Security Trust Deed to be paid in priority to or PARI PASSU with the Class A Notes), upon having given not more than 60 nor less than 30 days' notice to the Class A Noteholders in accordance with Class A Condition 12 redeem all, but not some only, of the Class A Notes at their Invested Amount (or at the option of the holders of 75% of the aggregate Invested Amount of Class A Notes at the time, at their Stated Amount), together with accrued interest to the date of redemption on any subsequent Payment Date, provided that the holders of 75% of the aggregate Invested Amount of Class A Notes at the time may elect, and shall notify the Issuer Trustee and the Trust Manager, that they do not require the Issuer Trustee to redeem the Class A Notes in the circumstances described above.

    (O) OPTIONAL REDEMPTION IN WHOLE

    On any Payment Date, and upon giving no more than 60 nor less than 30 days' notice to the Note Trustee and the Security Trustee, on which the aggregate principal outstanding of the Loans is less than 10% of the aggregate principal outstanding of the Loans at the Cut-Off Date, the Issuer Trustee may redeem all (but not some only) of the Class A Notes at their Stated Amount.

    (P) REDEMPTION ON MATURITY

    If not otherwise redeemed, the Class A Notes will be redeemed at their Stated Amount on the Payment Date falling in December 2029.

    (Q) CANCELLATION

    All Class A Notes redeemed in full pursuant to the foregoing provisions will be cancelled forthwith, and may not be resold or reissued.

    (R) CERTIFICATION

    For the purposes of any redemption made pursuant to this Condition 5 the Note Trustee may rely upon an officer's certificate under the Note Trust Deed from the Trust Manager on behalf of the Issuer Trustee certifying or stating the opinion of each person signing such certificate as:

    (i) to the fair value (within 90 days of such release) of the property or securities proposed to be released from the Security Trust Deed;

    (ii) that in the opinion of such person the proposed release will not impair the security under the Security Trust Deed in contravention of the provisions of the Security Trust Deed or the Note Trust Deed;

    (iii) that the Issuer Trustee will be in a position to discharge all its liabilities in respect of the relevant Class A Notes; and

    (iv) any amounts required under the Security Trust Deed to be paid in priority to or PARI PASSU with those Class A Notes,

    and such officer's certificate shall be conclusive and binding on the Issuer Trustee, the Note Trustee and the holders of those Class A Notes.

    (S) PURCHASES

    The Issuer Trustee may not purchase any Class A Notes at any time.

6. PAYMENTS

    (A) METHOD OF PAYMENT

    Any instalment of interest or principal, payable on any Class A Note which is punctually paid or duly provided for by the Issuer Trustee to the Principal Paying Agent on the applicable Payment Date or Maturity Date shall be paid to the person in whose name such Class A Note is registered on the Record Date, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to clause 3.3 of the Note Trust Deed, with respect to Class A Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final instalment of principal payable with respect to such Class A Note on a Payment Date or Maturity Date.

    (B) INITIAL PRINCIPAL PAYING AGENT

    The initial Principal Paying Agent is Morgan Guaranty Trust Company of New York, London Branch at its office at 60 Victoria Embankment, London EC4Y 0JP.

    (C) PAYING AGENTS

    The Issuer Trustee (or the Trust Manager on its behalf after advising the Issuer Trustee thereof) may at any time (with the previous written approval of the Note Trustee) vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in London and in New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Class A Condition 12.

    (D) DUE DATE FOR REDEMPTION

    If the due date for redemption in full of a Class A Note is not a Payment Date, the interest accrued in respect of the period from the preceding Payment Date (or from the Closing Date as the case may be) shall be payable only against presentation or surrender of the relevant Class A Note.

    (E) PAYMENTS ON BUSINESS DAYS

    If the due date for payment of any amount of principal or Interest in respect of any Class A Note is not a Business Day then payment will not be made until the next succeeding Business Day and the holder thereof shall not be entitled to any further interest or other payment in respect of that delay. In this Condition 6 the expression "Business Day" means any day (other than a Saturday, Sunday or a public holiday) on which banks are open for business in the place where the specified office of the Paying Agent is situated and, in the case of payment by transfer to a US dollar account, in New York City and prior to any exchange of the Book-Entry Note (in respect of the Class A Notes) for any definitive Class A Notes, on which DTC is open for business.

    (F) INTEREST

    If Interest is not paid in respect of a Class A Note on the date when due and payable (other than because the due date is not a Business Day), that unpaid Interest shall itself bear interest at the Interest Rate applicable from time to time to the Class A Notes until the unpaid interest, and interest on it, is available for payment and notice of that availability has been duly given in accordance with Class A Condition 12.

7. TAXATION

    All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer Trustee or any Paying Agent is required by applicable law to make any such payment in respect of the Class A Notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In that event the Issuer Trustee or that Paying Agent (as the case may be) shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent will be obliged to make any additional payments to Class A Noteholders in respect of that withholding or deduction.

8. PRESCRIPTION

    A Class A Note shall become void in its entirety unless surrendered for payment within ten years of the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated Amount of that Class A Note to zero. After the date on which a Class A Note becomes void in its entirety, no claim may be made in respect of it.

    As used in these Conditions, the "Relevant Date" means the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Note Trustee on or prior to that date, it means the date on which, the full amount of such money having been so received, notice to that effect is duly given in accordance with Class A Condition 12.

9. EVENTS OF DEFAULT

    Each of the following is an "Event of Default":

    (a) the Issuer Trustee fails to pay:

    (i) any interest within 10 Business Days of the Payment Date on which the interest was due to be paid to Class A Noteholders, Class B Noteholders or holders of RFSs or holders of RFS Class A Notes, or

    (ii) any other amount owing to Class A Noteholders, Class B Noteholders or holders of RFSs or holders of RFS Class A Notes or any other Mortgagee (as defined in the Security Trust Deed) within 10 Business Days of the due date for payment (or within any applicable grace period agreed with the Mortgagee or where the Mortgagee is a Noteholder, with the Note Trustee).

    (b) the Issuer Trustee fails to perform or observe any other provisions (other than an obligation referred to in paragraph (a)) of a Transaction Document (other than the Underwriting Agreement) where such failure will have a material and adverse affect on the amount of any payment to be made to any Noteholder, or will materially and adversely affect the timing of such payment, and that default (if in the opinion of the Security Trustee capable of remedy (that opinion, being subject to the approval of the Note Trustee in accordance with the provisions of the Security Trust Deed) is not remedied within 30 days (or such longer period as may be specified in the notice, that longer period having been approved by the Note Trustee, for so long as amounts outstanding under the Offered Notes are 75% of the Secured Money) after written notice from the Security Trustee requiring the failure to be remedied.

    (c) any of the following occurs in relation to the Issuer Trustee (in its personal capacity or as Trustee of the Trust):

    (i) an administrator of the Issuer Trustee is appointed; or

    (ii) except for the purpose of a solvent reconstruction or amalgamation:

    (A) an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps (other than frivolous or vexatious applications, proceedings, notices and steps) are taken for:

    (1) the winding up, dissolution or administration of the Issuer Trustee; or

    (2) the Issuer Trustee entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them; or

    (B) the Issuer Trustee ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets; or

    (iii) the Issuer Trustee is, or under applicable legislation is taken to be, unable to pay its debts (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute) or stops or suspends or threatens to stop or suspend payment of all or a class of its debts (except, where this occurs in relation to another trust of which it is the trustee):

    (iv) a receiver, receiver and manager or administrator is appointed (by the Issuer Trustee or by any other person) to all or substantially all of the assets and undertaking of the Issuer Trustee or any part thereof (except, in the case of the Issuer Trustee where this occurs in relation to another trust of which it is the trustee); or

    (v) anything analogous to an event referred to in paragraphs (i) to (iv) (inclusive) or having substantially similar effect, occurs with respect to the Issuer Trustee;

    (d) the charge created by the Security Trust Deed is not or ceases to be a first ranking charge over the Trust Assets, or any other obligation of the Issuer Trustee (other than as mandatorily preferred by law) ranks ahead of or pari passu with any of the moneys secured by the Security Trust Deed;

    (e) any security interest over the Trust Assets is enforced;

    (f) all or any part of any Transaction Document, other than the Redraw Facility or the Basis Swap (each as defined in the Series Notice), is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any Transaction Document (other than the Redraw Facility or the Basis Swap); or

    (g) without the prior consent of the Security Trustee (that consent, in accordance with the provisions of the Security Trust Deed, being subject to the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed), (i) the Trust is wound up, or the Issuer Trustee is required to wind up the Trust under the Master Trust Deed or applicable law, or the winding up of the Trust commences; (ii) the Trust is held or is conceded by the Issuer Trustee not to have been constituted or to have been imperfectly constituted; or (iii) unless another trustee is appointed to the Trust under the Relevant Documents, the Issuer Trustee ceases to be authorised under the Trust to hold the property of the Trust in its name and to perform its obligations under the Relevant Documents.

    IN THE EVENT THAT THE SECURITY CONSTITUTED BY THE SECURITY TRUST DEED BECOMES ENFORCEABLE FOLLOWING AN EVENT OF DEFAULT UNDER THE NOTES ANY FUNDS RESULTING FROM THE REALIZATION OF SUCH SECURITY SHALL BE APPLIED IN ACCORDANCE WITH THE ORDER OF PRIORITY OF PAYMENTS AS STATED IN THE SECURITY TRUST DEED.

10. ENFORCEMENT

    (a) At any time after an Event of Default occurs, the Security Trustee may, with the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed and shall, if so directed by (a) the Note Trustee alone, where the Note Trustee is the only Voting Mortgagee, or otherwise
(b) an Extraordinary Resolution (being 75% of votes capable of being cast by Voting Mortgagees present or in person or by proxy of the relevant meeting or a written resolution signed by all Voting Mortgagees) of the Voting Mortgagees (which includes the Note Trustee on behalf of Noteholders, but not the Noteholders themselves), declare the Class A Notes immediately due and payable and enforce the Security Trust Deed. If an Extraordinary Resolution of Voting Mortgagees referred to in sub-paragraph (b) above elects not to direct the Security Trustee to enforce the Security Trust Deed, in circumstances where the Security Trustee could enforce, the Note Trustee may nonetheless, and shall at the direction of the Class A Noteholders, direct the Security Trustee to enforce the Security Trust Deed on behalf of the Noteholders.

    "Voting Mortgagee" means:

    (a) for so long as the amounts outstanding under the Class A Notes and the Class B Notes are 75% or more of all amounts secured by the Security Trust Deed, the Note Trustee alone; and

    (b) at any other time:

    (i) the Note Trustee, acting on behalf of the Noteholders under the Note Trust Deed and the Security Trust Deed: and

    (ii) each other Mortgagee under the Security Trust Deed (other than the Noteholders).

    Subject to being indemnified in accordance with the Security Trust Deed, the Security Trustee shall take all action necessary to give effect to any direction by the Note Trustee where it is the only Voting Mortgagee or to any Extraordinary Resolution of the Voting Mortgagees and shall comply with all directions given by the Note Trustee where it is the only Voting Mortgagee or contained in or given pursuant to any Extraordinary Resolution of the Voting Mortgagees in accordance with the Security Trust Deed.

    No Noteholder is entitled to enforce the Security Trust Deed or to appoint or cause to be appointed a receiver to any of the assets secured by the Security Trust Deed or otherwise to exercise any power conferred by the terms of any applicable law on chargees except as provided in the Security Trust Deed.

    (b) If any of the Class A Notes remains outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote under the Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Mortgaged Property unless either:

    (i) a sufficient amount would be realised to discharge in full all amounts owing to the Class A Noteholders and any other amounts payable by the Issuer Trustee ranking in priority to or PARI PASSU with the Class A Notes; or

    (ii) the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (i).

    (c) Neither the Note Trustee nor the Security Trustee will be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Security Trust Deed, of any Mortgaged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer Trustee or any third party in respect of the Issuer Trustee or the Class A Notes or relating in any way to the Mortgaged Property. Without limitation, neither the Note Trustee nor the Security Trustee shall be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it.

    (d) The Note Trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust Deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the Security Trust Deed, the Note Trust Deed, any

Class A Notes, unless directed or requested to do so by Noteholders holding at least 75% of the aggregate Invested Amount of Class A Notes or Class B Notes (as the case may be) at the time; and then only if the Note Trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

    (e) Only the Security Trustee may enforce the provisions of the Security Trust Deed and neither the Note Trustee nor any holder of a Class A Note is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Security Trust Deed, the Class A Notes (including these Class A Conditions).

    (f) The rights, remedies and discretions of the Class A Noteholders under the Security Trust Deed including all rights to vote or give instructions or consent can only be exercised by the Note Trustee on behalf of the Class A Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A Noteholders from time to time and need not enquire whether the Note Trustee or the Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee. The Security Trustee is not obliged to take any action, give any consent or waiver or make any determination under the Security Trust Deed without being directed to do so by the Note Trustee or the Voting Mortgagees in accordance with the Security Trust Deed.

    UPON ENFORCEMENT OF THE SECURITY CREATED BY THE SECURITY TRUST DEED, THE NET PROCEEDS THEREOF MAY BE INSUFFICIENT TO PAY ALL AMOUNTS DUE ON REDEMPTION TO THE NOTEHOLDERS. THE PROCEEDS FROM ENFORCEMENT (WHICH WILL NOT INCLUDE AMOUNTS REQUIRED BY LAW TO BE PAID TO THE HOLDER OF ANY PRIOR RANKING SECURITY INTEREST, THE PROCEEDS OF OR AMOUNTS CREDITED TO THE COLLATERAL ACCOUNT UNDER THE LIQUIDITY FACILITY AGREEMENT (AS DEFINED IN THE MASTER TRUST DEED) AND PAYABLE TO THE LIQUIDITY FACILITY PROVIDER (AS DEFINED IN THE MASTER TRUST DEED) AND THE PROCEEDS OF CASH COLLATERAL LODGED WITH AND PAYABLE TO A SWAP PROVIDER OR OTHER PROVIDER OF A SUPPORT FACILITY (AS DEFINED IN THE MASTER TRUST DEED)) WILL BE APPLIED IN THE ORDER OF PRIORITY AS SET OUT IN THE SECURITY TRUST DEED. ANY CLAIMS OF NOTEHOLDERS REMAINING AFTER REALIZATION OF THE SECURITY AND APPLICATION OF THE PROCEEDS AS AFORESAID SHALL, EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES, BE EXTINGUISHED.

11. REPLACEMENTS OF CLASS A NOTES

    If any Class A Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent upon payment by the claimant of the expenses incurred in connection with that replacement and on such terms as to evidence and indemnity as the Issuer Trustee may reasonably require. Mutilated or defaced Class A Notes must be surrendered before replacements will be issued.

12. NOTICES

    All notices, other than notices given in accordance with the following paragraph, to Class A Noteholders shall be deemed given if in writing and mailed, first-class, postage prepaid to each Class A Noteholder, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A Noteholder shall affect the sufficiency of such notice with respect to other Class A Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

    A notice may be waived in writing by the relevant Class A Noteholder, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Class A Noteholders shall be filed with the Note Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

    Any such notice shall be deemed to have been given on the date such notice is deposited in the mail.

    In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Class A Noteholders when such notice is required to be given, then any manner of giving such notice as the Trustee shall direct the Note Trustee shall be deemed to be a sufficient giving of such notice.

    Any notice specifying a Payment Date, an Interest Rate, Interest payable, a Principal Payment (or the absence of a Principal Payment), an Invested Amount, a Stated Amount or a Bond Factor shall be deemed to have been duly given if the information contained in such notice appears on the relevant page of the Reuters Screen or such other similar electronic reporting service as may be approved by the Note Trustee and notified to Class A Noteholders (the "Relevant Screen"). Any such notice shall be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition shall be given in accordance with the preceding paragraph.

    The Principal Paying Agent shall deliver a quarterly servicing report for each Collection Period to each Class A Noteholder on the Notice date relating to such Collection Period in the method provided in the first paragraph of this Condition 12.

13. MEETINGS OF VOTING MORTGAGEES AND VOTES OF CLASS A NOTEHOLDERS; MODIFICATIONS; CONSENTS; WAIVER

    The Security Trust Deed contains provisions for convening meetings of the Voting Mortgagees to, INTER ALIA, enable the Voting Mortgagees to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed, for example to enable the Voting Mortgagees to direct the Security Trustee to enforce the Security Trust Deed.

    For so long as the amounts outstanding under the Notes are 75% or more of all amounts secured by the Security Trust Deed, the Note Trustee may direct the Security Trustee to do any act or thing which the Security Trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of the Voting Mortgagees.

    Neither the Security Trustee nor the Trust Manager may call a meeting of Voting Mortgagees without the Note Trustee's consent, if the amounts outstanding under the Notes are 75% or more of all amounts secured by the Security Trust Deed.

    The Note Trust Deed contains provisions for the Class A Noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate Invested Amount of the Class A Notes may take or consent to any action permitted to be taken by Class A Noteholders under the Note Trust Deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate Invested Amount of the Class A Notes shall be required to (i) direct the Note Trustee to direct the Security Trustee to enforce the security under the Note Trust Deed, (ii) override any waiver by the Note Trustee of a breach of any provisions of the Transaction Documents or an Event of Default,
(iii) alter, add, or modify the terms and conditions of the Class A Notes or the provisions of any of the Transaction Documents if such alteration, addition or modification is, in the opinion of the Note Trustee, materially prejudicial or likely to be materially prejudicial to the Offered Noteholders as a whole or the Class A Noteholders, which shall include any modification to the date of maturity of the Class A Notes or a modification which would have the effect of postponing any day for payment of interest in respect of any Class A Notes, reducing or cancelling the amount of principal payable in respect of any Class A Notes or the rate of interest applicable to any Class A Notes or altering the percentage of the aggregate Invested Amount required to consent to any action or altering the currency of payment of any Class A Notes or an alteration of the date or priority of redemption of the Class A Notes (any such modification being referred to below as a "Basic Terms Modification"). The Note Trust Deed contains provisions limiting the powers of the Class B Noteholders, INTER ALIA, to request or direct the Note Trustee to take any action that would be materially prejudicial to the interests of the Class A Noteholders. Except in certain circumstances, the Note Trust Deed imposes no such limitations on the powers of the Class A Noteholders, the exercise of which will be binding on the Class B Noteholders, irrespective of the effect on the Class B Noteholders' interests. Any action taken by the requisite percentage of the Invested Amount of the Class A Noteholders shall be binding on all Class A Noteholders (both present and future).

    Pursuant to the terms of the Note Trust Deed, the Note Trustee may agree, without the consent of the Class A Noteholders, among other things, (i) to any modification (except a Basic Terms Modification) of, or to the waiver or authorisation of any breach or proposed breach of the Class A Notes (including these Conditions), or any of the Transaction Documents which is not, in the opinion of the Note Trustee materially prejudicial to the interests of the Class A Noteholders or (ii) to any modification of the Class A Notes (including these Conditions, or any of the Transaction Documents which, in the Note Trustee's opinion, is to correct a manifest error or is of a formal, minor or technical nature. The Note Trustee may also, without the consent of the Class A Noteholders, determine that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification, waiver, authorisation or determination shall be binding on the Class B Noteholders and, unless the Note Trustee agrees otherwise, any such modification shall be notified to the Class A Noteholders in accordance with Class A Condition 12 as soon as practicable thereafter.

14. INDEMNIFICATION AND EXONERATION OF THE NOTE TRUSTEE AND THE SECURITY TRUSTEE

    The Note Trust Deed contains provisions for the indemnification of the Note Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to realise the security and to obtain repayment of the Class A Notes unless indemnified to its satisfaction. Each of the Note Trustee and the Security Trustee is entitled to enter into business transactions with the Issuer Trustee and/or any other party to the Relevant Documents without accounting for any profit resulting from such transactions. Neither the Security Trustee nor the Note Trustee will be responsible for any loss, expense or liability which may be suffered as a result of any assets secured by the Security Trust Deed, Mortgaged Property or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by or to the order of the Servicer or any of its affiliates or by clearing organisations or their operators or by any person on behalf of the Note Trustee.

15. LIMITATION OF LIABILITY OF THE ISSUER TRUSTEE

    (A) GENERAL

    Clause 33 of the Master Trust Deed applies to the obligations and liabilities of the Issuer Trustee in relation to this Class A Note.

    (B) LIABILITY OF TRUSTEE LIMITED TO ITS RIGHT OF INDEMNITY

    (i) This Class A Note applies to the Issuer Trustee only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Class A Note or the Trust can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Class A Note or any other Transaction Document and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Class A Note or the Trust.

    (ii) None of the Note Trustee or the Class A Noteholders may take action against the Issuer Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee.

    (iii) The provisions of this Condition 15 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification out of the Trust Assets as a result of the Issuer Trustee's fraud, negligence or breach of trust.

    (iv) It is acknowledged that the Trust Manager, the Servicer, each Paying Agent, the Agent Bank and the Note Trustee (each a "Relevant Party") are responsible under the Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under this Class A Note or a Transaction Document) will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of sub-paragraph (iii) of this Condition 15 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the Transaction Documents, other than a Relevant Party) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the Transaction Documents, other than a Relevant Party).

    (v) No attorney, agent, receiver or receiver and manager appointed in accordance with a Transaction Document (including without limitation a Relevant Party) has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of sub-paragraph (iii), if the Issuer Trustee has exercised reasonable care in the selection and supervision of such a person.

16. GOVERNING LAW

    The Class A Notes and the Relevant Documents (other than the Security Trust Deed which is governed by the laws of the Australian Capital territory and the Currency Swap with Morgan Guaranty Trust Company of New York, London Office, which is governed by the laws of England) are governed by, and shall be construed in accordance with, the laws of New South Wales, Australia.

SUMMARY OF PROVISIONS RELATING TO THE CLASS A NOTES WHILE IN BOOK ENTRY FORM

    The Class A Notes will initially be represented by typewritten book-entry notes (the Book-Entry Class A Notes"), without coupons, in the principal amount of US$1,372,700,000. The Book-Entry Class A Notes will be deposited with the Common Depositary for DTC on or about the Closing Date. Upon deposit of the Book-Entry Class A Notes with the Common Depositary, DTC will credit each investor in the Class A Notes with a principal amount of Class A Notes for which it has subscribed and paid.

    The Book-Entry Class A Note will be exchangeable for definitive Class A Notes in certain circumstances described below.

    Each person who is shown in the Note Register as the holder of a particular principal amount of Class A Notes will be entitled to be treated by the Issuer Trustee and the Note Trustee as a holder of such principal amount of Class A Notes and the expression "Class A Noteholder" shall be construed accordingly, but without prejudice to the entitlement of the holder of the Book-Entry Class A Note to be paid principal and interest thereon in accordance with its terms. Such persons shall have no claim directly against the Issuer Trustee in respect of payment due on the Class A Notes for so long as the Class A Notes are represented by a Book-Entry Class A Note and the relevant obligations of the Issuer Trustee will be discharged by payment to the registered holder of the Book-Entry Class A Note in respect of each amount so paid.

    (A) PAYMENTS

    Interest and principal on each Book-Entry Class A Note will be payable by the Principal Paying Agent to the Common Depositary provided that no payment of interest may be made by the Issuer Trustee or any Paying Agent in the Commonwealth of Australia or its possessions or into a bank account or to an address in the Commonwealth of Australia or its possessions.

    Each of the persons appearing from time to time as the beneficial owner of a Class A Note will be entitled to receive any payment so made in respect of that Class A Note in accordance with the respective rules and procedures of DTC. Such persons will have no claim directly against the Issuer Trustee in respect of payments due on the Class A Notes which must be made by the holder of the relevant Book-Entry Class A Note, for so long as such Book-Entry Class A Note is outstanding.

    A record of each payment made on a Book-Entry Class B Note, distinguishing between any payment of principal and any payment of interest, will be recorded in the Note Register by the Principal Paying Agent and such record shall be prima facie evidence that the payment in question has been made.

    (B) EXCHANGE

    The Book-Entry Class A Note will be exchangeable for definitive Class A Notes only if:

(a) the Trust Manager advises the Principal Paying Agent in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities with respect to the Class A Notes or the Clearing Agency ceases to carry on business, and the Trust Manager is unable to located a qualified successor;

(b) the Issuer Trustee, at the direction of the Trust Manager (at the Trust Manager's option) advises the Principal Paying Agent in writing that the book entry system through the Clearing Agency is or is to be terminated; or

(c) after the occurrence of an Event, of Default the Class A Note Owner's representing beneficial interests aggregating to at least a majority of the aggregate Invested Amount of the Class A Notes advise the Principal Paying Agent and Issuer Trustee through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interest of the Note Owners, then the Principal Paying Agent shall notify all Class A Note Owners and the Issuer Trustee of the occurrence of any such event and of the availability of Definitive Notes to Class A Note Owners requesting the same. Upon the surrender of the Book-Entry Notes to the Issuer Trustee by the Clearing Agency, and the delivery by the Clearing Agency of the relevant registration instructions to the Issuer Trustee, the Issuer Trustee shall execute and procure the Principal Paying Agent to authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.

    (C) NOTICES

    So long as the Notes are represented by the Book-Entry Class A Note and the same is/are held on behalf of the Clearing Agency, notices to Class A Noteholders may be given by delivery of the relevant notice to the Clearing Agency for communication by them to entitled account holders in substitution for delivery to each Class A Noteholder as required by the Class A Conditions.

    (D) CANCELLATION

    Cancellation of any Class A Note required by the Class A Conditions will be effected by reduction in the principal amount of the relevant Book-Entry Class A Note.

            APPENDIX III--TERMS AND CONDITIONS OF THE CLASS B NOTES

                   TERMS AND CONDITIONS OF THE CLASS B NOTES

    THE FOLLOWING, SUBJECT TO AMENDMENTS, ARE THE TERMS AND CONDITIONS OF THE CLASS B NOTES, SUBSTANTIALLY AS THEY WILL APPEAR ON THE REVERSE OF THE CLASS B NOTES. CLASS B NOTES IN DEFINITIVE FORM WILL ONLY BE ISSUED IN CERTAIN CIRCUMSTANCES. WHILE THE CLASS B NOTES REMAIN IN BOOK-ENTRY FORM, THE SAME TERMS AND CONDITIONS GOVERN THEM, EXCEPT TO THE EXTENT THAT THEY ARE APPROPRIATE ONLY TO THE CLASS B NOTES IN DEFINITIVE FORM. FOR A SUMMARY OF THE PROVISIONS RELATING TO THE CLASS B NOTES IN BOOK-ENTRY FORM, SEE THE SUMMARY AT THE END OF THIS SECTION.

    The issue of US$32,300,000 Class B Mortgage Backed Floating Rate Notes due 2029 (the "Class B Notes") of Westpac Securities Administration Limited in its capacity as trustee of the Series 1998-1G WST Trust (the "Trust"), in such capacity (the "Issuer Trustee") was authorised by resolution[s] of the Board of Directors of the Issuer Trustee passed on [*]. These Notes, together with US$1,372,700,000 Class A Mortgage Backed Floating Rate Notes due 2029 (the "Class A Notes" and, together with the Class B Notes, the "Notes") of the Issuer Trustee are (a) issued subject to a Master Trust Deed (the "Master Trust Deed") dated 14th February 1997 between the Issuer Trustee and The Mortgage Company Pty Limited, acceded to by Westpac Securitisation Management Pty Limited (the "Trust Manager"), by a Series Notice (the "Series Notice") dated [*] between (among others) the Issuer Trustee, Morgan Guaranty Trust Company of New York, London Branch (the note trustee for the time being referred to as the "Note Trustee") as trustee for the holders for the time being of the Class B Notes (the "Class B Noteholders") and the holders for the time being of the Class A Notes (the "Class A Noteholders" and together with the Class B Noteholders, the "Noteholders") and the Trust Manager, and by these terms and conditions (the "Class B Conditions"); (b) issued subject to a note trust deed dated [*] (the "Note Trust Deed") between the Issuer Trustee, the Trust Manager and the Note Trustee; and (c) secured by a Security Trust Deed (the "Security Trust Deed") dated [*] between the Issuer Trustee, the Trust Manager, the Note Trustee and Perpetual Trustee Company Limited (ACN 000 001 007) (the security trustee for the time being referred to as "Security Trustee").

    The statements set out below include summaries of, and are subject to the detailed provisions of the Master Trust Deed, the Series Notice, the Security Trust Deed and the Note Trust Deed. Certain words and expressions used herein have the meanings defined in those documents. In accordance with an agency agreement (the "Agency Agreement") dated [*] between the Issuer Trustee, the Trust Manager, the Note Trustee and Morgan Guaranty Trust Company of New York, London Branch as principal paying agent (the "Principal Paying Agent", which expression includes its successors as principal paying agent under the Agency Agreement) and as agent bank (the "Agent Bank", which expression includes its successors as Agent Bank under the Agency Agreement), and under which further paying agents may be appointed (together with the Principal Paying Agent, the "Paying Agents", which expression includes the successors of each paying agent as such under the Agency Agreement and any additional paying agents appointed), payments in respect of the Class B Notes will be made by the Paying Agents and the Agent Bank will make the determinations specified in the Agency Agreement. The Class B Noteholders will be entitled (directly or indirectly) to the benefit of, will be bound by, and will be deemed to have notice of, all the provisions of the Master Trust Deed, the Series Notice, the Security Trust Deed, the Note Trust Deed and the Servicing Agreement as amended (the "Servicing Agreement Amendment Agreement") dated [*] and made between the Issuer Trustee, Westpac Banking Corporation ("Westpac") and The Mortgage Company Pty Limited as Servicer (together with any substitute or successor, the "Servicer") (together with the Currency Swap Agreements (as defined below), those documents the "Relevant Documents" and, together with certain other transaction documents defined as such in the Series Notice, the "Transaction Documents"). Copies of the Transaction Documents are available for inspection at the principal office of the Principal Paying Agent, being at the date hereof 60 Victoria Embankment, London EC4Y 0JP.

                                     III-1

    In connection with the issue of the Class B Notes, the Issuer Trustee has entered into an ISDA master interest rate and currency exchange agreement dated [*] with Westpac Banking Corporation in such capacity (the "Interest Rate Swap Provider") together with three confirmations relating thereto dated [*] (the "Variable Rate Basis Swap" and the "Fixed Rate Basis Swap", respectively and, together, the "Interest Rate Swaps"). The Issuer Trustee has also entered into ISDA master interest rate and currency exchange agreements dated [*] with each of Morgan Guaranty Trust Company of New York, London Branch and Westpac Banking Corporation (each, in such capacity a "Currency Swap Provider", and together with the Interest Rate Swap Provider, the "Swap Providers") together with two confirmations relating to each such agreement dated [*] in respect of two distinct swap transactions relating to each of the Class B Notes and the Class A Notes, respectively (each, a "Currency Swap", and together the "Currency Swaps").

1. FORM, DENOMINATION AND TITLE

    The Class B Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 and integral multiples thereof. The Class B Notes will be represented by one or more typewritten fully registered book-entry notes (each, a "Book-Entry Note" and collectively, the "Book-Entry Notes") registered in the name of Cede & Co. ("Cede") as nominee of The Depository Trust Company ("DTC"). Beneficial interests in the Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel Bank"), may hold interests in the Book-Entry Notes on behalf of persons who have accounts with Euroclear and Cedel Bank through accounts maintained in the names of Euroclear or Cedel Bank, or in the names of their respective depositories, with DTC.

    If the Issuer Trustee is obliged to issue Definitive Notes under clause 3.3 of the Note Trust Deed, interests in the applicable Book-Entry Note will be transferred to the beneficial owners thereof in the form of Definitive Notes, without interest coupons, in the denominations set forth above. A Definitive Note will be issued to each Noteholder in respect of its registered holding or holdings of Class B Notes against delivery by such Noteholders of a written order containing instructions and such other information as the Issuer Trustee and Morgan Guaranty Trust Company of New York, London Branch, acting as note registrar (the "Note Registrar") may require to complete, execute and deliver such Definitive Notes. In such circumstances, the Issuer Trustee will cause sufficient Definitive Notes to be executed and delivered to the Note Registrar for completion, authentication and dispatch to the relevant Noteholders.

2. STATUS, SECURITY AND RELATIONSHIP BETWEEN THE CLASS B NOTES, THE CLASS A NOTES, THE RFSS AND THE RFS CLASS A NOTES

    The Class B Notes are secured by a first ranking floating charge over all of the assets of the Trust (which include, among other things, the Loans (as defined below) and the Mortgages (as defined below) and related securities) (as more particularly described in the Security Trust Deed) and rank PARI PASSU and rateably without any preference or priority among themselves.

    The Class B Notes are constituted by the Master Trust Deed and the Series Notice and are secured by the same security as secures the Class A Notes but the Class A Notes will rank in priority to the Class B Notes in the event of the security being enforced and in respect of principal and interest (as set out in Class B Condition 4 and 5).

    The proceeds of the issue of the Class B Notes and the Class A Notes are to be used by the Issuer Trustee to purchase an equitable interest in certain housing loans (the "Loans") and certain related mortgages (the "Mortgages") from Westpac or Westpac Securities Administration Limited in its capacity as trustee of certain other trusts (each a "WST Seller").

                                     III-2

    In the event that the security for the Class B Notes is enforced and the proceeds of such enforcement are insufficient, after payment of all other claims ranking in priority to or PARI PASSU with the Class B Notes under the Security Trust Deed, to pay in full all principal and interest and other amounts whatsoever due in respect of the Class B Notes, then the Class B Noteholders shall have no further claim against the Issuer Trustee in respect of any such unpaid amounts.

    The net proceeds of realisation of the assets of the Trust may be insufficient to pay all amounts due to the Noteholders. Save in certain limited circumstances the other assets of the Issuer Trustee will not be available for payment of any shortfall arising and all claims in respect of such shortfall shall be extinguished (see further Class B Condition 15). None of the Servicer, the Trust Manager, the Seller Trustee, Westpac, the Note Trustee or the Security Trustee has any obligation to any Noteholder for payment of any amount by the Issuer Trustee in respect of the Notes.

    THE ISSUER TRUSTEE MAY FROM TIME TO TIME ISSUE DEBT SECURITIES ("RFSS") CONSTITUTED UNDER THE MASTER TRUST DEED AND THE SERIES NOTICE TO FUND AMOUNTS REDRAWN BY RELEVANT BORROWERS UNDER THE LOANS (UP TO THE SCHEDULED AMORTISED PRINCIPAL OF THE LOANS) FROM TIME TO TIME ("REDRAWS"). RFSS AND CLASS A NOTES WILL, ON ISSUE, RANK AHEAD OF THE CLASS B NOTES AS TO BOTH PRINCIPAL AND INTEREST EXCEPT IN THE LIMITED CIRCUMSTANCES SET OUT IN THESE CONDITIONS.

    IF, BY THE FIFTH COLLECTION DETERMINATION DATE (AS DEFINED IN CLASS A CONDITION 5) FOLLOWING THE ISSUE OF AN RFS, THE RFS HAS NOT BEEN REDEEMED, IT SHALL CONVERT TO AN RFS CLASS A NOTE (EACH, AN "RFS CLASS A NOTE" AND, TOGETHER THE "RFS CLASS A NOTES"). RFS CLASS A NOTES WILL RANK AHEAD OF CLASS B NOTES AS TO BOTH PRINCIPAL AND INTEREST EXCEPT IN THE LIMITED CIRCUMSTANCES SET OUT IN THESE CONDITIONS. RFSS AND RFS CLASS A NOTES ARE REGISTERED, AUSTRALIAN-TRADED INSTRUMENTS DENOMINATED IN AUSTRALIAN DOLLARS ("A$") AND SOLD TO AUSTRALIAN INVESTORS ONLY AND FOR THE AVOIDANCE OF DOUBT ARE NOT FUNGIBLE WITH THE CLASS B NOTES.

    THE NOTE TRUST DEED CONTAINS PROVISIONS REQUIRING THE NOTE TRUSTEE TO HAVE REGARD TO THE INTERESTS OF THE CLASS A NOTEHOLDERS AND THE CLASS B NOTEHOLDERS AS REGARDS ALL THE POWERS, TRUSTS, AUTHORITIES, DUTIES AND DISCRETIONS OF THE NOTE TRUSTEE (EXCEPT WHERE EXPRESSLY PROVIDED OTHERWISE), BUT REQUIRING THE NOTE TRUSTEE IN ANY SUCH CASE TO HAVE REGARD ONLY TO THE INTERESTS OF THE CLASS A NOTEHOLDERS IF, IN THE NOTE TRUSTEE'S OPINION, THERE IS A CONFLICT BETWEEN THE INTERESTS OF THE CLASS A NOTEHOLDERS AND THE INTERESTS OF THE CLASS B NOTEHOLDERS.

    THE SECURITY TRUST DEED CONTAINS PROVISIONS REQUIRING THE SECURITY TRUSTEE TO GIVE PRIORITY TO THE INTERESTS OF THE CLASS A NOTEHOLDERS AND THE HOLDERS OF RFSS (IF ANY) AND RFS CLASS A NOTES (IF ANY), IF THERE IS A CONFLICT BETWEEN THE INTERESTS OF SUCH NOTEHOLDERS AND ANY OTHER VOTING MORTGAGEE (AS DEFINED BELOW), INCLUDING THE CLASS B NOTEHOLDERS.

3. COVENANTS OF THE ISSUER TRUSTEE

    So long as any of the Class A Notes or the Class B Notes remains outstanding, the Issuer Trustee has made certain covenants for the benefit of Class A Noteholders and the Class B Noteholders which are set out in the Master Trust Deed.

    These covenants are as follows:

    (a) The Issuer Trustee shall act continuously as trustee of the Trust until the Trust is terminated as provided by the Master Trust Deed or the Issuer Trustee has retired or been removed from office in the manner provided under the Master Trust Deed.

    (b) The Issuer Trustee shall:

        (i) act honestly and in good faith in the performance of its duties and in the exercise of its discretions under the Master Trust Deed;

        (ii) subject to the Master Trust Deed, exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under

                                     III-3
    the Master Trust Deed, having regard to the interests of the Class A Noteholders and the Class B Noteholders and other creditors and beneficiaries of the Trust;

        (iii) use its best endeavours to carry on and conduct its business in so far as it relates to the Master Trust Deed in a proper and efficient manner;

        (iv) keep, or ensure that the Trust Manager keeps, accounting records which correctly record and explain all amounts paid and received by the Issuer Trustee;

        (v) keep the Trust separate from each other trust which is constituted under the Master Trust Deed and account for assets and liabilities of the Trust separately from those of other trusts constituted under the Master Trust Deed; and

        (vi) do everything and take all such actions which are necessary (including obtaining all appropriate authorisations) to ensure that it is able to exercise all its powers and remedies and perform all its obligations under the Master Trust Deed, the Transaction Documents and all other deeds, agreements and other arrangements entered into by the Issuer Trustee under the Master Trust Deed.

    (c) Except as provided in the Master Trust Deed, the Issuer Trustee shall not, nor shall it permit any of its officers to, sell, mortgage, charge or otherwise encumber or part with possession of any asset of the Trust (the "Trust Assets").

    (d) The Issuer Trustee's officers, employees, agents, attorneys, delegates and sub-delegates shall duly observe and perform the covenants and obligations of the Master Trust Deed in the same manner as is required of the Issuer Trustee, and the Issuer Trustee agrees to indemnify the Trust Manager for its own benefit or for the benefit of the Trust against any loss or damage that the Trust, the Trust Manager, the Servicer, the Class A Noteholders, the Class B Noteholders, the Beneficiaries (as defined in the Master Trust Deed) the holders of RFSs (if any) and the holders of RFS Class A Notes (if any) or other creditors incur or sustain in connection with, or arising out of, any breach or default by such officers, employees, agents, delegates and persons in the observance or performance of any such covenant or obligation, to the extent that the Issuer Trustee would have been liable if that breach or default had been the Issuer Trustee's own act or omission.

    (e) The Issuer Trustee will open and operate certain bank accounts in accordance with the Master Trust Deed and the Series Notice.

    (f) Subject to the Master Trust Deed and any Transaction Document to which it is a party, the Issuer Trustee shall act on all directions given to it by the Trust Manager in accordance with the terms of the Master Trust Deed.

    (g) The Issuer Trustee shall properly perform the functions which are necessary for it to perform under all Transaction Documents in respect of the Trust.

4. INTEREST

    (A) PAYMENT DATES

    Each Class B Note bears interest on its Invested Amount (as defined below) from and including 9 June 1998 or such later date as may be agreed between the Issuer Trustee and the Managers for the issue of the Class B Notes (the "Closing Date"). Interest in respect of the Class B Notes will be payable quarterly in arrear on the 19th day falling in July 1998 in respect of the period from (and including) the Closing Date to (but excluding) that date, and thereafter on each 19 April, 19 July, 19 October and 19 January (each such date a "Payment Date" and each such three month period beginning on each of 1 April, 1 July, 1 October and 1 January a "Quarter"). If any Payment Date would otherwise fall on a day which is not a Business Day (as defined below), it shall be postponed to the next day which is a Business

                                     III-4

Day (as defined below) unless it would thereby fall into the next calendar month in which event it shall be brought forward to the immediately preceding Business Day.

    "Business Day" in this Class B Condition 4 and in Class B Conditions 5 and 9 below means any day (London time) other than a Saturday, Sunday or public holiday on which banks are open for business in Sydney, London and New York City.

    The period beginning on (and including) the Closing Date and ending on (but excluding) the first Payment Date and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next Payment Date is called an "Interest Period". Interest payable on a Class B Note in respect of any Interest Period or any other period will be calculated on the basis of the actual number of days elapsed and a 360 day year.

    Interest shall cease to accrue on any Class B Note from (and including):

    (i) the date on which the Stated Amount (as defined in Class B Condition 5(a)) of that Class B Note is reduced to zero; or

    (ii) if the Stated Amount on the due date for redemption is not zero, the due date for redemption of the Class B Note, unless, upon due presentation, payment of principal due is improperly withheld or refused, following which interest shall continue to accrue on the Invested Amount of the Class B Note at the rate from time to time applicable to the Class B Notes until the moneys in respect of that Class B Note have been received by the Note Trustee or the Principal Paying Agent and notice to that effect is given in accordance with Class B Condition 12, or the Stated Amount of that Class B Note has been reduced to zero.

    (B) INTEREST RATE

    The rate of interest applicable from time to time to the Class B Notes (the "Interest Rate") will be determined by the Agent Bank on the basis of the following paragraphs.

    On the second London banking day before the beginning of each Interest Period (each an "Interest Determination Date"), the Agent Bank will determine the rate "USD-LIBOR-BBA" as an applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Interest Period for three-month deposits in US Dollars which appears on the Telerate Page 3750 as of 11am London time, on the Interest Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for the Interest Period will be determined as if the Issuer Trustee and Agent Bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US Dollars are offered by the Reference Banks (being four major banks in the London interbank market) at approximately 11.00 am, London time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Agent Bank, at approximately 11.00 am, New York City time, on that Interest Determination Date for loans in US Dollars to leading European banks for a period of three months commencing on the first day of the Interest Period and in a Representative Amount, provided that on the first day of the first Interest Period USD-LIBOR-BBA shall be an interpolated rate calculated with reference to the period from (and including) the Closing Date to (but excluding) the first Interest Payment Date.

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    The Interest Rate applicable to the Class B Notes for such Interest Period shall be the aggregate of (i) such Interest Rate or arithmetic mean as determined by the Agent Bank and (ii) the margin of 0.[*]% applicable to the Class B Notes.

    There is no maximum or minimum Interest Rate.

    (C) DETERMINATION OF INTEREST RATE AND CALCULATION OF INTEREST

    The Agent Bank will, as soon as practicable after 11.00 am (London time) on each Interest Determination Date, determine the Interest Rate applicable to, and calculate the amount of interest payable (the "Interest") for the immediately succeeding Interest Period. The Interest is calculated by applying the Interest Rate for the Class B Notes to the Invested Amount (as defined in Class B Condition 5(a)) of the Class B Note on the first day of the next Interest Period, multiplying such product by the actual number of days in the relevant Interest Period and dividing by 360 and rounding the resultant figure down to the nearest cent (half a cent being rounded upwards). The determination of the Interest Rate and the Interest by the Agent Bank shall (in the absence of manifest error) be final and binding upon all parties.

    (D) NOTIFICATION AND PUBLICATION OF INTEREST RATE AND INTEREST

    The Agent Bank will cause the Interest Rate and the Interest applicable to each Class B Note for each Interest Period and the relevant Payment Date to be notified to the Issuer Trustee, the Trust Manager, the Note Trustee, the Paying Agents, and, for so long as the Class B Notes are listed on the Official List of the London Stock Exchange Limited (the "London Stock Exchange"), the London Stock Exchange, and will cause the same to be published in accordance with Class B Condition 12 on or as soon as possible after the date of commencement of the relevant Interest Period. The Interest and the relevant Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of a shortening of the Interest Period.

    (E) DETERMINATION OR CALCULATION BY THE NOTE TRUSTEE

    If the Agent Bank at any time for any reason does not determine the Interest Rate or calculate the Interest for a Class B Note, the Note Trustee shall do so and each such determination or calculation shall be deemed to have been made by the Agent Bank. In doing so, the Note Trustee shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such a manner as it shall deem fair and reasonable in all the circumstances.

    (F) AGENT BANK

    The Issuer Trustee will procure that, so long as any of the Class B Notes remains outstanding, there will at all times be an Agent Bank. The Issuer Trustee reserves the right at any time to terminate the appointment of the Agent Bank. Notice of that termination will be given to the Class B Noteholders. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer Trustee will, with the approval of the Note Trustee, appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank shall take effect until a successor approved by the Note Trustee has been appointed.

5. REDEMPTION AND PURCHASE

    (A) MANDATORY REDEMPTION IN PART FROM PRINCIPAL COLLECTIONS AND APPORTIONMENT OF PRINCIPAL COLLECTIONS BETWEEN THE CLASS A NOTES, THE CLASS B NOTES, THE RFS CLASS A NOTES AND THE RFSS

    The Class B Notes shall be subject to mandatory redemption in part on any Payment Date if on that date there are any Principal Collections (as defined below) available to be distributed in relation to such

                                     III-6

Class B Notes. The principal amount so redeemable in respect of each Class B Note prior to enforcement of the Security Trust Deed (each a "Principal Payment") on any Payment Date shall be the amount available for payment as set out in Class B Condition 5(b) on the day which is four Business Days prior to the Payment Date (the "Collection Determination Date") preceding that Payment Date multiplied by the Invested Amount of the applicable Class B Note over the total Invested Amount of all Class B Notes then outstanding (rounded down to the nearest cent with half a cent being rounded upwards); provided always that no Principal Payment on a Class B Note on any date may exceed the amount equal to the Invested Amount of that Class B Note at that date less amounts charged off as at that date, or to be charged off on the following Payment Date, as described in Class B Condition 5(c) (that reduced amount being the "Stated Amount" of that Class B Note).

    The "Invested Amount" of a Class B Note is equal to the Initial Invested Amount (as defined herein) of such Class B Note less all payments previously made in respect of principal in respect of such Class B Note. The "Initial Invested Amount" of a Class B Note is its principal balance at the date of its issuance.

    "Principal Collections" means, in respect of a Collection Period (as defined below) and as applicable on any Collection Determination Date, the aggregate of:

    (i) all amounts received by or on behalf of the Issuer Trustee from or on behalf of borrowers under the Loans during the Collection Period in respect of principal, in accordance with the terms of the Loans, including principal prepayments;

    (ii) all other amounts received by or on behalf of the Issuer Trustee under or in respect of principal under the Loans and the Mortgages during that Collection Period including:

    (A) any amounts recovered in respect of enforcement of Loans and Mortgages (other than under lender's mortgage insurance), on account of principal;

    (B) any payments by Westpac to the Issuer Trustee on the repurchase of a Loan under the Master Trust Deed during that Collection Period which are attributable to principal;

    (C) any payments by Westpac Securities Administration Limited (in its capacity as trustee of any other trust established under the Master Trust Deed) (the "WST Purchaser") on the purchase by the WST Purchaser of any assets of the Trust which are attributable to principal;

    (D) any Prepayment Costs (as defined in the Series Notice) applied towards Prepayment Benefits (as defined in the Series Notice) under the Series Notice; and

    (E) any Prepayment Benefit Shortfall (as defined in the Series Notice) paid by Westpac to the Trust under the Series Notice;

    (iii) all amounts received by or on behalf of the Issuer Trustee during that Collection Period from any provider of a Support Facility (as defined in the Series Notice) (other than the Currency Swap) under that Support Facility and which the Trust Manager determines should be accounted for to reduce any principal loss on a Loan, being the total amount outstanding under a Loan after applying all proceeds from the enforcement of the Loan and related Mortgages (a "Liquidation Loss") to the extent that Liquidation Loss is attributable to principal;

    (iv) all amounts received by or on behalf of the Issuer Trustee during that Collection Period:

    (A) from Westpac or the WST Seller Trustee (each an "Approved Seller") in respect of any breach of a representation, warranty or undertaking contained in the Master Trust Deed or the Series Notice;

    (B) from an Approved Seller under any obligation under the Master Trust Deed or the Series Notice to indemnify or reimburse the Issuer Trustee for any amount;

    (C) from the Servicer, in respect of any breach of any representation, warranty or undertaking contained in the Servicing Agreement; and

                                     III-7

    (D) from the Servicer under any obligation under the Servicing Agreement to indemnify or reimburse the Issuer Trustee for any amount,

    in each case, which are determined by the Trust Manager to be in respect of principal payable under the Loans and the Mortgages;

    (v) any amounts in the nature of principal received by or on behalf of the Issuer Trustee during that Collection Period pursuant to the sale of any asset comprised in the Trust (including any amount received by the Issuer Trustee on the issue of Notes and which was not used to purchase Loans or Mortgages, and which the Trust Manager determines is surplus to the requirements of the Trust);

    (vi) (for the purposes of clause 6.11 of the Series Notice only) any amount of Excess Available Income (as defined in the Series Notice) to be applied to pay a Principal Charge Off or a Carryover Charge Off (as defined in the Series Notice);

    (vii) any amount received by or on behalf of the Issuer Trustee during that Collection Period as proceeds from the issue of any RFS to the extent not applied to reimburse amounts drawn under the Redraw Facility dated [*] between the Issuer Trustee, the Trust Manager and Westpac (the "Redraw Facility");

    (viii) any Excess Available Income to be applied to Principal Draws (as defined in the Series Notice) made on a previous Payment Date;

    (ix) any Prepayment Calculation Adjustment (as defined in the Series Notice) for that Collection Period;

    (x) any Substitution Net Transfer Amount (Principal) (as defined in the Series Notice) received by the Trust from a WST Purchaser with respect to that Collection Period;

less any amounts deducted by or paid to Westpac to reimburse Redraws funded by Westpac for which Westpac has not previously been reimbursed. A premium receivable by the Issuer Trustee on the entry into a replacement Currency Swap under clause 6.26 of the Series Notice is not treated as a Principal Collection.

    "Collection Period" means, in relation to a Payment Date, the period from (and including) the tenth day of the Quarter preceding the Quarter in which the Payment Date occurs to (and including) the ninth day of the Quarter in which the Payment Date occurs. The first Collection Period is the period from (but excluding) May 6, 1998 (the "Cut-Off Date") to (and including) July 9. The last Collection Period is the period from (but excluding) the last day of the previous Collection Period to (and including) the termination date of the Trust.

    (B) INITIAL PRINCIPAL DISTRIBUTIONS PRINCIPAL COLLECTIONS WILL BE DISTRIBUTED AS FOLLOWS ON EACH PAYMENT DATE BEFORE ANY PAYMENTS IN RESPECT OF THE NOTES:

    (i) first, to repay any Redraws provided by Westpac in relation to Loans to the extent that Westpac has not previously been reimbursed in relation to those Redraws;

    (ii) second, to repay all principal outstanding under the Redraw Facility on that Payment Date;

    (iii) third, to allocate to Total Available Funds any Principal Draw (as defined in the Series Notice); and

    (iv) fourth, to repay PARI PASSU and rateably all amounts outstanding under the RFSs (if any).

    (C) PRINCIPAL ALLOCATION METHOD

    On each Collection Determination Date, the Trust Manager will determine the A$ Equivalent of the aggregate of the Class B Stated Amounts divided by the sum of (i) the A$ Equivalent of the Total Stated

                                     III-8

Amount at that time, plus (ii) the Redraw Limit at that time, plus (iii) the aggregate of the RFS Stated Amount at that time, plus (iv) the aggregate of the RFS Class A Stated Amounts at that time (the "Subordinated Percentage"). The Trust Manager will calculate the Subordinated Percentage so as to determine the appropriate principal distribution methodology to apply for that Collection Period, as described below.

    (D) APPLICABILITY OF SERIAL METHOD 1

    If, on any Collection Determination Date:

    (i) the Subordinated Percentage at the previous Collection Determination Date was greater than or equal to twice the Initial Subordinated Percentage;

    (ii) that Collection Determination Date occurs on or before the third anniversary of the Closing Date;

    (iii) the Total Invested Amount as at that Collection Determination Date as a percentage of the Total Initial Invested Amount, is greater than or equal to 10%;

    (iv) the Average Quarterly Percentage as at that Collection Determination
Date:

    (A) does not exceed 2% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 30% of the Class B Initial Invested Amount; or

    (B) does not exceed 4% and the Total Carryover Charge Off on such Collection Determination Date does not exceed 10% of the Class B Initial Invested Amount; and

    (v) the Stated Amounts of all Class B Notes as at that Collection Determination Date exceeds 0.25% of the aggregate of all Initial Invested Amounts of all Class A Notes and all Class B Notes as at the Collection Determination Date;

then Principal Collections will be allocated serially in accordance with Serial Method I set out in paragraph (e) below.

    (E) SERIAL METHOD 1

    On any Collection Determination Date, if the Trust Manager determines that Serial Method 1 should apply, the Issuer Trustee (based on instructions from the Trust Manager) will pay out of Principal Collections for the relevant Collection Period which remain after the Initial Principal Distributions, on the Payment Date following that Collection Determination Date the following amounts in the following priority:

    (i) first PARI PASSU and rateably between themselves:

    (A) as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class A Notes of an amount equal to the lesser of:

    (1) the Class A Forex Percentage of the sum of:

    (aa) the Class A Percentage of Principal Collections remaining after all Initial Principal Distributions; and

    (bb) 50% of the Class B Percentage of those Principal Collections; and

    (2) the A$ Equivalent of the Class A Stated Amounts for all Class A Notes;
and

    (B) as a payment denominated in A$ to the holders of the RFS Class A Notes (if any) of an amount equal to the lesser of:

    (1) the RFS Class A Forex percentage of the sum of:

                                     III-9

    (aa) the Class A Percentage of Principal Collections remaining after all Initial Principal Distributions; and

    (bb) 50% of the Class B Percentage of those Principal Collections; and

    (2) the RFS Class A Stated Amounts for all RFS Class A Notes (if any); and

    (ii) second, as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class B Notes of an amount equal to 50% of the Class B Percentage of those Principal Collections remaining after all Initial Principal Distributions.

    (F) APPLICABILITY OF SERIAL METHOD 2

    If, on any Collection Determination Date:

    (i) the Subordinated Percentage at the previous Collection Determination Date was greater than or equal to twice the Initial Subordinated Percentage;

    (ii) that Collection Determination Date occurs after the third anniversary of the Closing Date;

    (iii) the Total Invested Amount as at that Collection Determination Date, as a percentage of the Total Initial Invested Amount, is greater than or equal to 10%;

    (iv) the Average Quarterly Percentage as at the Collection Determination
Date:

    (A) does not exceed 2% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 30% of the Class B Initial Invested Amount; or

    (B) does not exceed 4% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 10% of the Class B Initial Invested Amount; and

    (v) the Stated Amount of the Class B Notes as at that Collection Determination Date exceeds 0.25% of the aggregate of all Initial Invested Amounts of all Class A Notes and all Class B Notes and the US$ Equivalent of the Invested Amounts of all RFS Class A Notes (if any);

then Principal Collections will be allocated serially in accordance with Serial Method 2 set out in paragraph (g) below.

    (G) SERIAL METHOD 2

    On any Collection Determination Date, if the Trust Manager determines that Serial Method 2 shall apply, the Issuer Trustee (based on instructions from the Trust Manager) will pay out of Principal Collections for the relevant Collection Period which remain after the Initial Principal Distributions on the Payment Date following that Collection Determination Date in the following amounts in the following priority:

    (i) first, PARI PASSU and rateably between themselves:

    (A) as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class A Notes of an amount equal to the lesser of:

    (1) the Class A Forex Percentage of the Class A Percentage of Principal Collections remaining after all Initial Principal Distributions; and

    (2) the A$ Equivalent of the Class A Stated Amounts for all Class A Notes;
and

    (B) as a payment denominated in A$ to the holders of the RFS Class A Notes (if any) of an amount equal to the lesser of:

                                     III-10

    (1) the RFS Class A Forex Percentage of the Class A Percentage of those Principal Collections remaining after all Initial Principal Distributions: and

    (2) the RFS Class A Stated Amounts for all RFS Class A Notes (if any); and

    (ii) second as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class B Notes of an amount equal to the Class B Percentage of those Principal Collections.

    (H) SEQUENTIAL METHOD

    On any Collection Determination Date, if the Trust Manager determines that neither Serial Method I nor Serial Method 2 (set out in Conditions 5(d) to (g) above) applies, the Issuer Trustee (based on instructions from the Trust Manager) will pay out of Principal Collections for the relevant Collection Period which remain after the Initial Principal Distributions the following amounts in the following priority:

    (i) first PARI PASSU and rateably between themselves:

    (A) as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class A Notes of an amount equal to the lesser of:

    (1) the Class A Forex Percentage of the amount available for distribution under this paragraph (i) after all Initial Principal Distributions; and

    (2) the A$ Equivalent of the Class A Stated Amounts for all Class A Notes;
and

    (B) as a payment, denominated in A$, to the holders of the RFS Class A Notes (if any) of an amount equal to the lesser of:

    (1) the RFS Class A Forex Percentage of the amount available for distribution under this paragraph (i) after all Initial Principal Distributions; and

    (2) the RFS Class A Stated Amounts for all RFS Class A Notes (if any); and

    (ii) second, as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class B Notes of an amount equal to the lesser of:

    (A) the amount available for distribution under this paragraph (ii) after the application of paragraph (i); and

    (B) the A$ Equivalent of the Class B Stated Amounts for all Class B Notes.

    (I) GENERAL

    No amount of principal will be paid to a Noteholder in excess of the Stated Amount applicable to the Notes held by that Noteholder.

    (J) DISTRIBUTION OF EXCESS AVAILABLE INCOME

    On each Collection Determination Date Excess Available Income for the Collection Period relating to that Collection Determination Date will be applied in the following order of priority:

    (i) to reimburse Principal Charge Offs for that Collection Period;

    (ii) PARI PASSU and rateably between themselves (based on the Stated Amount of the RFSs (if any), the Stated Amount of the RFS Class A Notes (if any), the Principal Outstanding under the Redraw Facility and the A$ Equivalent of the Stated Amount of the Class A Notes):

                                     III-11

    (A) as a payment to the RFSs (if any) in or towards reinstating the Stated Amount of the RFSs, to the extent of any Carryover RFS Charge Offs;

    (B) as a payment to the RFS Class A Notes (if any) in or towards reinstating the Stated Amount of the RFS Class A Notes, to the extent of any Carryover RFS Class A Charge Offs;

    (C) as a payment to the Currency Swap Providers under the relevant swap confirmations relating to the Class A Notes, of the A$ Equivalent of any Carryover Class A Charge Offs; and

    (D) as a repayment under the Redraw Facility Agreement, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;

    (iii) as a payment, denominated in A$, to the Currency Swap Providers under the relevant swap confirmations relating to the Class B Notes of the A$ Equivalent of any Carryover Class B Charge Offs; and

    (iv) to all Principal Draws which have not been repaid as at that Payment Date.

    Any amount to be paid pursuant to paragraphs (ii) and (iii) will be paid on the Payment Date immediately following the Collection Determination Date.

    (K) US$ ACCOUNT

    The Issuer Trustee shall direct the Currency Swap Providers to pay all amounts denominated in US$ payable to the Issuer Trustee by the Currency Swap Providers under the Currency Swaps into the US$ Account or to the Principal Paying Agent under the Agency Agreement on behalf of the Issuer Trustee. The Issuer Trustee shall pay all such amounts as follows, and in accordance with the Note Trust Deed and the Agency Agreement:

    (i) under Class A Condition 4, PARI PASSU in relation to the Class A Notes as payments of Interest on those Class A Notes;

    (ii) under Class A Condition 4, PARI PASSU in relation to the Class B Notes as payments of Interest on those Class B Notes;

    (iii) under Class B Condition 5(j)(ii)(C), PARI PASSU in relation to the Class A Notes in or towards reinstating the Stated Amount of those Class A Notes, to the extent of the Carryover Class A Charge Offs;

    (iv) under Class B Condition 5(j)(iii), PARI PASSU in relation to Class B Notes in or towards reinstating the Stated Amount of those Class B Notes, to the extent of the Carryover Class B Charge Offs;

    (v) under Class B Condition 5(e)(i)(A), 5(g)(i)(A) and 5(h)(i)(A) PARI PASSU in relation to the Class A Notes as Class A Principal Payments until the Class A Stated Amounts have been reduced to zero; and

    (vi) under Class B Condition 5(e)(ii), 5(g)(ii) and 5(h)(ii) PARI PASSU in relation to the Class B Notes as Class B Principal Payments until the Class B Stated Amounts have been reduced to zero.

    (L) CHARGE OFFS

    If the Principal Charge Offs (as defined in the Series Notice) for any Collection Period exceed the Excess Available Income (as defined in the Series Notice) calculated on the Collection Determination Date for that Collection Period, the Trust Manager must, on and with effect from the Payment Date immediately following the end of the Collection Period:

    (i) reduce PARI PASSU the Class B Stated Amount of each of the Class B Notes by the US$ Equivalent of the amount of that excess which is attributable to each Class B Note until the Class B Stated Amount is zero; and

                                     III-12

    (ii) if the Class B Stated Amount is zero and any amount of that excess has not been applied under paragraph (i), reduce PARI PASSU and rateably as between themselves (based on the Stated Amount of the RFSs (if any), the Principal Outstanding under the Redraw Facility, the Stated Amount of the RFS Class A Notes (if any) and the A$ Equivalent of the Stated Amount of the Class A Notes):

    (A) the Class A Stated Amount on each of the Class A Notes by the US$ Equivalent of the balance of that excess which is attributable to each Class A Note until the Class A Stated Amount of that Class A Note is zero;

    (B) the RFS Class A Stated Amount on each of the RFS Class A Notes (if any) by the balance of that excess which is attributable to each RFS Class A Note until the RFS Class A Stated Amount of that RFS Class A Note is zero;

    (C) the RFS Stated Amount on each of the RFSs (if any) by the balance of that excess which is attributable to each RFS until the RFS Stated Amount is zero: and

    (D) the principal outstanding under the Redraw Facility by the balance of that excess until the Principal Outstanding is zero.

    (M) CALCULATION OF PRINCIPAL PAYMENTS, STATED AMOUNT AND BOND FACTOR

    (i) On each Collection Determination Date, the Trust Manager shall determine:

    (A) the amount of any Principal Payment in respect of each Class B Note on the Payment Date following that Collection Determination Date;

    (B) the Stated Amount and Invested Amount of each Class B Note as of the first day of the next following Interest Period (after deducting any Principal Payment due to be made in respect of each Class B Note on the next Payment Date) and

    (C) the fraction in respect of each Class B Note expressed as a decimal to the seventh point (the "Bond Factor" of which the numerator is the aggregate of the Invested Amount of all Class B Notes at that date less all Principal Payments to be made on the following Payment Date, and the denominator is the Initial Invested Amount of the Class B Notes.

    (ii) The Trust Manager will notify the Note Trustee, the Principal Paying Agent, the Agent Bank and (for so long as the Class B Notes are listed on the London Stock Exchange) the London Stock Exchange by not later than the Collection Determination Date immediately preceding the relevant Payment Date of each determination of a Principal Payment, Invested Amount, Stated Amount and Bond Factor and will immediately cause details of each of those determinations to be published in accordance with Condition 12. If no Principal Payment is due to be made on the Class B Notes on any Payment Date a notice to this effect will be given to the Class B Noteholders in accordance with Class B Condition 12.

    (iii) If the Trust Manager does not at any time for any reason determine a Principal Payment, the Invested Amount, the Stated Amount or the Bond Factor applicable to Class B Notes in accordance with this paragraph, the Principal Payment, Invested Amount, the Stated Amount and the Bond Factor shall be determined by the Note Trustee in accordance with this paragraph and paragraph
(i) above (but based on the information in its possession) and each such determination or calculation shall be deemed to have been made by the Trust Manager.

    (iv) The Trust Manager will deliver to the Principal Paying Agent a quarterly servicing report as set forth in clause 11 of the Note Trust Deed.

    (N) REDEMPTION FOR TAXATION OR OTHER REASONS

    If the Trust Manager satisfies the Issuer Trustee and the Note Trustee immediately prior to giving the notice referred to below that either (i) on the next Payment Date the Issuer Trustee would be required to

                                     III-13
deduct or withhold from any payment of principal or interest in respect of the Class B Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities or (ii) the total amount payable in respect of interest in relation to the Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer Trustee during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities, the Issuer Trustee must, when so directed by the Trust Manager (at any time at the Trust Manager's option) (provided that the Issuer Trustee will be in a position on such Payment Date to discharge (and will so certify to the Issuer Trustee and the Note Trustee) all its liabilities in respect of the Class B Notes and any amounts required under the Security Trust Deed to be paid in priority to or PARI PASSU with the Class B Notes), upon having given not more than 60 nor less than 30 days' notice to the Class B Noteholders in accordance with Class B Condition 12 redeem all, but not some only, of the Class B Notes at their Invested Amount (or at the option of the holders of 75% of the aggregate Invested Amount of Class B Notes at the time, at their Stated Amount), together with accrued interest to the date of redemption on any subsequent Payment Date, provided that the holders of 75% of the aggregate Invested Amount of Class B Notes at the time may elect, and shall notify the Issuer Trustee and the Trust Manager, that they do not require the Issuer Trustee to redeem the Class B Notes in the circumstances described above.

    (O) OPTIONAL REDEMPTION IN WHOLE

    On any Payment Date, and upon giving no more than 60 nor less than 30 days' notice to the Note Trustee and the Security Trustee, on which the aggregate principal outstanding of the Loans is less than 10% of the aggregate principal outstanding of the Loans at the Cut-Off Date, the Issuer Trustee may redeem all (but not some only) of the Class B Notes at their Stated Amount.

    (P) REDEMPTION ON MATURITY

    If not otherwise redeemed, the Class B Notes will be redeemed at their Stated Amount on the Payment Date falling in December 2029.

    (Q) CANCELLATION

    All Class B Notes redeemed in full pursuant to the foregoing provisions will be cancelled forthwith, and may not be resold or reissued.

    (R) CERTIFICATION

    For the purposes of any redemption made pursuant to this Condition 5 the Note Trustee may rely upon an officer's certificate under the Note Trust Deed from the Trust Manager on behalf of the Issuer Trustee certifying or stating the opinion of each person signing such certificate as:

    (i) to the fair value (within 90 days of such release) of the property or securities proposed to be released from the Security Trust Deed;

    (ii) that in the opinion of such person the proposed release will not impair the security under the Security Trust Deed in contravention of the provisions of the Security Trust Deed or the Note Trust Deed;

    (iii) that the Issuer Trustee will be in a position to discharge all its liabilities in respect of the relevant Class B Notes; and

    (iv) any amounts required under the Security Trust Deed to be paid in priority to or PARI PASSU with those Class B Notes,

                                     III-14
    and such officer's certificate shall be conclusive and binding on the Trustee and the holders of those Class B Notes.

    (S) PURCHASES

    The Issuer Trustee may not purchase any Class B Notes at any time.

6. PAYMENTS

    (A) METHOD OF PAYMENT

    Any instalment of interest or principal, payable on any Class B Note which is punctually paid or duly provided for by the Issuer Trustee to the Principal Paying Agent on the applicable Payment Date or Maturity Date shall be paid to the person in whose name such Class B Note is registered on the Record Date, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to clause 3.3 of the Note Trust Deed, with respect to Class B Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final instalment of principal payable with respect to such Class B Note on a Payment Date or Maturity Date.

    (B) INITIAL PRINCIPAL PAYING AGENT

    The initial Principal Paying Agent is Morgan Guaranty Trust Company of New York, London Branch, at its office at 60 Victoria Embankment, London EC4Y 0JP.

    (C) PAYING AGENTS

    The Issuer Trustee (or the Trust Manager on its behalf after advising the Issuer Trustee thereof) may at any time (with the previous written approval of the Note Trustee) vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in London and in New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Class B Condition 12.

    (D) DUE DATE FOR REDEMPTION

    If the due date for redemption in full of a Class B Note is not a Payment Date, the interest accrued in respect of the period from the preceding Payment Date (or from the Closing Date as the case may be) shall be payable only against presentation or surrender of the relevant Class B Note.

    (E) PAYMENTS ON BUSINESS DAYS

    If the due date for payment of any amount of principal or Interest in respect of any Class B Note is not a Business Day then payment will not be made until the next succeeding Business Day and the holder thereof shall not be entitled to any further interest or other payment in respect of that delay. In this Condition 6 the expression "Business Day" means any day (other than a Saturday, Sunday or a public holiday) on which banks are open for business in the place where the specified office of the Paying Agent is situated and, in the case of payment by transfer to a US dollar account, in New York City and prior to any exchange of the Book-Entry Note (in respect of the Class B Notes) for any definitive Class B Notes, on which DTC is open for business.

                                     III-15

    (F) Interest

    If Interest is not paid in respect of a Class B Note on the date when due and payable (other than because the due date is not a Business Day), that unpaid Interest shall itself bear interest at the Interest Rate applicable from time to time to the Class B Notes until the unpaid interest, and interest on it, is available for payment and notice of that availability has been duly given in accordance with Class B Condition 12.

7. TAXATION

    All payments in respect of the Class B Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer Trustee or any Paying Agent is required by applicable law to make any such payment in respect of the Class B Notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In that event the Issuer Trustee or that Paying Agent (as the case may be) shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent will be obliged to make any additional payments to Class B Noteholders in respect of that withholding or deduction.

8. PRESCRIPTION

    A Class B Note shall become void in its entirety unless surrendered for payment within ten years of the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated Amount of that Class B Note to zero. After the date on which a Class B Note becomes void in its entirety, no claim may be made in respect of it.

    As used in these Conditions, the "Relevant Date" means the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Note Trustee on or prior to that date, it means the date on which, the full amount of such money having been so received, notice to that effect is duly given in accordance with Class B Condition 12.

9. EVENTS OF DEFAULT

    Each of the following is an "Event of Default":

    (a) the Issuer Trustee fails to pay:

    (i) any interest within 10 Business Days of the Payment Date on which the interest was due to be paid to Class A Noteholders, Class B Noteholders or holders of RFSs or holders of RFS Class A Notes, or

    (ii) any other amount owing to Class A Noteholders, Class B Noteholders or holders of RFSs or holders of RFS Class A Notes or any other Mortgagee (as defined in the Security Trust Deed) within 10 Business Days of the due date for payment (or within any applicable grace period agreed with the Mortgagee or where the Mortgagee is a Noteholder, with the Note Trustee).

    (b) the Issuer Trustee fails to perform or observe any other provisions (other than an obligation referred to in paragraph (a)) of a Transaction Document (other than the Underwriting Agreement) where such failure will have a material and adverse affect on the amount of any payment to be made to any Noteholder, or will materially and adversely affect the timing of such payment, and that default (if in the opinion of the Security Trustee capable of remedy (that opinion, being subject to the approval of the Note Trustee in accordance with the provisions of the Security Trust Deed) is not remedied within 30 days (or such longer period as may be specified in the notice, that longer period having been approved by the Note Trustee, for so long as amounts outstanding under the Offered Notes are 75% of the Secured Moneys) after written notice from the Security Trustee requiring the failure to be remedied.

                                     III-16

    (c) any of the following occurs in relation to the Issuer Trustee (in its personal capacity or as Trustee of the Trust):

    (i) an administrator of the Issuer Trustee is appointed; or

    (ii) except for the purpose of a solvent reconstruction or amalgamation:

    (A) an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps (other than frivolous or vexatious applications, proceedings, notices and steps) are taken for:

    (1) the winding up, dissolution or administration of the Issuer Trustee; or

    (2) the Issuer Trustee entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them; or

    (B) the Issuer Trustee ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets; or

    (iii) the Issuer Trustee is, or under applicable legislation is taken to be, unable to pay its debts (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute) or stops or suspends or threatens to stop or suspend payment of all or a class of its debts (except, where this occurs in relation to another trust of which it is the trustee):

    (iv) a receiver, receiver and manager or administrator is appointed (by the Issuer Trustee or by any other person) to all or substantially all of the assets and undertaking of the Issuer Trustee or any part thereof (except, in the case of the Issuer Trustee where this occurs in relation to another trust of which it is the trustee); or

    (v) anything analogous to an event referred to in paragraphs (i) to (iv) (inclusive) or having substantially similar effect, occurs with respect to the Issuer Trustee;

    (d) the charge created by the Security Trust Deed is not or ceases to be a first ranking charge over the Trust Assets, or any other obligation of the Issuer Trustee (other than as mandatorily preferred by law) ranks ahead of or pari passu with any of the moneys secured by the Security Trust Deed;

    (e) any security interest over the Trust Assets is enforced;

    (f) all or any part of any Transaction Document, other than the Redraw Facility or the Basis Swap (each as defined in the Series Notice), is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any Transaction Document (other than the Redraw Facility or the Basis Swap); or

    (g) without the prior consent of the Security Trustee (that consent, in accordance with the provisions of the Security Trust Deed, being subject to the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed), (i) the Trust is wound up, or the Issuer Trustee is required to wind up the Trust under the Master Trust Deed or applicable law, or the winding up of the Trust commences; (ii) the Trust is held or is conceded by the Issuer Trustee not to have been constituted or to have been imperfectly constituted; or (iii) unless another trustee is appointed to the Trust under the Relevant Documents, the Issuer Trustee ceases to be authorised under the Trust to hold the property of the Trust in its name and to perform its obligations under the Relevant Documents.

    IN THE EVENT THAT THE SECURITY CONSTITUTED BY THE SECURITY TRUST DEED BECOMES ENFORCEABLE FOLLOWING AN EVENT OF DEFAULT UNDER THE NOTES ANY FUNDS RESULTING FROM THE REALISATION OF SUCH SECURITY SHALL BE APPLIED IN ACCORDANCE WITH THE ORDER OF PRIORITY OF PAYMENTS AS STATED IN THE SECURITY TRUST DEED.

                                     III-17

10. ENFORCEMENT

    (a) At any time after an Event of Default occurs, the Security Trustee may, with the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed and shall, if so directed by (a) the Note Trustee alone, where the Note Trustee is the only Voting Mortgagee, or otherwise
(b) an Extraordinary Resolution (being 75% of votes capable of being cast by Voting Mortgagees present or in person or by proxy of the relevant meeting or a written resolution signed by all Voting Mortgagees) of the Voting Mortgagees (which includes the Note Trustee on behalf of Noteholders, but not the Noteholders themselves), declare the Class B Notes immediately due and payable and enforce the Security Trust Deed. If an Extraordinary Resolution of Voting Mortgagees referred to in sub-paragraph (b) above elects not to direct the Security Trustee to enforce the Security Trust Deed, in circumstances where the Security Trustee could enforce, the Note Trustee may nonetheless, and shall at the direction of the Class B Noteholders, direct the Security Trustee to enforce the Security Trust Deed on behalf of the Noteholders.

    "Voting Mortgagee" means:

    (a) for so long as the amounts outstanding under the Class A Notes and the Class B Notes are 75% or more of all amounts secured by the Security Trust Deed, the Note Trustee alone; and

    (b) at any other time:

    (i) the Note Trustee, acting on behalf of the Noteholders under the Note Trust Deed and the Security Trust Deed: and

    (ii) each other Mortgagee under the Security Trust Deed (other than the Noteholders).

    Subject to being indemnified in accordance with the Security Trust Deed, the Security Trustee shall take all action necessary to give effect to any direction by the Note Trustee where it is the only Voting Mortgagee or to any Extraordinary Resolution of the Voting Mortgagees and shall comply with all directions given by the Note Trustee where it is the only Voting Mortgagee or contained in or given pursuant to any Extraordinary Resolution of the Voting Mortgagees in accordance with the Security Trust Deed.

    No Noteholder is entitled to enforce the Security Trust Deed or to appoint or cause to be appointed a receiver to any of the assets secured by the Security Trust Deed or otherwise to exercise any power conferred by the terms of any applicable law on chargees except as provided in the Security Trust Deed.

    (b) If any of the Class B Notes remains outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class B Notes, the Note Trustee must not vote under the Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Mortgaged Property unless either:

    (i) a sufficient amount would be realised to discharge in full all amounts owing to the Class B Noteholders and any other amounts payable by the Issuer Trustee ranking in priority to or PARI PASSU with the Class B Notes; or

    (ii) the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (i).

    (c) Neither the Note Trustee nor the Security Trustee will be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Security Trust Deed, of any Mortgaged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer Trustee or any third party in respect of the Issuer

                                     III-18

Trustee or the Class B Notes or relating in any way to the Mortgaged Property. Without limitation, neither the Note Trustee nor the Security Trustee shall be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it.

    (d) The Note Trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust Deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the Security Trust Deed, the Note Trust Deed, any Class B Notes, unless directed or requested to do so by Noteholders holding at least 75% of the aggregate Invested Amount of Class A Notes or Class B Notes (as the case may be) at the time and then only if the Note Trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

    (e) So long as any of the Class A Notes remains outstanding, the Note Trustee shall not, and shall not be bound to, act at the request or direction of the Class B Noteholders under paragraph (d) unless (i) so to do would not in its opinion be materially prejudicial to the interests of the Class A Noteholders;
(ii) the relevant action is sanctioned by way of written approval of Class A Noteholders holding at least 75% of the aggregate Invested Amount of Class A Notes at the time; or (iii) in the case of giving notice pursuant to Condition 10 of the Class B Conditions, the Class A Notes are all then repayable in full.

    (f) Only the Security Trustee may enforce the provisions of the Security Trust Deed and neither the Note Trustee nor any holder of a Class B Note is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Security Trust Deed, the Class B Notes (including these Class B Conditions).

    (g) The rights, remedies and discretions of the Class B Noteholders under the Security Trust Deed including all rights to vote or give instructions or consent can only be exercised by the Note Trustee on behalf of the Class B Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class B Noteholders from time to time and need not enquire whether the Note Trustee or the Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee. The Security Trustee is not obliged to take any action, give any consent or waiver or make any determination under the Security Trust Deed without being directed to do so by the Note Trustee or the Voting Mortgagees in accordance with the Security Trust Deed.

    UPON ENFORCEMENT OF THE SECURITY CREATED BY THE SECURITY TRUST DEED, THE NET PROCEEDS THEREOF MAY BE INSUFFICIENT TO PAY ALL AMOUNTS DUE ON REDEMPTION TO THE NOTEHOLDERS. THE PROCEEDS FROM ENFORCEMENT (WHICH WILL NOT INCLUDE AMOUNTS REQUIRED BY LAW TO BE PAID TO THE HOLDER OF ANY PRIOR RANKING SECURITY INTEREST, THE PROCEEDS OF OR AMOUNTS CREDITED TO THE COLLATERAL ACCOUNT UNDER THE LIQUIDITY FACILITY AGREEMENT (AS DEFINED IN THE MASTER TRUST DEED) AND PAYABLE TO THE LIQUIDITY FACILITY PROVIDER (AS DEFINED IN THE MASTER TRUST DEED) AND THE PROCEEDS OF CASH COLLATERAL LODGED WITH AND PAYABLE TO A SWAP PROVIDER OR OTHER PROVIDER OF A SUPPORT FACILITY (AS DEFINED IN THE MASTER TRUST DEED)) WILL BE APPLIED IN THE ORDER OF PRIORITY AS SET OUT IN THE SECURITY TRUST DEED. ANY CLAIMS OF NOTEHOLDERS REMAINING AFTER REALISATION OF THE SECURITY AND APPLICATION OF THE PROCEEDS AS AFORESAID SHALL, EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES, BE EXTINGUISHED.

11. REPLACEMENTS OF CLASS B NOTES

    If any Class B Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent upon payment by the claimant of the expenses incurred in connection with that replacement and on such terms as to evidence and indemnity as the Issuer Trustee may reasonably require. Mutilated or defaced Class B Notes must be surrendered before replacements will be issued.

                                     III-19

12. NOTICES

    All notices, other than notices given in accordance with the following paragraph, to Class B Noteholders shall be deemed given if in writing and mailed, first-class, postage prepaid to each Class B Noteholder, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class B Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class B Noteholder shall affect the sufficiency of such notice with respect to other Class B Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

    A notice may be waived in writing by the relevant Class B Noteholder, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Class B Noteholders shall be filed with the Note Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

    Any such notice shall be deemed to have been given on the date such notice is deposited in the mail.

    In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Class B Noteholders when such notice is required to be given, then any manner of giving such notice as the Trustee shall direct the Note Trustee shall be deemed to be a sufficient giving of such notice.

    Any notice specifying a Payment Date, an Interest Rate, Interest payable, a Principal Payment (or the absence of a Principal Payment), an Invested Amount, a Stated Amount or a Bond Factor shall be deemed to have been duly given if the information contained in such notice appears on the relevant page of the Reuters Screen or such other similar electronic reporting service as may be approved by the Note Trustee and notified to Class B Noteholders (the "Relevant Screen"). Any such notice shall be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition shall be given in accordance with the preceding paragraph.

    The Principal Paying Agent shall deliver a quarterly servicing report for each Collection Period to each Class B Noteholder on the Notice Date relating to such Collection Period in the method provided in the first paragraph of this Condition 12.

13. MEETINGS OF VOTING MORTGAGEES AND VOTES OF CLASS B NOTEHOLDERS; MODIFICATIONS; CONSENTS; WAIVER

    The Security Trust Deed contains provisions for convening meetings of the Voting Mortgagees to, INTER ALIA, enable the Voting Mortgagees to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed, for example to enable the Voting Mortgagees to direct the Security Trustee to enforce the Security Trust Deed.

    For so long as the amounts outstanding under the Notes are 75% or more of all amounts secured by the Security Trust Deed, the Note Trustee may direct the Security Trustee to do any act or thing which the Security Trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of the Voting Mortgagees.

    Neither the Security Trustee nor the Trust Manager may call a meeting of Voting Mortgagees without the Note Trustee's consent, if the amounts outstanding under the Notes are 75% or more of all amounts secured by the Security Trust Deed.

    The Note Trust Deed contains provisions for the Class A Noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate Invested Amount of the Class A Notes may take or consent to any action permitted to be taken by Class A Noteholders under the Note Trust Deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate Invested Amount of

                                     III-20
the Class A Notes shall be required to (i) direct the Note Trustee to direct the Security Trustee to enforce the security under the Note Trust Deed, (ii) override any waiver by the Note Trustee of a breach of any provisions of the Transaction Documents or an Event of Default, (iii) alter, add, or modify the terms and conditions of the Class A Notes or the provisions of any of the Transaction Documents if such alteration, addition or modification is, in the opinion of the Note Trustee, materially prejudicial or likely to be materially prejudicial to the Offered Noteholders as a whole or the Class A Noteholders, which shall include any modification to the date of maturity of the Class A Notes or a modification which would have the effect of postponing any day for payment of interest in respect of any Class A Notes, reducing or cancelling the amount of principal payable in respect of any Class A Notes or the rate of interest applicable to any Class A Notes or altering the percentage of the aggregate Invested Amount required to consent to any action or altering the currency of payment of any Class A Notes or an alteration of the date or priority of redemption of the Class A Notes (any such modification being referred to below as a "Basic Terms Modification"). The Note Trust Deed contains provisions limiting the powers of the Class B Noteholders, INTER ALIA, to request or direct the Note Trustee to take any action that would be materially prejudicial to the interests of the Class A Noteholders. Except in certain circumstances, the Note Trust Deed imposes no such limitations on the powers of the Class A Noteholders, the exercise of which will be binding on the Class B Noteholders, irrespective of the effect on the Class B Noteholders' interests. Any action taken by the requisite percentage of the Invested Amount of the Class A Noteholders shall be binding on all Class A Noteholders (both present and future).

    Pursuant to the terms of the Note Trust Deed, the Note Trustee may agree, without the consent of the Class B Noteholders, among other things, (i) to any modification (except a Basic Terms Modification) of, or to the waiver or authorisation of any breach or proposed breach of the Class B Notes (including these Conditions), or any of the Transaction Documents which is not, in the opinion of the Note Trustee materially prejudicial to the interests of the Class B Noteholders or (ii) to any modification of the Class B Notes (including these Conditions, or any of the Transaction Documents which, in the Note Trustee's opinion, is to correct a manifest error or is of a formal, minor or technical nature. The Note Trustee may also, without the consent of the Class B Noteholders, determine that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification, waiver, authorisation or determination shall be binding on the Class B Noteholders and, unless the Note Trustee agrees otherwise, any such modification shall be notified to the Class B Noteholders in accordance with Class B Condition 12 as soon as practicable thereafter.

14. INDEMNIFICATION AND EXONERATION OF THE NOTE TRUSTEE AND THE SECURITY TRUSTEE

    The Note Trust Deed contains provisions for the indemnification of the Note Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to realise the security and to obtain repayment of the Class B Notes unless indemnified to its satisfaction. Each of the Note Trustee and the Security Trustee is entitled to enter into business transactions with the Issuer Trustee and/or any other party to the Relevant Documents without accounting for any profit resulting from such transactions. Neither the Security Trustee nor the Note Trustee will be responsible for any loss, expense or liability which may be suffered as a result of any assets secured by the Security Trust Deed, Mortgaged Property or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by or to the order of the Servicer or any of its affiliates or by clearing organisations or their operators or by any person on behalf of the Note Trustee.

15. LIMITATION OF LIABILITY OF THE ISSUER TRUSTEE

    (A) GENERAL

    Clause 33 of the Master Trust Deed applies to the obligations and liabilities of the Issuer Trustee in relation to this Class B Note.

                                     III-21

    (B) LIABILITY OF TRUSTEE LIMITED TO ITS RIGHT OF INDEMNITY

    (i) This Class B Note applies to the Issuer Trustee only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Class B Note or the Trust can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Class B Note or any other Transaction Document and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Class B Note or the Trust.

    (ii) None of the Note Trustee or the Class B Noteholders may take action against the Issuer Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee.

    (iii) The provisions of this Condition 15 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification out of the Trust Assets as a result of the Issuer Trustee's fraud, negligence or breach of trust.

    (iv) It is acknowledged that the Trust Manager, the Servicer, each Paying Agent, the Agent Bank and the Note Trustee (each a "Relevant Party") are responsible under the Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under this Class B Note or a Transaction Document) will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of sub-paragraph (iii) of this Condition 15 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the Transaction Documents, other than a Relevant Party) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the Transaction Documents, other than a Relevant Party).

    (v) No attorney, agent, receiver or receiver and manager appointed in accordance with a Transaction Document (including without limitation a Relevant Party) has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of sub-paragraph (iii), if the Issuer Trustee has exercised reasonable care in the selection and supervision of such a person.

16. GOVERNING LAW

    The Class B Notes and the Relevant Documents (other than the Security Trust Deed which is governed by the laws of the Australian Capital territory and the Currency Swap with Morgan Guaranty Trust Company of New York, London Office, which is governed by the laws of England) are governed by, and shall be construed in accordance with, the laws of New South Wales, Australia.

SUMMARY OF PROVISIONS RELATING TO THE CLASS B NOTES WHILE IN BOOK-ENTRY FORM

    The Class B Notes will initially be represented by typewritten book-entry notes (the "Book-Entry Class B Notes"), without coupons, in the principal amount of US$32,300,000. The Book-Entry Class B Notes will be deposited with the Common Depositary for DTC on or about the Closing Date. Upon

                                     III-22
deposit of the Book-Entry Class B Notes with the Common Depositary, DTC will credit each investor in the Class B Notes with a principal amount of Class B Notes for which it has subscribed and paid.

    The Book-Entry Class B Notes will be exchangeable for definitive Class B Notes in certain circumstances described below.

    Each person who is shown in the Note Register as the holder of a particular principal amount of Class B Notes will be entitled to be treated by the Issuer Trustee and the Note Trustee as a holder of such principal amount of Class B Notes and the expression "Class B Noteholder" shall be construed accordingly, but without prejudice to the entitlement of the holder of the Book-Entry Class B Note to be paid principal and interest thereon in accordance with its terms. Such persons shall have no claim directly against the Issuer Trustee in respect of payment due on the Class B Notes for so long as the Class B Notes are represented by a Book-Entry Class B Note and the relevant obligations of the Issuer Trustee will be discharged by payment to the registered holder of the Book-Entry Class B Note in respect of each amount so paid.

    (A) PAYMENTS

    Interest and principal on each Book-Entry Class B Note will be payable by the Principal Paying Agent to the Common Depositary provided that:

    (i) no payment of interest may be made by the Issuer Trustee or any Paying Agent in the United States of America or the Commonwealth of Australia or their possessions or into a bank account or to an address in the United States or the Commonwealth of Australia or their possessions, and

    Each of the persons appearing from time to time as the holder of a Class B Note will be entitled to receive any payment so made in respect of that Class B
Note in accordance with the respective rules and procedures of DTC. Such persons will have no claim directly against the Issuer Trustee in respect of payments due on the Class B Notes which must be made by the holder of the relevant Book-Entry Class B Note, for so long as such Book-Entry Class B Note is outstanding.

    A record of each payment made on a Book-Entry Class B Note, distinguishing between any payment of principal and any payment of interest, will be recorded in the Note Register by the Principal Paying Agent, and such record shall be prima facie evidence that the payment in question has been made.

    (B) EXCHANGE

    The Book-Entry Class B Note will be exchangeable for definitive Class B Notes only if:

    (a) the Trust Manager advises the Principal Paying Agent in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities with respect to the Class A Notes or the Clearing Agency ceases to carry on business, and the Trust Manager is unable to locate a qualified successor;

    (b) the Issuer Trustee, at the direction of the Trust Manager (at the Trust Manager's option) advises the Principal Paying Agent in writing that the book entry system through the Clearing Agency is or is to be terminated; or

    (c) after the occurrence of an Event of Default, the Class B Note Owner's representing beneficial interests aggregating to at least a majority of the aggregate Invested Amount of the Class B Notes advise the Principal Paying Agent and Issuer Trustee through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Principal Paying Agent shall notify all Class B Note Owners and the Issuer Trustee of the occurrence of any such event and of the availability of Definitive Notes to Class B Note Owners requesting

                                     III-23
the same. Upon the surrender of the Book-Entry Notes to the Issuer Trustee by the Clearing Agency, and the delivery by the Clearing Agency of the relevant registration instructions to the Issuer Trustee, the Issuer Trustee shall execute and procure the Principal Paying Agent to authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.

    (C) NOTICES

    So long as the Notes are represented by the Book-Entry Class B Note and the same is/are held on behalf of DTC, notices to Class B Noteholders may be given by delivery of the relevant notice to DTC for communication by them to entitled account holders in substitution for delivery to each Class B Noteholder as required by the Class B Conditions.

    (D) CANCELLATION

    Cancellation of any Class B Note required by the Class B Conditions will be effected by reduction in the principal amount of the relevant Book-Entry Class B Note.

                                     III-24

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NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE OFFERED NOTES OFFERED HEREBY, NOR AN OFFER OF THE OFFERED NOTES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                 --------------

                               TABLE OF CONTENTS
                                   PROSPECTUS

                                                    PAGE
                                                  ---------
Summary of Terms................................         13
Structural Chart................................         28
Cash Flow Summary...............................         29
Cash Flow Chart.................................         32
Risk Factors....................................         34
Formation of the Trust..........................         44
Security for the Notes..........................         45
The Trust Fund..................................         51
The Issuer Trustee..............................         61
The Note Trustee................................         66
Originator of the Housing Loans.................         66
The Servicer....................................         66
The Trust Manager...............................         70
Westpac Residential Loan Program................         73
The Mortgage Insurance Policies.................         77
Prepayment and Yield Considerations.............         84
Description of the Offered Notes................         88
Description of the Servicing Agreement..........        124
The Liquidity Facility..........................        130
Description of the Swap Agreements..............        133
Currency Swap Providers.........................        137
Certain Legal Aspects of the Housing Loans......        138
Use of Proceeds.................................        144
United States Federal Income Tax Consequences...        144
Certain Australian Tax Matters..................        146
ERISA Considerations............................        148
Ratings of the Notes............................        149
Legal Investment Considerations.................        149
Underwriting....................................        149
Listing and General Information.................        151
Legal Matters...................................        153
Index of Defined Terms..........................        154
Appendix I--Glossary of Australian Legal
 Terms..........................................        I-1
Appendix II--Terms and Conditions of the Class A
 Notes..........................................       II-1
Appendix III--Terms and Conditions of the Class
 B Notes........................................      III-1

                                US$1,405,000,000

                               WESTPAC SECURITIES
                             ADMINISTRATION LIMITED
                    IN ITS CAPACITY AS ISSUER TRUSTEE OF THE
                            SERIES 1998-1G WST TRUST

        US$1,372,700,000 CLASS A MORTGAGE BACKED FLOATING RATE NOTES DUE
         US$32,300,000 CLASS B MORTGAGE BACKED FLOATING RATE NOTES DUE

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               J.P. MORGAN & CO.
                           MORGAN STANLEY DEAN WITTER
                          WESTPAC BANKING CORPORATION
                            DEUTSCHE MORGAN GRENFELL
                              MERRILL LYNCH & CO.
                            SBC WARBURG DILLON READ
                            NOMURA INTERNATIONAL PLC

                                 JUNE   , 1998

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                                     -------------------------------------------
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                                     -------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 1, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PRELIMINARY PROSPECTUS

                                US$1,405,000,000
                   WESTPAC SECURITIES ADMINISTRATION LIMITED
                               (ACN 000 049 472)
                       IN ITS CAPACITY AS TRUSTEE OF THE
                            SERIES 1998-1G WST TRUST
    US$1,372,700,000 CLASS A MORTGAGE BACKED FLOATING RATE NOTES DUE
      US$32,300,000 CLASS B MORTGAGE BACKED FLOATING RATE NOTES DUE

    Interest on the Class A Mortgage Backed Floating Rate Notes (the "Class A Notes") and the Class B Mortgage Backed Floating Rate Notes (the "Class B Notes" and together with the Class A Notes, the "Offered Notes") offered hereby and issued by Westpac Securities Administration Limited solely in its capacity as trustee of the Series 1998-1G WST Trust (the "Trust") (the "Issuer Trustee") will be payable quarterly on the 19th day of each of April, July, October and January (or if such 19th day is not a Business Day (as defined herein), the next succeeding Business Day in the same month or, if not in the same month, the immediately preceding Business Day), commencing July 20, 1998 (each, a "Payment Date"). The principal of a class of Offered Notes will be payable on its maturity date indicated above, subject to earlier redemption in whole or in part as described herein. Only the Offered Notes are offered hereby.

    Under certain limited circumstances, the Issuer Trustee may issue certain additional securities, the RFSs, which in certain circumstances will convert to RFS Class A Notes. The RFSs will be senior in priority of distributions of principal to the Class A Notes and the RFS Class A Notes (except with respect to enforcement, in which case such classes will be PARI PASSU) and senior in priority of distributions of principal and interest to the Class B Notes. Upon conversion, the RFS Class A Notes will rank PARI PASSU in respect of priority of principal and interest with the Class A Notes and senior in priority of distributions of principal and interest to the Class B Notes. The RFSs and RFS Class A Notes are not offered hereby. See "SUMMARY OF TERMS--Redraws, RFSs and RFS Class A Notes."

                                                        (CONTINUED ON NEXT PAGE)
                           --------------------------

    PROSPECTIVE INVESTORS IN THE NOTES SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 34 HEREIN.
THE OFFERED NOTES REPRESENT OBLIGATIONS OF THE ISSUER TRUSTEE IN ITS CAPACITY AS TRUSTEE OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF
      WESTPAC, THE MORTGAGE COMPANY PTY LIMITED, WESTPAC SECURITISATION MANAGEMENT PTY LIMITED, ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN
        THE ISSUER TRUSTEE) OR ANY GOVERNMENT OR GOVERNMENTAL AGENCY.
        NEITHER THE OFFERED NOTES NOR THE HOUSING LOANS ARE INSURED OR
         GUARANTEED BY ANY GOVERNMENT OR GOVERNMENTAL AGENCY EXCEPT TO
                     THE LIMITED EXTENT DESCRIBED HEREIN.
   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                                           Proceeds to
                                                                         Underwriting         Issuer
                                                     Price to Public       Discount         Trustee(1)
Class A Notes......................................         %                 %                 %
Class B Notes......................................         %                 %                 %
Total..............................................        US$               US$               US$

(1) Before deducting expenses, estimated to be US$      .

    Application has been made to the London Stock Exchange Limited (the "London Stock Exchange") for the Offered Notes to be admitted to the Official List. Copies of this Prospectus (which includes the Appendices), which comprise Listing Particulars with regard to the Issuer Trustee and the Offered Notes in accordance with the listing rules made under Part IV of the Financial Services Act of 1986, have been delivered to the Registrar of Companies in England and Wales for registration in accordance with Section 149 of that Act.

    The Offered Notes are offered by the Underwriters (as defined herein) subject to prior sale when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Notes will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), Cedel Bank, SOCIETE ANONYME ("Cedel") and the Euroclear System ("Euroclear") on or about June 9, 1998 against payment therefor in immediately available funds.

                          WESTPAC BANKING CORPORATION

                 The date of this Prospectus is June   , 1998.

                                  UNDERWRITING

    This Prospectus may be used by Westpac Banking Corporation, an affiliate of the Trust Manager and the Issuer Trustee, in connection with offers and sales related to secondary market transactions in the Offered Notes. Westpac Banking Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. Westpac Banking Corporation does not have any obligation to make a market in the Offered Notes, and it may discontinue any such market-making activities at any time without notice, in its sole discretion. Westpac Banking Corporation is among the underwriters participating in the initial distribution of the Offered Notes.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

    The following table sets forth the estimated expenses in connection with the issuance and distribution of the Notes being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee............................................  $ 414,475
Printing and Engraving..........................................  $  60,000
Legal Fees and Expenses.........................................  $ 533,352
Trustee Fees and Expenses.......................................  $  10,000
Rating Agency Fees..............................................  $ 162,056
Accounting Fees & Expenses......................................  $  37,560
Miscellaneous...................................................  $ 174,300
                                                                  ---------
      Total.....................................................  $1,391,743
                                                                  ---------
                                                                  ---------

------------------------

* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Section 109 of the Articles of Association of the Registrant:

(1) To the extent permitted by law and without limiting the powers of the Registrant, the Registrant must indemnify each person who is, or has been, a director or secretary of the Registrant against any liability which results directly or indirectly from facts or circumstances relating to the person serving or having served in that capacity in relation to the Registrant or any of its subsidiaries or in the capacity of an employee of the Registrant or any of its subsidiaries:

    (a) to any person (other than the Registrant or a related body corporate), which does not arise out of conduct involving a lack of good faith or conduct known to the person to be wrongful;

    (b) for costs and expenses incurred by the person in defending proceedings, whether civil or criminal, in which judgment is given in favor of the person or in which the person is acquitted, or in connection with any application in relation to such proceedings in which the court grants relief to the person under the Corporations Law and the Corporations Regulations of Australia.

(2) The Registrant need not indemnify a person as provided for in paragraph (1) in respect of a liability to the extent that the person is entitled to an indemnity in respect of that liability under a contract of insurance.

(3) To the extent permitted by law and without limiting the powers of the Registrant, the board of directors may authorize the Registrant to, and the Registrant may enter into any:

    (a) documentary indemnity in favor of; or

    (b) insurance policy for the benefit of,

    a person who is, or has been, a director, secretary, auditor, employee or other officer of the Registrant or of a subsidiary of the Registrant, which indemnity or insurance policy may be in such terms as the board of directors approves and, in particular, may apply to acts or omissions prior to or after the time of entering into the indemnity or policy; and

(4) The benefit of each indemnity given in paragraph (1) of Section 109 continues, even after its terms or the terms of this paragraph are modified or deleted, in respect of a liability arising out of acts or omissions occurring prior to the modification or deletion.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    The Registrant has not previously sold unregistered securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


      1.1  Form of Underwriting Agreement.**

      3.1  Memorandum of Association of the Registrant.**

      3.2  Articles of Association of the Registrant.**

      4.1  Master Trust Deed.**

      4.2  Form of the Series Notice.**

      4.3  Form of the Note Trust Deed.**

      4.4  Form of the Security Trust Deed.**

      5.1  Opinion of Mayer, Brown & Platt as to legality of the Offered Notes.

      8.1  Opinion of Mayer, Brown & Platt as to certain tax matters (included in Exhibit 5.1 hereof).

      8.2  Opinion of Allen Allen & Hemsley as to certain tax matters.

     10.1  The Servicing Agreement.**

     10.2  Form of Servicing Agreement Amendment Agreement.**

     10.3  Form of the Liquidity Facility Agreement.**

     10.4  Form of the Redraw Facility Agreement.**

     10.5  Form of the Currency Swap (Westpac and Issuer Trustee).**

     10.6  Form of the Currency Swap (Morgan Guaranty and Issuer Trustee).**

     10.7  Form of Interest Rate Swaps.**

     23.1  Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).

     23.2  Consent of Allen Allen & Hemsley (included in Exhibit 8.2 hereof).

     24.1  Power of Attorney (included on signature pages).**

     25.1  Statement of Eligibility of Trustee.**

     99.1  Opinion of Allen Allen & Hemsley as to Enforceability of U.S. Judgments under
           Australian Law.**


------------------------

**  Previously filed.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant on behalf of the Westpac Securitization Trust, Series 1998-1G (the "Trust") hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the 3rd day of June 1998.


                                WESTPAC SECURITISATION MANAGEMENT PTY LIMITED

                                BY             /S/ LEWIS E. LOVE, JR.
                                     ------------------------------------------
                                                 Lewis E. Love, Jr.

                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------
     *R. PATRICK HANDLEY        Principal Executive Officer     June 3, 1998
------------------------------    and Director
      R. Patrick Handley

         *MARTEN TOUW           Principal Financial Officer     June 3, 1998
------------------------------    and Director
         Marten Touw

       /s/ LUCY BERETIN         Principal Accounting            June 3, 1998
------------------------------    Officer
         Lucy Beretin

       *KIMBERLEY GIRE          Director                        June 3, 1998
------------------------------
        Kimberley Gire

    /s/ LEWIS E. LOVE, JR.      Director                        June 3, 1998
------------------------------
      Lewis E. Love, Jr.

       *PHIL CHRONICAN          Director                        June 3, 1998
------------------------------
        Phil Chronican

   /s/ *LEWIS E. LOVE, JR.
------------------------------
    By: Lewis E. Love, Jr.
       ATTORNEY-IN-FACT

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE


    Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the duly authorized representative in the United States of the Registrant with respect to the Registration Statement and signs this Amendment No. 5 to the Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).


                                                             /s/ LEWIS E. LOVE, JR.
                                                 ---------------------------------------------
                                                Name:         Lewis E. Love, Jr.
                                                              Director & Secretary
                                                Address:      Westpac Securitisation Management
                                                              Pty Limited
                                                              575 Fifth Avenue
                                                              39th Floor
                                                              New York, New York 10017-2422
                                                Telephone:    (212) 551-1905

                                 EXHIBITS INDEX


                                                                                                              SEQUENTIAL
  EXHIBIT                                                                                                        PAGE
    NO.      DESCRIPTION OF EXHIBIT                                                                             NUMBER
-----------  ---------------------------------------------------------------------------------------------  ---------------
       1.1   Form of Underwriting Agreement.**

       3.1   Memorandum of Association of the Registrant.**

       3.2   Articles of Association of the Registrant.**

       4.1   Master Trust Deed.**

       4.2   Form of the Series Notice.**

       4.3   Form of the Note Trust Deed.**

       4.4   Form of the Security Trust Deed.**

       5.1   Opinion of Mayer, Brown & Platt as to legality of the Offered Notes.

       8.1   Opinion of Mayer, Brown & Platt as to certain tax matters (included in Exhibit 5.1 hereof).

       8.2   Opinion of Allen Allen & Hemsley as to certain tax matters.

      10.1   The Servicing Agreement.**

      10.2   Form of the Servicing Agreement Amendment Agreement.**

      10.3   Form of the Liquidity Facility Agreement.**

      10.4   Form of the Redraw Facility Agreement.**

      10.5   Form of the Currency Swap (Westpac and Issuer Trustee).**

      10.6   Form of the Currency Swap (Morgan Guaranty and Issuer Trustee).**

      10.7   Form of Interest Rate Swaps.**

      23.1   Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).

      23.2   Consent of Allen Allen & Hemsley (included in Exhibit 8.2 hereof).

      24.1   Power of Attorney (included on signature pages).**

      25.1   Statement of Eligibility of Trustee.**

      99.1   Opinion of Allen Allen & Hemsley as to Enforceability of U.S. Judgments under Australian
             Law.**


------------------------

**  Previously filed.